As filed with the Securities and Exchange Commission on June 30, 2021
Registration No. 333- 254630

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL BLUE GROUP HOLDING AG
(Exact Name of Registrant as Specified in Its Charter)

Switzerland	7374	98-1557721
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Zürichstrasse 38, 8306 Brüttisellen, Switzerland
+41 22 363 77 40
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 E 42nd Street, 18th Floor
New York NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Kenneth B. Wallach
Xiaohui (Hui) Lin
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-254630) (as amended, the “Registration Statement”) of Global Blue Group Holding AG (“Global Blue”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on March 26, 2021, is being filed (i) pursuant to the undertakings in Item 9 of the Registration Statement to include the information contained in Global Blue’s Annual Report on Form 20-F for the year ended March 31, 2021 that was filed with the SEC on June 28, 2021 and (ii) to include updated information regarding the selling securityholders named in the prospectus, including a reduction in the number of ordinary shares being offered by the selling securityholders to 6,244,370 ordinary shares.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 30, 2021

PRELIMINARY PROSPECTUS

6,244,370 ORDINARY SHARES

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,244,370 ordinary shares of Global Blue Group Holding AG, a public company incorporated under the laws of Switzerland (the “Company”).
The Company will not receive any proceeds from the sale of the securities by the selling securityholders. However, the Company will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “GB”. The last reported sale price of our ordinary shares on June 29, 2021 was $10.06 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or prospectus supplements carefully before you make your investment decision.
The registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the shares under “Plan of Distribution.”
The Company is an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, is subject to reduced public company reporting requirements.

Investing in the Company’s securities involves risks. See “Risk Factors“ beginning on page 16 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED , 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”
Neither we nor the selling securityholders have authorized any other person to provide you with different or additional information. Neither we nor the selling securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to 6,244,370 ordinary shares of the Company from time to time through any means described under “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among others, the specific amounts and prices of the ordinary shares being offered and the terms of the offering.
This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Certain amounts that appear in this prospectus may not sum due to rounding.

i

EXCHANGE RATE PRESENTATION
Certain amounts described in this prospectus have been expressed in U.S. dollar for convenience and, when expressed in U.S. dollar in the future, such amounts may be different from those set forth in this prospectus due to intervening exchange rate fluctuations.
IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES
Global Blue’s audited consolidated financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are referred to in this prospectus as “IFRS.” We refer in various places within this prospectus to non-IFRS financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Sales in Store (“SiS”), Adjusted Net Income (Group Share), Adjusted Effective Tax Rate, Adjusted Net Debt and Leverage Ratio, some of which are more fully explained in “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Global Blue’s consolidated financial results prepared in accordance with IFRS.
FINANCIAL STATEMENT PRESENTATION
Accounting Treatment of the Capital Reorganization
The Company was incorporated on December 10, 2019 for the purpose of effectuating the business combination (the “Business Combination”) between Far Point Acquisition Corporation (“FPAC”) and Global Blue. The transaction has first been accounted for as a capital reorganization whereby the Company is the successor to its predecessor Global Blue Group AG. As a result of the first step described above, the existing shareholders of Global Blue Group AG continued to retain control through their majority ownership of the Company.
The capital reorganization was immediately followed by the acquisition of FPAC, which is accounted for within the scope of IFRS 2 (Share-based Payment). The shares issued by the Company are recognized at fair value and recorded as consideration for the acquisition of the public shell company, FPAC. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as a result of FPAC not being recognized as a business as defined by IFRS 3 (Business Combination) given it consisted predominantly of cash in the Trust Account. In addition, the following factors were also taken into consideration: (i) the business of Global Blue Group AG comprises the ongoing operations of the Company; (ii) Global Blue Group AG’s senior management comprise the senior management of the Company; (iii) the pre-Business Combination shareholders of Global Blue Group AG have the largest ownership of the Company and the right to appoint the highest number of members to the board of directors of the Company (the “Board of Directors”) relative to other shareholders; and (iv) the headquarters of the Company is that of Global Blue Group AG.
INDUSTRY AND MARKET DATA
In this prospectus, we present industry data, information and statistics regarding the markets in which Global Blue competes as well as Global Blue’s analysis, conducted prior to the COVID-19 pandemic, of statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Global Blue’s business and markets, including information obtained from the OECD, Euromonitor, the World Bank, the International Air Transport Association and Tourism Economics (collectively, “Industry Analysis”). Such information is supplemented where necessary with Global Blue’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Global Blue’s management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, references to the “Company” are to Global Blue Group Holding AG, whereas references to “Global Blue,” “we,” “us,” or “our” are to Global Blue Group Holding AG and its subsidiaries for the period from August 28, 2020, Global Blue Group AG and its subsidiaries from March 16, 2018 to August 27, 2020, and Global Blue Investment & Co S.C.A. and its subsidiaries from August 1, 2012 to March 15, 2018.
In this prospectus:
“2012 GB Acquisition” means the acquisition on August 1, 2012 of Global Blue Luxembourg Holdings S.à r.l. by funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group.
“2021 PIPE Transactions” means the purchase of a total of 6,666,665 ordinary shares of Global Blue pursuant to the share purchase and subscription agreements between the Company and certain investors.
“Acquirer(s)” means a financial institution that processes credit or debit card payments on behalf of a merchant.
“Adjusted Net Debt” means the aggregate principal amount of non-current loans and borrowings, less cash and cash equivalents.
“Amendment Letter” means an amendment letter dated January 14, 2020 amending and restating the Facilities Agreement entered into by Global Blue with, among others, BNP Paribas (Suisse) S.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank International Limited, Royal Bank of Canada, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, Credit Suisse International and JPMorgan Chase Bank N.A., London branch, as amendment participating lenders, and RBC Europe Limited, as agent and security agent.
“AML” means anti-money laundering.
“Ant” or “Strategic Secondary 2020 PIPE Investor” means Antfin (Hong Kong) Holding Limited.
“APAC” means the Asia Pacific region.
“ATM” means automated teller machines.
“AVPS” means added-value payment solutions.
“Best-rate guarantee” means Global Blue’s best-rate guarantee, which allows an international shopper to be refunded the difference between Global Blue’s transaction fee and that of its issuing bank.
“C-PECs” means convertible preferred equity certificates.
“CAGR” means compounded annual growth rate.
“Cayman Holdings” means Global Blue Holding L.P., a Cayman Islands exempted limited partnership.
“Closing” means the closing of the transactions contemplated by the Merger Agreement and the share purchase and contribution agreements with certain PIPE investors, which occurred on August 28, 2020.
“Code” means the Internal Revenue Code of 1986, as amended.
“Compensation Ordinance” means the Swiss Compensation Ordinance.

“Conversion Agreement” means the conversion agreement, dated August 28, 2020, by and among the Company and each of the Seller Parties in respect of the Series A Preferred Shares which grants the holders put rights and the Company call rights and redemption rights.
“Currency Select” means Currency Select Pty Limited (previously, Travelex Outsourcing Pty Limited).
“DCC” means dynamic currency conversion.
“drive-to-store” means data-driven and high-impact marketing solutions to increase brand awareness and increase international shopper footfall for merchants.
“DTC” means The Depository Trust Company.
“eDCC” means e-commerce dynamic currency conversion.
“eligible SiS” means SiS that are eligible for VAT refund.
“EMEA” means Europe, Middle East and Africa.
“eTFS” means electronic TFS.
“EU” means European Union.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Executive Management” means members of the executive management of Global Blue. See “Board of Directors and Executive Management.”
“Facilities” means the Term Loan Facility and the Revolving Credit Facility.
“Facilities Agreement” means the term and revolving credit facilities agreement dated October 25, 2019 entered into by Global Blue, with, among others, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, BNP Paribas (Suisse) S.A., J.P. Morgan Securities PLC, Morgan Stanley Bank International Limited and Royal Bank of Canada, as mandated lead arrangers, and RBC Europe Limited, as agent, and as amended and restated by the Amendment Letter.
“Founder” means Far Point LLC, a Delaware limited liability company, an initial stockholder of FPAC and the primary holder of FPAC Class B Common Stock before the Business Combination.
“FPAC Class A Common Stock” means FPAC’s Class A common stock, par value $0.0001 per share.
“FPAC Class B Common Stock” means FPAC’s Class B common stock, par value $0.0001 per share.
“FPAC IPO” means the initial public offering of Units of FPAC, consummated on June 14, 2018.
“GDPR” means the EU’s General Data Protection Regulation 2016/679, as amended.
“Global Blue Warrants” means existing warrants of the Company that entitle the holder thereof to purchase for $11.50 one ordinary share (subject to adjustment in accordance with the Warrant Agreement).
“Globetrotter” means SL Globetrotter, L.P., a Cayman Islands exempted limited partnership.
“GST” means goods and services tax.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
v

“Industry Analysis” means Global Blue’s analysis, conducted prior to the COVID-19 pandemic, of the sources of statistics, data and other information relating to markets, market sizes, market shares, market positions and other industry data pertaining to Global Blue’s business and markets, including information obtained from the OECD, Euromonitor, the World Bank, the International Air Transport Association and Tourism Economics.
“international shopper” means international travelers shopping abroad.
“Liquidity Loans” means loans in an aggregate amount of $75 million that may be extended under the Supplemental Liquidity Facility.
“Management Roll-up” means, prior to the Closing, pursuant to the Management Shareholders Agreement, a series of exchange and contribution transactions involving Global Blue Group AG and certain of its subsidiaries, through which the Management Sellers became shareholders of the Company.
“Management Sellers” means the individuals who are parties to the Merger Agreement as “Management Sellers.”
“Management Shareholders Agreement” means the management shareholders agreement dated January 16, 2020, and amended by the management shareholders agreement deed of amendment dated August 26, 2020, by and among Cayman Holdings, Globetrotter, the Company, Mr. Jacques Stern (as management representative) and Estera Trust (Jersey) Limited (as trustee of the Global Blue Equity Plan Employee Trust).
“MCC” means Mobile Customer Care.
“MCP” means multi-currency processing.
“Merger” means the merger of Global Blue US Merger Sub Inc. with and into FPAC, with FPAC being the surviving corporation in the merger and a wholly-owned indirect subsidiary of the Company following the merger.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 16, 2020, by and among FPAC, Globetrotter (both as itself and as the GB Shareholders’ Representative), the Company, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc., Cayman Holdings, the Management Sellers, Global Blue Group AG, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, the Founder, and Jacques Stern, solely in his capacity as the Management Representative, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.
“minimum purchase amount” or “MPA” means the minimum transaction size for transactions and goods to be eligible for VAT refunds.
“MIP” means the management incentive plan adopted as part of the Business Combination.
“NC-PEC” means non-convertible preferred equity certificates.
“NYSE” means the New York Stock Exchange.
“OECD” means the Organization for Economic Co-operation and Development.
“p.p.” means percentage point(s).
“Partners Group” means Partners Group AG (or its affiliates).
“PCI DSS” means Payment Card Industry Data Security Standard.
“POS” means point-of-sale.

“price differential” means the difference in price between products in destination countries compared to international shoppers’ origin countries.
“Primary 2020 PIPE Investor” or “Manulife” means Manulife Investment Management Limited and/or the funds managed by it, as applicable.
“Prior Facilities” means the prior term loan facility and the prior revolving credit facility that were each governed by the Prior Facilities Agreement.
“Prior Facilities Agreement” means the senior facilities agreement dated July 26, 2012 (as subsequently amended, re-stated and conformed).
“Private Placement Warrants” means the Warrants sold to the Founder in a private placement in connection with the FPAC IPO.
“PSP(s)” means payment services provider.
“Public Warrants” means Warrants included in Units sold in the FPAC IPO.
“Refinancing” means the refinancing of Global Blue’s bank indebtedness under the Prior Facilities pursuant to the Facilities Agreement.
“Registration Rights Agreement” means the agreement dated August 28, 2020, between the Company, Third Point, the Seller Parties and certain other parties thereto, including Thomas W. Farley, with respect to our ordinary shares and other Company securities, including Global Blue Warrants and Series A Preferred Shares, received by such parties in connection with the Business Combination (together with any securities issued in connection with any stock split or subdivision, stock dividend, distribution or similar transaction with respect thereto, the “Registrable Securities”).
“Relationship Agreement” means the second amended and restated relationship agreement dated September 7, 2020, between the Company, Globetrotter and the Strategic Secondary 2020 PIPE Investor.
“Revolving Credit Facility” means a €100 million revolving credit facility governed by the Facilities Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Seller Parties” means Globetrotter, Cayman Holdings and the Management Sellers.
“Series A Preferred Shares” means the Series A preferred shares of the Company, which may be converted into ordinary shares of the Company, under certain circumstances, on a cashless and one-for-one basis.
“Shareholders Agreement” means that certain agreement, dated August 28, 2020, made in connection with the transaction contemplated by the Merger Agreement, by and among Cayman Holdings, Globetrotter, Thomas W. Farley and certain members of management of the Company.
“Silver Lake” means Silver Lake Management Company III, L.L.C. (or its affiliates).
“SiS” means sales in store, a key performance indicator which reflects either (i) the value (including VAT) of goods purchased by the international shopper at the POS in the TFS business or (ii) the value (including VAT) of the payments made by the international shoppers at the POS in the AVPS business.
“Southeast Asia” means Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam.

“Supplemental Liquidity Facility” means the supplemental liquidity facility for $75 million that Globetrotter and Cayman Holdings made available to Global Blue on the terms and conditions of a loan agreement dated September 30, 2020.
“Term Loan Facility” means a €630 million term loan facility governed by the Facilities Agreement.
“TFS” means third-party serviced tax-free shopping.
“TFS business” means Tax Free Shopping Technology Solutions.
“third-party serviced” means VAT refunds conducted by TFS providers, excluding VAT refunds conducted in-house by merchants.
“Third Point” means Third Point LLC and/or its affiliates, as applicable.
“Transaction” or “Transactions” means the transactions contemplated by the Merger Agreement and the share purchase and contribution agreements with the PIPE investors that occurred at or immediately prior to the Closing, including the Merger.
“Trust Account” means the trust account that held a portion of the proceeds of the FPAC IPO.
“U.S.” means the United States of America.
“U.S. GAAP” means generally accepted accounting principles in the United States.
“Units” means Units issued in the FPAC IPO, each consisting of one share of FPAC Class A Common Stock and one-third of one Warrant.
“VAT” means value added tax.
“Waiver Letter” means the waiver letter dated July 13, 2020 that accompanied a proposal of Silver Lake to FPAC to improve the liquidity position of Global Blue.
“Warrant Agreement” means the warrant agreement, dated June 11, 2018, between FPAC and the warrant agent named therein, as modified by a warrant assumption agreement, dated August 28, 2020, by and among FPAC, the Company and Continental Stock Transfer & Trust Company, as warrant agent.
“Warrants” means warrants, under the terms of the Warrant Agreement, to purchase FPAC Class A Common Stock issued in the FPAC IPO and simultaneous private placements. Each whole warrant entitled the holder thereof to purchase one share of FPAC Class A Common Stock at a price of $11.50 per share (subject to adjustment in accordance with the Warrant Agreement) and upon the Closing became a Global Blue Warrant.
CONVENTIONS WHICH APPLY TO THIS PROSPECTUS
In this prospectus, unless otherwise specified or the context otherwise requires:
“$,” “USD” and “U.S. dollar” each refers to the United States dollar;
“€,” “EUR” and “euro” each refers to the lawful currency of certain participating member states of the European Union; and
“CHF” and “Swiss franc” each refers to the legal currency of Switzerland.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:
•currency exchange rate risk, including commercial risk if certain currency zones become less attractive for inbound international shoppers;
•dependence on international travel;
•dependence on overall level of consumer spending;
•the impact of the COVID-19 pandemic on international travel and similar health-related travel disruptions;
•dependence on the skills, experience and efforts of senior management and key personnel, and negative impact of COVID-19 cost saving measures;
•sensitivity of net working capital to short-term, month-to-month volume growth, and short-term, temporary surge of net working capital;
•decrease in VAT rates or changes in VAT or VAT refund policies;
•changes to regulatory environment, licensing requirements and government agreements;
•adaptation and enhancement of our existing technology offerings and continued resilience and uptime of underlying technology platform;
•loss of merchant accounts to our competitors due to the competitive market;
•disintermediation of TFS processes;
•price harmonization or convergence between destination markets and home markets;
•taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators;
•adverse competition law rulings;
•integrity, reliability and efficiency of Global Blue’s compliance systems and framework;
•dependence of TFS business on airport concessions and agreements with agents;
•risks associated with operating in emerging markets;
•risks associated with strategic arrangements or investments in joint ventures with third parties;

•failure to identify external business opportunities or realize the expected benefits from our strategic acquisitions;
•loss through physical disaster, data security breach, computer malfunction or sabotage;
•reliance of AVPS business on relationships with Acquirers and involvement of card schemes;
•counterparty risk and credit risk;
•losses from fraud, theft and employee error;
•inability to attract, integrate, manage and retain qualified personnel or key employees;
•complex and stringent data protection and privacy laws and regulations;
•AML, sanctions and anti-bribery laws and regulation and related compliance costs and third-party risks;
•risks relating to intellectual property;
•litigation or investigations involving us, and resulting material settlements, fines or penalties;
•event of default resulting from failure to comply with covenants or other obligations contained in the Facilities Agreement, and failure to repay or refinance the outstanding debt under the Facilities Agreement when due;
•reliance on our operating subsidiaries to provide funds necessary to meet our financial obligations, and the constraint on our ability to pay dividends;
•restrictions imposed on our business by our indebtedness, and the risk that a significant increase in our indebtedness could result in changes to the terms on which credit is extended to us;
•inability to execute strategic plans due to inability to generate sufficient cash flow;
•interest rate risks;
•currency translation and transaction risk;
•impairment of intangible assets;
•significant drop in market price of our securities due to future sales of our securities, or the perception of future sales;
•increase in the number of securities eligible for future resale in the public market and dilution to our shareholders as a result of the Global Blue Warrants becoming exercisable for and Series A Preferred Shares being convertible into ordinary shares;
•junior ranking of the ordinary shares compared to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation;
•volatility in the trading price of our securities;
•reports published by analysts, including projections in those reports that differ from our actual results;
•continued listing of our securities on the NYSE;
x

•information permitted to be filed and corporate governance practices permitted to be followed as a result of being a “foreign private issuer” under the rules and regulations of the SEC;
•limited availability of attractive takeover proposals due to provisions in the Company’s articles of association and Swiss law;
•inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;
•significant decreases or fluctuations in price of our securities from fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving our customers and negative media coverage;
•lack of development of a market for the Company’s securities;
•issuance by the Company of additional shares or other securities without shareholder approval;
•the control by Silver Lake over us, and potential differences in the interests pursued by Silver Lake from the interests of our other securityholders;
•higher costs as a result of being a public company;
•requirement for prior consent of or post-closing notification to the Bank of Italy, as well as restrictions and other requirements, for acquiring a direct or indirect substantial stake in our share capital, for so long as Global Blue Currency Choice Italia S.r.l. (“GBCCI”) holds a license from the Bank of Italy;
•limited ability of securityholders to bring an action against the Company or against its directors or officers or to enforce a judgment against the Company or them, due to the Company’s incorporation in Switzerland, the Company conducting a majority of its operations outside of the United States and the majority of the Company’s directors and officers residing outside the United States;
•lack of application to the Company of certain protections of Swiss law applicable to Swiss domestic listed companies;
•status as an “emerging growth company,” and reduced disclosure and governance requirements applicable to emerging growth companies;
•applicability of Swiss withholding tax to dividend distributions or share repurchases;
•adverse U.S. federal income tax consequences to a U.S. person from owning at least 10% of the ordinary shares (as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”); and
•U.S. federal income tax consequences to U.S. Holders (as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) of the ordinary shares if the Company is a passive foreign investment company for U.S. federal income tax purposes for any taxable year.
These and other factors are more fully discussed under “Risk Factors” and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.
You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.
Our Group
Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2021, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2021, Global Blue enabled millions of international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating millions of transactions and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities.
The ongoing COVID-19 pandemic is having a significant negative impact on Global Blue’s financial condition, revenues and results of operations. See “—Recent Developments” and “Risk Factors.”
Recent Developments
COVID-19
A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. See, in particular, “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted” and “Other Information About Global Blue” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
Litigation Involving Certain 2020 PIPE Investors
The Company, FPAC and certain PIPE investors entered into share subscription agreements pursuant to and on the terms and subject to the conditions of which the PIPE investors committed to subscribe for and purchase, concurrently with the Closing, in the aggregate, 12,500,000 ordinary shares for $10.00 per share or an aggregate purchase price of $125 million.
Certain of the PIPE investors who had committed to subscribe for in aggregate $110 million of our ordinary shares did not consummate their subscriptions, alleging the failure of certain closing conditions in their share subscription agreements to be satisfied. The Company and Globetrotter have commenced litigation with each of such investors for breach of contract. The litigation with each of such investors is in its early stages, and the outcome of the Company’s and Globetrotter’s claims cannot be predicted.
Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”
The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:
•    not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•    reduced disclosure obligations regarding executive compensation; and
•    not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” The Company will remain an “emerging growth company” until the earlier of: (i) the last day of the financial year (a) following the fifth anniversary of the completion of the FPAC IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of the Company’s shares that is held by non-affiliates exceeds $700 million as of the last day of the second financial quarter of such financial year, and (ii) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
The Company is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:
•    the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•    the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•    the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these reporting exemptions until such time as we are no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.
We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Summary Risk Factors
Investing in the Company’s securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in the Company’s securities. These risks include, among others:
•    Global Blue is subject to currency exchange rate risk in the conduct of its business;
•    Global Blue’s business is highly dependent on international travel;
•    Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns;
•    The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had and are expected to continue to have a significant negative impact on Global Blue;
•    Global Blue’s success is dependent on the skills, experience and efforts of its senior management and key personnel, and any COVID-19 cost-saving measures undertaken by Global Blue may negatively impact its business;
•    Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital;
•    A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business;
•    Changes in the regulatory environment, licensing requirements and government agreements could adversely affect Global Blue’s business;
•    Global Blue must continually adapt and enhance its existing technology offerings and ensure continued resilience and uptime of its underlying technology platform to remain competitive in its industry;
•    Global Blue operates in a competitive market and Global Blue may lose merchant accounts;
•    Global Blue’s business may be adversely affected by disintermediation of TFS processes;
•    Price harmonization or convergence between destination markets and home markets may adversely affect Global Blue’s business;
•    Global Blue is subject to taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators;
•    Adverse competition law rulings could restrict Global Blue’s ability to expand or to operate its business as it wishes and could expose Global Blue to fines or other penalties;
•    The integrity, reliability and efficiency of Global Blue’s compliance systems and framework may not be guaranteed;
•    Global Blue’s TFS business is dependent on its airport concessions and agreements with agents;
•    Global Blue operates in emerging markets and is exposed to risks associated with operating in such markets;
•    Global Blue may be adversely affected by risks associated with strategic arrangements or investments in joint ventures with third parties;
•    Failure to identify external business opportunities or realize the expected benefits from our strategic acquisitions;
•    Global Blue’s business is subject to loss through physical disaster, data security breach, computer malfunction or sabotage;
•    Global Blue’s AVPS business relies on relationships with Acquirers and on the involvement of card schemes;
•    Global Blue is subject to counterparty risk and credit risk;
•    Global Blue is subject to losses from fraud, theft and employee error;
•    Global Blue may not be able to attract, integrate, manage and retain qualified personnel or key employees;
•    Global Blue is subject to complex and stringent data protection and privacy laws and regulations;
•    Global Blue’s business is subject to anti-money laundering, sanctions and anti-bribery regulations and related compliance costs and third-party risks;
•    Global Blue is subject to risks relating to intellectual property;
•    Litigation or investigations involving Global Blue could result in material settlements, fines or penalties;
•    Failure to comply with the covenants or other obligations contained in the Facilities Agreement could result in an event of default;
•    Global Blue relies on its operating subsidiaries to provide it with funds necessary to meet Global Blue’s financial obligations and Global Blue’s ability to pay dividends may be constrained;

•    Global Blue’s indebtedness imposes restrictions on Global Blue’s business;
•    Global Blue’s inability to generate sufficient cash flow could affect its ability to execute its strategic plans;
•    Global Blue is exposed to interest rate, currency translation and transaction risks;
•    Global Blue’s consolidated financial statements include significant intangible assets which could be impaired;
•    As a “foreign private issuer” under the rules and regulations of the SEC, the Company is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States;
•    Global Blue has identified material weaknesses in its internal control over financial reporting;
•    Silver Lake is able to exert control over Global Blue;
•    Global Blue is incurring higher costs as a result of being a public company;
•    For so long as GBCCI holds a license from the Bank of Italy, acquiring a direct or indirect substantial stake in Global Blue’s share capital may require the prior consent of, or post-closing notification to, the Bank of Italy and may be subjected to restrictions and other requirements;
•    Securityholders have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them;
•    Global Blue is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors;
•    The Company may not be able to make dividend distributions or repurchase shares without subjecting shareholders to Swiss withholding tax.
Corporate Structure
The following diagram depicts our organizational structure. Percentages refer to voting power of our ordinary shares and Series A Preferred Shares held by the respective shareholders or shareholder groups. Our ordinary shares and Series A Preferred Shares have the same voting rights. Therefore, in calculating the percentages, (a) the numerator is calculated by adding the number of our ordinary shares held by the shareholder and the number of Series A Preferred Shares held by the shareholder; and (b) the denominator is calculated by adding the aggregate number of our ordinary shares outstanding and the aggregate number of Series A Preferred Shares outstanding (but excluding shares held in treasury). The structure chart assumes none of the outstanding Global Blue Warrants are exercised.

(1)    Reflects ordinary shares and Series A Preferred Shares held by our directors, members of Executive Management, and other employees. This includes ordinary shares and Series A Preferred Shares held by Estera Trust (Jersey) Limited as trustee on behalf of certain employees and members of management.
(2)    Reflects ordinary shares and Series A Preferred Shares directly held by Globetrotter and Cayman Holdings. SL Globetrotter GP, Ltd. is the general partner of Globetrotter and Cayman Holdings. The sole shareholder of SL Globetrotter GP, Ltd. is Silver Lake Technology Associates III Cayman, L.P. The general partner of Silver Lake Technology Associates III Cayman, L.P. is Silver Lake (Offshore) AIV GP III, Ltd. Each of the entities identified in this footnote may be deemed to beneficially own the securities held by Globetrotter and Cayman Holdings.
(3)    Reflects ordinary shares acquired by Ant pursuant to the share purchase and contribution agreement dated January 15, 2020 by and amongst Ant, the Company, Globetrotter and Cayman Holdings.
Corporate Information
The Company is a stock corporation (Aktiengesellschaft) incorporated under Swiss law with operations primarily in Switzerland and was incorporated in December 2019 solely for the purpose of effectuating the Business Combination, which was consummated on August 28, 2020.
Global Blue Group AG is a stock corporation (Aktiengesellschaft) incorporated under Swiss law and is domiciled in Switzerland. Global Blue Group AG was incorporated in Switzerland on March 16, 2018 and has been the consolidating entity for purposes of Global Blue’s financial statements. Prior to such time, Global Blue Investment & Co S.C.A., which is an indirect wholly owned subsidiary of Global Blue Group AG, had been the consolidating entity for purposes of Global Blue’s financial statements and the holding company of Global Blue since August 1, 2012, when funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group acquired, in aggregate, 100% of the share capital of Global Blue Luxembourg Holdings S.à r.l., the parent company of Global Blue at the time (the “2012 GB Acquisition”).
The Company’s registered office and the mailing address of its principal executive office is Zürichstrasse 38, 8306 Brüttisellen, Switzerland and its telephone number is +41 22 363 77 40. The Company’s principal website address is www.globalblue.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus. The Company’s agent for service of process in the United States is Cogency Global Inc., located at 10 E 40th Street, New York, NY 10016.

SUMMARY TERMS OF THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s ordinary shares.

Ordinary shares being registered for resale by the selling securityholders named in this prospectus	6,244,370 ordinary shares of the Company

Ordinary shares outstanding	187,534,962, including 7,000,000 ordinary shares held in treasury (as of June 22, 2021)

Dividend policy
Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board of Directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy.”

Use of proceeds
The selling securityholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. The Company will not receive any proceeds from these sales. See “Use of Proceeds.”

Market for our securities	Our ordinary shares are listed on the NYSE under the symbol “GB”.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

SELECTED CONSOLIDATED HISTORICAL AND OTHER FINANCIAL INFORMATION

This section contains the following selected historical financial information: Global Blue’s consolidated financial statement data as of and for the financial years ended March 31, 2021, 2020 and 2019. These are derived from Global Blue’s audited consolidated financial statements, included elsewhere in this prospectus.
Global Blue’s audited consolidated financial statements have been prepared in accordance with IFRS and are presented in euro.
The information is only a summary and should be read in conjunction with Global Blue’s consolidated financial statements and related notes contained elsewhere in this prospectus and the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Global Blue. Certain amounts that appear in this section may not sum due to rounding.

Selected Consolidated Income Statement Data

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions, except share and per share data)
Total revenue	44.7	420.4	413.0
Operating expenses	(475.2)	(379.2)	(354.4)

Operating (Loss) / profit	(430.5)	41.2	58.5
Finance income	2.5	5.3	2.8
Finance costs	(26.4)	(37.2)	(31.5)

Net finance costs	(24.0)	(31.8)	(28.7)

(Loss) / Profit before tax	(454.5)	9.4	29.8
Income tax benefit / (expense)	31.0	(7.7)	(23.0)

(Loss) / Profit for the year	(423.5)	1.7	6.9
Owners of the parent	(422.1)	(3.5)	2.4
Non-controlling interests	(1.4)	5.2	4.5
(Loss) / Profit for the year	(423.5)	1.7	6.9
Shares outstanding	211,252,951	40,000,000	40,000,000
Basic and diluted profit / (loss) per ordinary share	(2.30)	(0.02)	0.01
Basic and diluted profit / (loss) per preference share	(2.73)	–	–

Selected Consolidated Statement of Financial Position Data

	As of March 31,
	2021	2020	2019
	(in € millions)
ASSETS
Non-current assets	709.9	712.8	777.8
Current assets	251.3	411.4	421.3
Total assets	961.2	1,124.2	1,199.2

EQUITY AND LIABILITIES
Equity attributable to owners of the parent	(76.4)	63.1	78.5
Non-controlling interests	6.8	8.4	8.4
Total equity	(69.6)	71.5	87.0

Liabilities:
Non-current liabilities	779.6	704.0	717.8
Current liabilities	251.2	348.7	394.4

Total liabilities	1,030.8	1,052.7	1,112.2
Total equity and liabilities	961.2	1,124.2	1,199.2

Selected Consolidated Cash Flow Statement Data

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Net cash from / (used in) operating activities	(103.1)	189.3	114.3
Net cash from / (used in) investing activities	(72.6)	(42.7)	(40.3)
Net cash from / (used in) financing activities	134.1	(22.2)	(19.1)
Net foreign exchange differences	(0.8)	(1.2)	(0.6)

Net increase / (decrease) in cash and cash equivalents	(42.5)	123.1	54.4
Cash and cash equivalents at the beginning of the period	226.1	104.1	50.7
Cash and cash equivalents at the end of the period	182.8	226.1	104.1
Net change in bank overdraft facilities	(0.9)	(1.1)	(1.0)

Net change in cash and cash equivalents	(42.5)	123.1	54.4

OTHER FINANCIAL DATA OF GLOBAL BLUE
The table below presents certain financial measures on a consolidated basis, which are not recognized measures of financial performance or liquidity under IFRS, as of and for the financial years ended March 31, 2021, 2020 and 2019. These non-IFRS measures are presented because they are used by management to monitor the underlying performance of Global Blue’s business and operations. In addition, these non-IFRS measures presented in this prospectus are measures commonly used in Global Blue’s industry and by analysts and investors as supplemental measures of performance. Additionally, these measures, when used in conjunction with related IFRS financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as a basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing Global Blue and its results. These non-IFRS measures may not be indicative of Global Blue’s historical operating results nor are such measures meant to be predictive of Global Blue’s future results. These non-IFRS measures should be read in conjunction with the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Not all companies calculate non-IFRS measures in the same manner or on a consistent basis. As a result, these measures and ratios may not be comparable to measures used by other companies under the same or similar names. Accordingly, undue reliance should not be placed on the non-IFRS measures presented below.

	As of and for the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions, except for percentages and ratios)
Volume
Total SiS	2,551	22,855	22,598

Profitability
Adjusted EBITDA(1)	(39.9)	170.7	173.5
Adjusted EBITDA Margin (%)(1)	(N/A)	40.6%	42.0%

Adjusted Net Income / (Loss) (Group Share)(2)	(89.8)	71.9	83.5
Adjusted Effective Tax Rate (%)(3)	13.7%	22.7%	23.0%

(1)    Adjusted EBITDA is defined as profit for the period adjusted to exclude (i) net finance cost, (ii) income tax expense, (iii) depreciation and amortization (including the amortization of intangible assets acquired through business combinations) and (iv) exceptional items that Global Blue does not consider indicative of its ongoing operating performance, and which are not directly related to ordinary business operations or included in the assessment of management performance. The exceptional items are itemized below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenue. In evaluating Adjusted EBITDA or Adjusted EBITDA Margin, you should be aware that, in the future, Global Blue may incur expenses that are the same as or similar to some of the adjustments set forth below. Global Blue’s presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that its future results will be unaffected by exceptional items. Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider either in isolation, or as a substitute of Global Blue’s results as reported under IFRS. For example, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect (i) Global Blue’s capital expenditure or future requirements for capital expenditure, (ii) changes in, or cash requirements for, Global Blue’s working capital needs, (iii) the interest expense, or the cash requirements necessary to service interest or principal payments, on Global Blue’s debt, (iv) income tax expense or the cash necessary to pay income taxes or (v) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future. Set forth below is a reconciliation of profit for the period to Adjusted EBITDA for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
(Loss) / Profit for the period	(423.5)	1.7	6.9
Net finance cost	(24.0)	31.8	28.7
Income tax benefit / (expense)	31.0	7.7	23.0

Operating profit / (Loss)	(430.5)	41.2	58.5
Depreciation and amortization(a)	116.3	113.6	105.1
Exceptional items(b)	274.3	16.0	9.9

Adjusted EBITDA	(39.9)	170.7	173.5

(a)    Depreciation and amortization consist of (i) amortization of intangible assets acquired through business combinations and (ii) other depreciation and amortization, which have been broken out below. Set forth below is an overview of depreciation and amortization for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Amortization of intangible assets acquired through business combinations(i)	74.6	74.5	74.6
Other depreciation and amortization	41.8	39.1	30.5

Depreciation and amortization	116.3	113.6	105.1

(i)    Represents the amortization of the assets recognized as a result of purchase price allocation from an acquisition. Figures shown predominantly relate to the amortization in connection with the 2012 GB Acquisition.
b)    Exceptional items consist of items which Global Blue does not consider indicative of its ongoing operating performance, not directly related to ordinary business operations and which are not included in the assessment of management performance. Set forth below is an overview of exceptional items for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Business restructuring expenses(i)	(10.3)	(2.2)	(4.4)
Corporate restructuring expenses(ii)	(256.3)	(10.3)	(1.3)
Monitoring fee (including Directors fee)(iii)	(0.2)	(0.7)	(0.8)
Impairment(iv)	(3.9)	(1.0)	—
Net sales of assets (loss)(v)	(0.3)	(0.1)	(0.7)
Share-based payments(vi)	(1.2)	(3.3)	(1.7)
Other exceptional items(vii)	(2.1)	1.7	(1.0)

Exceptional items	(274.3)	(16.0)	(9.9)

(i)    Business restructuring expenses correspond to expenses related to workforce reduction in several jurisdictions as a result of COVID -19 and the abolishment of the Tax Free Shopping scheme in the United Kingdom (UK).

(ii)    For the year ended March 31, 2021, corporate restructuring expenses correspond to charges incurred associated with the capital reorganization and subsequent merger with FPAC. The amounts related to the financial years ended March 31, 2020 and 2019 correspond to expenses related to replacement of management positions and costs associated with replacing roles, changing of facilities or discontinued operations.
(iii)    Monitoring fee (including Directors fee) comprises fees payable to Silver Lake and Partners Group in connection with a monitoring fee agreement that was entered into on July 31, 2012 and related reimbursements, as well as compensation paid to directors for their service on our board of directors. On May 14, 2020, Silver Lake and Partners Group agreed to waive their respective rights to a monitoring fee for any portion accrued and payable after December 31, 2019. The obligation to pay the monitoring fee terminated at Closing.
(iv)    Impairment expenses relate primarily to impairment of capitalized software. For the financial year ended March 31, 2021 part of the impairment is a result of the abolition of the tax free scheme in UK.
(v)    Net sales of assets loss comprises losses on sales of property, plant and equipment.
(vi)    For the financial year ended March 31, 2021 share based payments represent the fair value of the Management Incentive Plan for share options and restricted share grants issued in November 2020. For the financial years ended March 31, 2020 and 2019, share-based payments reflect the fair value change in the share-based payment liability according to IFRS 2 (Share-Based Payment). The share-based compensation plan was implemented as part of the 2012 GB Acquisition.
(vii)    Other exceptional items comprise one-offs, such as the closing of the Malaysian operating subsidiary in the financial year ended March 31, 2019, the release of the contingent consideration (related to the Refund Suisse acquisition) in the financial year ended March 31, 2020 and insurance cost, tax audits expenses and receivable VAT write offs in the year ended March 31, 2021.
(2)    Adjusted Net Income (Group Share) is defined as profit / (loss) attributable to owners of the parent adjusted to exclude (in each case only the share attributable to owners of the parent): (i) exceptional items that Global Blue does not consider indicative of its ongoing operating performance, (ii) amortization of intangible assets acquired through business combinations and (iii) tax effects of adjustments. Global Blue’s management believes that Adjusted Net Income (Group Share) is a meaningful measure for investors because it provides a view of Global Blue’s underlying profitability without the impact of non-operating, exceptional expenses and without the accounting effects resulting from amortization of intangible assets acquired through business combinations. Set forth below is a reconciliation of profit / (loss) attributable to owners of the parent to Adjusted Net Income (Group Share) for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Profit / (loss) attributable to owners of the parent	(422.1)	(3.5)	2.4
Exceptional items	274.3	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.6	74.5	74.6
Tax effect of adjustments(a)	(16.5)	(14.9)	(3.4)

Adjusted Net income / (Loss) (Group Share)	(89.8)	71.9	83.5

(a)    The exclusion of exceptional items and amortization of intangible assets acquired through business combinations mechanically implies an increased tax payment. There are certain exceptional income tax expenses, which are not related to the financial year and, as such, are excluded. Set forth below is an overview of such expenses for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Income tax expenses related to amortization of intangible assets acquired through business combinations	(15.1)	(15.1)	(15.1)
Tax impact of exceptional items	(3.7)	(1.2)	(2.8)
Exceptional income tax expenses(i)	2.3	1.3	14.5

Tax effect of adjustments	(16.5)	(14.9)	(3.4)

(i)    Exceptional income tax expenses relate mainly to the tax audit of Global Blue’s Italian subsidiary. See “Other Information About Global Blue—Legal and Arbitration Proceedings, Investigations and Tax Audits—Tax Matters—Italy.”
(3)    Adjusted Effective Tax Rate is equal to (i) income tax expense plus the tax effect of adjustments divided by (ii) profit before tax plus exceptional items and amortization of intangible assets acquired through business combinations. Global Blue management believes that Adjusted Effective Tax Rate is a relevant measure and is more representative of the rate implied by income taxes paid. In addition, adjusted tax expenses are more representative of the actual amount of cash taxes paid. Global Blue believes that income tax expense and profit before tax, those being the IFRS line-items used to calculated the Effective Tax Rate, are impacted by items not representative of the operational performance of the business. Set forth below is an overview of the items required to calculate Effective Tax Rate and Adjusted Effective Tax Rate for the periods presented.

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
(i) Income tax benefit / (expense)	31.0	(7.7)	(23.0)
Tax effect of adjustments(a)	(16.5)	(14.9)	(3.4)
(ii) Adjusted tax expenses	14.5	(22.6)	(26.3)
(iii) (Loss) / Profit before tax	(454.5)	9.4	29.8
Exceptional items(b)	274.3	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.6	74.5	74.6
(iv) Adjusted profit / (Loss) before tax	(105.7)	99.8	114.3
(i)/(iii) Effective Tax Rate (%)	6.8%	82.1%	77.0%
(ii)/(iv) Adjusted Effective Tax Rate (%)	13.7%	22.7%	23.0%

(a)    Tax effect of adjustments are certain exceptional income tax expenses, which are not related to the financial year. See footnote (2) above for further details on tax effect of adjustments.
(b)    Exceptional items consist of items which Global Blue does not consider indicative of its ongoing operating performance, which are not directly related to ordinary business operations or included in the assessment of management performance. See footnote (1)(b) above for further details on exceptional items.
(4)    Adjusted Net Debt is defined as (i) the aggregate principal value of non-current loans and borrowings, less (ii) cash and cash equivalents. Global Blue believes Adjusted Net Debt is a meaningful measure for investors because it provides a view as to Global Blue’s indebtedness. This definition is consistent with the definition of Adjusted Net Debt under the Facilities Agreement. Global Blue defines Leverage Ratio as Adjusted Net Debt divided by Adjusted EBITDA. Global Blue believes Leverage Ratio is a meaningful measure for investors because it provides a view as to Global Blue’s indebtedness relative to the Adjusted EBITDA. Relative to the IFRS definition of net debt, Adjusted Net Debt excludes: (a) capitalized financing costs and the IFRS 9 loan modification impact (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Impact of new standards issued”), as these are non-cash elements and are not representative of the cash-based obligation, (b) other bank overdraft, which represents short-term borrowings and (c) current and non-current lease liabilities, which do not represent obligations to lenders. Set forth below is a reconciliation to Adjusted Net Debt and an overview of the items required to calculate Leverage Ratio for the periods presented.

	As of and for the Financial Year Ended March 31,
	2021	2020	2019
	(in € millions)
Principal value of non-current loans and borrowings—term loan	630.0	630.0	630.0
Principal value of non-current loans and borrowings—RCF	99.0	—	—
Cash and cash equivalents	(182.8)	(226.1)	(104.1)

Adjusted Net Debt	546.2	403.9	525.9
Adjusted EBITDA	39.9	170.7	173.5

Leverage Ratio(b)	N/A	2.4	3.0
Adjusted Net Debt	546.2	403.9	525.9
Current lease liabilities	12.6	14.0	13.7
Non-current lease liabilities	19.1	27.8	32.4
Capitalized financing costs	(8.3)	(9.7)	(13.4)
IFRS 9 loan modification impact	—	4.3	5.8
Other bank overdraft(a)	0.1	1.1	2.1

Net debt	569.8	441.3	566.6

(a)    Local credit facilities are available in certain jurisdictions. None of these local overdraft facilities were committed in nature.
(b)    Calculated on a twelve month basis.

RISK FACTORS
An investment in the Company’s securities carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase the Company’s securities. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.
Risks Related to Global Blue’s Industry, Business and Regulatory Environment
Global Blue is subject to currency exchange rate risk in the conduct of its business, including commercial risk if certain currency zones become less attractive for inbound international shoppers.
Global Blue’s business operates globally and Global Blue is subject to currency exchange rate risk. Global Blue’s main service, the TFS business, exposes it to commercial risks due to changes in relative foreign exchange rates between international shoppers’ origin and destination currencies, which may reduce the purchasing power of international shoppers, and, consequently, may negatively affect transaction volumes, typically for a short period until the relative foreign exchange rates reverse. This in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition. Such foreign exchange rate fluctuations can be driven by numerous factors, including regulatory decisions, government relations, monetary policy and macroeconomic factors that affect appreciation and depreciation between currencies.
These fluctuations may also impact Global Blue’s AVPS business as movements in relative foreign exchange rates between origin and destination currency pairs may reduce the number of AVPS transactions completed and could therefore have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions.
Global Blue’s business is highly dependent on international travel. Regional or global circumstances affecting international travel, such as airline strikes, natural disasters, international hostilities, civil unrest, terrorist attacks, contagious disease outbreaks or other similar events, could reduce international travel, which in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition. For example, terrorist attacks in recent years in Belgium, England, France, Germany, Sweden, Turkey and other countries have contributed to temporarily depressed levels of tourism growth in Europe and have had an impact on Global Blue’s revenue and exposed Global Blue’s revenue profile to increased volatility. In 2016, for instance, France experienced terrorist attacks in Paris (Bataclan) and Nice, resulting in a temporary decrease in TFS SiS in France. Additionally, in 2018 and 2019, the yellow vests (gilets jaunes) protests in France also caused a short-term decrease in spending in Paris, as the protests discouraged international shoppers from travelling to Paris and the protesters made it difficult for international shoppers to access shops. Moreover, contagious disease outbreaks, such as the SARS outbreak in 2003 and MERS in 2015, have historically temporarily curtailed, to varying degrees, the number of arrivals by international shoppers to jurisdictions in which Global Blue operates. More recently, the ongoing COVID-19 pandemic, and the measures adopted by governments, businesses and individuals in response to it, have resulted in significant travel disruption. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.”
Passenger volumes and international travel may also be affected by travel restrictions. More stringent immigration laws and difficulties in obtaining visas may deter international shoppers and reduce their numbers in countries in which Global Blue operates. In particular, Global Blue’s TFS business provides services to merchants who have a significant number of Chinese international shoppers as customers and would be adversely affected by increased restrictions on Chinese shoppers’ ability to travel internationally. For example, Global Blue’s TFS business was temporarily impacted when the EU introduced new biometric visa requirements in October 2015, which caused a temporary slowdown in visa processing until all new compliant visa centers were fully operational and at full potential for processing visa applications. Any such travel restrictions could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns.
Global Blue’s management believes that a significant part of Global Blue’s business serves the leisure segment of the travel industry. In addition to the factors listed under “—Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions,” leisure travel may also be adversely affected by general economic downturns and conditions. The number of transactions and the amount spent by international shoppers in stores is affected by general economic conditions, particularly those which underpin international travel and shopping across the world. Economic recession and other economic indicators, such as levels of employment, levels of disposable income, inflation, consumer credit availability and interest rates, may also negatively impact spending patterns and can affect all of Global Blue’s business segments. A deterioration of market conditions may also slow down or reverse the growth of the middle class in emerging markets, which could in turn reduce international travel and extra-regional shopping spend. The COVID-19 pandemic has had a negative impact on leisure, travel and spending patterns. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.” A materialization of any of the above would have an adverse effect on Global Blue’s business, results of operations and financial condition.
The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.
A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has rapidly spread to over 170 countries globally. On March 11, 2020, the World Health Organization recognized COVID-19 as a pandemic.
Governments of many countries, regions, states and cities have taken preventative measures to try to contain the spread of COVID-19. These measures have included imposing restrictions on international travel and closing borders to all non-essential travel, business closures and social distancing protocols. Additionally, many businesses have voluntarily chosen or been mandated to temporarily close their operations and limit business- related travel, and individuals have decided to postpone or cancel leisure travel on an unprecedented scale. Collectively, these measures have severely curtailed international travel and diminished the level of economic activity around the world, including in the international travel and extra-regional shopping sectors.
The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition, consistent with the risks discussed under “—Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions” and “—Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns.” The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s SiS for the twelve months ended March 31, 2021 were down 89% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, were also down 89%. As shops reopen and international travel resumes over time, management anticipates that Global Blue’s performance may improve accordingly.
The discussion of historical performance, as presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for the financial year ended March 31, 2021 reflects the initial, and continued, impact from the COVID-19 pandemic, which started to affect Global Blue’s business from February 2020. Accordingly, key financial metrics such as SiS, revenue and Adjusted EBITDA growth for the financial year ended March 31, 2021 may not be reflective of the annual results expected for any future periods. Global Blue’s management expects that the pandemic will continue to have negative consequences on Global Blue’s results of operations, cash flows and financial position as of and for future periods including the financial year ending March 31, 2022. Given the global and evolving nature of the pandemic, its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the ultimate negative impact and the duration of such negative impact on Global Blue’s results of operations cannot be accurately quantified at this time. However, following the recent approvals of additional COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will re-open and international travel will resume gradually over time and that Global Blue’s performance may improve accordingly in the long-term.
Depending on jurisdiction, Global Blue has furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes are available, Global Blue has required personnel to take their (partially paid or unpaid) leave or has reduced its workforce. Moreover, members of senior management have agreed to temporary salary cuts. These personnel decisions vary based on function, country, and seniority. In addition, some governments have also approved tax holidays, allowing companies to postpone certain tax payments. Governments are continuously refining, expanding and/or clarifying their respective schemes, meaning that the exact benefits to the business community, including Global Blue, are evolving. Global Blue has implemented extensions of furlough and/or partial employment schemes where longer-term government support is available and a workforce reduction where no meaningful support schemes are available.
In addition to the primary impacts discussed above, the COVID-19 pandemic could have a wide range of negative secondary impacts on Global Blue. For instance, merchants or customs and tax authorities could potentially fail or refuse to pay Global Blue, as discussed under “Global Blue is subject to counterparty risk and credit risk,”

which could negatively impact Global Blue’s business, results of operations, and financial condition, although to date, any such impacts have been immaterial in the context of Global Blue’s financial condition. Global Blue only pays the revenue share to merchants after having collected the receivables, thereby reducing the net exposure. Separately, as the pandemic subsides and related preventative measures are lifted, international shoppers’ continuing health concerns could potentially outweigh pent-up travel and shopping demand, which in turn would depress demand for travel and tax-free shopping. Similarly, international shoppers’ demand could also be reduced should the number of airlines or operated routes not increase to levels seen before the pandemic. In addition, any economic recession resulting from the pandemic may also result in reduced consumer spending. Such reduced demand from international shoppers could significantly impact Global Blue’s business, results of operations and financial condition. Global Blue cannot predict when the impacts of the pandemic will subside or how quickly thereafter international travel, consumer spending and demand for tax-free shopping and Global Blue services will return to pre-pandemic levels.
Global Blue’s success is dependent on the skills, experience and efforts of its senior management and key personnel, and any COVID-19 cost saving measures undertaken by Global Blue may negatively impact its business.
Global Blue’s success is dependent on the skills, experience and efforts of Global Blue’s senior management and key personnel that collectively and individually enable Global Blue to operate and manage the business effectively. As discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19,” and in response to the COVID-19 pandemic, Global Blue is continuously assessing, has implemented and will continue implementing, if needed, longer-term cost savings initiatives to reduce its monthly cash expenditures. These initiatives include, among others, the continuation of furlough measures or the reduction of employees’ working hours where longer-term government support is available and a workforce reduction where no meaningful support schemes are available.
While management is carefully managing the longer-term COVID-19 prompted cost saving measures to ensure retention of the necessary knowledge and expertise to support the business when volumes recover, as a result of these measures, there could be a loss of institutional knowledge, experience, and/or expertise which could limit the ability of Global Blue to manage the business effectively, react to external developments, retain clients and make necessary technological developments. Similarly, these cost saving measures may negatively impact the morale of Global Blue’s workforce, leading to voluntary departures of additional employees. Although Global Blue management expects the roles of its furloughed and former employees to be performed by others, their skill sets may not allow them to perform the work as proficiently or efficiently as others. Accordingly, this could potentially negatively impact Global Blue’s business, results of operations and financial condition.
Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.
In Global Blue’s TFS business, net working capital is primarily driven by the timing of the payments that Global Blue makes to merchants and international shoppers, and the timing of the payments that it receives from merchants and tax authorities, which makes its net working capital sensitive to short-term, month-to-month volume growth. Typically, Global Blue refunds the VAT (net of transaction fees) to the international shoppers, after which it collects the full VAT from the merchant or tax authorities after approximately thirty (30) days on average and pays the merchant the percentage of the transaction fee after approximately one hundred (100) days on average.
If Global Blue experiences rapid month-on-month volume growth, for instance assuming a quick recovery in international travel after the COVID-19 pandemic, this could lead to a short-term, temporary surge of its net working capital to fund the rapid volume increase in VAT refunds. Very large movements in Global Blue’s net working capital position could have a significant effect on its business and financial condition, if Global Blue is unable to finance, internally or externally, the net working capital needs due to the timing impact of when Global Blue refunds the VAT (net of transaction fees) to the international shopper versus when it collects the VAT from the merchants and tax authorities.
A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business.
Any reduction in VAT rates or adverse changes to VAT policies in Global Blue’s current or potential new markets could have a negative impact on Global Blue’s business and results of operations. For example, the British government abolished the VAT Retail Export Scheme on January 1, 2021, and now overseas visitors to the United Kingdom will no longer be able to obtain a VAT refund on items they buy in the United Kingdom and take home with them in their luggage. Measured by destination country of international shoppers who were using Global Blue’s TFS business during the financial year ended March 31, 2020, the United Kingdom represented 12% of Global Blue’s total revenue. Legal and regulatory changes may also restrict Global Blue’s activities, including through nationalization of the VAT refund scheme or by eliminating the availability of VAT refund schemes altogether, limiting the number of TFS providers within those jurisdictions or restricting Global Blue’s ability to process TFS claims on behalf of international shoppers. Changes in laws and regulations may also place restrictions on Global Blue’s business model, for example by limiting transaction fees that Global Blue charges to international shoppers using Global Blue’s TFS business. Such changes, which are unpredictable and outside of Global Blue’s control, may cause Global Blue to incur higher compliance costs. While VAT rates have historically been increased and many countries have adopted VAT policies in recent years, any such changes to VAT rates or VAT policies could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Certain countries impose restrictions on the transactions and goods that are eligible for VAT refunds, such as MPA or a list of items that are eligible for VAT refunds. An increase in the MPA or a reduction in the list of eligible items would lead to a reduction in the number of transactions that are eligible for VAT refunds. Global Blue believes that in the event there is such a shift in any of the countries in which Global Blue operates, it would have a negative impact on Global Blue’s results of operations.
Changes in the regulatory environment, licensing requirements and government agreements could adversely affect Global Blue’s business.
Global Blue’s operations are subject to risks associated with the prevailing local political climate, particularly where governmental decisions have an impact on Global Blue’s business. For example, the Chinese government is seeking to repatriate luxury spend, which, if successful, could negatively impact Global Blue’s business by slowing growth in Chinese international spending on luxury goods. Such risks could also include, among others, increased restrictions on the use of currency abroad, restrictions on transfers of funds, increased enforcement of import duties and restrictions on goods declared at customs, complexity of domestic and international customs and tariffs, as well as transparency of transactions.
Global Blue’s business is also subject to varying levels of supervision and regulation in the territories in which Global Blue’s services are offered. For instance, certain of Global Blue’s operations rely on local licenses, authorizations and government agreements and any adverse changes to such licensing or authorization requirements or government agreements may result in a loss of, or adverse changes to, such operations. Global Blue currently holds licenses or government agreements to operate TFS services in Argentina, the Bahamas, Cyprus, Denmark, Finland, France, Iceland, Latvia, Lebanon, Morocco, Poland, Singapore, Spain, Turkey and Uruguay. Global Blue has also been granted a European Payment Institution License by the Bank of Italy, which has been passported across the EU. In addition, changes to the standards established by payment card industry bodies (specifically, the PCI DSS) could entail specific technical requirements and a certification process which could require significant costs to ensure compliance. Failure to obtain or maintain a license, be awarded a government tender in a particular location or comply with industry body standards, could preclude Global Blue from offering its TFS and/or AVPS businesses in that location or subject Global Blue to fines and penalties under local laws.
Global Blue’s costs of compliance would also increase if countries were to adopt legislation requiring Global Blue to obtain licenses or government contracts to conduct TFS services, or if more of the countries in which Global Blue operates were to treat Global Blue’s DCC services as a regulated business and require a license to offer currency conversion. Global Blue has various ongoing compliance and reporting obligations to the Bank of Italy which Global Blue must comply with in order to maintain the European Payment Institution License. Any material increase in the costs associated with obtaining and maintaining licenses or government contracts, or penalties for failure to comply, as a result of a change in law or otherwise, could force Global Blue to leave the relevant jurisdiction or lead to the payment of fines, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue must continually adapt and enhance its existing technology offerings and ensure continued resilience and uptime of its underlying technology platform to remain competitive in its industry.
The TFS segment of the global personal luxury market is subject to ongoing and rapid technological changes in response to the expectations of all stakeholders within the TFS ecosystem. Merchants are increasingly expecting more insight into international shopper trends from TFS solutions, and deeper integrations between TFS solutions and their payment solutions and IT infrastructure. International shoppers are increasingly expecting greater convenience and personalization in the form of more country-specific refund methods and more immediate refund methods. Customs and authorities expect smoother export validation processes, as well as increased security and compliance.
In order for Global Blue’s business to remain competitive and grow in this rapidly evolving market, Global Blue must continually adapt and enhance its existing technology offerings, as well as develop new products to meet the particular needs of each market and each stakeholder in the TFS ecosystem. To do this, Global Blue needs to anticipate demand in a wide variety of markets and industries and devote appropriate resources, including Global Blue’s resource and development budget, to meeting the expectations of merchants, international shoppers, customs and tax authorities, financial institutions that process credit or debit card payments on behalf of Acquirers and card schemes. If Global Blue is unable to develop technologies that align with stakeholder expectations, Global Blue may lose market share. Any failure to remain innovative or to introduce new or upgraded technologies that are responsive to changing merchant, international shopper or government requirements may have a material adverse effect on Global Blue’s competitiveness and could cause Global Blue to lose its market position in core markets.
In addition, efforts to enhance and improve existing products and technologies, as well as develop new ones, involve inherent risks, and Global Blue may not be able to manage these developments and enhancements successfully. Global Blue may also fail to accurately foresee the direction of the TFS and AVPS industries, which could lead Global Blue to make investments in technologies and products that do not gain market acceptance and generate insufficient returns.
Any failure to deliver an effective and secure service, or any performance issue that arises with a new or innovative product or service, could result in significant processing errors or other losses. Because of these factors, Global Blue’s development efforts could result in increased costs that could reduce profitability, in addition to a loss of revenue if new products are not delivered in a timely manner or do not perform as indicated. Furthermore, any performance errors in Global Blue’s front-end solutions could result in reputational harm.

Global Blue’s in-house technology platform enables payment processing through three mobile wallets and 10 credit card integrations, transaction processing through 40 PSPs and 200 POS providers and validation through 20 integrations with customs validation export software platforms. The number of existing integrations is also expected to increase as countries move toward digital export validation. As a result, it is critical for Global Blue’s technology solutions to remain operational at all times to service its counterparties. Any failure to deliver an effective and secure service, any performance issue or any downtime could deteriorate Global Blue’s relationships with merchants and customs and tax authorities and could lead to reputational damage that has a material adverse effect on its business, results of operations and financial condition.

Global Blue operates in a competitive market and Global Blue may lose merchant accounts to Global Blue’s competitors.
Global Blue’s business operates in a competitive market. Global Blue’s TFS business competes primarily with other TFS providers, such as Planet and Global Tax-Free, and also competes with a limited number of merchants that provide TFS services in-house and governments that insource the TFS process. The number of Global Blue competitors in the TFS segment and the extent of their operations have been increasing in recent years, including a number of mobile app-based providers (i.e., technology start-ups) looking to disrupt the TFS segment, and Global Blue expects them to continue to try to expand their operations. Global Blue’s AVPS business, on the other hand, competes with a wide variety of businesses of varying sizes, including online competitors providing omnichannel payment and currency conversion services to businesses and directly to individuals, often at better rates of exchange.
Actions taken by Global Blue’s competitors, as well as actions taken by Global Blue to maintain its competitiveness, have placed and will continue to place pressure on Global Blue’s pricing, margins and profitability, as well as the availability and attractiveness of key contracts. In particular, certain competitors of Global Blue’s TFS business may offer a higher revenue share to merchants, which may be attractive to some merchants. This may require Global Blue to adjust its percentage of revenue sharing with the merchant or lose merchant relationships. Global Blue’s agreements with merchants do not contain exclusivity clauses, which makes it easier for competitors to establish relationships with the merchants that are part of Global Blue’s network. Global Blue’s agreements with merchants are also generally short- to medium-term contracts, generally lasting three years on average. Upon scheduled renewal of a contract or during the term of a contract, Global Blue may face pressure regarding pricing or other contractual terms, making it more difficult to retain its merchants on favorable terms, or Global Blue may be unable to renew contracts with merchants on satisfactory terms. If Global Blue loses existing merchant relationships or a sufficient number of key merchant partners, or if the Company is unable to renew existing contracts upon expiry at attractive terms or at all, this could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue’s business may be adversely affected by disintermediation of TFS processes.
Disintermediation may happen if certain governments or merchants insource the TFS process partially or entirely. Alternatively, disintermediation of the TFS process could occur if governments amend their VAT regulations to no longer require the merchant to issue tax-free forms and/or determine the eligibility of international shoppers for VAT refunds. For example, some jurisdictions (such as Belgium and France) have regulations that could provide the opportunity for “business to consumer” players to establish business models that increase the risk of disintermediation. This and other types of disintermediation may have a negative impact on Global Blue’s TFS business, as its business model is reliant upon its merchant partners.
Conversely, certain countries have outsourced the export validation process. Since export validation is typically a free service provided by customs and tax authorities, this type of outsourcing could create additional costs, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Price harmonization or convergence between destination markets and home markets may adversely affect Global Blue’s business.
The level of spend while shopping abroad, and the willingness of international shoppers to spend abroad, are impacted by the price differential. In particular, the price differential of luxury goods is a significant factor influencing an international shopper’s purchasing decision. If the price differential between various markets is reduced, resulting in price harmonization across destination markets (such as Europe) and home markets (such as APAC) due to changes in retail pricing policies, additional online purchasing options and access, macroeconomic factors (such as relative foreign exchange rates) or government policies (such as a reduction in import duties or consumption taxes), this could lead to a decrease in the number or size of TFS transactions, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue is subject to taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators.
Global Blue is subject to many different forms of taxation in each of Global Blue’s countries of operation including, but not limited to, income tax, withholding tax, property tax, VAT, transfer pricing rules, commodity tax and social security and other payroll-related taxes. Tax law and administration is complex, subject to change and varying interpretations and often requires Global Blue to make subjective determinations. In addition, Global Blue takes positions in the course of its business with respect to various tax matters, including in connection with its operations. Tax authorities around the world are increasingly rigorous in their scrutiny of corporate tax structures and TFS transactions and may not agree with the determinations that are made, or the positions taken, by Global Blue or its commercial partners with respect to the application of tax law, including in relation to issuing tax-free forms and the VAT refunding process. Such disagreements could result in lengthy legal disputes, an increased overall tax rate applicable to Global Blue and, ultimately, in the payment of substantial amounts of tax, interest and penalties, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
See “Other Information About Global Blue—Legal and Arbitration Proceedings, Investigations and Tax Audits” for more information regarding certain outstanding tax audits. Additional tax expenses could accrue in relation to previous or subsequent tax assessment periods, which are still subject to a pending tax audit or have not been subject to a tax audit yet, or other countries could open tax audits against Global Blue. Tax authorities in other countries could revise original tax assessments and substantially increase the tax burden (including interest and penalty payments) of the relevant entities. The realization of any of these risks could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Adverse competition law rulings could restrict Global Blue’s ability to expand or to operate its business as it wishes and could expose Global Blue to fines or other penalties.
Global Blue is a leading global provider of TFS services. Under EU competition laws and the competition laws in other jurisdictions (to the extent such laws exist), Global Blue runs the risk of being investigated for anti- competitive practices and/or deemed a dominant undertaking in certain markets and, therefore, theoretically capable of abusing a dominant position. Accordingly, there is a possibility of future litigation and/or investigations by competition authorities into Global Blue’s behavior in any market, including where it could be considered to hold a dominant position. Private litigants may also seek damages for certain breaches of competition law through civil courts, as provided by EU competition laws and the laws of other jurisdictions. Were any finding or rulings to be made against Global Blue, Global Blue could be required to pay damages and fines, which could be substantial, and/or Global Blue could be required to alter any behavior determined to be abusive or anti-competitive, both of which could have a material adverse effect on Global Blue’s business, prospects, financial condition and results of operations. On April 19, 2021, Refundit Ltd made a complaint to the European Commission alleging breaches of EU competition regulations relating to abuse of a dominant position. Whilst Global Blue refutes all allegations made by Refundit and has provided the European Commission with a response to the allegations, the European Commission could decide to initiate formal proceedings to investigate the matter further which could result in remediation actions being imposed on Global Blue or possible fines. Such remediation action or fines, if levied, may be material.
The integrity, reliability and efficiency of Global Blue’s compliance systems and framework may not be guaranteed.
Global Blue’s business relies on internal controls and procedures that govern regulatory compliance, customer and management information, finance, credit exposure, foreign exchange risk and other aspects of its business. With the increasing focus by regulators, the press and Global Blue’s commercial partners on compliance issues, Global Blue’s internal controls and procedures are becoming more important. In particular, compliance with TFS regulation requires that Global Blue’s management and employees are aware of applicable rules and regulations, and that they properly understand and implement them with respect to the issuing, export validating and refunding of TFS transactions. If Global Blue does not inform, train and manage its employees properly, Global Blue may fail to comply with applicable laws and regulations, which could lead to adverse regulatory action. Moreover, the process by or speed with which Global Blue’s internal controls and procedures are implemented or adapted to changing regulatory or commercial requirements may be inadequate to ensure full and immediate compliance, leaving Global Blue vulnerable to inconsistencies and failures that may have a material adverse effect on its business, results of operations and financial condition. Training employees and investing in compliance systems to remain in compliance with applicable laws and regulations also impose additional costs for the operation of Global Blue’s business. Any of the foregoing could result in a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue’s TFS business is dependent on its airport concessions and agreements with agents.
More than 40% of Global Blue’s TFS refund points are located in airports, and Global Blue has entered into concession agreements with airport authorities for space in on-airport locations. Such agreements typically have terms of three years and do not contain exclusivity provisions. Unlike off-airport locations, where rental space is more freely available, Global Blue’s on-airport refund points cannot move to a nearby location should an airport impose less favorable terms on Global Blue during the renewal process or during the duration of a concession agreement. Any decision by airport authorities to increase rental costs or otherwise modify the economic terms of Global Blue’s concession agreements could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
In certain cases, Global Blue is required to use an agent to offer TFS services. Global Blue’s agents may attempt to modify the economic terms of Global Blue’s arrangements with them, which would have the effect of lowering Global Blue’s margins. Additional airport authorities may also require Global Blue to use agents, thereby lowering Global Blue’s profitability.
Global Blue operates in emerging markets and is exposed to risks associated with operating in such markets.
Global Blue operates in several emerging markets, such as Argentina, China, Morocco, Russia, Turkey and Uruguay, and plans to expand in additional emerging markets in the future. Certain markets in which Global Blue operates or plans to operate have lower levels of economic, political and legal stability compared to Europe. Risks associated with operating in such markets include unexpected changes in regulatory environments, uncertainty in enforcing contracts and intellectual property rights, challenges in obtaining legal redress, difficulties in collecting accounts receivables, foreign exchange controls, as well as bribery and corruption risks, which can all lead to reputational damage and impair Global Blue’s ability to win and retain contracts. In addition, as Global Blue’s relationships with governments in emerging markets are still developing, they can be more sensitive than Global Blue’s relationships with governments in developed countries. For example, the Chinese government has been sensitive to how businesses refer to Hong Kong, Macau and Taiwan in light of the One-China policy and some companies have come into criticism and negative publicity due to not referring to them correctly, which has harmed their relationship with the Chinese government and other stakeholders. Should one or more of these risks materialize, there could be a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue may be adversely affected by risks associated with strategic arrangements or investments in joint ventures with third parties.
Global Blue has made and continues to make certain strategic arrangements with third parties. For example, in certain countries, such as Japan, Lebanon, Russia and Turkey, Global Blue is required, or Global Blue has determined that it is preferable, to partner with a local counterparty in order to grow its local operations. Local counterparties provide financial, business and public relations expertise and assist Global Blue in developing its merchant and government relationships. These arrangements are and may be developed pursuant to joint venture agreements over which Global Blue only has partial or joint control. The joint venture counterparties may have different business or investment strategies from Global Blue, and Global Blue may have disagreements or disputes with such parties. Global Blue’s partners may be unable, or unwilling, to fulfil their obligations under the relevant joint venture agreements and shareholder agreements, may seek to use their rights to block decisions on certain matters, such as distribution of cash, or may experience financial or other difficulties that may adversely impact Global Blue’s investment in a particular joint venture, which in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Failure to identify external business opportunities or realize the expected benefits from our strategic acquisitions.
As part of our strategy, from time to time we acquire businesses, and enter into strategic alliances and collaborations. For example, in March 2021 we completed the acquisition of ZigZag Global Limited (“ZigZag Global”). This strategy depends in part on our ability to identity strategic external business opportunities and to move forward with such opportunities on acceptable terms.
We cannot assure you that pre-transaction due diligence will identify all possible issues that might arise during and after the transaction. Our efforts on such transactions can also divert management’s attention from our existing businesses.
Further, after an acquisition, efforts to integrate the acquired business or to achieve expected synergies may fail or may not fully meet expectations, as a result of difficulties in retaining key personnel, customers and suppliers; failure to obtain marketing approval or reimbursement within expected time frames or at all; differences in corporate culture, standards, controls, processes and policies; or other factors. Acquisitions can also result in liabilities being incurred that were not known at the time of acquisition, or the creation of tax or accounting issues. Acquired businesses may not always be in full compliance with legal, regulatory or Global Blue standards. Also, our strategic alliances and collaborations with third parties may not achieve their intended goals and objectives within expected time frames, or at all.
Global Blue’s business is subject to loss through physical disaster, data security breach, computer malfunction or sabotage.
Global Blue’s business is vulnerable to loss resulting from physical disaster, data security breaches, computer malfunction or sabotage. Most of Global Blue’s business channels rely on computerized networks and systems to process refunds, collect and store personal data relating to international shoppers and perform reconciliations, and rely to a significant degree on the efficient and uninterrupted operation of Global Blue’s various computer and communication systems, including its IT platforms. Any inadequate system design, transition to new systems or any failure of current or future systems could impair Global Blue’s ability to receive, process and reconcile transactions, manage its compliance and risk functions, and conduct other day-to-day operations of its business. In addition, the computer and communications systems are vulnerable to damage or interruption from a variety of sources, including attacks by computer malware, electronic break-ins or cyber-attacks, theft or corruption of confidential data or other unanticipated problems.
Moreover, due to the increasing digitalization of Global Blue’s business model and Global Blue’s growing focus on collecting and monetizing international shopper data, Global Blue is also increasingly exposed to risks associated with the unauthorized use, disclosure, destruction and alteration of personal data. Any significant cyber-attack, unauthorized disclosure of data or any other disruption of Global Blue’s computer or communication systems could significantly affect its ability to manage its information technology systems or lead to recovery costs, damage to its reputation, litigation brought by international shoppers or business partners or a diminished ability to operate the business. In addition, due to the high level of data traffic that Global Blue processes, any disruption in Global Blue’s computerized systems or technological process could in turn have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s AVPS business relies on relationships with Acquirers and on the involvement of card schemes.
Global Blue’s AVPS business relies on relationships with Acquirers, which are financial institutions that process credit or debit card payments on behalf of a merchant, and growth in Global Blue’s AVPS business is derived primarily from establishing new relationships with Acquirers. Global Blue may experience attrition and a consequent decline in the volume of currency conversion transactions it processes as a result of several factors, including transfers of their accounts to Global Blue’s competitors, unsuccessful contract renewal negotiation and account closures. The loss of existing relationships, or a sufficient number of key Acquirers could negatively impact Global Blue’s business. Acquirers involved in Global Blue’s AVPS business may also take advantage of increasing levels of competition to raise their percentage of revenue sharing, thereby reducing Global Blue’s profitability.
Global Blue’s AVPS business also depends on the involvement of card schemes, such as Visa or MasterCard, which act as intermediaries between Acquirers. If there is an increase in the prevalence of foreign exchange cards, which aim to provide currency conversion services at better foreign exchange rates or with lower fees than traditional cards, the number of travelers using Global Blue’s AVPS business could decrease. In addition, the relationship with providers of card schemes is similarly important and any deterioration or termination of such relationships could negatively impact Global Blue’s AVPS business. For example, if card schemes, such as Visa or MasterCard, decided to cease allowing Global Blue’s DCC services, the results of Global Blue’s AVPS business would be adversely affected. An increase in fees charged by card schemes in connection with currency conversion transactions may reduce Global Blue’s margins or compromise Global Blue’s AVPS business model.
In addition, each card scheme may alter rules or policies in a manner that may be detrimental to participants, including Acquirers and issuers that must comply with scheme rules as well as terminal suppliers, e-commerce merchants and PSPs that must comply with terminal, transaction and card data storage security rules. Moreover, as card schemes become more dependent on proprietary technology and seek to provide value-added services to issuers and merchants, there is heightened risk that rules and standards may be governed by the self-interest of the schemes, or of those with influence over the schemes. Changes in the business models or strategies of card scheme operators, including any resulting changes to their respective card scheme rules, could have a material adverse effect on Global Blue’s ability to compete and on Global Blue’s business, financial condition, results of operations and prospects.
Global Blue’s AVPS business may be subject to reputational risks in the event of adverse publicity relating to certain products that Global Blue offers, such as DCC. Further, there is a risk that international shoppers no longer utilize Global Blue’s DCC offerings, which could have a material adverse effect on Global Blue’s business, financial condition, results of operations and prospects.
Global Blue is subject to counterparty risk and credit risk.
Global Blue is subject to potential credit risk from merchants and customs and tax authorities. For each TFS transaction, Global Blue is required to remit funds to international shoppers in advance of receipt of funds from merchants or customs and tax authorities. Although Global Blue has in place reserves that it can draw upon to cover any delays in payment, Global Blue’s reserves would be insufficient to fund all of Global Blue’s debts and liabilities. If merchants or customs and authorities were to fail or refuse to pay Global Blue on a widespread and systemic basis over an extended period of time, due to insolvency, bankruptcy, cash management or store closures (including as a result of the COVID-19 pandemic) or, in the case of customs and authorities, political motives, Global Blue could default on its debts and liabilities, resulting in financial, reputational or customer loss. While the revenue share with merchants is only paid after Global Blue receives the full VAT payment and the net exposure is consequently lower, any occurrence of payment default or delay could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue is subject to losses from fraud, theft and employee error.
Global Blue’s business is vulnerable to loss resulting from fraud, theft and employee error. In particular, Global Blue is vulnerable to loss from fraud if counterfeit tax forms are presented to Global Blue for refund. Third parties may also collect Global Blue’s tax-free forms on behalf of international shoppers and obtain VAT refunds unlawfully.
Additionally, since Global Blue maintains, transports and processes large amounts of currency around the world, Global Blue is vulnerable to losses from theft or fraudulent acts perpetrated by employees or unauthorized individuals who obtain access to Global Blue’s premises or systems. Material occurrences of fraud and theft could damage Global Blue’s reputation or lead to a loss of cash or temporary disruptions to Global Blue’s business. Moreover, the failure to control or reduce fraud or theft in a cost-effective manner could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue may not be able to attract, integrate, manage and retain qualified personnel or key employees.
Global Blue’s success is dependent on the skills, experience and efforts of Global Blue’s senior management and key personnel. In particular, Global Blue depends on certain sales and marketing staff who have established strong relationships with merchants. The loss of services of key members of Global Blue’s sales and marketing team, particularly to a competitor, could lead to a loss of merchant accounts and, in turn, could have a material adverse effect on Global Blue’s business, results of operations and financial condition. The risk of certain key members of Global Blue leaving Global Blue will be heightened following the expiration of certain provisions in the Management Shareholders Agreement on February 28, 2022, which will deem any such key members that leave to be a 'good leaver' and therefore reduce any disincentive to leave Global Blue.
The success of Global Blue’s business also depends on Global Blue’s ability to adapt to rapidly changing technological, social, economic and regulatory developments. This necessitates a range of specialist personnel, particularly in the areas of software development, technical support, finance and control, administration and operations, and requires Global Blue to retain, recruit and develop the necessary personnel who can provide the needed expertise across the entire spectrum of Global Blue’s business and operations. The market for qualified personnel is competitive and Global Blue may not succeed in recruiting additional personnel in line with the growth of Global Blue’s business, or Global Blue may fail to effectively replace current personnel who depart with qualified or effective successors. Global Blue’s efforts to retain and develop personnel may also result in significant additional expenses, which could adversely affect Global Blue’s profitability.
Global Blue is subject to complex and stringent data protection and privacy laws and regulations in the jurisdictions in which Global Blue operates.
Global Blue processes significant amounts of personal and financial information on a daily basis, including names, addresses, credit card details and passport numbers. For this reason, Global Blue is subject to data protection legislation that seeks to protect the processing of personal data and imposes restrictions on the collection, use and other forms of processing of personal data. Data protection and privacy laws and regulations are complex and any significant change in the regulatory environment relating to the protection of personal data may also impact Global Blue’s use of international shopper data in Global Blue’s TFS-related and intelligence offerings. Changes to data protection laws and other significant regulatory changes affecting Global Blue’s business activities may also cause Global Blue to revise its strategy or adopt new technologies and procedures.
A breach of data protection laws and regulations could result in substantial fines and/or other sanctions, including criminal sanctions, being levied against Global Blue. If Global Blue were to experience a data breach and be fined, then this could potentially represent a significant cost for Global Blue. Additionally, any breach of data protection could result in proceedings against Global Blue, including class action privacy litigation in certain jurisdictions. Finally, should Global Blue be found to be in breach of applicable data protection and privacy laws and regulation, it could face material damage to its brand and the potential loss of customer trust and confidence, which in turn could have a material adverse effect on its business, results of operations and financial position.
Global Blue’s business is subject to anti-money laundering, sanctions and anti-bribery regulations and related compliance costs and third-party risks.
Global Blue’s business is subject to anti-money laundering and anti-bribery laws and regulations in the jurisdictions in which Global Blue operates. In addition, Global Blue is subject to laws and regulations that prohibit Global Blue from transmitting money to specified countries or to or on behalf of prohibited individuals, in particular, the laws and regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury in the United States, the United States’ Foreign Corrupt Practices Act, Her Majesty’s Revenue and Customs in the United Kingdom and regulations enacted by the EU’s Common Foreign & Security Policy and the United Nations Security Council.
Equivalent or similar legislation exists in other countries where Global Blue conducts business. Fines and penalties, which may include the shutting down of operations or central banks limiting Global Blue’s ability to source currency, could be imposed in the various countries in which Global Blue operates, and more stringent sanctions, anti-bribery or AML legislation, including “know your customer” requirements, could impose considerable obligations on Global Blue, create increased reporting obligations and trigger the need for increased resources devoted to AML or other compliance functions. Global Blue’s internal policies mandate compliance with AML, sanctions and anti-bribery laws, but Global Blue’s compliance policies and training efforts may not always prevent bad acts or errors committed by Global Blue’s employees or joint venture partners and their employees. For example, if one of Global Blue’s joint venture partners or employees were to bribe a government official in connection with any government award of a TFS license or agreement, Global Blue would be in violation of anti-bribery regulations. Additionally, there is a risk that Global Blue could violate AML regulations by allowing fraudulent VAT refunds to be claimed by not sufficiently checking that the tax-free form was properly issued or validated or not sufficiently checking that the merchant was a genuinely established enterprise. Any failure, or suspected failure, by Global Blue to comply with its obligations relating to AML, sanctions or anti-bribery, could not only have a material adverse effect on its business, results of operations and financial condition, but could also have a material adverse effect on its reputation and goodwill.
Global Blue is subject to risks relating to intellectual property.
Global Blue’s success depends to a significant degree upon its ability to protect and preserve the proprietary aspects of its services and processes. In certain jurisdictions, such as in APAC, where Global Blue has deployed some of its most advanced digital TFS solutions, Global Blue relies on patent laws in order to protect its intellectual property.
Global Blue may not be successful in the implementation of its patent registration strategies. Global Blue may be unable to secure patents in a timely manner or at all, which could limit its ability to protect the relevant intellectual property rights from competitors. Global Blue’s competitors may also secure patents covering Global Blue’s services and processes, thereby exposing Global Blue to infringement liability or preventing Global Blue from fully executing its business model in the relevant jurisdiction. As a result, Global Blue may find that it is unable to continue to offer the best products to international shoppers, or that it is unable to offer products and services upon which its business depends.
Moreover, third parties may in the future assert claims that Global Blue’s systems or products infringe their proprietary rights. Such infringement claims may cause Global Blue to incur significant costs in defending those claims. As a result of any of these claims, Global Blue may be required to discontinue using any infringing technology and providing any related services, to expend resources to develop non-infringing technology or to purchase licenses or pay royalties for other technology. Should any of these risks materialize, they could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Litigation or investigations involving Global Blue could result in material settlements, fines or penalties.
From time to time, Global Blue is the subject of litigation or investigations related to its business, which may result in fines, penalties, judgments, settlements and litigation expenses. Regulatory and judicial proceedings and potentially adverse developments in connection with ongoing litigation may adversely affect the licenses Global Blue holds as well as Global Blue’s business, financial condition and results of operations. There may also be adverse publicity associated with lawsuits and investigations that could decrease international shoppers’ acceptance of Global Blue’s services. Plaintiffs or regulatory agencies in these lawsuits, actions or investigations may seek recovery of very large or indeterminate amounts, and the magnitude of these actions may remain unknown for substantial periods of time. The cost to defend or settle future lawsuits or investigations may be significant and such costs, or the outcome of such lawsuits or investigations, could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Risks Related to Financial Matters and Global Blue’s Capital and Corporate Structure
Failure to comply with the covenants or other obligations contained in the Facilities Agreement could result in an event of default, and any failure to repay or refinance the outstanding debt under the Facilities Agreement when due could have a material adverse effect on Global Blue.
Global Blue has incurred substantial indebtedness. As of March 31, 2021, Gross Debt (meaning, the long-term financing - senior debt facility less the capitalized financing fees) amounted to €729 million. If there were an event of default under the Facilities Agreement that is not cured or waived in accordance with the terms of the Facilities Agreement, the lenders under the Facilities Agreement could terminate their commitments to lend and cause all amounts outstanding with respect to the loans granted under the Facilities Agreement to become due and payable immediately and/or exercise their rights and remedies under the security documents. Global Blue’s assets and cash flow may not be sufficient to fully repay Global Blue’s outstanding debt under the Facilities Agreement when due, whether upon an acceleration of the loans granted under the Facilities Agreement or on the maturity date of any of the loans granted. Certain assets including the shares and material bank accounts of certain of Global Blue’s material subsidiaries serve as security to secure the obligations under the Facilities Agreement and, upon an acceleration of the Facilities Agreement, the secured parties may enforce such security and exercise rights and remedies under such security documents including to sell, appropriate or otherwise dispose of such assets in order to generate proceeds to repay any outstanding indebtedness under the Facilities Agreement. Upon an acceleration of the Facilities Agreement or upon the final maturity date of any of the Facilities Agreement, there can be no assurance that Global Blue will be able to refinance the Facilities Agreement or that Global Blue’s assets, including those that serve as security for outstanding indebtedness, would be sufficient to repay that indebtedness in full and allow Global Blue to continue to make the other payments that Global Blue is obliged to make, which would impair Global Blue’s ability to run Global Blue’s business, could result in insolvency proceedings or reorganization and could result in investors losing all or a significant portion of their investment. In addition, a default under the Facilities Agreement could result in a default under Global Blue’s other financing arrangements and could cause or permit lenders under those other financing arrangements to accelerate such financing arrangements, causing the amounts owed under those arrangements to become immediately due and payable, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition. For more information regarding the Facilities Agreement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Banking Facilities and Loans—Facilities.”
Global Blue relies on its operating subsidiaries to provide it with funds necessary to meet Global Blue’s financial obligations and Global Blue’s ability to pay dividends may be constrained.
Global Blue operates through a holding structure. Global Blue is a holding company with no material, direct business operations. Global Blue’s only assets are its direct and indirect equity interests in its operating subsidiaries. As a result, Global Blue is dependent on loans, dividends and other payments from these subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of dividends. The ability of Global Blue’s subsidiaries to make such distributions and other payments depends on their earnings and may be subject to contractual or statutory limitations, such as limitations imposed by Global Blue’s financing facilities to which Global Blue’s subsidiaries are guarantors or the legal requirement of having distributable profit or distributable reserves. See “Dividend Policy.” As an equity investor in Global Blue’s subsidiaries, Global Blue’s right to receive assets upon a subsidiary’s liquidation or reorganization will be effectively subordinated to the claims of such subsidiary’s creditors. To the extent that Global Blue is recognized as a creditor of a subsidiary, its claims may still be subordinated to any security interest in or other lien on such subsidiary’s assets and to any of its debt or other obligations that are senior to Global Blue’s claims.
The actual payment of future dividends on our ordinary shares and the amounts thereof depend on a number of factors, including, among others, the amount of distributable profits and reserves, including capital contribution reserves (which can be reduced by losses in a current year or carried forward from previous years), the Company’s capital expenditure and investment plans, revenue, profits, financial condition, the Company’s level of profitability, Leverage Ratio (as defined under “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue”), applicable restrictions on the payment of dividends under applicable laws, compliance with credit covenants, general economic and market conditions, future prospects and such other factors as the Board of Directors may deem relevant from time to time. There can be no assurance that the above mentioned factors will facilitate or allow adherence to the Company’s dividend policy. The Company’s ability to pay dividends may be impaired if any of the risks described in this section were to occur. As a result, the Company’s ability to pay dividends in the future may be limited and the Company’s dividend policy may change. The Board of Directors will revisit the Company’s dividend policy from time to time.

Global Blue’s indebtedness imposes restrictions on Global Blue’s business and a significant increase in Global Blue’s indebtedness could result in changes to the terms on which credit is extended to it.
The Facilities Agreement contains covenants and undertakings. These undertakings restrict or limit, among others, Global Blue’s ability to incur additional indebtedness, Global Blue’s ability to create security, Global Blue’s ability to dispose of assets and Global Blue’s ability to merge or consolidate with other entities (in each case subject to a number of important exceptions and qualifications). If Global Blue breaches any of the covenants with respect to the Facilities Agreement and Global Blue is unable to cure the breach within any applicable grace period specified in the Facilities Agreement (to the extent the breach is capable of being cured) or to obtain a waiver from the relevant lenders, Global Blue would be in default under the terms of the relevant Facilities Agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.”
Since a portion of Global Blue’s cash flow from operations is dedicated to the payment of interest on Global Blue’s indebtedness, these payments reduce the amount of cash Global Blue has available for other purposes, including Global Blue’s working capital needs, capital expenditure, the exploitation of business opportunities and organic growth, future acquisitions and other general corporate needs, as well as dividends. Furthermore, a significant increase in Global Blue’s indebtedness could result in changes to the terms on which banks and other parties are willing to extend credit to it. Any of these events, if they occur, could increase Global Blue’s costs of financing or cause Global Blue to make early repayment on some or all of Global Blue’s indebtedness, either of which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue’s inability to generate sufficient cash flow could affect its ability to execute its strategic plans.
Organic growth opportunities are an important element of Global Blue’s strategy. See “Business—Global Blue’s Strategy.” Global Blue may not generate sufficient cash flow to finance such growth plans. Consequently, the execution of Global Blue’s growth strategy may require access to external sources of capital, which may not be available to Global Blue on acceptable terms, or at all. Limitations on Global Blue’s access to capital, including on Global Blue’s ability to issue additional debt or equity, could result from events or causes beyond Global Blue’s control, and could include, among others, decreases in Global Blue’s creditworthiness or profitability, significant increases in interest rates, increases in the risk premium generally required by investors, decreases in the availability of credit or the tightening of terms required by lenders. Any limitations on Global Blue’s ability to secure external capital, continue Global Blue’s existing finance arrangements or refinance existing financing obligations could limit Global Blue’s liquidity, Global Blue’s financial flexibility or Global Blue’s cash flow and affect Global Blue’s ability to execute Global Blue’s strategic plans, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.
Global Blue is exposed to interest rate risks.
Part of Global Blue’s existing and future debt and borrowings carry, or may carry, floating interest rates, including floating interest rates linked to EURIBOR or similar “benchmark” interest rates. As of March 31, 2021, all of Global Blue’s interest-bearing loans carried floating interest rates. As of March 31, 2021, none of these loans were covered by interest rate swaps as the floating rate was below the minimum interest rate floor of 0%, which will also apply to borrowings under the Facilities. Adverse fluctuations and increases in interest rates, to the extent that they are not hedged, could have a material adverse effect on Global Blue’s cash flow and financing costs and, consequently, on Global Blue’s business, results of operations and financial condition. In addition, LIBOR and other “benchmark” interest rates are currently the subject of recent and ongoing national, international and other regulatory guidance and proposals for reform, which may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could result in an increase of the interest payable on any of Global Blue’s debt linked to such a “benchmark.”

Global Blue is exposed to currency translation and transaction risk.
Global Blue is exposed to currency translation risk because its group consolidated reporting currency is the euro and hence fluctuations in foreign exchange rates impact the consolidation into euro of foreign currency- denominated assets, liabilities and earnings. In addition, the Company is exposed to foreign currency movements as a result of its share price being denominated in U.S. dollar versus the Company’s reporting currency in euro.
Global Blue’s main transaction risks arise from funding activities and transactions between Global Blue group entities with different functional currencies. Exposures are in the form of cash pools as well as intra-group trade payables and receivables. Global Blue’s largest exposures for the financial year ended March 31, 2020 were to the British pound, Swiss franc and Moroccan dirham, and for the financial year ended March 31, 2021 were to the Australian dollar, Uruguayan peso and Moroccan dirham. Volatility in these currencies may therefore impact Global Blue’s results of operations if not properly managed. Adverse currency movements could result in a material adverse effect on Global Blue’s business, results of operations and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure about Market Risk—Foreign Exchange Risk.”
Global Blue’s consolidated financial statements include significant intangible assets which could be impaired.
Global Blue carries significant intangible assets on its balance sheet. As of March 31, 2021, the intangible assets on Global Blue’s balance sheet totaled €625.4 million, including €475.9 million in goodwill and €80.0 million in trademarks and customer relationships relating mainly to the 2012 GB Acquisition, as well as Global Blue's acquisition of Currency Select in 2017 and ZigZag Global in 2021.
Pursuant to current accounting rules, Global Blue is required to assess goodwill for impairment at least annually or more frequently if impairment indicators are present. Impairment indicators include, but are not limited to, significant underperformance relative to historical or projected future operating results, a significant decline in share price or market capitalization and negative industry or economic trends. If such events were to occur, the carrying amount of Global Blue’s goodwill may no longer be recoverable and Global Blue would be required to record an impairment charge. The COVID-19 pandemic and its impact on Global Blue’s business was an impairment indicator that Global Blue assessed. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.” Global Blue assessed its goodwill for impairment as of the most recent reporting date of March 31, 2021, including analyses for the impact of COVID-19. Global Blue considered a sensitivity analysis that included a significant decline for revenue in the financial year ending March 31, 2022 (generally consistent with the recent months following the onset of the COVID-19 pandemic, as detailed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19”) when compared to the pre-pandemic financial year ended March 31, 2020, and a recovery profile such that, by the financial year ending March 31, 2026, revenue still would not have fully reached the actual reported revenue for the financial year ended March 31, 2020. This implies a nominal negative compound annual revenue growth rate over this period. The downside case resulted in no impairment, though minimal headroom. Should the impact of the COVID-19 pandemic on Global Blue’s revenue be more severe or of longer duration than assumed in the downside sensitivity, the goodwill balance may be at risk of impairment.
Other intangible assets, such as trademarks and customer relationships, are amortized on a yearly basis. However, if impairment indicators are present, Global Blue is required to test such intangible assets for impairment.

Risks Related to the Company’s Securities
Future sales, or the perception of future sales, by us or our existing securityholders may cause the market price of our securities to drop significantly.
The sale of our securities in the public market, or the perception that such sales could occur, including sales by our existing securityholders and the conversion of the Global Blue Warrants or Series A Preferred Shares, could harm the prevailing market price of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Following the effectiveness of the registration statement of which this prospectus forms a part, substantially all of the Company’s securities may be sold in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the price of the Company’s securities or putting significant downward pressure on the price of the Company’s securities. See “Securities Eligible for Future Sale.”
Global Blue Warrants will become exercisable for ordinary shares and Series A Preferred Shares will be convertible into ordinary shares, which would increase the number of securities eligible for future resale in the public market and result in dilution to our shareholders, and may adversely affect the market price of our ordinary shares.
Outstanding Global Blue Warrants to purchase an aggregate 30,735,950 ordinary shares of the Company are exercisable at a price of $11.50 per share, subject to adjustments. In addition, a total of 17,788,512 Series A Preferred Shares, excluding 5,929,477 Series A Preferred Shares held in treasury, are convertible into ordinary shares, under certain circumstances, on a cashless and one-for-one basis. To the extent such Global Blue Warrants are exercised or Series A Preferred Shares are converted, additional ordinary shares will be issued, which will result in dilution to the holders of ordinary shares and increase the number of securities eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.
In addition, the market price of our ordinary shares may also be adversely affected if investors in our ordinary shares view the Series A Preferred Shares as a more attractive means of equity participation in us than owning our ordinary shares or as a results of any hedging or arbitrage trading activity that may develop involving the Series A Preferred Shares and our ordinary shares.
Our ordinary shares rank junior to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation.
Our ordinary shares rank junior to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation. This means that, unless dividends have been declared and paid, or set aside for payment, on all outstanding Series A Preferred Shares, no dividends may be declared or paid on our ordinary shares. Likewise, in the event of our liquidation, no distribution of our assets may be made to holders of our ordinary shares until we have paid to holders of the Series A Preferred Shares liquidation proceeds equal to $10.00 per share.
The trading price of the Company’s securities may be volatile.
The trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on the investment in the Company’s securities and the securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:
•    actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•    changes in the market’s expectations about our operating results;
•    success of competitors;
•    lack of adjacent competitors;
•    our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•    changes in financial estimates and recommendations by securities analysts concerning Global Blue or the industries in which we operate in general;
•    operating and stock price performance of other companies that investors deem comparable to us;
•    our ability to market new and enhanced products and services on a timely basis;
•    changes in laws and regulations affecting our business;
•    commencement of, or involvement in, litigation involving us;
•    changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•    the volume of our securities, including ordinary shares, Global Blue Warrants and the Series A Preferred Shares, available for public sale;
•    any major change in the Board of Directors or management;
•    sales of substantial amounts of ordinary shares, Global Blue Warrants and the Series A Preferred Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and
•    general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress the price of the Company’s securities regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Reports published by analysts, including projections in those reports that differ from Global Blue’s actual results, could adversely affect the price and trading volume of our ordinary shares.
Global Blue currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Global

Blue actually achieves. The Company’s ordinary share price may decline if actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports downgrades the Company’s securities or publishes inaccurate or unfavorable research about Global Blue’s business, the Company’s ordinary share price could decline. If one or more of these analysts ceases coverage or fails to publish reports regularly, the Company’s ordinary share price or trading volume could decline. While the Company expects research analyst coverage of the Company, if no analysts commence coverage of Global Blue, the trading price and volume for the Company’s ordinary shares could be adversely affected.
The NYSE may not continue to list the Company’s securities on its exchange, which could limit the ability of investors to make transactions in the Company’s securities and subject the Company to additional trading restrictions.
To continue listing the Company’s securities on the NYSE, Company is required to demonstrate compliance with the NYSE’s continued listing requirements.
There can be no assurance that the Company will be able to meet the NYSE’s continued listing requirement or maintain other listing standards. If our ordinary shares or Global Blue Warrants are delisted by the NYSE, and it is not possible to list the Company’s securities on another national securities exchange, Global Blue expects the Company’s securities to be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:
•    less liquid trading market for its securities;
•    more limited market quotations for its securities;
•    determination that its ordinary shares and/or Global Blue Warrants are a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for the Company’s securities;
•    more limited research coverage by stock analysts;
•    loss of reputation;
•    more difficult and more expensive equity financings in the future; and
•    decreased ability to issue additional securities or obtain additional funding in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Company’s ordinary shares remain listed on the NYSE, such shares will be covered securities. Although the states are preempted from regulating the sale of the Company’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If the Company’s securities were no longer listed on the NYSE and therefore not “covered securities,” we would be subject to regulation in each state in which we offer the Company’s securities.
As a “foreign private issuer” under the rules and regulations of the SEC, the Company is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain requirements of the NYSE applicable to U.S. companies.
The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the Company is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. The Company currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the Company’s securities. Accordingly, if you continue to hold the Company’s securities, you may receive less or different information about the Company than you would receive about a U.S. domestic public company.
In addition, as a “foreign private issuer” whose securities are listed on the NYSE, the Company is permitted to follow certain home country corporate governance practices in lieu of certain requirements of the NYSE. A “foreign private issuer” must disclose in its annual reports filed with the SEC each requirement of the NYSE with which it does not comply, followed by a description of its applicable home country practice. The Company currently follows the corporate governance requirements of the NYSE. However, the Company cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore, in the future, rely on available exemptions that would allow the Company to follow its home country practice. Unlike the requirements of the NYSE, there are currently no mandatory corporate governance requirements in Switzerland that would require the Company to: (i) have a majority of the Board of Directors be independent; (ii) establish a nominating/governance committee; or (iii) hold regular executive sessions where only independent directors may be present. Such Swiss home country practices may afford less protection to holders of the Company’s securities.
The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of its outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) more than 50% of its assets are located in the United States; or (iii) its business is administered principally in the United States. If the Company loses its status as a “foreign private issuer” in the future, it will no longer be exempt from the rules described above and, among others, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
Provisions in the Articles of Association and Swiss law may limit the availability of attractive takeover proposals.
The Company’s articles of association (the “Articles of Association”) contain provisions that may discourage unsolicited takeover proposals that shareholders of the Company may consider to be in their best interests. In particular, the Articles of Association contain a provision which requires approval by the majority of votes present at a special meeting of the Series A Preferred Shares where the holders of the Series A Preferred Shares would receive less than $10 per Series A Preferred Share in connection with a merger or public tender offer when shareholder approval is required as a condition to the offer. Other provisions in the Articles of Association and Swiss law include the requirement for the affirmative vote of holders of at least two-thirds of the represented shares and the absolute majority of the represented nominal value of the shares at a general meeting of shareholders to amend provisions therein that affect certain shareholder rights or the Company’s ability to enter into certain transactions. These provisions could limit the price investors might be willing to pay for the Company’s securities.

Global Blue has identified material weaknesses in its internal control over financial reporting. If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the price of its securities.
As a public company in the U.S., we have significant requirements for enhanced financial reporting and internal controls. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting to meet our reporting obligations as a public company. Effective internal controls over financial reporting are necessary for Global Blue to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause Global Blue to fail to meet its reporting obligations. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we have identified and may identify additional deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404 thereof. Our testing has revealed and may continue to reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Newly-identified material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected.
As described in more detail in “Management’s Discussion and Analysis—Disclosure Controls and Procedures,” in this prospectus, management has concluded that we have material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
As previously disclosed, Global Blue’s historical audited consolidated financial statements for the year ended March 31, 2020 were restated. While we have designed and implemented controls to remediate the material weakness, as described in more detail in “Management’s Discussion and Analysis—Disclosure Controls and Procedures,” our efforts may not be successful. These remediation measures may be time consuming, costly, and may place significant demands on our financial and operational resources. If our efforts to remediate these material weaknesses are not successful, the remediated material weaknesses may reoccur or other material weaknesses could occur in the future.
Global Blue is required to disclose changes made in its internal controls and procedures and its management will be required to assess the effectiveness of these controls annually. We may not be able to conclude on an ongoing basis that we have fully remediated all material weaknesses and that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we are unable to do this, we may not be able to accurately or timely report our financial information and such failure could result in a negative reaction in the financial markets due to a loss of confidence in the reliability of its financial information, which could negatively affect the market price of its securities. Any such action could negatively affect Global Blue’s results of operations and cash flows.
In addition, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of Global Blue’s internal controls could detect problems that management’s assessment might not.

Undetected material weaknesses in Global Blue’s internal controls could lead to financial statement restatements and require it to incur the expense of remediation.
If Global Blue fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud, and as a result, security-holders could lose confidence in Global Blue’s financial and other public reporting, which would harm its business and the trading price of the Company’s securities.
Effective internal controls over financial reporting are necessary for Global Blue to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause Global Blue to fail to meet its reporting obligations. Global Blue has identified material weaknesses in its internal control related to errors identified in the March 31, 2020 financial statements. See “—Global Blue has identified material weaknesses in its internal control over financial reporting. If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the price of its securities.” If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial conditions or results of operations, which may adversely affect its business and the price of its securities. In addition, any testing by it conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by its independent registered public accounting firm, may reveal deficiencies in Global Blue’s internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to its financial statements or identify other areas for further attention or improvement. Inferior internal controls could also subject Global Blue to regulatory scrutiny and sanctions, impair its ability to raise revenue and cause investors to lose confidence in its reported financial information, which could have a negative effect on the trading price of the Company’s securities.
Global Blue will be required to disclose changes made in its internal controls and procedures and its management will be required to assess the effectiveness of these controls annually. However, for as long as the Company is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of Global Blue’s internal controls could detect problems that its management’s assessment might not. Undetected material weaknesses in Global Blue’s internal controls could lead to financial statement restatements and require it to incur the expense of remediation.
Risks Related to Global Blue as a Public Company
Fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving Global Blue’s customers and negative media coverage, may result in significant decreases or fluctuations in the price of Global Blue securities.
The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our ordinary shares and, as a result, there may be significant volatility in the market price of our ordinary shares. Separately, if the Company is unable to operate as profitably as investors expect, the market price of our ordinary shares will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of the Company’s control could have an adverse effect on the price of our ordinary shares and increase fluctuations in its earnings. These factors include certain of the risks discussed in this prospectus, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting travel and traveler shopping (including pandemics), adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the luxury goods retail industry.
An active market for the Company’s securities may not develop, which would adversely affect the liquidity and price of its securities.
An active trading market for the Company’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your ordinary shares, Global Blue Warrants or Series A Preferred Shares unless an active market for such security can be established and sustained.
The Company may issue additional ordinary shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of its securities.
The Company may issue additional ordinary shares or other equity securities of equal or senior rank (including additional Global Blue Warrants and/or Series A Preferred Shares) in the future in connection with, among others, repayment of outstanding indebtedness or Global Blue’s equity incentive plan, without shareholder approval, in a number of circumstances.
The Company’s issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:
•    the Company’s existing securityholders’ proportionate ownership interest in the Company may decrease;
•    the amount of cash available per share, including for payment of dividends in the future, may decrease;
•    the relative voting strength of each previously outstanding ordinary share, Global Blue Warrant and/or Series A Preferred Share may be diminished; and
•    the market price of the Company’s securities may decline.
Silver Lake is able to exert control over Global Blue. The interests pursued by Silver Lake could differ from the interests of Global Blue’s other security-holders.
Silver Lake beneficially owns approximately 78.3% of our ordinary shares. Due to its large shareholdings, Silver Lake is able to exert control in the general meeting of Global Blue shareholders and, consequently, on matters decided by the general meeting, including the appointment of members of the Board of Directors, the payment of dividends and any proposed capital increase. The interests pursued by Silver Lake could differ from the interests of Global Blue’s other security-holders. See “Certain Relationships and Related Person Transactions” for a description of certain arrangements regarding the relationship between the Company and Silver Lake.
Global Blue is incurring higher costs as a result of being a public company.
Global Blue is incurring additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. Global Blue is incurring and will continue to incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and the NYSE. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Global Blue expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Global Blue is currently unable to estimate these costs with any degree of certainty. Global Blue may need to hire more employees or engage outside consultants to comply with these requirements, which will increase its costs and expenses accordingly. These laws and regulations could make it more difficult or costly for Global Blue to obtain certain types of insurance, including director and officer liability insurance, and Global Blue may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for Global Blue to attract and retain qualified persons to serve on the Board of Directors, its committees, or as executive officers. Furthermore, if Global Blue is unable to satisfy its obligations as a public company, it could be subject to delisting of its securities, fines, sanctions and other regulatory action and potentially civil litigation.
For so long as Global Blue Currency Choice Italia S.r.l. (“GBCCI”) holds a license from the Bank of Italy, acquiring a direct or indirect substantial stake in Global Blue’s share capital may require the prior consent of, or post-closing notification to, the Bank of Italy and may be subjected to restrictions and other requirements.
The acquisition, alone or together with others, of a direct or indirect substantial stake (or voting rights) in the share capital of Global Blue, which indirectly controls GBCCI, which is an Italian payment institution supervised by the Bank of Italy, entailing the power to control or exercise a significant influence on the management of Global Blue (and, in turn, on the management of GBCCI), may be subject to the prior consent of the Bank of Italy or to prescribed post-closing notification duties of the Bank of Italy. In order to determine whether the acquisition of a substantial stake (or voting rights) in the share capital of Global Blue triggers the need to obtain the prior consent of the Bank of Italy, the relevant threshold in relation to listed entities is generally 10% of a company’s share capital (or voting rights), although a case-by-case assessment of the shareholders’ structure of Global Blue at the time of an acquisition would be required as the need to obtain prior consent from the Bank of Italy may also stem from other factors (e.g., commercial or shareholders’ agreements in place entailing or excluding the ability to influence the management of Global Blue and/or GBCCI). Non-compliance with the requirement to obtain such a prior consent, or to comply with the applicable post-closing notification duties, would violate articles 19 and 114-undecies of Legislative Decree 1 September 1993, No. 385, as amended, and may lead to administrative sanctions, including but not limited to administrative fines. In addition, failure to obtain such a consent or to comply with the prescribed post-closing notification duties may mean that the voting rights or any other rights attached to the stake (or voting rights) in the share capital of Global Blue acquired by the acquiring entity of such stake may not be exercised, and may result in the annulment of resolutions that have been passed in general meetings of GBCCI where the required majority would not have been reached without the votes attached to the shareholding held by Global Blue in GBCCI’s share capital. Furthermore, equity stakes purchased in the absence of the required prior consent of the Bank of Italy must be sold within the deadline established by the Bank of Italy. If prior consent is required, the Bank of Italy will grant the same after having verified that the applicant satisfies its requirements for reputation, professionalism and good standing, in order to ensure the sound and prudent management of GBCCI.
Security-holders have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them, because the Company is incorporated in Switzerland, because the Company conducts a majority of its operations outside of the United States and because a majority of the Company’s directors and officers reside outside the United States.
The Company is incorporated in Switzerland and conducts a majority of its operations through its subsidiary, Global Blue Group AG, outside the United States. All of the Company’s assets are located outside the United States. A majority of the Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.
In addition, the Articles of Association provide for arbitration in Zurich, Switzerland in accordance with the Rules of Arbitration of the International Chamber of Commerce for corporate litigation between the Company and its directors and its security-holders. While arbitration clauses in Articles of Association are considered to be valid under Swiss law, it is not settled under Swiss law whether they are also valid in the context of listed companies, which uncertainty could create some delay for security-holders seeking to bring claims against Global Blue or its directors or officers. Costs in arbitration proceedings can be significantly higher than in proceedings before ordinary Swiss courts. Security-holders initiating arbitration proceedings under the arbitration provision contained in the Articles of Association will be required to make advance payments to the arbitration court in order to cover the arbitration court’s expenses and these amounts can be materially higher than in a proceeding in an ordinary Swiss court. Similarly, a security-holder will or may be required to make advance payments to cover the counsel cost of the opposing party in the event it does not prevail or only partly prevails, and such reimbursement cost can be significantly higher than in proceedings in ordinary Swiss courts. Also, the ability to obtain evidence and enforce evidence production obligations in an arbitration proceeding can be significantly less effective than in an ordinary Swiss court proceeding. Further, the enforcement of an arbitration award outside of Switzerland may be more difficult and subject to more burdensome requirements than enforcement of a verdict of a Swiss court. In addition, while such arbitration requirements for corporate litigation would not preclude a security-holder from bringing a claim against Global Blue or its directors or officers in U.S. courts under the civil liability provisions of the U.S. federal securities laws, as noted above, security-holders may be unable to enforce a judgment predicated upon such civil liability provisions in Swiss courts.
As a result of all of the above, our security-holders might have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as security-holders of a U.S. public company.
Certain protections of Swiss law that apply to Swiss domestic listed companies do not apply to the Company.
Due to Global Blue’s cross-border structure, certain protections of Swiss law that apply to Swiss domestic listed companies will not apply to the Company. In particular, the rules of the Swiss Financial Infrastructure Act on disclosure of shareholdings and tender offer rules, including mandatory tender offer requirements and regulations of voluntary tender offers, which typically apply in relation to Swiss companies listed in Switzerland, will not apply to the Company as it will not be listed in Switzerland.
Global Blue is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.
Global Blue is an “emerging growth company,” as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Global Blue cannot predict if investors will find its shares less attractive because it will rely on these exemptions, including delaying adoption of new or revised accounting standards until such time as those standards apply to private companies and reduced disclosure obligations regarding executive compensation. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market and the price of the Company’s securities may be more volatile. Global Blue may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” Global Blue will remain an “emerging growth company” until the earlier of (1) the last day of the financial year (a) following the fifth anniversary of the completion of the FPAC IPO, (b) in which it has total annual gross revenue of at least

$1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last day of the second financial quarter of such financial year, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
The Company may not be able to make dividend distributions or repurchase shares without subjecting shareholders to Swiss withholding tax.
The Company may not be successful in its efforts to make distributions, if any, on a withholding tax-free basis. Distributions made by the Company will generally be subject to a Swiss federal withholding tax at a rate of 35%, except if made out of confirmed capital contribution reserves. However, the Company may be unable to obtain the confirmation by the Swiss tax authorities of the capital contribution reserves in the desired amount. Furthermore, the Company may be unable to make distributions out of confirmed capital contribution reserves for other reasons, such as in case capital contribution reserves were depleted in the context of the redemption of Series A Preferred Shares or as a result of other distributions, to the extent its audited statutory financial statements show a loss carry forward which it may incur as a result of operational losses, or impairment of assets. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. A U.S. holder that qualifies for benefits under the Convention between the United States and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income (the “U.S.-Swiss Treaty”) may apply for a refund of the tax withheld in excess of the 15% treaty rate (or in excess of the 5% reduced treaty rate for qualifying corporate shareholders holding at least 10% of the voting stock of the Company, or for a full refund in the case of qualified pension funds). Payment of a capital distribution in the form of a par value reduction is not subject to Swiss withholding tax. If the Company is unable pay a dividend out of qualifying additional paid-in capital, the Company may not be able to make distributions without subjecting shareholders to Swiss withholding taxes.
Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the par value and the repurchase price. Accordingly, the Company may not be able to repurchase shares for the purposes of capital reduction without subjecting shareholders to Swiss withholding taxes. See “Taxation—Switzerland Taxation.”
Risks Related to the U.S. Federal Income Tax Treatment
If a U.S. person is treated as owning at least 10% of Global Blue Stock, such person may be subject to adverse U.S. federal income tax consequences.
If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Global Blue Stock, such person may be treated as a “United States shareholder” with respect to each of the Company and its direct and indirect subsidiaries that is a “controlled foreign corporation.” If the Global Blue group includes one or more U.S. subsidiaries, under recently-enacted rules, certain of the Company’s non-U.S. subsidiaries could be treated as controlled foreign corporations regardless of whether the Company is treated as a “controlled foreign corporation” (although there is currently a pending legislative proposal to significantly limit the application of these rules).
A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of the controlled foreign corporation’s “Subpart F income” and (in computing its “global intangible low-taxed income”) “tested income” and a pro rata share of the amount of U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such

United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. The Company cannot provide any assurances that it will assist holders in determining whether any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations.
If the Company were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of our ordinary shares could be subject to adverse U.S. federal income tax consequences.
If the Company is or becomes a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder holds Global Blue Stock(as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) or Global Blue Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. The Company does not expect the Company to be a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that the Company will not be treated as a PFIC for any taxable year.
If the Company were a PFIC, a U.S. Holder of Global Blue Stock or Global Blue Warrants may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of any ordinary shares offered under this prospectus.
The selling security-holders will receive all of the net proceeds from the sale of any ordinary shares offered by them under this prospectus. The selling security-holders will pay any underwriting discounts and commissions and expenses incurred by the selling security-holders for brokerage, accounting, tax, legal services or any other expenses incurred by the security-holders in disposing of their ordinary shares. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus.

DIVIDEND POLICY
The payment of any cash dividends will be dependent upon the revenue, earnings and financial condition of Global Blue from time to time. The payment of any dividends will be within the discretion of the Board of Directors. Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board of Directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions.

CAPITALIZATION
The following table sets out our consolidated capitalization and indebtedness as of March 31, 2021. The information below should be read together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(in € millions)	As of March 31, 2021
Cash and cash equivalents	(182.8)
Total current debt(1)	12.6
Total non-current debt (excluding current portion of long-term debt)(2)	748.1
Share capital	1.9
Share premium	1,633.7
Other equity	(10.1)
Other reserves	(959.1)
Accumulated losses	(743.8)
Non-controlling interests	6.1
Shareholders’ equity / (deficit)	(69.6)
Total capitalization(3)	691.1

(1)    Represents debt with a maturity of up to one year, comprising: (i) current lease liabilities and (ii) other bank overdraft (i.e., local credit facilities available in certain jurisdictions, none of which are committed in nature)
(2)    Represents debt with a maturity of one year or more, comprising of (i) senior term debt, which is calculated as €630.0 million senior term loan principal amount under the Term Facility and €99.0 million of drawings under the Revolving Credit Facility, and (ii) non-current leases (€20.4 million).
(3)    Total capitalization is the sum of total current debt, total non-current debt (excluding current portion of long-term debt) and shareholders’ equity.

BUSINESS
Overview
Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2021, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2021, Global Blue enabled millions of international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating millions of transactions and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities. See “Other Information About Global Blue—COVID-19” for a summary of the impact of the ongoing COVID-19 pandemic on Global Blue.
Because of Global Blue’s position at the center of the international shopping TFS ecosystem and its technology platform, Global Blue is able to: (i) offer merchant partners, based on long-term commercial relationships, incremental sales from international shoppers, increase merchant brand awareness and add an additional revenue stream; (ii) increase the incremental purchasing power of international shoppers and provide a seamless and personalized shopping experience to them; and (iii) help customs and tax authorities increase country attractiveness and adopt higher security and fully compliant operations through digitalization.
A typical TFS transaction begins with the international shopper purchasing goods from a merchant with VAT included in the price. The international shopper is then issued a tax-free form by the merchant, has the tax-free transaction validated by customs and tax authorities, and is refunded by a TFS company (either directly or via a third-party refund agent) an amount equal to the VAT, minus the TFS provider’s transaction fees. Global Blue relies on long term merchant relationships and partners with them through technology investments and training to ensure Global Blue TFS service is offered to eligible tourists. The transaction fee is then split between the TFS provider and the merchant. The following illustration summarizes this process. For a more detailed explanation of a typical TFS transaction, see “—Global Blue’s Services—Tax Free Shopping Technology Solutions” below.

SIMPLIFIED OVERVIEW OF THE TFS PROCESS(1)

(1)    This overview is presented for illustrative purposes only and not as a representation of actual amounts involved in the TFS process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with merchants, country mix (i.e., the number of transactions processed in higher refund ratio countries as compared to lower refund ratio countries) and market trends.

Global Blue’s primary AVPS offering is DCC. Global Blue’s DCC service enables international shoppers to make transactions in their home currency, thereby giving them clarity and confidence about their holiday or business spending. A typical DCC transaction begins with the international shopper being prompted to pay in either local or home currency. The international shopper selects the amount paid in their home currency (including a transaction fee) and the issuing bank debits the international shopper in their home currency. The merchant, the acquiring bank and Global Blue receive a share of the transaction fee. The following illustration summarizes this process. For a more detailed explanation of a typical TFS transaction, see “—Global Blue’s Services—Added-Value Payment Solutions” below.
SIMPLIFIED OVERVIEW OF THE DCC PROCESS(1)

Note: (1) FX fees charged by the issuing bank for the conversion of the £900 purchase amount is equal to or greater than the Global Blue dynamic currency conversion fees.

(1)    Graphic is presented for illustrative purposes only and not as a representation of actual amounts involved in the DCC process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with Acquirer and merchants, expected DCC acceptance rates and market trends.
Global Blue delivers its services to the following stakeholders:
•    Merchants: As a “business to business to consumer” (“B2B2C”) TFS service provider, Global Blue offers merchants a broad range of in-store issuing software solutions tailored to their needs, as well as pre- and post-transaction services to better attract and serve international shoppers. Global Blue has approximately 40 years of experience in TFS and, as of March 31, 2021, Global Blue’s TFS network covered more than 300,000 TFS merchant stores. For the financial year ended March 31, 2021, Global Blue processed approximately 1.4 million TFS transactions (35.2 million for the financial year ended March 31, 2020) and generated €31.1 million in revenue in its TFSS business (€359.6 million for the financial year ended March 31, 2020), or 70.5% of its total revenue (85.5% for the financial year ended March 31, 2020). In addition, by leveraging its access to proprietary aggregated data on international shoppers, Global Blue is able to provide merchants with innovative analytics and digital marketing solutions that include: (i) solutions designed to help merchants gain better insights into the operational and financial performance of their business and identify incremental revenue opportunities (i.e., Smart Data & Business Intelligence); and (ii) solutions designed to drive revenue for its merchants, increase awareness of TFS and help merchants improve their knowledge of and ability to engage with international shoppers (i.e., Digital Drive to Store & Marketing). For more than 20 years, Global Blue has also offered AVPS, including POS DCC services for the retail and hospitality sectors, eDCC solutions, services and software for ATM, and MCP for online merchants.
•    International shoppers: International shoppers are at the core of both Global Blue’s business and the broader luxury market, representing approximately 20% to 30% of the luxury industry’s worldwide revenue. Global Blue offers international shoppers the ability to: (i) seamlessly reclaim VAT on eligible goods purchased outside their country of origin, increasing their purchasing power; and (ii) pay for goods and services abroad in their home currency through DCC services, giving them clarity and certainty about their travel spending. International shoppers have a financial incentive to use Global Blue’s TFS services, as they have the opportunity to receive a refund equaling approximately 70% of the VAT paid on average. Global Blue’s services not only help international shoppers save on shopping, they also facilitate a tax-free journey with a simple and transparent TFS refund process. As of March 31, 2021, Global Blue operated TFS services in more than 40 countries and maintained hundreds of refund points with 10 credit card and three mobile wallet partnerships, allowing Global Blue to offer refunds to international shoppers at a convenient time and using their preferred payment method.
•    Customs and tax authorities: Global Blue’s ambition is to help governments drive tourism by increasing the attractiveness of shopping in countries in which Global Blue operates while making international shoppers’ VAT refund schemes more secure. Global Blue works directly with customs and authorities to improve the efficiency and integrity of their TFS refund schemes. Global Blue believes that its digital TFS shopping ecosystem increases traceability and reduces fraud.
Global Blue continually seeks to improve its competitive position by working closely with merchants, customs and tax authorities, related-service providers and other relevant stakeholders to develop business opportunities both in existing and new markets. Since Global Blue provides a seamless service to stakeholders across the value chain, its technology platform and solutions are a key pillar of its business. Over the years, Global Blue has introduced front-end issuing solutions for merchants, communication tools and applications for international shoppers, and export validation software for customs and tax authorities. Global Blue’s in-house, cloud-based technology platform allows it to connect all of the stakeholders in its TFS ecosystem in order to facilitate payments and transaction processing. Global Blue remains dedicated to innovating and further investing in its operations and software solutions to simplify the use of Global Blue’s services by all stakeholders.
For the financial year ended March 31, 2021, Global Blue processed 9.0 million AVPS transactions (30.8 million for the financial year ended March 31, 2020) and generated €13.9 million in revenue in Global Blue's AVPS business (€60.8 million for the financial year ended March 31, 2020), or 29.5% of Global Blue's total revenue (14.5% for the financial year ended March 31, 2020). For the financial year ended March 31, 2021, Global Blue offered its payment services to international shoppers at thousands of points of interaction across 32 countries.
History
Global Blue has been a leader in TFS services (based on Sales in Store) since it pioneered the concept with its first incorporation in 1980 in Sweden and maintains a large market share in the segment. Throughout the 1980s and 1990s, Global Blue expanded into 16 new countries, including France, Germany, Spain, Switzerland and, in 1993, Singapore, which was Global Blue’s first expansion beyond Europe. In 2001, Global Blue launched its DCC service and moved its corporate headquarters from Sweden to Switzerland . During the 2000s, Global Blue accelerated its global expansion, with TFS and DCC operations launched in several markets throughout Europe, Asia and the Americas, including Argentina and South Korea.
Global Blue was acquired by funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group in 2012.
Over the past few years, Global Blue has continued to grow, launching TFS operations in a number of new markets, including the Bahamas, Japan and Russia. In 2016, Global Blue expanded its DCC business with the acquisition of Currency Select, allowing Global Blue to introduce its business to new markets in APAC, and expand its payments proposition beyond DCC into what is today AVPS.
In 2020, Global Blue became a publicly traded company on the NYSE through a merger with FPAC, a transaction co-sponsored by the institutional asset manager Third Point and former NYSE President Thomas W. Farley.
In 2021, Global Blue diversified its business with the acquisition of ZigZag, a leading Software-as-a-Service (SaaS) technology provider that enhances the e-commerce returns experience for consumers and streamlines the process for retailers across the world. Global Blue and ZigZag join forces to further empower merchants to capture growth opportunities through omnichannel technology and payment solutions.
Our website is www.globalblue.com. We make available, free of charge, on our website our Annual Reports on Form 20-F, Reports on Form 6-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. No information contained on our website is intended to be included as part of, or incorporated by reference into, this prospectus.
In addition, the SEC maintains an internet site at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC
Research and development, patents and licenses etc.
Global Blue is heavily focused on innovation and, as such, Global Blue’s technology platform continues to evolve and provides new features. Global Blue’s annual technology spend (including technology operating expenses and capital expenditure) amounting to an average of 15% of its revenue over the period between April 1, 2014 to March 31, 2021 or EUR 359.4 million in aggregate. As of March 31, 2021, Global Blue has approximately 50 new products in the pipeline, which Global Blue intends to roll out in the medium term to enhance the experience for all stakeholders. For more information on Global Blue’s technology services, see “Global Blue’s Technology Platform – Key innovation focus areas”.
As far as the policy for software and other intangible assets is concerned, costs that are directly associated with the production of identifiable and unique software products controlled by the Group, that will generate probable economic benefits beyond one year, are recognized as intangible assets. Such costs include the software development employee costs and an appropriate portion of relevant overheads, and recognized as an intangible asset amortized over their useful economic life of 3-5 years. This policy has been in force and applied consistently during the last three years.
Geographic Coverage
As of March 31, 2021, Global Blue provided its services in more than 50 jurisdictions, including countries in Europe, Middle East, Africa, the Americas and APAC. The following table sets out information relating to Global Blue’s total revenue per geography (based on where the revenue-generating transaction has occurred) for the financial year ended March 31, 2021:

	For the Financial Year Ended March 31, 2021
	Revenue	% of Total Revenue
	(in € millions)
Europe(1)	29.2	65.0%
APAC(2)	15.5	34.5%
Rest of the world(3)	0.2	0.5%
Total	420.4	100%

(1)    Europe includes Austria, Belgium, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Lichtenstein, Lithuania, Luxembourg, Monaco, the Netherlands, Norway, Poland, Portugal, Russia, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey and the United Kingdom.
(2)    APAC includes Australia, Brunei, China, the Cook Islands, Fiji, India, Indonesia, Japan, Malaysia, New Zealand, Papua New Guinea, Singapore, South Korea, Thailand and Western Samoa.
(3)    Rest of the world includes Argentina, the Bahamas, Lebanon, Morocco, the United Arab Emirates and Uruguay.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of Global Blue’s cash position, results of operations and financial condition contains forward-looking statements that involve risks and uncertainties and should be read together with the selected historical financial information to assist you in your analysis of the financial aspects of Global Blue’s audited consolidated financial statements as of and for the financial year ended March 31, 2021, 2020 and 2019. These are derived from Global Blue’s financial statements, included elsewhere in this prospectus.
Global Blue’s audited consolidated financial statements have been prepared in accordance with IFRS and are presented in euro.
Global Blue’s actual results could differ materially from those that Global Blue discusses in these forward-looking statements. Investors should read “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the risks and uncertainties related to those statements. Investors should also read “Risk Factors” for a discussion of certain factors that may affect Global Blue’s business, results of operations and financial condition.
Overview
Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, which has been driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2021, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2021, Global Blue enabled millions of international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating millions of transactions and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities.
COVID-19
A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. See, in particular, “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted” and “Other Information About Global Blue” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
The COVID-19 outbreak and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s SiS for the financial year ended March 31, 2021 decreased 89% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, also decreased by 89%. As a result of various waves of COVID-19 outbreak cases across Europe, governments did not fully reopen the economy for travel, especially into the EU. Following the approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will reopen and international travel will resume gradually over time; management therefore anticipates that Global Blue’s performance may improve accordingly.
Our results of operations for the financial year ended March 31, 2021 reflect the impact of the COVID-19 outbreak for the entire reporting period which started to affect our business from February 2020. However, given the global and evolving nature of the outbreak, its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the ultimate negative impact and the duration of such negative impact on Global Blue’s results of operations cannot be accurately quantified at this time.
Previous contagious disease outbreaks, such as the SARS outbreak in 2003 and MERS in 2015, have historically temporarily curtailed, to varying degrees, international travel, with growth recovering afterwards to pre-outbreak levels, as a result of a normalization of travel demand and longer-term structural macroeconomic growth tailwinds. Although the COVID-19 outbreak is more significant both in scale and the global preventative response thereto than previous contagious disease outbreaks and other previous travel disruptions, other travel disruptions (e.g., natural disasters, terrorist attacks and civil unrest) have negatively impacted Global Blue’s results of operations during the affected period, with the effects subsiding and reversing after the disruptions and their related effects end. Notwithstanding the foregoing, given the global and evolving nature of the COVID-19 outbreak, Global Blue cannot predict when the impacts of the COVID-19 outbreak will subside or how quickly thereafter international travel, consumer spending, and demand for tax-free shopping and Global Blue services will return to pre-outbreak levels.
As a consequence, Global Blue has adopted a wide range of short-term measures to reduce its monthly cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. These short-term measures included the following impacts to personnel and non-personnel costs which are continuing:
•    Personnel costs: Depending on the jurisdiction, Global Blue furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes were available, Global Blue required personnel to take (partially paid or unpaid) leave or reduced its workforce. These personnel decisions varied based on function, country, and seniority. In addition, members of senior management agreed to temporary salary cuts.
•    Non-personnel costs: Global Blue renegotiated contracts with business partners and reduced local-level third-party employment or advisory services. Global Blue also prohibited any but essential business-related travel, reduced promotional activities and postponed non-strategic new technology expenditures. In addition, where available, Global Blue adhered to any tax holidays provided by relevant governments, allowing the Company to postpone certain tax payments.
For the financial year ended March 31, 2021 the monthly average Total Operating Expenses were €39.6 million compared to a monthly average of €31.6 million for the financial year ended March 31, 2020. This increase is mainly due to the increase of the Exceptional Items largely driven by costs related to the business combination with FPAC, however the monthly average Operating Expenses after excluding exceptional items, depreciation and amortization and volume related operating expenses (“Fixed Adjusted Operating Expenses”) were reduced by 53.1%

to €6.2 million for the financial year ended March 31, 2021 from €13.2 million for the financial year ended March 31, 2020 as a result of these short-term measures and gradually some longer-term measures.
These short-term measures constituted the first phase of Fixed Adjusted Operating Expenses reductions. The measures take advantage of various government support schemes, which, in several cases, are expected to expire at a point in time. Accordingly, a portion of the cost savings achieved by these short-term measures will be limited in time, and consequently Global Blue is gradually implementing the next phase of reductions in Fixed Adjusted Operating Expenses, which have started to partially supersede the short-term measures. Global Blue expects these long-term measures to enable the Company to operate longer-term with a materially lower cost structure at normalized volume levels. As short-term measures become superseded by Global Blue’s long-term measures, Global Blue expects that the €6.2 million average monthly savings in Fixed Adjusted Operating Expenses achieved predominantly in connection with the short-term measures (representing an annual run rate of approximately €80 million) will gradually decline to an annual run rate of approximately €50 million in Fixed Adjusted Operating Expenses.
Regulatory Update
Despite public relations efforts from Global Blue and the industry, the UK abolished the Tax Free Shopping scheme on January 1, 2021 which allowed international visitors in the UK to reclaim the VAT paid on goods being exported.
Global Blue’s Tax Free Shopping revenues generated in the UK for the financial year ended March 31, 2020 represented 12% of the Group’s revenue.
In tandem, the UK has also left the European Custom Union on January 1, 2021 which is allowing for two upsides on the Tax Free business, with the potential to partially mitigate the UK Tax Free Shopping scheme abolition:
•    Shift in shopping behavior destination: according to a Global Blue survey run on more than 40,000 international shoppers around the world between September 14, 2020 and September 16, 2020, a significant proportion of international visitors having shopped in the UK in the past, could decide to redirect their purchases in the EU instead to keep benefiting from the EU Tax Free Shopping scheme. Tourists visit on average 2.6 countries per trip when coming to Europe and are highly price-sensitive as they compare the price of the same goods between the visited country and their home country.
•    UK residents became eligible for Tax Free Shopping in EU: Global Blue estimates that Tax Free Shopping made by British residents within the EU could represent a revenue stream, with a growth potential of approximately 4% of the Group’s Revenue for the financial year ended March 31, 2020.
Basis of Presentation
Segment Reporting
Global Blue separates its business into three segments: TFSS, AVPS and eCommerce Return Solutions. However, its financial statements and other reporting information presented in this Operating and Financial Review and Other Sections show TFSS and AVPS as separate reporting segments and do not include eCommerce Return Solutions as it is not material for the current reporting period. Then, it describes the business as a whole as the total segments.
Trend information

Our results of operations depend highly on international travel, and economic conditions underpinning international travel. The continued rapid spread of the COVID-19 pandemic during the fiscal year ending March 31, 2021 has resulted in regional and global travel restrictions, which significantly decreased the international travel and extra-regional shopping activity, and as a result, have had a significant negative impact on Global Blue.
In the short-term, the effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition, though the recent COVID-19 vaccine roll-out opens the possibility for a gradual recovery of Global Blue’s businesses. The following three elements are deemed as key to such a recovery:
a.The increasing willingness of consumers to travel and shop again: According to a monthly Global Blue Survey based on an average 15,000 consumers who have shopped Tax Free in the last 24 months, a large majority (58%) of international shoppers is willing to travel and shop in the near future. This is predominantly the case for origin-market nationalities such as American (US), Russian, and Gulf Countries’ (GCC) travelers and more generally, for affluent and frequent travelers (representing approximately 50% of the Sale-in-Store in FY20).
a.The elimination of prohibition and easing of restrictions (such as quarantine) to travel by, significant to Global Blue, numerous origin countries such as China, and the UK.
a.The COVID-19 vaccine roll-out: based on the current data provided by various governments, most of the origin and destination countries of Global Blue TFS business should benefit from a broad vaccination coverage by the end of 2021.
In the medium-term, and once the sanitary situation improves, we believe that there will be a gradual return to pre-Covid 19 conditions.
This is supported by the strong indicators that the middle class in emerging markets will continue growing, which is expected to further increase international travel and extra-regional shopping spend, benefiting in particular our TFS segment.
On the other hand, the overall global air operational capacity has been reduced as a result of the COVID-19 pandemic, thus we foresee a possible time lag between the readiness / willingness of travelers to travel, and the ability of air carriers to meet the recovering demand. Moreover, the number of transactions and the amount spent by international shoppers in stores is affected by both general economic conditions, particularly those which underpin international travel and shopping across the world, and technological developments.
In terms of technological developments, there is clear growth in contactless / digital payments accompanied by consumers’ expectations of individualized / customized services, as well as government’s adoption of digitalization of export validation.
More specifically, consumer payment methods continue migrating from cash and plastic cards to more digital methods, such as digital wallets. Global Blue is well positioned to capitalize on this trend as the Company is already supporting a number of digital solutions, thus reducing the refund time and enabling the Company to engage directly with travelers at various points of the travel cycle to render their experience with Global Blue products more seamless.

From an individualization / customization perspective, consumers are starting to expect more tailoring to their individual needs. Global Blue’s solutions are designed to identify consumer segments and offer them services most relevant to their profile and expectations.
As far as digitalization of export validation is concerned, Global Blue sees a growth trend that will benefit its TFS business, as digitalization simplifies and streamlines the customer journey, reducing friction, while improving Global Blue’s success ratio.
Another industry trend is the consolidation of Payment Service Providers and Acquirers. As we are already collaborating with the main Payment Service Providers and Acquirers around the world, this consolidation enables us to access more retailers, providing a more seamless experience for both retailers and consumers.
Key Performance Indicators
Global Blue regularly monitors the following key performance indicators to evaluate its business and trends, measure its performance, prepare financial projections and make strategic decisions. None of these key performance indicators are measures of financial performance under IFRS. Nevertheless, Global Blue believes that these key performance indicators provide an important indication of trends in its financial performance. There are limitations inherent in key performance indicators. In analyzing Global Blue’s future performance, investors should consider any key performance indicator together with the presentation of Global Blue’s results of operations and financial condition under IFRS, rather than as an alternative to IFRS financial measures.
The key performance indicators presented below have not been audited or reviewed by any auditor or other expert. The information used to calculate these key performance indicators is partly derived from management information systems. As these key performance indicators are defined by Global Blue’s management, they may not be comparable to similar terms used by other companies, which may limit their usefulness as comparative measures. Where possible, the measures are clearly defined and a reconciliation to IFRS measures is provided. Where adjustments or addbacks are included, it should not be construed as an inference that Global Blue’s future results will be unaffected by any of the adjusted items, or that Global Blue’s projections and estimates will be realized in their entirety or at all.

Sales in Store (SiS)
Total SiS represents the sum of TFS, SiS and AVPS SiS, which are:
•TFSS SiS represents the value (including VAT) of the goods purchased by the international shopper.
•AVPS SiS represents the value (including VAT) of the payments made by the international shopper.
The SiS performance has a direct link to the revenue performance, as detailed below in our results of operations. See “—Results of Operations” for further details. The following table presents TFSS SiS, AVPS SiS and total SiS for the financial years ended March 31, 2021, 2020 and 2019:

	For the Financial Year Ended March 31,
	2021	2020	2019
	(in € billions)
TFSS SiS	1.3	18.5	18.2
AVPS SiS	1.3	4.4	4.4
Total SiS	2.6	22.9	22.6

TFSS SiS
TFSS SiS decreased by €17.2 billion, or 93.1%, to €1.3 billion for the financial year ended March 31, 2021, from €18.5 billion for the financial year ended March 31, 2020. This decrease is attributed to the outbreak of the COVID-19 outbreak, which resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale.
TFSS SiS increased by €0.3 billion, or 1.4%, to €18.5 billion for the financial year ended March 31, 2020, from €18.2 billion for the financial year ended March 31, 2019. The business development between these two years was robust with a macro environment favoring international travel and shopping abroad for most of the year, however February and March 2020 were already affected by COVID-19 outbreak which offset most of the growth observed up until January 2020.
AVPS SiS
AVPS SiS decreased by €3.1 billion, or 71.0% to €1.3 billion for the financial year ended March 31, 2021, from €4.4 billion for the financial year ended March 31, 2020 and as noted above, performance significantly declined following the outbreak of COVID-19.
AVPS SiS remained flat at €4.4 billion, for the financial year ended March 31, 2020, and for the financial year ended March 31, 2019 as a consequence of stable macro environment around travelling and stable merchant base.
Certain Non-IFRS Financial Measures
Other metrics that our management considers regarding our results of operations are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Group Share), and Adjusted Effective Tax Rate.
These non-IFRS measures are presented because they are used by management to monitor the underlying performance of Global Blue’s business and operations. In addition, these non-IFRS measures presented herein are measures commonly used in Global Blue’s industry and by analysts and investors as supplemental measures of performance. Additionally, these measures, when used in conjunction with related IFRS financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as a basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing Global Blue and its results.
These non-IFRS measures may not be indicative of Global Blue’s historical operating results nor are such measures meant to be predictive of Global Blue’s future results. These non-IFRS measures should be read in conjunction with the discussions under “Operating and Financial review and prospects.” Not all companies calculate non-IFRS measures in the same manner or on a consistent basis. As a result, these measures and ratios may not be comparable to measures used by other companies under the same or similar names. Accordingly, undue reliance should not be placed on the non-IFRS measures presented below.

Results of Operations
The following tables and subsequent discussion summarizes our financial performance and certain operating results for the financial years ended March 31, 2021, March 31, 2020 and March 31, 2019:

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
Income Statement Data:
Total revenue	44.7	420.4	413.0
Of which: TFSS revenue	30.8	359.6	349.3
Of which: AVPS revenue	13.9	60.8	63.7
Operating expenses	(475.2)	(379.2)	(354.4)

Operating profit	(430.5)	41.2	58.5
Finance income	2.5	5.3	2.8
Finance costs	(26.4)	(37.2)	(31.5)

Net finance costs	(24.0)	(31.8)	(28.7)

Profit before tax	(454.5)	9.4	29.8
Income tax benefit / (expense)	31.0	(7.7)	(23.0)

Profit for the period	(423.5)	1.7	6.9

Total revenue
Our Total revenue decreased by €375.7 million, or 89.4%, to €44.7 million for the financial year ended March 31, 2021, from €420.4 million for the financial year ended March 31, 2020, as a result of the €328.8 million decrease in TFSS revenue and a €46.9 million decrease in AVPS revenue.
Our Total revenue increased by €7.4 million, or 1.8%, to €420.4 million for the financial year ended March 31, 2020, from €413.0 million for the financial year ended March 31, 2019, as a result of the €10.3 million increase in TFSS revenue and €2.9 million decreased in AVPS revenue.
The revenue of our TFSS reporting segment decreased by €328.8 million, or 91.4%, to €30.8 million for the financial year ended March 31, 2021, from €359.6 million for the financial year ended March 31, 2020. As noted above in the TFSS SiS section, this decline is due to the unprecedented disruption of the travel and tourism industry due to the COVID-19 outbreak.
The revenue of our TFSS reporting segment increased by €10.3 million, or 3.0%, to €359.6 million for the financial year ended March 31, 2020, from €349.3 million for the financial year ended March 31, 2019. This implies a 1.6 p.p. positive difference between the increase in TFSS revenue of 3.0% and the increase in TFSS SiS growth of 1.4%, which is a result of favorable country mix effect, with higher-VAT European TFSS SiS growth outpacing the growth in the APAC region that is characterized by lower VAT levels and strong international travel flows to Europe.
The revenue of our AVPS reporting segment decreased by €46.9 million, or 77.2%, to €13.9 million for the financial year ended March 31, 2021, from €60.8 million for the financial year ended March 31, 2020. This decline is broadly in line with the decline of AVPS SIS and attributable to the disruption caused by COVID-19 outbreak.

The revenue of our AVPS reporting segment decreased by €2.9 million, or 4.5%, to €60.8 million for the financial year ended March 31, 2020, from €63.7 million for the financial year ended March 31, 2019. This implies a 4.5 p.p. negative difference between the decrease in AVPS revenue of 4.5% and the AVPS SiS growth that remained flat. This difference of growth between Revenue and SiS was primarily due to the strong growth of our Italian ATM business, which generated a lower margin compared to the margin of the broader AVPS business.
Operating expenses
The table below provides the key breakdown of the operating expenses:

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
Variable Adjusted Operating Expenses(1)	10.4	91.1	82.7
Fixed Adjusted Operating Expenses(2)	74.3	158.5	156.8
Adjusted Operating Expenses (excluding exceptional items and depreciation and amortization)	84.6	249.7	239.5
Exceptional items	274.3	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.6	74.5	74.6
Other Depreciation and amortization	41.8	39.1	30.5

Depreciation and amortization	116.3	113.6	105.1

Total operating expenses	475.2	379.2	354.4

(1)    Variable Adjusted Operating Expenses are defined as Operating Expenses after excluding exceptional items, depreciation and amortization and non-volume related operating expenses.
(2)    Fixed Adjusted Operating Expenses are defined as Operating Expenses after excluding exceptional items, depreciation and amortization and volume related operating expenses.
Operating expenses (excluding exceptional items and depreciation and amortization)
Our Adjusted Operating expenses (excluding exceptional items, depreciation and amortization) decreased by €165.1 million, or 66.1%, to €84.6 million for the financial year ended March 31, 2021, from €249.7 million for the financial year ended March 31, 2020. This decrease is attributable to €80.7 million reduction of Variable Adjusted Operating expenses in line with revenues decline and €84.2 million decline in Fixed Adjusted Operating expenses linked largely to the short term measures implemented by management and gradually the long-term measures that are being rolled-out. See “COVID-19” for further details on the cost savings measures.
Our Adjusted Operating Expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) increased by €10.2 million, or 4.3%, to €249.7 million for the financial year ended March 31, 2020, from €239.5 million for the financial year ended March 31, 2019. The increase is attributable to €8.4 million or 10.3% increase of Variable Adjusted Operating expenses mainly driven by Agents and Issuing Costs and €1.7 million or 1.1% increase in Fixed Adjusted Operating expenses largely in line with inflation.
Our Variable Adjusted Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) decreased by €80.7 million, or 88.6%, to €10.4 million for the financial year ended March 31, 2021, from €91.1 million for the financial year ended March 31, 2020. This decline is attributable to the decline in total Revenue as noted above.

Our Variable Adjusted Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) increased by €8.4 million, or 10.3%, to €91.1 million for the financial year ended March 31, 2020, from €82.7 million for the financial year ended March 31, 2019. This increase is driven by higher agent costs (i.e., variable costs paid to refund agents to whom we outsource some of our refunding operations) which increased by €4.7 million, or 6.0%, to €83.0 million for the financial year ended March 31, 2020 from €78.3 million for the financial year ended March 31, 2019. Agent costs mainly represent variable costs paid to refund agents where we outsource our refunding operations to a third party and pay the operator a fee equal to a percentage of the VAT refund, but also include tax-free transaction validation fees and payment acquiring and processing fees. The increase in agent fees was particularly driven by the increase in SiS during the first 10 months of the financial year ended March 31, 2020, and thereby ahead of the COVID-19 outbreak, as well as an increase in validation and acquiring costs per transaction in certain countries of the APAC region
Our Fixed Adjusted Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) decreased by €84.2 million, or 53.1%, to €74.3 million for the financial year ended March 31, 2021, from €158.5 million for the financial year ended March 31, 2020. As noted above, this decline is the result of the short term measures applied by management to reduce personnel and non-personnel Fixed Adjusted Operating Expenses earlier in the financial year (which depending upon the country, the staff furloughing initiatives are recorded in our financial statements as reducing personnel costs, or full personnel costs being partially offset by the receipt of the government grants) and more recently, the gradual replacement by longer-term measures.
Our Fixed Adjusted Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) increased by €1.7 million, or 1.1%, to €158.5 million for the financial year ended March 31, 2020, from €156.8 million for the financial year ended March 31, 2019. This increase largely in line with general inflation given the geographies where Global Blue is present.
Exceptional items
Our exceptional items were €274.3 million for the financial year ended March 31, 2021 (€16.0 million for the financial year ended March 31, 2020). These expenses correspond mainly to i) Corporate restructuring expenses of €256.3 million mainly charges incurred associated with the capital reorganization and subsequent merger with FPAC of €250.7 million of which €199.5 million non-cash expenses (included a non-cash issuance charge of €135.3 million which represents the difference in the fair value of equity instruments held by FPAC stockholders over the fair value of identifiable net assets of FPAC, a non-cash share-based revaluation charge of €59.7 million upon conversion of previously cash-settled plans to equity-settled plans, the write-off of historical capitalized debt refinancing costs €8.1 million and IFRS 9 conversion unwinding credit amount of €3.6 million), a transaction bonus of €6.0 million, advisory expenses associated with the transaction of €45.2 million and €5.5 million expenses linked the acquisition of ZigZag company ii) Business restructuring expenses of €10.3 million associated with severance and restructuring costs as the Company is implementing longer-term reductions of Fixed Adjusted Operating Expenditures as short-term measures (government support) gradually started to be phased out iii) Impairment costs of €3.9 million of which €2.7 million relate to UK TFS discontinuation and €1.2 million of write-offs of capitalized projects and iv) expenses related to a Share Based Payment plan of €1.2 million.
Our exceptional items were €16.0 million for the financial year ended March 31, 2020 (€9.9 million for the financial year ended March 31, 2019). These expenses correspond mainly to i) Corporate restructuring expenses of €10.3 million mainly accrued charges associated with exit-related costs ii) Share based payments €3.3 million non-cash expense as a result of reorganization for the FPAC combination.
Depreciation and amortization
Our depreciation and amortization increased by €2.7 million, or 2.4%, to €116.3 million for the financial year ended March 31, 2021, from €113.6 million for the financial year ended March 31, 2020.

Our depreciation and amortization increased by €8.5 million, or 8.0%, to €113.6 million for the financial year ended March 31, 2020, from €105.1 million for the financial year ended March 31, 2019.
Our amortization of intangible assets acquired through business combinations increased by €0.1 million, or 0.1%, to €74.6 million for the financial year ended March 31, 2021, from €74.5 for the financial year ended March 31, 2020. This increase is due by FX translation effect.
Our amortization of intangible assets acquired through business combinations decreased by €0.1 million to €74.5 million for the financial year ended March 31, 2020, from €74.6 million for the financial year ended March 31, 2019. This decrease is due to FX translation effect.
Our other depreciation and amortization increased by €2.7 million, or 6.7%, to €41.8 millions for the financial year ended March 31, 2021, from €39.1 million for the financial year ended March 31, 2020. The ramp-up in investments during the last 5 years in technology is now reflected in the current levels of depreciation and amortization.
Our other depreciation and amortization increased by €8.6 million, or 28.3%, to €39.1 million for the financial year ended March 31, 2020, from €30.5 million for the financial year ended March 31, 2019. This increase was primarily due to the increased investment in technology in the prior financial years, consistent with the management team’s focus on digital innovation.
Net finance costs
Our net finance costs decreased by €7.8 million, or 24.8%, to €24.0 million for the financial year ended March 31, 2021, from €31.8 million for the financial year ended March 31, 2020, mainly due to the more favorable interest conditions under the new financing facility of senior debt.
Our net finance costs increased by €3.1 million, or 11.1%, to €31.8 million for the financial year ended March 31, 2020, from €28.7 million for the financial year ended March 31, 2019, mainly due to net foreign exchange losses. For more information about exposures on foreign exchange risks.
Income tax expense
Our income tax expense turned into a benefit of €31.0 million for the financial year ended March 31, 2021, from an expense of €7.7 million for the financial year ended March 31, 2020. The benefit of €31.0 million for the financial year ended March 31, 2021 is mainly attributable to i) the reversal of taxable temporary differences arising on the amortization of intangible assets acquired through business combinations of €15.1 million, ii) the deferred tax income of €19.5 million realized on losses of the period, and iii) a tax expense due to taxable profits of €4.0 million.
Our income tax expense decreased by €15.3 million to an expense of 7.7 million for the financial year ended March 31, 2020, compared with an expense of €23.0 million for the financial year ended March 31, 2019. The tax expense of €7.7 million for the financial year ended March 31, 2020 is mainly attributable to a tax expense due to taxable profits of €22.6 million partially offset by the deferred tax income on amortization of intangible assets acquired through business combinations of €15.1 million.

Non-IFRS Measures

Adjusted EBITDA
The table below provides a reconciliation between Operating profit/(loss) and Adjusted EBITDA.

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
Operating profit / (loss)	(430.5)	41.2	58.5
Exceptional items	274.3	16.0	9.9
Depreciation and amortization	116.3	113.6	105.1

Adjusted EBITDA	(39.9)	170.7	173.5
Adjusted EBITDA Margin (%)	(N/A)	40.6%	42.0%

Our Adjusted EBITDA decreased by €210.6 million to a €39.9 million loss for the financial year ended March 31, 2021 from €170.7 million profit for the for the financial year ended March 31, 2020. This was due to a €375.7 million decrease in revenue linked to COVID-19 outbreak situation partially offset by a €165.1 million decrease in Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) partially due to lower volumes and partially due to cost saving measures put in place by the management.
Our Adjusted EBITDA decreased by €2.8 million, to a €170.7 million profit for the financial year ended March 31, 2020, from €173.5 million profit for the financial year ended March 31, 2019. This was due to increased €7.4 million Revenue but more than offset by €10.2 million increased Operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization).

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
TFSS Adjusted EBITDA	1.8	215.4	213.1
AVPS Adjusted EBITDA	4.9	31.8	35.4
Unallocated costs	(46.6)	(76.5)	(74.9)
Total Adjusted EBITDA	(39.9)	170.7	173.5

Adjusted EBITDA for our TFSS and AVPS reporting segments was €1.8 million and €4.9 million respectively, for the financial year ended March 31, 2021. Additionally, €46.6 million of unallocated costs, which are kept at the group level are not allocated to our two reporting segments.
Adjusted EBITDA for our TFSS and AVPS reporting segments was €215.4 million and €31.8 million, respectively, for the financial year ended March 31, 2020. Additionally, €76.5 million of unallocated costs, which are kept at the group level are not allocated to our two reporting segments.
Adjusted EBITDA for our TFSS and AVPS reporting segments was €213.1 million and €35.4 million, respectively, for the financial year ended March 31, 2019. Additionally, €74.9 million of unallocated costs, which are kept at the group level are not allocated to our two reporting segments

Adjusted Net Income / (Loss) (Group Share)

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
Profit/(loss) attributable to owners of the parent	(422.1)	(3.5)	2.4
Exceptional items	274.3	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.6	74.5	74.6
Tax-effect of adjustments	(16.5)	(14.9)	(3.4)
Adjusted Net Income / (Loss) (Group Share)	(89.8)	71.9	83.5

Our Adjusted Net Income/(Loss) (Group Share) decreased by €161.7 million to a €89.8 million loss for the financial year ended March 31, 2021, from €71.9 million profit for the financial year ended March 31, 2020.
Our Adjusted Net Income/(Loss) (Group Share) decreased by €11.6 million to a €71.9 million profit for the financial year ended March 31, 2020, from €83.5 million profit for the financial year ended March 31, 2019, as a result of the preceding movements.
Adjusted Effective Tax Rate

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
(i) Income tax benefit / (expense)	31.0	(7.7)	(23.0)
Tax effect of adjustments	(16.5)	(14.9)	(3.4)
(ii) Adjusted tax benefit / (expenses)	14.5	(22.6)	(26.3)
(iii) Profit / (Loss) before tax	(454.5)	9.4	29.8
Exceptional Items	274.3	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.6	74.5	74.6
(iv) Adjusted Profit / (Loss) before tax	(105.7)	99.8	114.3
(i)/(iii) Effective Tax Rate (%)	6.8%	82.1%	76.9%
(ii)/(iv) Adjusted Effective Tax Rate (%)	13.7%	22.7%	23.0%

Our Adjusted Effective Tax Rate was 13.7% for the financial year ended March 31, 2021, down from 22.7% for the financial year ended March 31, 2020. The lower adjusted effective tax rate for the financial year ended March 31, 2021 compared to the adjusted effective tax rate for the financial year ended March 31, 2020 is mainly driven by less tax deductible interests linked to interest barriers rules in certain countries, as a consequence of the negative results.
Our Adjusted Effective Tax Rate was 22.7% for the financial year ended March 31, 2020, down from 23.0% for the financial year ended March 31, 2019 was broadly consistent between the two financial years.
Liquidity and Capital Resources
Liquidity describes the ability of a company to generate sufficient cash flows to meet cash requirements of its business operations, including working capital needs, capital expenditure, debt interest and service, acquisitions, other commitments, and contractual obligations. Our principal sources of liquidity include cash flow from operating activities, cash and cash equivalents on our statement of financial position and amounts available under our revolving credit facilities, bank overdraft facilities and the Supplemental Liquidity Facility. We consider liquidity in terms of the sufficiency of these resources to fund our operating, investing, and financing activities for a period of twelve months. The objective of our capital management is to have sufficient liquidity and to stay within financial and maintenance covenants in order to fulfil our obligations to our creditors.
Our cash flow from operating activities is generated primarily from revenue from VAT refunds. Revenue is generated when an international shopper is refunded, which at first triggers a cash outflow. The cash outflow mirrors a subsequent collection of VAT by Global Blue and payment of revenue share by Global Blue to merchants, which can take several weeks and months, respectively, until cash is received. As a result, we experience cash flow seasonality throughout the year, with a larger net working capital need (and corresponding cash outflow) during the summer months, when international shoppers travel more frequently.
In periods of travel disruptions, such as the ongoing COVID-19 outbreak, Global Blue’s cash generation during the first few months increases as a result of (i) a reduction in cash outflow for VAT refunds to international shoppers and (ii) cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. Assuming a longer travel disruption, the cash balance is expected to gradually decrease as a result of (i) the lack of cash inflow from TFS processing fees due to the lack of new TFS transactions, (ii) cash outflows to settle longer-dated merchant payables and (iii) monthly cash expenditures. See “—Net Working Capital.”
Once the COVID-19 outbreak subsides and international travel and global economic activity resumes, Global Blue might experience rapid volume growth (assuming a quick recovery to pre-outbreak levels), which would lead to a temporary surge of its net working capital and liquidity needs. We expect this would be funded through cash and cash equivalents on our statement of financial position and bank overdraft facilities. Historically, Global Blue has regularly drawn its revolving credit facilities, particularly over the summer (being the period with heightened leisure travel and its corresponding tax-free shopping demand) to finance net working capital needs. Such drawings have typically been repaid during the months following increased needs for working capital as Global Blue collects VAT receivables. See “Risk Factors—Risks Related to Global Blue’s Industry, Business and the Regulatory Environment—Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.” Given the global and evolving nature of the outbreak and its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the level of our working capital needs for the financial year ending March 31, 2022 cannot be accurately quantified at this time.
We require and will need significant cash resources to, among others, fund our working capital requirements, make capital expenditures, meet debt service requirements and interest payments under our indebtedness, fund general corporate uses, and, in certain cases, expand our business through acquisitions. Our future capital requirements will depend on many factors, such as the pace at which government policies change (i.e., new TFS countries, reduction in minimum purchase amounts), spending on product roll-out, and changes in consumer demand linked to relative foreign exchange movements. As detailed in “—Capital Expenditure,” we have made no firm commitments with respect to future investments. We could be required or could elect to seek additional funding through public or private equity or debt financings, however additional funds may not be available on terms acceptable to us, or at all.
As of March 31, 2021, the Company had cash and cash equivalents of €182.8 million, which were predominantly held in Euro, which includes a drawn €99.0 million revolving credit facility, which was drawn as a precautionary measure without specific use of the cash proceeds and which is held on the balance sheet. as of March 31, 2021, the Company had €720.9 million of interest-bearing loans and borrowings recorded on its statement of financial position, consisting of €621.7 million in long-term financing (borrowings of €630.0 million less €8.3 million of capitalized financing fees), €99.0 million drawn on the revolving credit facility and €0.1 million in other bank overdraft facilities. Global Blue has additional liquidity of €82.9 million comprising of €63.9 million equivalent of capacity on a committed Supplemental Liquidity Facility (USD 75.0 million) funded by certain selling shareholders - See “Supplemental Liquidity facility”), €18.2 million of uncommitted local credit lines and RCF availability of €0.8 million.

Global Blue’s trade payables decreased from €237.3 million as of March 31, 2020 to €147.5 million as of March 31, 2021. Of the remaining March 31, 2021 balance, €48.2 million represents payables to merchants for revenue shares generally subject to those merchants having settled their respective outstanding VAT receivables or representing a credit for merchants to buy Global Blue’s marketing and intelligence. In addition, €77.1 million represents a payable related to unsuccessful refunds (i.e., payments to international shoppers that have not been completed successfully and thus the amounts remain unclaimed). As a result of this payable having been accumulated over multiple years and based on past experience, Global Blue does not expect its unsuccessful refunds balance to fluctuate in the coming 12 months in a manner that would be material to its overall liquidity position.
Global Blue’s trade receivables decreased from €141.3 million of March 31, 2020 to €31.3 million as of March 31, 2021, mainly from collection of VAT receivables from merchants. In the initial months following travel disruptions such as the ongoing COVID-19 outbreak, Global Blue generates cash from collecting near-term VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions.
The Company believes that its cash and cash equivalents, the Supplemental Liquidity Facility and our local credit lines will be sufficient to meet liquidity needs and fund necessary capital expenditure for at least the next 12 months. Given the near-term impacts of the COVID-19 outbreak, and that the exact timing of the revenue recovery to pre-COVID levels are based on the uncertainties of the outbreak and related macro effects as opposed to company-specific factors, Global Blue considered a range of potential recovery scenarios in formulating this view. See “—Net Working Capital” for further discussion of net working capital movements, particularly in slowdowns like that experienced during the COVID-19 outbreak.
In scenarios wherein the low volume environment persists, Global Blue took into account its current run-rate monthly cash expenditure of approximately €10.4 million (operating expenses excluding exceptional items and depreciation and amortization that are fixed in nature €6.2 million, Capital Expenditures €1.8 million, Lease payments €1.2 million and Interest €1.1 million), as well as the fact that while certain short-term cost savings initiatives are associated with government schemes that have started to expire or will expire over the coming months (unless they are extended), management’s permanent cost-savings will partially offset the expiration of these schemes and therefore keep the monthly expenditures materially below the €19.7 million pre-COVID-19 level.
In scenarios wherein the business rebounds within the next 12 months, Global Blue took into account operating income improving but working capital requirements increasing.
Cash Flow
The following table shows our consolidated cash flows from (used in) operating, investing and financing activities for the periods presented:

	For the Financial Year Ended March 31
	2021	2020	2019
	(in € millions)
Net cash from / (used in) operating activities	(103.1)	189.3	114.3
Net cash from / (used in) investing activities	(72.6)	(42.7)	(40.3)
Net cash from / (used in) financing activities	134.1	(22.2)	(19.1)
Net foreign exchange differences	(0.8)	(1.2)	(0.6)

Net (decrease)/increase in cash and cash equivalents	(42.5)	123.1	54.4
Cash and cash equivalents at the beginning of the period	226.1	104.1	50.7
Cash and cash equivalents at the end of the period	182.8	226.1	104.1
Net change in bank overdraft facilities	(0.9)	(1.1)	(1.0)

Net change in cash and cash equivalents	(42.5)	123.1	54.4

Cash flow from operating activities
Net cash from operating activities consists of profit before tax, as adjusted for depreciation and amortization, net financial costs, other non-cash items, net deductible financial income/(costs), income tax paid, interest paid, payment of provisions and changes in net working capital.
Net cash used in operating activities was EUR 103.1 million for the financial year ended March 31, 2021 compared to net cash from operating activities of EUR 189.3 million for the financial year ended March 31, 2020. The outflow in the financial year ended March 31, 2021 was primarily due to an significant decline in profit in the period partially offset by an inflow of net working capital of EUR 19.8 million. The inflow in the financial year ended March 31, 2020 is attributable to the profit generated in the period as well as an inflow of working capital of EUR 89.0 million attributable to the pre-COVID post-high season where typically Global Blue unwinds working capital.
Net cash from operating activities increased by EUR 74.9 million to an inflow of EUR 189.3 million for the financial year ended March 31, 2020 from an inflow of EUR 114.3 million for the financial year ended March 31, 2019, primarily due to an inflow of net working capital of EUR 89.0 million in the financial year March 31, 2020, from an inflow of net working capital of EUR 3.3 million for the financial year ended March 31, 2019 (see “Net Working Capital” below).
Cash flow used in investing activities
Net cash flow used in investing activities consists of purchases of tangible and intangible assets, acquisitions of subsidiaries (net of cash acquired), as well as acquisitions and divestitures of non-current financial assets.
Net cash used in investing activities was EUR 72.6 million for the financial year ended March 31, 2021 compared to net cash used in investing activities of EUR 42.7 million for the financial year ended March 31, 2020. The increase of EUR 29.9 million in net cash used in investing activities was mainly due to (i) acquisition of ZigZag company for EUR 52.5 million in March 2021, partially offset by (ii) EUR 16.5 million decrease in capital expenditure, from EUR 37.7 million for the financial year ended March 31, 2020 to EUR 21.2 million for the financial year ended March 31, 2021, consistent with the management’s team focus on reducing the cash expenditures as a result of COVID-19 adverse conditions and (iii) a EUR 6.9 million reduced spend on acquisitions of non-current financial assets, from EUR 7.9 million for the financial year ended March 31, 2020 to EUR 1.0 million for the financial year ended March 31, 2021.
Net cash used in investing activities decreased by EUR 2.4 million to an outflow of EUR 42.7 million for the financial year ended March 31, 2020 from an outflow of EUR 40.3 million for the financial year ended March 31, 2019. This was primarily due to a EUR 6.3 million increase in acquisition of non-current financial assets, from EUR 1.5 million for the financial year ended March 31, 2019 to EUR 7.9 million for the financial year ended March 31, 2020, as a result of investments in the Europass and Cash Paris Tax Refund and long-term deposits. The increase in net cash used in investing activities was also due to a EUR 4.3 million increase in capital expenditure, from EUR 33.4 million for the financial year ended March 31, 2019 to EUR 37.7 million for the financial year ended March 31, 2020, consistent with the management’s team focus on digital innovation.
Cash flow from (used in) financing activities
Net cash used in financing activities consists of proceeds from the issuance of share capital, repurchase of C-PECs, acquisition of shares and NC-PECs issued by subsidiaries of Global Blue, repayment of loans and borrowings, principal elements of lease payments, proceeds from borrowings and dividends paid to non-controlling interests.

Net cash from financing activities increased by EUR 156.3 million to a cash inflow of EUR 134.1 million for the financial year ended March 31, 2021 compared to cash flow used in financial activities of EUR 22.2 million for the financial year ended March 31, 2020. The increase was mainly due to (i) the drawing of the revolving credit facility of EUR 99.0 million and (ii) EUR 58.7 million of proceeds from issue of capital to finance the ZigZag acquisition as well as from issuance and exercise of warrants.
Net cash used in financing activities increased by EUR 3.1 million to an outflow of EUR 22.2 million for the financial year ended March 31, 2020 from an outflow of EUR 19.1 million for the financial year ended March 31, 2019. The increase was mainly due to the increase of acquisition of shares and NC-PECs issued by subsidiaries of Global Blue by EUR 1.1 million from EUR 1.0 million in the financial year ended March 31, 2019 to EUR 2.1 million for the financial year ended March 31, 2020 and a EUR 1.0 million increase in dividends paid to non-controlling interests from EUR 3.9 million for the financial year ended March 31, 2019 to EUR 4.8 million for the financial year ended March 31, 2020.
Net Working Capital
In Global Blue’s TFS business, its net working capital is driven by the timing of the payments that Global Blue makes to merchants and international shoppers, and the timing of the payments that Global Blue receives from merchants and tax authorities, which makes Global Blue’s net working capital sensitive to short-term, month-to-month volume growth. Unless international shoppers wish to be refunded through a credit card refund or another refund method (such as in-store or downtown refunds), Global Blue typically refunds international shoppers in cash after they have validated their tax-free transaction at customs, but before Global Blue receives the VAT back from the merchants, which typically happens approximately 30 days after the VAT refund is collected. Global Blue typically pays the merchant a percentage of the transaction fee only after having received 100% of the VAT back from the merchant, approximately 100 days afterwards.
When Global Blue experiences rapid month-on-month volume growth, for instance assuming a quick recovery in international travel after the COVID-19 outbreak, this could lead to a short-term, temporary surge of its net working capital to fund the rapid volume increase in VAT refunds. Very large movements in Global Blue’s net working capital position could have a significant effect on its business and financial condition, if Global Blue is unable to finance, internally or externally, the net working capital needs due to the timing impact of when Global Blue refunds the VAT (net of transaction fees) to the international shopper versus when it collects the VAT from the merchants and tax authorities. See “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.”
Where Global Blue invoices the tax authority directly for the VAT refund, it experiences no credit risk (as the counterparties are governments). Where Global Blue invoices the merchant, however, it is exposed to credit risk for a few days, since it refunds international shoppers first before invoicing the merchant. Nevertheless, given the high-quality credit profile of Global Blue’s portfolio of merchants, the associated credit risk and potential losses have historically been minimal. In addition, due to Global Blue’s simultaneous payables to merchants in relation to the transaction fees, its net exposure to credit risk is further limited.
While revenue does not significantly fluctuate throughout the year, Global Blue’s net working capital follows seasonal trends, since a significant part of its business serves the leisure segment of the travel industry, which is seasonal in nature. Global Blue’s net working capital increases as business volumes increase, and Global Blue’s net working capital is the highest during the summer season, since passenger volumes tend to increase during the summer holidays in the Northern hemisphere. Conversely, Global Blue’s net working capital decreases rapidly after the summer holidays, as Global Blue releases net working capital that has built up during the summer. However, as a result of the predictable seasonality of Global Blue’s net working capital, it would expect the year-end position to be broadly neutral, absent any significant change in travel flows. See “—Key Factors Affecting Global Blue’s Businesses and Results of Operation—External Factors—Short-term external factors—Intra-year seasonality.”
Global Blue’s net working capital balance is composed of trade receivables, other current receivables and prepaid expenses, less trade payables, other current liabilities, accrued liabilities. Outlined below is the change in net working capital, as recognized in the cash flow statement.
Global Blue recorded a net working capital inflow of EUR 19.8 million for the financial year ended March 31, 2021, compared to an inflow of EUR 89.0 million for the financial year ended March 31, 2020. The inflow observed in the financial year ended March 31, 2021 reflects a continued unwinding of working capital up to May 2020, as the number of refunds to tourists reduced to very low levels but Global Blue continued to collect VAT from its merchants. After June 2020, the working capital inverted to a net outflow partially offsetting the earlier inflows as Global Blue had collected the bulk of the VAT from merchants but continued to pay the commissions regarding the revenue sharing. The inflow of working capital for the financial year ended March 31, 2020 was not in line with the standard seasonality of working capital pattern, due to the fact that March 2020 was already heavily impacted by the COVID-19 outbreak and consequently the business was observing a sharp decline of cash refunds, but was still collecting the VAT from its merchants, leading to an unusual inflow of working capital by the end of March 2020.
Global Blue recorded a net working capital inflow of EUR 89.0 million for the financial year ended March 31, 2020, compared to an inflow of EUR 3.3 million for the financial year ended March 31, 2019. This change was primarily due to the reduction in volume witnessed during the last two months of the financial year ended March 31, 2020, as a result of the COVID-19 outbreak. As mentioned above, when the business slows down, there is a cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions.
Capital Expenditure
Global Blue defines capital expenditure as purchases of property, plant and equipment (such as machinery, equipment and computers) and intangible assets (such as trademarks, customer relationships and software).
Global Blue’s capital expenditure reduced by EUR 16.5 million or 43.7%, to EUR 21.2 million for the financial year ended March 31, 2021 from EUR 37.7 million for the financial year ended March 31, 2020. Of the EUR 16.5 million reduction, EUR 12.4 million related to reduced investments in intangible assets and EUR 4.1 million related to property, plant and equipment in line with the management’s initiatives to reduce expenditures amid the COVID-19 outbreak scenario.
Global Blue’s capital expenditure increased by EUR 4.3 million or 12.9% to EUR 37.7 million for the financial year ended March 31, 2020 from EUR 33.4 million for the financial year ended March 31, 2019 driven by the increases in investments of intangible assets of EUR 5.6 million in line with the strategy to invest in innovation and digitalization.
We have made no material firm commitments with respect to our principal future investments.

Banking Facilities and Loans
Facilities
Overview and structure
On October 25, 2019, certain members of Global Blue entered into a facilities agreement (the “Facilities Agreement”) with, among others, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, BNP Paribas (Suisse) S.A., J.P. Morgan Securities PLC, Morgan Stanley Bank International Limited and Royal Bank of Canada, as mandated lead arrangers, and RBC Europe Limited, as agent. On January 14, 2020, the Facilities Agreement was amended and restated by an amendment letter entered into with, among others, BNP Paribas (Suisse) S.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank International Limited, Royal Bank of Canada, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, Credit Suisse International and JPMorgan Chase Bank N.A., London branch, as amendment participating lenders, and RBC Europe Limited, as agent and security agent. The Facilities Agreement governs the EUR 630 million term loan facility (the “Term Loan Facility”) and the EUR 100 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”). The Revolving Credit Facility includes a swingline sub-facility which allows up to EUR 20 million of the Revolving Credit Facility to be utilized by way of euro-denominated swingline loans. The Facilities are senior secured and governed by English law.
On August 28, 2020, Global Blue drew down EUR 630 million from the Term Loan Facility and EUR 99 million from the Revolving Credit Facility (see “Indebtedness).
Purpose
Global Blue has used the funds obtained by the Term Loan Facility, together with the available cash to the extent needed, to reimburse the principal amount and the interest accrued but not yet paid on is historic indebtedness, as well as to pay related fees, costs and expenses (including certain of those relating to the public listing in August 2020). The Revolving Credit Facility replaced the historic credit facility and is available, among others, to finance or refinance working capital and/or for general corporate purposes of Global Blue (see “Net Working Capital”).
In addition, an inter-creditor agreement governs the relationships between creditors under the Facilities Agreement. The Facilities are secured by certain collateral. See “Collateral” below.
Maturity and prepayment
The final repayment date for the Facilities Agreement is August 28, 2025.
The Facilities Agreement provides for each lender to require a cancellation of its commitments and a prepayment of its loans under the Facilities in the case of a change of control or a sale of all or substantially all of the businesses and assets of Global Blue to persons who are not members of Global Blue. A change of control will occur if any person or group of persons acting together who do not control Global Blue at such time acquire, directly or indirectly, beneficially more than 50% of the issued voting share capital of Global Blue other than certain permitted holders, including, among others, certain existing equity investors of Global Blue.
The Facilities Agreement also contains a standard mandatory prepayment provision in the event that it becomes illegal for a lender to fulfil any of its obligations under the Facilities Agreement. The Facilities Agreement also provides for voluntary prepayment of the Facilities at any time, with prior notice and without any prepayment penalty.
Interest

The Term Loan Facility provides for a variable interest rate, equal to EURIBOR for the period (with a zero floor) plus a spread of 2.75% per annum (the “TL Margin”), subject to mechanisms of increase or decrease depending on Global Blue’s leverage.
The Revolving Credit Facility provides for a variable interest rate to be paid on drawings, equal to EURIBOR for the period (with a zero floor) or, with reference to amounts used in currencies other than euro, to the LIBOR for the period (or other LIBOR replacement rate), plus a spread of 2.50% per annum (the “RCF Margin”), subject to mechanisms of increase or decrease depending on Global Blue’s leverage ratio.
Due to the zero floor on EURIBOR and the company’s expectation that interest rates will not increase significantly in the foreseeable future, no financial instruments have been employed to hedge the interest rate risks associated with the indebtedness under the Facilities Agreement.
The specific level of increase or decrease in the TL Margin and the RCF Margin, respectively, depending on the Company’s leverage (i.e., the ratio between total net indebtedness and Consolidated Pro Forma EBITDA (see “Main undertakings” below)) is shown below:

Company’s Leverage	TL Margin	RCF Margin
Higher than 4.00:1	2.75%	2.50%
Equal to or less than 4.00:1 but higher than 3.50:1	2.25%	2.00%
Equal to or less than 3.50:1 but higher than 3.00:1	2.00%	1.75%
Equal to or less than 3.00:1 but higher than 2.50:1	1.75%	1.50%
Equal to or less than 2.50:1 but higher than 2.00:1	1.50%	1.25%
Equal to or less than 2.00:1 but higher than 1.50:1	1.25%	1.00%
Equal to or less than 1.50:1	1.00%	0.75%

Main undertakings
As is customary for financing transactions of similar complexity and nature, the Facilities Agreement sets forth covenants which will restrict Global Blue to permitted activities and provide for general and specific information undertakings, which must be reported to the lenders, including, among others, with respect to: (i) annual and semi-annual reporting obligations; (ii) semi-annual compliance with a leverage ratio test starting on September 30, 2021 (defined as the ratio between total net indebtedness and Consolidated Pro Forma EBITDA and calculated on a rolling 12-month basis) not to exceed 5.00:1 on September 30, 2021 and March 31, 2022, 4.75:1 on September 30, 2022 and March 31, 2023, and 4.50:1 on September 30, 2023 and March 31, 2024, 4.25:1 on September 30, 2024 and March 31, 2025, 3.50:1 on September 30, 2025 and each financial half-year ending thereafter; (iii) prohibitions of substantial changes in the business of Global Blue; (iv) compliance with all applicable laws; (v) negative pledge obligations; (vi) prohibition to carry out disposals; (vii) incurrence of indebtedness by non-obligors; and (viii) prohibitions on undertaking any amalgamation, de-merger, merger or corporate reconstruction (other than the Business Combination).
However, on February 3, 2021, to preserve financial flexibility in light of the ongoing COVID-19 outbreak, Global Blue obtained a waiver from Facilities Agreement Lenders under the Facilities Agreement. The waiver provides revised terms with respect to the semi-annual total net leverage financial covenant under the Facilities Agreement. The financial covenant will now instead be tested for the first time on September 30, 2022. In connection with the Facilities Agreement Lenders’ agreeing to the terms of the waiver, Global Blue agreed that for the Waiver Period, it shall maintain the Liquidity Condition. The Liquidity Condition requires that liquidity (being the aggregate amount of cash and cash equivalents and the aggregate amount available to us on a committed or uncommitted basis for utilization under any facilities or other debt or equity financing) on the last day of each calendar month (or, if such day is not a business day, then on the next succeeding business day) shall not be less than EUR 35,000,000. The Liquidity Condition shall cease to apply if Global Blue’s revenues for any calendar month first being equal to or more than an amount equal to 40% of its revenues for the pre-COVID-19 period, namely the corresponding calendar month during the period from (and including) February 1, 2019 to (and including) January 31, 2020. If the Liquidity Condition is not met, Global Blue can cure a breach of the Liquidity Condition with the proceeds of equity or subordinated debt contributions or any other source available to Global Blue.
Consolidated Pro Forma EBITDA is economically equivalent to Adjusted EBITDA as defined in this prospectus plus projected synergies and costs savings arising in connection with acquisitions, disposals and other group initiatives which may be added to Adjusted EBITDA by Global Blue under the terms of the Facilities Agreement.
Representations and warranties
In addition to the undertakings listed above, the Facilities Agreement provides for representations and warranties with respect to the business, assets, operations, financial condition and prospects of Global Blue and with respect to the Facilities Agreement and ancillary documents, including, among others: (i) the absence of litigation, arbitration and administrative proceedings; (ii) lack of misleading information provided to the lenders; (iii) the correctness and truthfulness of the financial statements; (iv) validity and incorporation of Global Blue; (v) validity and effectiveness of the obligations assumed pursuant to the Facilities Agreement and ancillary documents; (vi) absence of conflicts between the Facilities Agreement and ancillary documents and the constitutional documents, laws or other applicable obligations; (vii) absence of any filing requirements or stamp taxes payable in connection with the Facilities Agreement and ancillary documents; (viii) possession of the necessary powers and authorizations; (ix) choice of the applicable law; (x) absence of defaults; (xi) compliance with anti-corruption laws and sanctions; and (xii) pari passu ranking of the obligations deriving from the financial documents with any other unsecured and unsubordinated debt (present and future).
Guarantees
The Facilities are guaranteed by guarantees from Global Blue and certain other members of Global Blue, based on a guarantor coverage test. The undertakings of Global Blue and other guarantors pursuant to these guarantees are joint and several with the other financial counterparties of the Facilities Agreement (including, among others, the agent, the security agent, the mandated lead arrangers, and each of the lenders), to the extent legally permitted and operationally practical.
Collateral
On December 18, 2020, in accordance with the provisions of the Facilities Agreement, the Facilities have been secured by pledges on the assets of certain material subsidiaries of Global Blue at the time of the implementation of the transaction security, to the extent legally permitted and operationally practical on a first priority basis.

Events of default
The Facilities Agreement also sets forth, in line with market practice, a series of events of default, including, among others: (i) payment default of principal and interest; (ii) failure to comply with the semi-annual leverage ratio test described above; (iii) occurrence of certain insolvency events or the commencement of insolvency proceedings; (iv) untruthfulness of any of the representations and warranties in any material adverse respect; and (v) customary cross payment default and cross acceleration provisions.
Indebtedness
The following table provides an overview of Global Blue’s interest-bearing loans and borrowings as of the dates indicated:

	For the Financial Year Ended March 31
	2021	2020	2019
	(in EUR millions)
Long-term financing—term senior debt(1)	0.0	634.3	635.8
Long-term financing—senior debt facility(2)	630.0	0.0	0.0
Capitalized financing fees(3)	(8.3)	(9.7)	(13.4)
Revolving Credit Facility(4)	99.0	0.0	0.0
Other bank overdraft(5)	0.1	1.1	2.1
Total interest-bearing loans and borrowings	720.9	625.7	624.5
(1) The amount of EUR 634.3 million as of March 31, 2020 includes EUR 4.3 million (EUR 5.8 million as of March 31, 2019) as a result of the application of IFRS 9 (Financial Instruments).
(2) New senior debt facility which was used to repay the former term senior debt.
(3) Represents costs incurred in relation to refinancing our historic indebtedness.
(4) Revolving credit facility of EUR 100 million drawn EUR 99 million as a measure of precaution.
(5) Consists of local credit facilities available in certain jurisdictions. None of these local overdraft facilities are committed in nature.

On August 28, 2020, the old Senior term debt and RCF were fully repaid, and the associated liabilities extinguished, consisting of EUR 8.1 million of unamortized debt cost partially offset by EUR 3.6 million of IFRS 9 conversion unwinding amounts.
The new Senior term debt is comprised of a term loan of EUR 630.0 million, fully drawn since inception and a RCF of EUR 100.0 million which was drawn for EUR 99.0 million. The proceeds from the term loan under the new Senior debt facility was used to fully repay the term loan and amounts outstanding under the RCF under the previous SFA.
The new Senior term debt has a maturity date of August 28, 2025. The conditions of the credit facilities are set as Euribor of the period with a floor of 0.00% plus a margin. The margins for the long-term loan and the revolving credit facility are dependent on Total Net Leverage. See “Interest”.
The financial covenant associated with the new senior term debt is based on a level of Total Net Leverage lower than 5.0x (see “Main undertakings”).

Treasury Management
Policy
The company manages its Treasury activities through a Central Treasury department (“Group treasury”). Treasury activities are governed by company policies where appropriate trading and approval thresholds are set.
Cash Management
All operational entities of the Group forecast the cash developments weekly on a rolling basis. These are monitored by Group treasury ensuring that the Group's liquidity position at all times meets operational cash needs.
Surplus cash held by the operating entities over and above amounts required for working capital management are centralized and managed by Group treasury.
In order to minimize foreign exchange risks, cash and cash equivalent investments are kept in the functional currency of the respective entities holding the asset or are otherwise hedged by Group treasury using financial derivatives such as foreign exchange forward contracts.
As of March 31, 2021, approximately EUR 5.8 million of the company’s cash and cash equivalents are held in subsidiaries which are situated in countries where centralization of cash is restricted. Majority of such restrictions are due to capital controls applied by the country where the cash is situated which may lead to delays in transferring funds to the Group. Funds where restrictions and delays apply do not have a significant impact on the company’s ability to meet its cash obligations.

Bank Overdrafts
Local credit facilities are available in certain jurisdictions, and the facilities as of March 31, 2021 were limited to EUR 18.2 million, of which EUR 0.1 million were drawn as of March 31, 2021. None of these local overdraft facilities are committed in nature.
Supplemental Liquidity Facility
Under the loan agreement dated September 30, 2020 governing the Supplemental Liquidity Facility (the “Loan Agreement”), Globetrotter and Cayman Holdings (together, the “Lenders”) commit to provide one or more Liquidity Loans to Global Blue or one of its subsidiaries (the “Borrower”) of up to USD 75 million. Upon written request by the Borrower and on the terms and subject to the conditions set forth in the Loan Agreement, the Liquidity Loans will be made available to the Borrower to either (i) cure or avoid an actual or imminent breach of the financial covenant under the Facilities Agreement or (ii) to finance in good faith the actual liquidity needs of Global Blue (but only to the extent Global Blue does not have Liquidity (as defined in the Loan Agreement) of EUR 60 million or more). The obligation of the Lenders to provide Liquidity Loans is conditional, among other customary conditions, on: (a) Third Point’s affiliates having completed their investments as and to the extent required by the relevant share purchase and contribution agreement (to the extent the related purchase price has not been reduced to USD 0); (b) Closing having occurred in accordance with the Merger Agreement; (c) the Borrower having delivered to the Lenders a copy of an approval by the Board of Directors confirming that the Liquidity Loans are drawn to effectuate one of the two purposes of the Loan Agreement; and (d) Global Blue not having access to third party financing where the all-in-yield is equal or less than 10% per annum.
The Liquidity Loans will be postponed and subordinated to all liabilities and obligations of the Borrower under the Facilities Agreement and rank at least pari passu with the claims of all of the Borrower’s other present or future unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies generally. The Liquidity Loans will be available to the Borrower for the period from (but excluding) August 28, 2020 until (and including) the earlier of (i) the date falling eighteen (18) months after August 28, 2020 and (ii) February 28, 2022. To the extent drawn by the Borrower on the terms and subject to the conditions set forth in the Loan Agreement, the Liquidity Loans will be required to be repaid in full by the Borrower on the earlier of (a) the date falling on the second anniversary of the drawdown of the relevant Liquidity Loan and (b) the occurrence of a Change of Control or Sale (each term as defined in the Facilities Agreement). Interest on the Liquidity Loans will accrue at a rate 2.75% per annum, or such other minimum safe harbor rate as may be applicable from time to time at the start of each interest period based on the principal amount and currency of the Liquidity Loans as published by the Swiss tax authorities. Interest shall accrue and be paid by the Borrower at the end of each six-month interest period of the Liquidity Loans, unless the Borrower elects that interest for such interest period shall capitalize and be added to the outstanding principal amount.
Contingent Liabilities and Off-Balance Sheet Liabilities
Global Blue is not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on Global Blue’s financial condition, results of operations, liquidity, capital expenditure or capital resources, except for certain litigation items. See “Business—Legal and Arbitration Proceedings, Investigations and Tax Audits.”
Contractual Obligations and Commitments
Global Blue has various contractual obligations and commercial commitments that are recorded as liabilities in its financial statements. The following table summarizes certain categories of Global Blue’s contractual obligations owed to third parties by period as of March 31, 2021:

	Payments Due By Period
	Total	Less than 1 Year	1 –3 Years	3 –5 Years	More than 5 Years
	(in EUR millions)
Loans and Borrowings(1)	729.0	0.0	99.0	630.0	—
Interest loans and borrowings(2)	88.6	20.3	55.2	13.1	—
Other bank overdraft	0.1	0.1	—	—	—
Lease liability(3)	31.7	12.6	14.2	4.2	0.7
Total contractual obligations and commitments	849.4	33.0	168.4	647.3	0.7

(1) This reflects the refinancing of Global Blue’s historic indebtedness and assumes no voluntary prepayments. The current drawing of €99.0 million under the current revolving credit facility has been assumed to be repaid after 12 months.
(2) Future interest calculated based on the margin of the Facility and the amounts drawn from the Facility as of March 31, 2021, based on the applicable base rates and floor requirement.
(3) We adopted the new accounting standard for leases, IFRS 16 (Leases), under which operating leases are to be recorded as balance sheet liabilities, with a corresponding right of use assets. See our audited consolidated financial statements included elsewhere in this prospectus.

Critical Accounting Policies
Except as otherwise indicated, Global Blue’s financial information included in this prospectus has been prepared and presented in accordance with IFRS. See “Important Information about IFRS and Non-IFRS Financial Measures” and the notes to Global Blue’s financial statements contained in this prospectus.
The preparation of financial statements requires Global Blue’s management to make a number of estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, of revenues and expenses and the disclosure of contingent assets and liabilities. All assumptions, expectations and forecasts used as a basis for certain estimates within Global Blue’s financial statements represent good faith assessments of Global Blue’s future performance for which Global Blue’s management believes there is a reasonable basis.
These estimates and assumptions represent Global Blue’s view at the times they are made, and only then. They involve risks, uncertainties and other factors that could cause Global Blue’s actual future results, performance and achievements to differ materially from those forecasted. The estimates and assumptions that may have a risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below (“Significant accounting policies”) in Note 3 to the consolidated financial statements of Global Blue as of and for the financial year ended March 31, 2021 contained in this prospectus.
Quantitative and Qualitative Disclosure about Market Risk
Overview
Global Blue’s activities are exposed to a variety of financial risks such as market risk (including currency risk and interest rate risk), credit risk and liquidity risk. To minimize the impact of potential adverse effects of market volatility on financial performance, Global Blue hedges certain market risks via derivative contracts.
For further details, see note 4 (“Financial risk management”) to the audited consolidated financial statements of Global Blue as of and for the financial year ended March 31, 2021 contained in this prospectus.
Interest Rate Risk
Our interest rate risk arises from our long-term borrowings at floating interest rates. All our borrowings are subject to base interest rates plus a margin. As of March 31, 2021, we had €630.0 million of floating rate debt outstanding (principal value), consisting of borrowings under the Term Loan Facilities for which the base rate of one-month EURIBOR was negative 0.556% (though the facility was subject to a floor of 0%). As a result, none of the borrowings were hedged.
The following table demonstrates the sensitivity to a change in interest rates on Global Blue’s floating rate indebtedness, relative to the rate at the end of each period. Global Blue’s profit before tax is affected through the impact on floating rate borrowings as noted below:

	Increase/decrease in basis points	Effect on profit before tax per annum (€ in millions)
Financial year ended March 31, 2021	100	2.8
Financial year ended March 31, 2020	100	3.6
Global Blue believes that a movement in interest rates of 100 basis points gives a reasonable measure of Global Blue’s sensitivity to interest rate risk. The table above demonstrates the sensitivity to a possible change in interest rates, with all other variables held constant, on Global Blue’s profit before tax expressed on annual terms. The above table does not include the EUR 99.0 million drawn under the revolving credit facility.
Foreign Exchange Risk
Global Blue is exposed to foreign exchange risk. There are transactional and translation risks that arise from Global Blue’s global presence, as well as commercial risks due to changes in relative foreign exchange rates between international shopper origin and destination currencies, which affect the competitiveness of different currency zones toward inbound international shoppers. Transactional risks arise mainly from intercompany funding and intercompany trade payables and receivables in currencies different from the functional currency of the unit.
Global Blue actively manages transactional foreign exchange risk by entering into foreign exchange derivative contracts. Such hedging includes the use of short-term ordinary derivative products, which are entered into only for non-speculative purposes. As of March 31, 2021, Global Blue had unhedged transactional foreign exchange risks of EUR 13.5 million spread across 29 currencies, the largest being the Moroccan Dirham (EUR 4.1 million). As of March 31, 2021, including the effect of hedges, if currency rates on the major currencies had been 2% higher or lower, and with all other variables held constant, pre-tax profit for the twelve months ended March 31, 2021 would have been EUR 0.1 million lower or higher.
Global Blue is exposed to translation risk because its group consolidated reporting currency is the euro, hence fluctuations in foreign exchange rates impact the consolidation into euro of foreign currency-denominated assets, liabilities and earnings.
The impact of commercial risks due to changes in foreign exchange rates is mitigated by Global Blue’s global diversification. In addition, the fact that Global Blue operates in many currency zones provides, to some extent, a natural hedge in that changes in travel destinations need not result in an overall loss of business, as long as Global Blue is present in alternative destination markets for international shoppers.

Liquidity and Financing Risk
Financing risk is the exposure to financial market forces that may change Global Blue’s ability for debt to be re-financed should it not be repaid by its maturity date, resulting in illiquidity and payment obligations potentially becoming no longer serviceable. Global Blue believes that financing and liquidity risks are limited because of the remaining length and terms of the existing debt and the high level of cash in the company. See “Liquidity and Capital resources”.
Disclosure Controls and Procedures
We maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) designed to provide reasonable assurance that information required to be disclosed in the Company’s reports under the Exchange Act, as amended, is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.
Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, has performed an evaluation of the effectiveness of our disclosure controls and procedures as of March 31, 2021.

Based on such evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as a result of the material weaknesses in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of March 31, 2021.
Newly Identified Material Weakness in Internal Control over Financial Reporting and Remediation Efforts
Management has determined that there is a material weakness in internal control over financial reporting as of March 31, 2021 as we did not maintain an effective control environment due to a lack of a sufficient complement of personnel with an appropriate level of knowledge, experience and training commensurate with our financial reporting requirements. This material weakness could result in a misstatement of substantially all account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Notwithstanding such a material weakness, our Chief Executive Officer and Chief Financial Officer have concluded that our consolidated financial statements in this prospectus present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with International Financial Reporting Standards.
Global Blue has taken steps during the current year to strengthen our internal control over financial reporting so as to be in a position to comply with the applicable requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”) upon expiration of the transition period available to newly public companies under SEC rules. These steps included (i) engaging external third parties to assist with the implementation of our enhanced internal control framework, (ii) implementing regular and continuous internal control and financial reporting training programs for our accounting and financial reporting personnel, and (iii) creating a new department within the company with new qualified personnel in charge of strengthening the financial reporting function and to improve the financial and systems control framework. Although we have taken the foregoing steps, as of March 31, 2021, we are still in the process of formalizing our control framework. Furthermore, as a result of our ongoing initial assessment of the company’s internal control over financial reporting conducted as of March 31, 2021 we identified deficiencies in our manual business process controls due primarily to a lack of evidence of review.
Previously Identified Material Weaknesses in Internal Control over Financial Reporting
As previously disclosed in our Registration Statement on Form F-4 (File No. 333-236581), Global Blue identified an error related to a €1.6 million goodwill impairment charge unduly recorded in the period ending March 31, 2020 associated with the Refund Suisse business, an acquisition completed in September 2018. Additionally, Global Blue identified an error related to the calculation of its estimated trade receivables loss allowance in the period ending March 31, 2020, of €0.9 million. Both of these errors were corrected in our March 31, 2020 restated audited consolidated financial statements.
Management determined that there were two material weaknesses, which arose from a lack of effective controls to ensure that accounting policies were appropriately applied to the assessment of the impairment of non-financial assets and estimated trade receivables loss allowance. Specifically, despite accounting policies being in place, there were insufficient procedures and controls to ensure that the policies were appropriately implemented and that there was proper internal review.
Global Blue has taken steps, and continues to take steps, to remediate these material weaknesses and to enhance its overall control environment, including implementing changes in its internal control over financial reporting with regard to complex accounting matters including impairments of non-financial assets and the assessment of the estimated trade receivables loss allowance through implementing additional review procedures with its Chief Financial Officer.
During the course of our ongoing remediation and SOX preparedness efforts, and after evaluating the new internal control for estimated trade receivables loss allowance and the revised procedure and control over non-financial assets impairment, we believe that we have made significant progress in relation to the above-mentioned material weaknesses. However, due to the material weakness raised in relation to a lack of a sufficient complement of personnel with an appropriate level of knowledge, experience and training commensurate with our financial reporting requirements, we do not yet consider these two material weaknesses to be remediated as of March 31, 2021.
While significant progress has been made to enhance our internal control over financial reporting, we are still in the process of implementing, documenting and testing these processes, procedures and controls. The process of implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. Additional time is required to complete implementation as well as to assess and ensure the sustainability of these procedures. We believe these actions will be effective in remediating the material weaknesses described above and we will continue to devote significant time and attention to these remediation efforts. However, the material weaknesses cannot be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. As we continue to evaluate and take actions to improve our internal control over financial reporting, we may take additional actions to address control deficiencies or modify certain of the remediation measures described above.

OTHER INFORMATION ABOUT GLOBAL BLUE
COVID-19
A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. See, in particular, “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted” and “Other Information About Global Blue” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s SiS for the for the financial year ended March 31, 2021 decreased 89% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, also decreased by 89%. As a result of various waves of COVID-19 pandemic cases across Europe, governments did not fully reopen the economy for travel, especially into the EU. Following the approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will reopen and international travel will resume gradually over time; management therefore anticipates that Global Blue’s performance may improve accordingly.
Our results of operations for the financial year ended March 31, 2021 reflect the impact of the COVID-19 pandemic for the entire reporting period which started to affect our business from February 2020. However, given the global and evolving nature of the pandemic, its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the ultimate negative impact and the duration of such negative impact on Global Blue’s results of operations cannot be accurately quantified at this time.
Previous contagious disease outbreaks, such as the SARS outbreak in 2003 and MERS in 2015, have historically temporarily curtailed, to varying degrees, international travel, with growth recovering afterwards to pre-outbreak levels , as a result of a normalization of travel demand and longer-term structural macroeconomic growth tailwinds. Although the COVID-19 outbreak is more significant both in scale and the global preventative response thereto than previous contagious disease outbreaks and other previous travel disruptions, other travel disruptions (e.g., natural disasters, terrorist attacks and civil unrest) have negatively impacted Global Blue’s results of operations during the affected period, with the effects subsiding and reversing after the disruptions and their related effects end. Notwithstanding the foregoing, given the global and evolving nature of the COVID-19 outbreak, Global Blue cannot predict when the impacts of the COVID-19 outbreak will subside or how quickly thereafter international travel, consumer spending, and demand for tax-free shopping and Global Blue services will return to pre-outbreak levels.
As a consequence, Global Blue has adopted a wide range of short-term measures to reduce its monthly cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. Global Blue’s management team continues to assess its cash expenses in order to optimize Global Blue’s cash outflow in this period of subdued activity. See “Management’s

Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
Material Agreements
Other than the agreements described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness” and “Certain Relationships and Related Person Transactions,” Global Blue has not entered into any material agreements which contain provisions under which Global Blue has an obligation or entitlement that is material to Global Blue as of the date of this prospectus. Global Blue does, however, enter into arrangements with merchants in the ordinary course of its TFS business and arrangements with Acquirers in the ordinary course of its DCC business.
Over the years, Global Blue has established a number of relationships with commercial partners. In Global Blue’s TFS business, it serviced more than 300,000 merchant stores as of March 31, 2021. Most of Global Blue’s contracts with key merchants last for three to five years on average, but it has been in continuous relationships with most of its key merchants for well over a decade, with its top 20 merchants (based on revenue) partnering with Global Blue for an average of over 20 years.
Separately, Global Blue has also formed partnerships with digital wallet providers Alipay, UnionPay and WeChat, allowing Global Blue to cater to its international shoppers’ diverse refund needs and offer a broad range of additional services, such as drive-to-store promotional campaigns.
In Global Blue’s AVPS business, Global Blue has relationships with 50 Acquirers as of March 31, 2021. Most of Global Blue’s contracts with key Acquirers last for two to three years, but Global Blue has had relationships with most of these key Acquirers for over a decade.
Agreements with Merchants
Global Blue’s agreements with merchants in its TFS business generally provide Global Blue with a non-exclusive right to provide VAT refund services to such merchants and their international shoppers in the territory specified in the agreement. Most merchants are entitled to a proportion of transaction fee generated per transaction, which is set out in the agreement. The level of revenue sharing with merchants is calculated as a percentage of the VAT payable on the goods less the amount refunded to the international shopper. Such revenue sharing is subject to renegotiation should the VAT rate change in the territory. Most payments of revenue sharing are subject to the merchant having paid any outstanding VAT invoices to Global Blue. Certain TFS agreements include a marketing budget provided certain sales targets are met, while under other agreements Global Blue provides incentives to the relevant merchant for promoting TFS services.
The TFS agreements include a license of Global Blue’s software to each merchant which cannot be copied or assigned, and upon termination of the TFS agreement, the merchant is required to uninstall the software. Under certain TFS agreements, Global Blue provides more extensive services, including working with the merchant to develop more sophisticated processes to refund VAT to international shoppers. TFS agreements also generally include provisions relating to Global Blue training merchant staff to ensure the tax-free services are carried out correctly.
Most TFS agreements allow for termination if there is a substantial breach, if there is a remediable breach of the agreement which is not remedied within a specified period of time, if a party becomes insolvent or if the party ceases to carry on business, and certain agreements allow for termination by notice given by either party. Generally, TFS agreements are for a fixed term ranging from one to five years and often contain clauses allowing the agreements to continue for consecutive periods of one year or more at the end of the initial term provided the agreement is not terminated.
Agreements with Acquirers
Global Blue’s agreements with Acquirers in its DCC business grant the Acquirer a right to use Global Blue’s DCC services within a specified territory. Global Blue is under an obligation to provide the DCC services in accordance with specific service levels set out in the agreements. The relevant Acquirer is entitled to a fee, which is generally calculated as a percentage of each DCC transaction. Generally, the agreements provide that Global Blue calculates the fee due to the Acquirer and agrees to provide the Acquirer with all information necessary to confirm the calculation.
Certain of the agreements are for a definite term and automatically renew for another definite period at the end of the initial term, whereas others continue indefinitely until terminated by one of the parties. The agreements can be terminated if there is a material breach of the agreement that is not remedied within a specific period of time, in case of insolvency of either party, and certain agreements allow for termination by notice given by either party.
Certain arrangements provide that both Global Blue and the Acquirer will promote the DCC services amongst their client base in the territory specified in the agreement. Global Blue also provides training to merchant staff named by the Acquirer to ensure that sales staff are able to offer the use of DCC to international shoppers.
Legal and Arbitration Proceedings, Investigations and Tax Audits
From time to time we may become involved in legal proceedings that arise in the ordinary course of business. During the period covered by the financial statements contained herein, we have not been a party to or paid any damages in connection with litigation that has had a material adverse effect on our financial position, with the only exception being that no assurance can be given that future litigation will not have a material adverse effect on our financial position. When appropriate in the management’s estimation, we may record reserves in our financial statements for pending litigation and other claims.
Portuguese Fraud Case
In February 2013, a whistleblower alerted Global Blue to some tax free forms which were stamped with fake customs validation stamps with a suspicion that they were perpetrated by internal fraud in Portugal. Global Blue carried out an internal investigation and found that, in collaboration with some fraudulent merchants, a number of members of the Global Blue team in Portugal (all of whom were subsequently dismissed as a result) had been using a fake customs validation stamp between 2010 and 2013 to enable fraudulent payments to be made to them. The practice carried out by the fraudulent employees involved them adding their own (or a relatives) bank account details or those of the fraudulent merchants to tax free forms, following which a fake customs validation stamp was added and the payment processed through Global Blue’s payment systems. There were also a limited number of fraudulent merchants who were an active party in the fraud. Following Global Blue’s investigation in 2013, Global Blue notified the Portuguese Tax Authority with the findings of the internal investigation.
On March 25, 2021, the Portuguese Tax Authority concluded their own investigation as part of criminal proceedings relating to this matter. The Portuguese Tax Authority deems that all parties involved, Global Blue, the fraudulent employees and merchants, be severally liable for all sums involved. The sums are principally the VAT that was reclaimed from the Portuguese Tax Authority in respect of the fraudulent transactions. The Portuguese Tax Authority have requested a compensation claim for EUR 837 thousands. Global Blue does not contest the VAT reclaimed from the Portuguese Tax Authorities in connection with the fraudulent transactions should be repaid. However, it believes that the proportion of that sum that was unknowingly paid by Global Blue to the fraudulent ex-employees and merchants should be reclaimed from them directly (which amounts to approximately EUR 300 thousands). As of the end of December 2020, Global Blue had a provision of EUR 722 thousands, but the provision was increased to EUR 837 thousands in case the Portuguese Tax Authority finally determine that Global Blue are liable to the pay the full amount, which Global Blue is in the process of disputing. Global Blue are in active discussions with the Portuguese Tax Authority about the investigation.
Litigation Involving Certain 2020 PIPE Investors
The Company, FPAC and certain PIPE investors entered into share subscription agreements pursuant to and on the terms and subject to the conditions of which the PIPE investors committed to subscribe for and purchase, concurrently with the Closing, in the aggregate, 12,500,000 ordinary shares for $10.00 per share or an aggregate purchase price of $125 million.
Certain of the PIPE investors who had committed to subscribe for in aggregate $110 million of our ordinary shares did not consummate their subscriptions, alleging the failure of certain closing conditions in their share subscription agreements to be satisfied. As previously disclosed, the Company and Globetrotter commenced litigation with each of such investors for breach of contract. In May 2021, a settlement was reached with PIPE investors who had committed $10m of the aggregate amount and not funded. Litigation continues with the other PIPE investors.
Tax Matters
France
The French tax authorities opened a tax audit in October 2016 regarding Global Blue France SAS (“Global Blue France”) for the financial years ended March 31, 2014, 2015 and 2016 with respect to all taxes. The tax audit was focused on Global Blue’s VAT refund business, operating transfer pricing policy, IT systems and interest rates on cash pool balances. In December 2018, the French tax authorities issued a notice of assessment to Global Blue France for the financial year ended March 31, 2014 related to VAT findings for an amount of EUR 6.5 million. The VAT findings relate to certain missing information on tax-free forms which are mandatory according to VAT refund regulation in France. As a consequence, the VAT exemption claimed by Global Blue France in relation to these forms was denied by the French tax authorities. An accrued liability of EUR 10 million to cover these amounts was booked in Global Blue’s accounts as of March 31, 2018.
This accrued liability was reduced to EUR 6.5 million as of March 31, 2019 due to a payment of EUR 1.8 million to the French tax authorities and due to a change in management’s estimate of Global Blue’s exposure. The accrued liability balance was unchanged as of March 31, 2020 and March 31, 2021.
On January 7, 2021, the French tax authorities issued the final notice of assessment which definitively closes the tax audit and confirms the VAT findings above and some minor other adjustments. On April 13, 2021 Global Blue received the corresponding collection notice from the French tax authorities and has paid the amount on April 15, 2021.

Italy

The Italian tax authorities opened a tax audit in February 2016 on Global Blue Italia S.r.l. (“Global Blue Italy”). As a result of settlement procedures initiated in 2018, a formal settlement was reached with the Italian tax authorities in relation to certain matters in April 2019. The settlement covers the findings on license fees and intercompany interest rate for the financial years ended March 31, 2014 and 2015 as well as the finding on withholding tax on license fee for the calendar years 2013 and 2014 for a total amount of EUR 3.6 million which was paid in April 2019.
Subsequently, Global Blue signed another final settlement with the Italian tax authorities for an amount of EUR 10.9 million which became legally binding on August 3, 2020. This settlement covers the findings on withholding tax on interests for the calendar years 2013 to 2017 and license fees and intercompany interest rate for the financial years ended March 31, 2016, 2017 and 2018, as well as withholding tax on license fees for calendar years 2015 to 2017. The amount of EUR 10.9 million is payable in 16 quarterly installments with three payments made on August 3, 2020, November 30, 2020 and February 26, 2021. Discussions with the Italian tax authorities are ongoing with respect to their finding on withholding tax on interests and license fees for the calendar year 2018.
During the financial year ended March 31, 2021, the Company booked an additional income tax payable of EUR 0.9 million related to the settlement above. As a result of the payment of the three first installments and the additional accrual, the income tax payable relating to Italy is EUR 12.4 million as of March 31, 2021 (EUR 13.6 million as of March 31, 2020).
Separately, Global Blue Italy received notices of assessment from the tax authorities of the city of Milan with respect to Global Blue Italy’s treatment of certain merchant invoices issued in 2013, 2014 and 2015. Global Blue and the tax authorities have initiated discussions in view of a potential settlement of this matter. A tax provision of EUR 0.3 million was booked as of March 31, 2021.
Germany
Global Blue New Holdings Germany GmbH (“GBNHG”), as controlling entity, and Global Blue Deutschland GmbH (“GBD”), as controlled entity, entered into a profit and loss pooling agreement (hereinafter the “PLPA”) dated October 5, 2000, allowing the pooling of income and losses of both entities for corporate income and trade tax purposes. While the provisions of the PLPA allow the utilization of capital reserves built up at the level of GBD during the term of the PLPA for loss compensation (or for the profit transfer to GBNHG), such provisions, in light of a recent court ruling issued in April 2018, may not be permissible under German law. Even though GBD has not utilized any capital reserves as permitted by the PLPA, there is a risk that the tax authorities might challenge the effectiveness of the PLPA and, as a consequence, deny the profit and loss pooling within the German Global Blue group relating to the financial year 2019 and previous tax periods. Based on the opinion of Global Blue´s advisers, the Company recognized an uncertain tax position of EUR 4.1 million as of March 31, 2021, including an additional EUR 0.3 million related to the late interests until March 31, 2021 (EUR 3.8 million as of March 31, 2020). An amended PLPA, from which the provisions in focus were removed, was registered in December 2019; therefore, the risk described above is only related to historical financial years.
Legal and Regulatory Matters
Intellectual Property
Global Blue’s success depends on Global Blue’s ability to protect and preserve the proprietary aspects of Global Blue’s services and processes. In certain jurisdictions, particularly in APAC, Global Blue relies on patent laws in order to protect Global Blue’s intellectual property rights. Global Blue holds a number of patents in respect of Global Blue’s TFS business, including patents in respect of a system used to detect TFS eligibility based on an international shopper’s card number, an eTFS system which enables electronic forms and checks to be issued at Global Blue’s eTFS kiosk. Global Blue also holds a number of patents in respect of Global Blue’s DCC business, including patents relating to methods and related technology used to detect the international shopper’s home currency.
A few times a year, Global Blue conducts assessments to identify any internal proprietary aspects of Global Blue’s services and processes which can and should be protected and to initiate the appropriate action. As part of these assessments, Global Blue also seeks to identify any third-party patent applications which should be opposed in order to protect Global Blue’s business.
Global Blue is the owner of several trademarks, trade names and logos worldwide, including several trademarks for Global Blue, AVPS and Currency Select. Global Blue believes that Global Blue’s core intellectual property rights are adequately protected. Trademarks for the words and the word-and-picture combinations used by Global Blue’s group companies have been registered, or are in the process of registration, in the countries in which they are used.
Regulation and Licensing Overview
Global Blue is subject to increasing levels of regulatory or licensing requirements in the countries in which Global Blue operates. Global Blue works with Global Blue’s outside advisers to ensure ongoing compliance with regulatory developments. To this end, Global Blue updates Global Blue’s compliance records on a regular basis by seeking advice from regulatory lawyers in the territories where Global Blue does business, where required. Local managers are encouraged to engage local counsel with respect to regulatory issues, although Global Blue’s General Counsel’s office oversees this process to ensure that all developments are being implemented.
The main aspects of the regulatory framework to which Global Blue is subject are:
•    TFS regulations and guidelines;
•    licensing requirements;
•    payment card industry standards;
•    data protection;
•    AML, bribery and corruption; and
•    sanctions.
Licensing requirements
Global Blue’s regulatory environment varies from jurisdiction to jurisdiction. In certain jurisdictions, Global Blue requires local licenses or government agreements to operate its business, while other countries do not impose such a requirement. In every jurisdiction in which Global Blue holds a regulatory license (or in which Global Blue may seek a license in the future), the powers afforded to licensing and regulatory authorities are broad; in particular, as well as being granted a wide range of powers in relation to specific regulatory issues, such authorities are granted non-specific discretionary powers to undertake investigations in relation to any matters arising in connection with the provision of the services being provided by an operator under the terms of its license(s).
As a result, Global Blue is potentially subject to the far-reaching exercise of discretionary powers by regulatory authorities. Licensing and regulatory authorities are granted wide-ranging specific powers requiring, among others, the provision of very detailed information covering a licensee’s management, shareholders, investors and financial performance. Relevant authorities also require the ongoing submission of regulatory filings, which could require the provision of detailed information concerning a licensee’s directors, shareholders, investors and key employees, together with its financial performance.
European Payment Institution License
In May 2019, Global Blue (via its Italian subsidiary Global Blue Currency Choice Italia S.r.l.) was granted a Payment Institution License by the Bank of Italy which has also been passported across the EU. The European Payment Institution License provides Global Blue with the option, if Global Blue so chooses in the future, to provide both the “execution” and the “acquiring” of payment transactions services across Europe. The Bank of Italy requires that Global Blue complies with additional minimal compliance and reporting obligations in order to maintain the European Payment Institution License, which only apply if Global Blue decides to provide “execution” and “acquiring” of payment transactions services in the future. However, these obligations do not apply if Global Blue continues with Global Blue’s existing AVPS business. The compliance and reporting obligations fall primarily into the following four categories: (i) conduct of business requirements (dealing with Global Blue’s rights and obligations toward merchants and the other group entities to whom Global Blue provides payment services); (ii) complaints handling (which requires Global Blue to have a complaints handling process in place); (iii) reporting to the Bank of Italy (which requires periodic reporting to the Bank of Italy on, among others, capital adequacy, fraud statistics, material events impacting Global Blue Currency Choice Italia S.r.l. and provision of financial statements); and (iv) AML (which requires Global Blue to carry out, among others “know your customer” and due diligence processes on Global Blue’s clients).
Payment Card Industry Data Security Standards
The Payment Card Industry Security Standards Council is a global forum for the development of payment card security standards. It is responsible for publishing the PCI DSS. The Payment Card Industry Security Standards Council’s five founding global brands (American Express, Discover Financial Services, JCB International, MasterCard Worldwide and Visa Inc.) have each incorporated the PCI DSS as the standard of technical requirements for their data security compliance programs. The PCI DSS itself is a proprietary information security standard for organizations that handle cardholder information for the major debit, credit, prepaid, e-wallet, ATM and POS cards. The PCI DSS helps to reduce the risk of theft of international shoppers’ card data through tight controls surrounding the storage, transmission and processing of cardholder data that businesses handle. It also includes standards that promote the detection of fraud and appropriate reactions to security incidents. Version 3.1 of the PCI DSS was released on April 15, 2015 and purports to be effective immediately. All entities that store, process or transmit cardholder data must be PCI DSS compliant. It is not, however, mandatory for all entities to obtain formal validation of PCI DSS compliance, which depends on the payment brand to which the merchant has subscribed or is in agreement. An organization’s compliance with the PCI DSS is validated annually. All of the core payment components that Global Blue operate have been certified as PCI DSS compliant.
Data Protection
Global Blue’s activities involve the handling of large amounts of personal data on individuals. For this reason, Global Blue is subject to data protection legislation which seeks to protect the processing of personal data and the free movement of such data and impose restrictions on the collection, use and other forms of processing of personal data.
The primary body of data protection legislation to which Global Blue’s international operations are subject is the European Data Protection Directive, as implemented by each of the 28 EU member states plus the three additional members of the EEA (Iceland, Liechtenstein and Norway). The European Parliament and Council

Directive 1995/46/EC of October 24, 1995, as amended (“Directive 1995/46/EC”) on the protection of individuals with regard to the processing of personal data and on the free movement of such data applies to data processed by automated means (e.g., a computer database of customers) and data contained in, or intended to be part of, non-automated filing systems (e.g., traditional paper files). While national implementing legislation in each EEA country ought to fulfil the objectives and comply with the spirit of Directive 1995/46/EC, certain differences can arise in the implementation of such Directive in different member states.
On April 27, 2016, the GDPR which came into force on May 25, 2018. Unlike Directive 1995/46/EC, the GDPR, as a regulation, has direct legal effect throughout the EU, enforced by national data protection authorities and courts, without requiring transposition into national legislation.
Global Blue keeps personal data safeguarded from unauthorized use, disclosure, destruction and alteration: (i) through the implementation of physical, technical and organizational security measures required by applicable laws; or (ii) in those jurisdictions where specific regulations do not exist for the obligatory implementation of minimum security measures, through the implementation of such physical, technical and organizational security measures as Global Blue considers to be appropriate for, and proportionate to, the risks inherent in the processing of such data, such as accidental loss or damage or unauthorized access. Global Blue also provides disclosure to international shoppers on the intended use of personal information in Global Blue’s tax-free forms and ensure that international shoppers have granted the necessary consent for the use of personal information.
Anti-Money Laundering, Bribery and Corruption
Global Blue’s business is subject to AML and anti-bribery laws and regulations in the jurisdictions in which Global Blue operates. Global Blue is in regular contact with local regulators both at a local and a group level and have instituted systems and staff awareness training programs to detect, prevent, record and report any incidents of corruption or bribery involving local government officials and any attempts or suspected attempts to utilize Global Blue’s products and services to facilitate the movement of criminal funds.
As part of Global Blue’s bribery and anti-corruption policies, Global Blue runs risk assessments in order to analyze global compliance with certain national AML and anti-bribery laws and regulation that have extraterritorial jurisdictions, such as the UK Bribery Act, the Foreign Corrupt Practices Act and the Canadian Corruption of Foreign Public Officials Act. This policy is implemented by Global Blue across all jurisdictions in which Global Blue operate.
Global Blue has also developed an AML policy and compliance framework based on the European AML directives and FATF (Financial Action Task Force) global recommendations. Global Blue’s global policy is to apply the more stringent standards required by either local legislation or Global Blue’s policy.
Sanctions
United Nations economic and trade sanctions are implemented through local legislation and apply in jurisdictions where Global Blue does business. Global Blue is also subject to EU, UK and certain requirements of OFAC, under such economic and trade sanctions. These sanction regimes prohibit Global Blue from transmitting money to specified countries or to or on behalf of prohibited individuals and mainly require entities to check customers’ names, recipients’ names, banks’ names and the purpose of the transactions.
Global Blue may, through Global Blue’s standard operational practices, become directly or indirectly exposed to various activities that could, without care, put Global Blue in breach of sanctions. These include, in particular, various sanctions which prohibit Global Blue from making available (directly or indirectly) funds, financial assets and/or economic resources to sanctioned parties (commonly referred to as “designated persons”). Ensuring compliance with such sanctions can be complex, noting in particular that the imposition of new sanctions can occur with little or no notice and the lists of designated persons and transactions change frequently. Global Blue has developed procedures and controls designed to monitor and address sanctions-related legal and regulatory requirements. Global Blue continuously seeks to update and enhance these procedures and controls and in particular have focused on the verification of payment identities and record keeping.
Insurance and Indemnification
We maintain insurance coverage, which we believe is relevant for our businesses and operations. Our insurance program includes commercial crime (covering up to CHF 5 million for employee dishonesty, third-party fraud and extortion), property damage/theft for damage from fire and water flooding, as well as burglary, robbery and malicious acts and general liability insurance, and business travel insurance, amongst other coverage. We cannot guarantee, however, that we will not incur any losses or be the subject of any claims that exceed the scope of the relevant insurance coverage. We re-assess our insurance structure at each renewal, taking into account both insurance market conditions and the expansion and development of our business.
In addition to the insurance to be maintained for members of FPAC’s board of directors by Global Blue, the Board of Directors has also enacted an indemnification policy, which provides the members of the Board of Directors and certain members of the Executive Management with the ability to obtain cost advances in legal proceedings and be indemnified in certain circumstances. Pursuant to the Side Letter (see “Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions—Loan Indemnity Letter”), the Lenders will not object to a drawdown of a loan under the Supplemental Liquidity Facility for funding such purpose up to an amount of €10 million.
Organizational Structure
We are organized in a matrix structure with geographic regions interacting with our businesses, both supported by shared technology and by central functions, designed to enable us to be closer to our customers and to facilitate communication among the marketing and sales organizations.
While Global Blue Group Holding AG is the parent company, we conduct our global business through dedicated TFS and AVPS companies and also conduct our operations through service activities from dedicated subsidiaries. We provide certain administrative, human resources, legal, treasury, strategy, marketing and other overhead services to our consolidated subsidiaries pursuant to service agreements for which we recover the cost.
As of the date of this prospectus, Global Blue’s group consists of more than 80 entities in more than 45 countries. Global Blue continuously reviews Global Blue’s group structure with a view toward simplifying Global Blue’s group structure and reducing the number of group companies.
The significant subsidiaries of the Company are listed below.

Name	Country of Incorporation and Place of Business Address	Nature Of Business	Proportion of Ordinary Shares held by the Group
Currency Select Pty Limited	Sydney, Australia	AVPS	100.00%
Global Blue Acquisition B.V.	Amsterdam, The Netherlands	Finance Company	100.00%
Global Blue Currency Choice Singapore Pte Ltd	Singapore, Singapore	AVPS	100.00%
Global Blue Deutschland GmbH	Düsseldorf, Germany	Tax-Free Shopping	100.00%
Global Blue España SA	Madrid, Spain	Tax-Free Shopping	100.00%
Global Blue France	Paris, France	Tax-Free Shopping	100.00%
Global Blue Group AG	Eysins, Switzerland	Holding Unit	100.00%
Global Blue Holding B.V.	Amsterdam, The Netherlands	Holding Unit	100.00%
Global Blue Holding Limited	George Town, Cayman Islands	Holding Unit	100.00%
Global Blue Holland BV	Amsterdam, The Netherlands	Tax-Free Shopping	100.00%
Global Blue Italia S.r.l.	Milan, Italy	Tax-Free Shopping	100.00%
Global Blue SA	Eysins, Switzerland	Head Office Company	100.00%
Global Blue Service AB	Stockholm, Sweden	Service Provider	100.00%
Global Blue Service Company Austria GmbH	Vienna, Austria	Service Provider	100.00%
Global Blue Singapore Pte Ltd	Singapore, Singapore	Tax-Free Shopping	100.00%
Global Blue TFS Japan Co., Ltd.	Tokyo, Japan	Tax-Free Shopping	50.93%
Global Blue US Holdco LLC	Wilmington, United States	Holding Unit	100.00%
Property, plant and equipment
Our tangible fixed assets mainly comprise of machinery, equipment and computers, right-of-use assets such as offices, and refund points, and leasehold improvements. Our principal executive offices are located in Eysins, Switzerland, while our main service locations are in Vienna (Austria), London (United Kingdom), Paris (France), Bratislava (Slovakia), Milan (Italy), Helsinki (Finland), Singapore (Singapore) and Eysins (Switzerland). We generally enter into long-term leases for our main facilities such as offices, and refund points. Due to the nature of our operations, and the type of our tangible fixed assets, there are not any environmental issues that may affect our utilization of the assets, and there are no major encumbrances on any of our tangible assets.
Employees
Global Blue believes that the quality of Global Blue’s employees is key to providing Global Blue’s merchant partners with high-quality services and building long-term relationships with Global Blue’s merchant partners.
Global Blue has a structured, global performance management and talent development process in place that supports Global Blue’s staff in maximizing their performance and achieving their ambitions and lays the groundwork for promotion to Global Blue’s key positions.
As of March 31, 2021, Global Blue employed 1,314 FTEs worldwide. The table below shows the number of FTEs per geographical division for the periods indicated:

	For the Financial Year Ended March 31
	2021	%	2020	%	2019	%	2018	%
EMEA(1)	1,116	84.9	1,691	82.5	1,697	82.7	1,602	80.8
APAC(2)	176	13.4	334	16.3	333	16.2	356	18.0
Americas(3)	23	1.7	25	1.2	23	1.1	24	1.2
Total	1,314	100.0%	2,050	100.0%	2,052	100.0%	1,982	100.0%

(1) EMEA includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Lebanon, Lichtenstein, Lithuania, Luxembourg, Morocco, Monaco, the Netherlands, Norway, Poland, Portugal, Russia, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, the United Kingdom.
(2) APAC includes Australia, China, the Cook Islands, Fiji, Japan, Malaysia, New Zealand, Singapore, South Korea, Thailand and Western Samoa.
(3) Americas includes Argentina, the Bahamas and Uruguay.

As described elsewhere in this prospectus and in response to the COVID-19 pandemic, Global Blue has implemented longer-term cost savings initiatives, thus reducing its monthly cash expenditures. As a result, the number of FTEs has been significantly reduced versus the prior fiscal year ended March 31, 2020.
Global Blue operates an annual target setting and appraisal cycle supported by clear guidelines for performance indicators and a calibration process that is aimed at monitoring development in fixed and variable pay, ensuring fairness and diversity amongst Global Blue’s employees. Global Blue has a bonus policy, aimed at incentivizing Global Blue’s employees to participate in the success of Global Blue’s business.
In order to safeguard the quality of the people Global Blue hires and Global Blue’s reputation, Global Blue applies strict pre-employment screening measures and use assessment tools in the selection process.
Employee Representation
Argentina: Approximately 26% of Global Blue’s employees in Argentina were affiliated with the labor union Sindicato de Empleados de Comercio as of March 31, 2021. The relationship between Global Blue and the Sindicato de Empleados de Comercio is constructive and cooperative.
Austria: All employees in Austria are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.
France: All employees in France are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.
Germany: Employees in Global Blue’s Frankfurt refund operations are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.
Italy: Approximately 1.0% of Global Blue’s employees in Italy were affiliated with the Italian General Confederation of Labour (Confederazione Generale Italiana del Lavoro) as of March 31, 2021. In addition, the employees are represented under the National Collective Bargaining Arrangement for the Tertiary.
Slovakia: All of Global Blue’s employees in Slovakia are represented by the trade union UniJA, even if they are not members of UniJA. The relationship between Global Blue and UniJA is constructive and cooperative.

European Works Council: In June 2017, representatives of the trade union UniJA and the works council in Austria have requested that a European-wide works council be set up, a process which is governed by EU Directive 2009/38/EC. Global Blue is making preparations to set up a European-wide works council which is likely to take up to three years to be established.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT
Board of Directors
The table below outlines the name, age and position of the current members of the Board of Directors. Age references in the table below are as of March 31, 2021. The business address for our executive officers and directors is c/o 38, Zürichstrasse, CH-8306 Brüttisellen, Switzerland.

Directors	Age	Position
Thomas W. Farley	45	Chairman of the Board of Directors, Director
Jacques Stern	56	Chief Executive Officer, Director
Marcel Erni	56	Director
Christian Lucas	51	Director
Joseph Osnoss	43	Director
Angel Ying Zhao	47	Director
Eric Strutz	56	Director
Eric Meurice	64	Director

Thomas W. Farley has served as FPAC’s Chief Executive Officer and President as well as Chairman of FPAC’s board of directors since May 2018. He currently serves as the Chief Executive Officer, President, Chairman of the Board and a director of Far Peak Acquisition Corporation. Mr. Farley served as President of the NYSE Group of Intercontinental Exchange Inc. (“ICE”) from May 2014 until May 2018. Mr. Farley’s responsibilities included leading all operations for the NYSE and managing a diverse range of equity and equity options exchanges, comprising the largest equities listing and securities trading venue in the world. Mr. Farley joined the NYSE in November 2013 when ICE acquired NYSE Euronext. Prior to becoming President of the NYSE in May 2014, he served as the Chief Operating Officer. Prior to joining the NYSE, Mr. Farley served as Senior Vice President of Financial Markets at ICE, where he oversaw the development of several businesses and initiatives across ICE’s markets. Mr. Farley joined ICE in 2007 as the President and Chief Operating Officer of ICE Futures U.S., formerly the New York Board of Trade. He also represented ICE on Options Clearing Corporation’s board of directors. Prior to joining ICE, Mr. Farley was President of SunGard Kiodex, a risk management technology provider to the derivatives markets and prior thereto served as the business unit’s Chief Financial Officer and Chief Operating Officer. Mr. Farley has also held various positions in investment banking at Montgomery Securities and in private equity at Gryphon Investors. Mr. Farley holds a Bachelor of Arts degree in Political Science from Georgetown University and is a Chartered Financial Analyst.
Jacques Stern has served as Global Blue’s President and Chief Executive Officer since joining Global Blue in 2015 and has served as a member of Global Blue’s board of directors since 2014. He has nearly 30 years of experience in large international companies. He started his career at PricewaterhouseCoopers in 1988 as an auditor and later joined the Accor Group in 1992, where he held various leadership positions, including Chief Financial Officer and Deputy Chief Executive Officer. Between 2010 and 2015, he served as Chairman and Chief Executive Officer of Edenred. Mr. Stern also serves as non-executive director on the boards of Perkbox and Voyage Prive. Mr. Stern holds a business degree from the École Supérieure de Commerce de Lille.
Marcel Erni has served as a member of Global Blue’s board of directors since 2012. In addition to serving on Global Blue’s board of directors, he co-founded Partners Group in 1996, where he is currently a partner. He is also an executive member of the board of directors of Partners Group Holding AG and Partners Group AG. Dr. Erni is a member of the Partners Group’s Investment Oversight Committee and Strategy Committee. He previously served as the Chief Investment Officer of Partners Group until June 2017. Dr. Erni is also a member of the boards of directors for Partners Group’s current portfolio companies AMMEGA and GlobalLogic, as well as for PG3 AG, Switzerland, the family office of the founders of Partners Group. Prior to founding Partners Group, he worked at Goldman Sachs & Co. and McKinsey & Co. He has 27 years of industry experience and holds an M.B.A. from the University of Chicago Booth School of Business and a Ph.D. in Finance and Banking from the University of St. Gallen (Switzerland).
Christian Lucas served as Chairman of Global Blue’s board of directors from 2012 to 2020. He is also a Managing Director of Silver Lake, which he joined in 2010 as a co-head of the firm’s activities in Europe, Middle East and Africa (“EMEA”). Mr. Lucas began his career in strategic consulting at McKinsey & Company and worked for approximately 16 years as an investment banker focusing on the technology, digital media, and telecommunications industries in Europe. From 2004 to 2010, Mr. Lucas was Managing Director and Head of the Technology Group at Morgan Stanley. He is currently Vice Chairman of the board of directors of Cegid and Chairman of the board of directors of the Silae group and a board member of MeilleurTaux, having previously served on the boards of directors of Soitec and ZPG. He has been a French Foreign Trade Advisor in the UK since 2012, and was awarded the medal of Knight of the Legion of Honour by France in 2019. Mr. Lucas earned an M.B.A. from Harvard Business School and also graduated from ESSEC Graduate School of Management and from the Paris International Law School at the University Panthéon-Assas, both in France.
Joseph Osnoss has served as a member of Global Blue’s board of directors since 2012. Mr. Osnoss joined Silver Lake in 2002 and is a Managing Partner. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers, acquisitions, and financings in the technology and telecommunications industries. Mr. Osnoss is a director of Cegid, Cornerstone OnDemand, EverCommerce, First Advantage, LightBox, and Relativity. He previously served as member of the board of directors of Cast & Crew (as Chairman), Instinet, Interactive Data, Mercury Payment Systems, Sabre, and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College with an A.B. in Applied Mathematics and a citation in French Language. He has remained involved in academics, including as a Visiting Professor of Finance at the London School of Economics, a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences, a participant in The Polsky Center Private Equity Council at the University of Chicago, and a Trustee of Greenwich Academy.
Angel Ying Zhao has served as the President of International Business Group, Ant Small and Micro Financial Services Group Co., Ltd. since December 2019. Prior to this, Ms. Zhao held various senior positions in Ant Small and Micro Financial Services Group Co., Ltd. and Alibaba Group since 2005, most recently as the President of Global Business Group, Alibaba Group. Before joining Alibaba Group, Ms. Zhao served as Senior Finance Director of Yahoo China. Ms. Zhao holds an Executive M.B.A. degree from the China Europe International Business School, and a Master degree in Accounting from Tianjin University of Finance and Economics. Ms. Zhao is a Certified Public Accountant and a Certified Public Valuer.
Eric Strutz has served as a director on Global Blue’s board of directors since 2018. In addition to serving on Global Blue’s board of directors, Dr. Strutz is a member of the board of directors and Chairman of the Risk Committee of HSBC Bank PLC and Chairman of the Audit Committee of HSBC Trinkaus & Burkhardt AG. He is also on the board of directors of Partners Group’s portfolio company Techem. Dr. Strutz was Vice Chairman on

Partners Group until May 2021 and Chief Financial Officer and a member of the board of managing directors of Commerzbank AG until March 2012. Prior to joining Commerzbank AG, Dr. Strutz was employed by the Boston Consulting Group from 1993, where he was Vice President, Director and Partner as from 2000. He studied at the Universities of Erlangen-Nürnberg and St. Gallen and holds an M.B.A. from the University of Chicago Booth School of Business, as well as a Doctorate summa cum laude in Business Administration from the University of St. Gallen (Switzerland).
Eric Meurice has served as a director of Global Blue’s board of directors since 2018. Prior to joining Global Blue’s board of directors, Mr. Meurice worked at ASML Holding NV as President and Chief Executive Officer from 2004 to June 2013 and Chairman from July 2013 to March 2014. He served as Executive Vice President of Thomson’s TV division from 2001 to 2004 and as Vice President and General Manager (Western, Southern and Eastern Europe) of Dell from 1995 to 2001. Mr. Meurice holds a master’s degree in Engineering from Ecole Centrale (Paris, France), a master’s degree in Economics from Pantheon-Sorbonne University (Paris, France) and an M.B.A. from Stanford University (USA).
Board Practices
Our Board of Directors is required to consist of a minimum of 3 members and maximum of 9 members. In accordance with our Articles, each member of our Board of Directors is elected for a term of one year that expires at the end of the next ordinary General Meeting of Shareholders.
Controlled Company Exemption
Although we are a “controlled company” within the meaning of the NYSE rules, at this time we have chosen not to avail ourselves of the exemptions from certain corporate governance requirements that are available to controlled companies.
Committees of the Board of Directors
The Board of Directors has set up a finance and audit committee (the “Finance and Audit Committee”) and a nomination and compensation committee (the “Nomination and Compensation Committee”), which aim to strengthen and support the Company’s corporate governance structure.
Finance and Audit Committee
Our Finance and Audit Committee consists of Eric Strutz and Eric Meurice. Mr. Strutz is chair of our Finance and Audit Committee.
Our Board of Directors has determined that each of Eric Strutz and Eric Meurice satisfies the “independence” requirement of Rule 10A-3 under the Exchange Act and NYSE listing standards. Our Board of Directors has also determined that Mr. Strutz qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC.
Our Finance and Audit Committee meets at least four times per year and assists the Board of Directors in monitoring the integrity of Global Blue’s financial statements, the external auditor’s qualification and independence, and the performance of Global Blue’s internal audit function and of the external auditor.
The primary functions of the audit committee include:

•evaluating the external auditors regarding the fulfilment of the necessary qualifications and independence;
•selecting and nominating the external auditor for election by the general meeting of shareholders;
•being directly responsible for the supervision and compensation of the external auditor;
•reviewing and discussing with the Chief Executive Officer and the Chief Financial Officer, as needed, and the external auditor, Global Blue’s annual financial statements;
•reviewing and discussing where necessary any interim reports;
•reviewing significant issues regarding the status of Global Blue’s material legal matters, as well as material legislative and regulatory developments that may have significant impact on Global Blue; and
•reviewing, approving or ratifying any related party transactions.
Nomination and Compensation Committee
Our Nomination and Compensation Committee consists of Joseph Osnoss, Eric Strutz and Thomas W. Farley. Mr. Osnoss is chair of Nomination and Compensation Committee.
The primary functions of the Nomination and Compensation Committee include:
•supporting the Board of Directors concerning Global Blue’s compensation strategy and policy and the design of Global Blue’s compensation plans;
•compensation of the Chairman of the Board of Directors, the members of the Board of Directors, the Chief Executive Officer and other members of Executive Management;
•supporting the Board of Directors in preparing the proposals to the general meeting regarding the compensation of the directors and Executive Management;
•preparing the compensation report and submitting such report to the Board of Directors for approval;
•at the end of each performance period, taking into consideration the evaluation of the Board of Directors of Global Blue’s performance against targets established at the beginning of the performance period, evaluating individual performance and recommending the amount of compensation earned by the Chief Executive Officer and Executive Management to the Board of Directors for approval, taking into account the overall performance of the business;
•preparing and annually reviewing succession plans for the directors and committee members, including the chairpersons and the Chief Executive Officer, and making proposals to the Board of Directors for the election and the re-election of persons for these positions;
•establishing the principles for the selection of candidates for members of the Board of Directors and the Chief Executive Officer; and
•subject to the nomination rights granted under the terms of the Relationship Agreement, identifying and selecting individuals who are qualified to become (or be re-elected as) members of the Board of Directors or the Chief Executive Officer.
Organizational Regulations
The Company has in place organizational regulations (the “Organizational Regulations”) which govern organizational matters relating to the Company, including but not limited to certain qualified majority matters which require the approval of a majority of the directors including (for so long as Globetrotter and Cayman Holdings together hold at least 25% of the voting rights in the Company) the vote of at least one director representing Globetrotter, such as certain share or convertible debt issuances and related party transactions, the number of members of the Board of Directors and amendments to the Organizational Regulations and Articles of Association.
Executive Management
The table below outlines the name, age and position of the current members of the Executive Management. Age references in the table below are as of March 31, 2021.

Name	Age	Position
Damian Cecchi	48	Senior Vice President of Added Value Payment Solutions
Fabio Ferreira	48	Chief Information Officer
Greg Gelhaus	45	Chief Operating Officer—APAC
Jacques Stern	56	Chief Executive Officer
Jeremy Henderson-Ross	44	General Counsel and Company Secretary
Jeremy Taylor	45	Senior Vice President Operations
Jorge Casal	53	Senior Vice President New Markets, Americas and Public Affairs
Laurent Delmas	57	Chief Operating Officer—Europe South
Loïc Jenouvrier	53	Chief Financial Officer and Human Resources Senior Vice President
Pier Francesco Nervini	52	Chief Operating Officer—Europe North, Central and Global Accounts
Tomas Mostany	49	Senior Vice President of Tax Free Shopping Technology Solutions
Biographical information concerning the members of the Executive Management is set forth below.
Damian Cecchi has served as Global Blue’s Senior Vice President of Added Value Payment Solutions since 2017 and joined Global Blue in 2016 following the acquisition of Currency Select, where he worked as General Manager. He has more than 20 years of experience in the payments industry across different companies, starting in 1995 at Hypercom as Account and Business Development Manager. Prior to joining Currency Select in 2004, he worked at the Australia and New Zealand Banking Group (“ANZ”) as Manager Chip Card and Merchant Services from 2000 to 2002, and at the National Australia Bank (“NAB”) as Associate Director, Transaction from 2002 to 2004. He has a bachelor’s degree in Business from Monash University and an M.B.A. from the Sydney Business School, University of Wollongong.
Fabio Ferreira has served as Global Blue’s Chief Information Officer since joining Global Blue in 2015. He has more than 20 years of experience in information technology leadership positions, particularly in information technology architecture redesign and management of mission-critical applications. He started his career at Ambev in 1995 and held various leadership positions in Brazilian companies before joining the Accor Group. At Accor Group, he held several positions, including Chief Information Officer Latin America for Accor Hotels. From 2012 to 2015, he held the position of Chief Information Officer Latin America at Edenred. He has a bachelor’s degree in Computer Science and an M.B.A. from the University of Sao Paulo.
Greg Gelhaus has served as Global Blue’s Chief Operating Officer—APAC since joining Global Blue in 2014. Prior to joining Global Blue, he worked as Engagement Manager for Marakon from 2005 to 2009 and later joined Alvarez & Marsal as Director of the European Restructuring Group in 2009. From 2011 to 2013, he served as Group Finance and Operations Director at Kirkham. He has an M.B.A. from the Wharton School and a Bachelor of Business Administration in Accounting from the University of Michigan.

Jacques Stern has served as Global Blue’s President and Chief Executive Officer since joining Global Blue in 2015 and has served as a member of Global Blue’s board of directors since 2014. He has nearly 30 years of experience in large international companies. He started his career at PricewaterhouseCoopers in 1988 as an auditor and later joined the Accor Group in 1992, where he held various leadership positions, including Chief Financial Officer and Deputy Chief Executive Officer. Between 2010 and 2015, he served as Chairman and Chief Executive Officer of Edenred. Mr. Stern also serves as non-executive director on the boards of Perkbox and Voyage Prive. Mr. Stern holds a business degree from the École Supérieure de Commerce de Lille.
Jeremy Henderson-Ross has served as Global Blue’s General Counsel and Company Secretary since joining Global Blue in 2015. From 2000 to 2005, he worked as a solicitor at Mayer Brown, specializing in corporate and commercial law. In 2005, he joined Loyalty Management Group and, following its buyout by Aimia Inc., held the position of General Counsel, EMEA at Aimia Inc. between 2008 and 2015. He has an LL.B. from the University of Reading.
Jeremy Taylor has served as Global Blue’s Senior Vice President Operations since 2014. He joined Global Blue in 1999 as Operations and New Markets Manager and has since held various management positions at Global Blue across different geographies. He recently led the creation of Global Blue’s central operations center in Slovakia.
Jorge Casal has served as Global Blue’s Senior Vice President New Markets, Americas and Public Affairs since 2015. He joined Global Blue in 1999 as Country Manager Argentina and has since held various management positions across different geographies, including Country Manager Spain, Area Manager Iberia, Argentina and Mexico, Vice President Sales UK, Mediterranean & Latin America and, most recently, Senior Vice President Tax Free Shopping from 2008 to 2015. He has a bachelor’s degree in Business Administration from the University of Buenos Aires.
Laurent Delmas has served as Global Blue’s Chief Operating Officer—Europe South since joining Global Blue in 2016. He started his career in 1986 at Edenred, where he held various management positions, including Managing Director USA, Managing Director United Kingdom and, from 2009 to 2016, Managing Director France. Mr. Delmas holds a business degree from ESSEC Business School.
Loïc Jenouvrier has served as Chief Financial Officer and Human Resources Senior Vice President since joining Global Blue in 2015. He started his career in 1990 at the Accor Group, where he held various leadership positions, including Chief Financial Officer of Accor Casinos. Between 2004 and 2008, he served as Chief Financial Officer and Member of the Management Board of the Lucien Barrière Group. Between 2009 and 2015, he served as the Chief Financial Officer of Edenred. Mr. Jenouvrier holds a business degree from the École Supérieure des Sciences Commerciales d’Angers.
Pier Francesco Nervini is Global Blue’s Chief Operating Officer—Europe North, Central and Global Accounts, having served in this position since 2014. He joined Global Blue in 2004 as Managing Director for DCC in Italy and later held the positions of Managing Director for Global Blue Italy from 2005 to 2009, Vice President Global Accounts from 2009 to 2014 and Head of Commercial Europe from 2014 to 2015. He started his career in 1995 at Philips and later Dun & Bradstreet, where he held various management positions. Mr. Nervini holds a degree in Marketing from the Università degli Studi di Firenze.
Tomas Mostany joined Global Blue in 2002 and has served as Senior Vice President of Tax Free Shopping Technology Solutions and Intelligence since 2015. In the past, he served in several other positions at Global Blue, including Country Manager Argentina, Managing Director of Italy and Regional Manager for Southern Europe. Prior

to joining Global Blue, he held various management positions within Kodak and Havas. He has an M.B.A. from the Instituto para el Desarrollo Empresarial de la Argentina and a degree in Industrial Engineering from the Instituto Tecnológico de Buenos Aires.

EXECUTIVE COMPENSATION
Principles of the Compensation of the Board of Directors and Executive Management
Pursuant to Swiss law, the aggregate amount of compensation of the Board of Directors and the persons whom the Board of Directors has entrusted with the management of the Company (“Executive Management”) must be submitted to the annual general meeting of shareholders (the “AGM”) for a binding vote.
The disclosure below concerning compensation, loans and other forms of indebtedness includes the aggregate amount for the Board of Directors and the Executive Management, respectively, as well as the particular amount for each member of the Board of Directors and for the highest paid member of the Executive Management, specifying the name and function of each of these persons.
As a company subject to the provisions of the Swiss Ordinance Against Excessive Compensation in Listed Companies (the “Ordinance”), effective January 1, 2014, we are prohibited from granting certain forms of compensation to members of our Board of Directors and the Executive Management, such as:
•severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•advance compensation (remuneration to compensate for a verifiable financial disadvantage linked to a change of job does not qualify as advance compensation);

•incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by the Company;

•loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the Articles of Association; and

•equity-based compensation not provided for in the Articles.
Compensation to members of the Board of Directors and the Executive Management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the Articles of Association do not provide for it, or (iii) the compensation has not been approved by the AGM.
Regarding covenants not to compete against us (or solicit our employees or customers during employment) we may agree such terms with some members of our Executive Management for a period of up to one year following termination.

Compensation of the Members of Executive Management
As per the Articles, members of the Executive Management shall receive a fixed compensation consisting of a base salary, contributions to pension schemes or similar benefits and, where applicable, other benefits in cash or kind. In addition, members of the Executive Management are eligible for performance based short-term variable compensation and long-term variable compensation. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, taking into account the position and level of responsibility of the recipient of the variable compensation. The Board of Directors or, where delegated to it, the Nomination and Compensation Committee of the Board of Directors (the “NCC”) shall determine the relative weight of the performance criteria and the respective target values.
The short-term variable compensation shall be based on the achievement of performance targets which are generally measured over a one-year period. Performance targets are based on enterprise and business unit, functional and individual goals. The annual target level shall be determined as a percentage of the base salary. Depending on achieved performance, the compensation may amount up to a pre-determined multiplier of target level. Short-term variable compensation can be awarded in cash.
The long term variable compensation orients itself on performance metrics that take into account strategic objectives and/or financial objectives of the Company and/or the development of the share price of the Company and the achievement of which is generally measured based on a multiannual period. The annual target level of the long-term variable compensation elements is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount to up to a predetermined multiplier of target level. The Board of Directors or the NCC shall determine the conditions for the allocation, vesting conditions, the conditions and deadlines for the exercise thereof, and any retention periods or conditions of expiration. It may provide that, contingent upon the occurrence of certain events determined in advance, such as a change in control or the termination of an employment relationship, that the conditions and deadlines for the exercise of rights, or retention periods, or vesting conditions are to be shortened or cancelled, that remuneration is to be paid based on an assumption of the achievement of target values, or that remuneration is to be forfeited. Long term variable compensation may be awarded in the form of shares, options or equivalent instruments or units.
In addition, the Company reimburses the members of Executive Management for out-of-pocket expenses incurred in relation to their services on an on-going basis upon presentation of the corresponding receipts. Expenses reimbursements are not part of the compensation.
Executive Management - Compensation components for Fiscal Year 2021
Base Salary
We believe that our base salaries are highly competitive, given the importance of attracting, motivating, and retaining persons with the necessary skills and character. The salary level is based on the scope of the position and market conditions and the individual’s profile in terms of experience and skills. Base and variable salaries are reviewed annually by the NCC, taking into account individual performance.
Bonus
We have established an annual performance bonus program under which bonuses may be earned by our Executive Management (and also other employees) based on achievement of Company performance goals and objectives approved by the NCC each year. The bonus program is intended to strengthen the connection between individual compensation and Company success, reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing executives and help ensure that our compensation is competitive. Under the terms of the performance bonus program, the NCC will approve the final bonus pay-out based on the achieved objectives.
Each member of Executive Management is eligible to receive a bonus under the program calculated by multiplying his or her base salary by a target percentage value assigned to him or her or to his or her position by the NCC. The NCC determines if the bonus is to be paid at target, under target or above target for the CEO, and approves the CEO’s proposal for the remaining Executive Management members.
Under certain circumstances, new members of the Executive Management may receive replacement awards to compensate them for amounts forgone in connection with their change of employment.
For FY21, and due to the exceptional business circumstances, the Board of Directors has decided not to pay out any such bonus.
Listing and Retention Bonus
Prior to the listing of the Company on the NYSE, the Board of Directors has consented in the establishment of a one-off bonus payable to certain employees and members of management to acknowledge the time and effort expended in preparation for the listing of the Company on the NYSE, and/or as a retention mechanism for key employees. This bonus has been accrued for in the FY21 financial statements and will be payable in August or September 2021.
2019 Employee Share Option Plan (“SOP”)
In June 2019, Global Blue implemented an employee share option plan to encourage the long-term commitment and retention of a limited number of members of its management. Options granted under the option plan, represent options to acquire approximately 486,527 ordinary shares in the aggregate at a strike price of $10.59. The resulting options shall vest in two stages, with 50% vesting on June 25, 2022 and 50% vesting on June 25, 2024.
If an option-holder ceases to be an employee of a member of Global Blue, his or her unvested options will lapse. In addition, all options that are not exercised prior to June 25, 2027 will automatically lapse.
Upon the exercise of the options, Global Blue shall either issue or transfer ordinary shares to the employee or, at Global Blue’s sole election, settle the exercised options in cash.
Management Incentive Plan (“MIP”)
On November 12, 2020, Global Blue adopted a MIP, which is administered by the Board of Directors. The purpose of the MIP is to give employees of Global Blue (including executive and non-executive directors and officers) an opportunity to become shareholders of Global Blue, and thereby to participate in its future long-term success and prosperity. Under the MIP, Global Blue has granted two types of awards: Restricted Stock Awards (“RSAs”) or Options.

Each award vests over a four-year period in tranches determined by the Board of Directors for each participant. 50% of each RSA is not subject to any performance targets. 50% of each RSA is subject to performance targets based on earnings per share growth and absolute and relative total shareholder return. Awards are documented in an award certificate in respect of each participant which state, among other things, the type of award being granted, further detail around the performance conditions attached to the award and, if the award is an award of Options, the exercise price. The Board of Directors has discretion under the terms of the MIP to vary the particular terms applicable to an individual award, through the relevant participant’s award certificate.
An award (or any tranche of an award) lapses in certain circumstances, which are set out in the MIP plan documentation adopted by the NCC.
Under the MIP, the aggregate number of Options is 7,970,000, and the aggregate number of RSAs granted is 475,491.
Termination of Service. If an award holder ceases to be an employee before one or more tranches of such award holder’s award have vested due to any reason other than a dismissal for cause or resignation, the next tranche which would otherwise have vested, shall vest on a pro-rated basis (calculated with reference to the period between the grant date and the cessation date), subject to any additional deductions determined by the Board to reflect the degree to which any performance conditions relevant to such tranche had not been met at the cessation date. The remainder of such tranche and any other tranche which has not yet vested shall lapse. If an award holder ceases to be an employee due to dismissal for cause or resignation, all tranches of such award holder’s award which have not yet vested shall lapse with immediate effect on the cessation date. Save as otherwise provided above, if an award holder gives or receives notice of termination of employment (whether or not lawfully given or received), no tranche shall vest during such notice period. In the case of Options, the award holder may exercise the Options in the pro-rated tranche referred to above, during the 90-day period (or in the case of death, the 12-month period) beginning on the cessation date, provided that the date of exercise is prior to the sixth anniversary of the grant date.
Change in Control. In the event of a change of control, the Board may in its absolute discretion decide whether and to what extent each tranche of an award that has not vested shall vest on an accelerated basis. In the case of Options only, the award holder may exercise all or any of the Options in a Tranche that has vested within a reasonable period to be specified by the Board for that purpose, such period to end on or before the date on which the change of control becomes effective, and such exercise shall be effective upon the change of control. The Board shall have discretion to determine that any Options in any such vested tranche that are not exercised in such manner shall lapse. The Board shall notify award holders of any accelerated vesting within a reasonable period. The Board may decide that the accelerated vesting and any exercise of Options shall be conditional on the change of control actually occurring and shall be treated as having not occurred if the change of control does not occur. In the event that there is a change of control (with or without the Company being delisted) but the award holder’s awards have not vested, and the award holder does not receive an offer to sell or tender his or her shares which are the subject of his or her awards in connection with such change of control: (i) any applicable performance conditions attached to those awards shall be deemed to be satisfied upon such change of control, (ii) the vesting schedule applicable to such awards shall continue and (iii) upon vesting, the Company shall settle or repurchase any vested awards in cash at the price per share implied by the change of control transaction provided that no cessation date has occurred in respect of the award holder. In the event that the Company is delisted without a change of control, the Company shall settle or repurchase any vested awards in cash at an amount per share equal to the fair value of a share, as determined by the Board in good faith having regard to all factors it deems relevant, which may include but not be limited to the most recently prevailing market price for the shares and the reasons for the delisting. In respect of any awards which have not vested prior to delisting: (i) any applicable performance conditions attached to those awards shall be deemed to be satisfied upon delisting, (ii) the vesting schedule applicable to such awards shall continue (unless the vesting of each tranche of an award has automatically accelerated so that each tranche shall vest on the date of such delisting) and (iii) cash settlement or repurchase of such awards shall only be required to take place once such awards have vested and provided that no cessation date has occurred in respect of the award holder.
Malus and Clawback provisions. Unless otherwise stated in an award certificate, awards granted under the MIP shall be subject to pre-determined malus and clawback provisions.
Pension Plans
We operate defined benefit and defined contribution pension schemes in accordance with the local conditions and practices in the countries in which we operate.
The defined benefit schemes are generally funded through payments to insurance companies or trustee-administered funds, determined by periodic actuarial calculations. Typically, defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. However, as is the case with many Swiss pension plans, although the amount of ultimate pension benefit is not defined, certain legal obligations of the plan nevertheless create constructive obligations on the employer to pay further contributions to fund an eventual deficit.
For defined contribution plans, the Company pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. Once the contributions have been paid, the Company has no further payment obligations.
The members of the Board of Directors not serving in the Executive Management do not participate in the Company's pension and retirement plans. The members of the Executive Management are eligible to participate in the Company's retirement and pension schemes.
Social Charges
The Company pays social security contributions as required by applicable law. The Company also pays certain non- mandatory benefits under local social security schemes.
Employment Agreements
We have entered into employment agreements with certain members of our Executive Management. Each of these agreements provides for an initial salary and annual bonus opportunity, as well as participation in certain pension and welfare benefit plans. These agreements generally require advance notice of termination, from three to twelve months (and in no case longer than twelve months), and in some cases provide for garden leave (paid leave). Some members of our Executive Management have agreed to covenants not to compete against us or solicit our employees or customers during employment and for a period of up to one year following termination. We may be required to pay some members of our Executive Management compensation for their covenant not to compete with us following termination for some period of time (but in no case longer than twelve months).
Service and Director Agreements
We have entered into employment/directorship agreements with certain members of our Executive Management and Board of Directors. Each of these agreements generally requires advance notice of termination (in no case longer than twelve months), and includes covenants not to compete against us and/or solicit our employees or customers during pre-specified periods. For details on each of the three agreements, please see below:
Jacques Stern Service Agreement
Jacques Stern’s employment with Global Blue is governed by a service agreement. Mr. Stern is subject to customary provisions in relation to his obligations as a senior executive including any fiduciary obligations he may owe to Global Blue, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from competing with Global Blue or soliciting customers for a period of 24 months after the termination of his employment. Employment may be terminated by either Mr. Stern or Global Blue on six months’ notice.
Eric Meurice Director Agreement
Eric Meurice’s terms of appointment as a non-executive director of the Company is governed by a director agreement. Mr. Meurice is subject to customary provisions in relation to his obligations as an independent non-executive director including any fiduciary obligations he may owe to the Company, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from assuming a role in any business that is in competition with the Company for a period of one year after the termination of his appointment. Mr. Meurice’s re-election as an independent non-executive director will be put to the Company’s shareholders for approval at each annual general meeting.
Eric Strutz Director Agreement
Eric Strutz’s terms of appointment as a non-executive director of the Company is governed by a director agreement. Mr. Strutz is subject to customary provisions in relation to his obligations as an independent non-executive director including any fiduciary obligations he may owe to the Company, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from assuming a role in any business that is in competition with the Company for a period of one year after the termination of his appointment. Mr. Strutz’s re-election as an independent non-executive director will be put to the Company’s shareholders for approval at each annual general meeting.
Compensation of the Board of Directors
As per the Articles, the members of the Board of Directors are eligible to receive an annual retainer as determined by the Board of Directors upon recommendation by the NCC, subject to prior approval by the AGM. The Board of Directors may determine that those Directors receiving compensation shall have the right to elect that part of their annual retainer be paid in shares, and/or the retainer be in whole or in part paid in the form of blocked shares or equity based instruments, in which case it shall determine the conditions, including blocking periods, exercise and forfeiture conditions (even though such annual retainer is currently paid in cash). The Board may provide for extension, acceleration or removal of vesting and exercise conditions in case of certain predefined events.
Non-executive members of the Board of Directors do not participate in the company’s pension and retirement plans.
In addition, the Company reimburses Board Members for out-of-pocket expenses incurred in relation to their services on an on-going basis upon presentation of the corresponding receipts. Expenses reimbursements are not part of the compensation.

Board Compensation Structure

We do not currently pay our directors who are either employed by us, by Far Peak Acquisition Corporation, by Silver Lake, by Partners Group or by Ant Small and Micro Financial Services Group Co., Ltd., any compensation for their service as directors. For those directors receiving compensation, our director compensation program during the period starting on April 1, 2020, and ending on March 31, 2021 consisted of a combination of an annual fixed cash compensation, payable annually, and equity instruments not subject to any performance targets, under the Non-Executive Directors RSAs plan (as adopted by Global Blue on November 12, 2020, and explained under the section “Compensation components for FY21” above), as determined under the review process of the NCC and approved by the Board, as set forth below(1):

(in EUR thousands)	Chair	Member
Board of Directors	-	87
Audit Committee	-	-
Nomination and Corporate Governance Committee	-	-

(1)Pursuant to their arrangement with the Company, two Board members, namely Mr. Eric Strutz, and Mr. Eric Meurice receive a flat annual gross fee of €80,000 (subject to mandatory deductions for social security contributions and source taxes) for their service on the Board of Directors and board committees.

Board Compensation Amounts

In the period starting on April 1, 2020, and ending on March 31, 2021, the compensation of the members of the Board of Directors was as follows (in EUR thousands):

Name	Function	Gross Compensation	Employer’s Social & Pension Contributions	Long-term Incentive Plan (2)	Total Compensation
Thomas W. Farley	Chairman, Director	-	-	-	-
Jacques Stern (1)	Chief Executive Officer, Director	-	-	-	-
Marcel Erni	Director	-	-	-	-
Christian Lucas	Director	-	-	-	-
Joseph Osnoss	Director	-	-	-	-
Angel Ying Zhao	Director	-	-	-	-
Eric Strutz	Director	80	7	101	188
Eric Meurice	Director	80	7	101	188
Total		160	14	202	376

1.As member of the Executive Management, Jacques Stern receives no compensation for service on the Board of Directors. Compensation for Jacques Stern is included in below.
2.Represents the fair value and associated social charges of RSAs and Options on the date of the 2020 grant (for the November 2020 to November 2023 vesting period).

No loans were extended to members of the Board of Directors or outstanding during the period starting on April 1, 2020, and ending on March 31, 2021. No payments to former members of the Board of Directors in connection with their former role or which are not at arm’s length were made during and with respect to such period, and no severance payments to any member or former member of the Board of Directors were made during and with respect to such period. No payments to related parties of members of the Board of Directors were made during such period
Equity and Equity-Linked Instruments granted to Members of the Board of Directors during the period (1):

The members of the Board of Directors and their related parties, if any, held the following (vested and unvested) equity and equity-linked instruments as of March 31, 2021:

Name	Function	RSAs	Options
Thomas W. Farley	Chairman	—	—
Marcel Erni	Director	—	—
Christian Lucas	Director	—	—
Joseph Osnoss	Director	—	—
Angel Ying Zhao	Director	—	—
Eric Strutz	Director	10,959	—
Eric Meurice	Director	10,959	—
Total		21,918	—

(1) Excluding Jacques Stern, CEO, whose holdings are listed under Executive Management, below.
RSAs awarded to Eric Strutz and Eric Meurice are not subject to performance conditions, and their vesting period is three years with 33% of the RSAs vesting on November 12, 2021, 33% on November 12, 2022, and 33% on November 12, 2023.
Compensation of the Members of Executive Management
As per the Articles of Association, members of the Executive Management shall receive a fixed compensation consisting of a base salary, contributions to pension schemes or similar benefits and, where applicable, other benefits in cash or kind. In addition, members of Executive Management are eligible for performance based short-term variable compensation and long-term variable compensation.
The short-term variable compensation shall be based on the achievement of performance targets which are generally measured over a one-year period. Performance targets are based on enterprise and business unit, functional and individual goals. The annual target level shall be determined as a percentage of the base salary. Depending on achieved performance, the compensation may amount up to a pre-determined multiplier of target level. Short-term variable compensation can be awarded in cash.
The long term variable compensation orients itself on performance metrics that take into account strategic objectives and/or financial objectives of the Company and/or the development of the share price of the company and the achievement of which is generally measured based on a multi-annual period. The annual target level of the long-term variable compensation elements is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount to up to a predetermined multiplier of target level. The Board of

Directors or the Compensation Committee shall determine the conditions for the allocation, vesting conditions, the conditions and deadlines for the exercise thereof, and any retention periods or conditions of expiration. It may provide that, contingent upon the occurrence of certain events determined in advance, such as a change in control or the termination of an employment relationship, that the conditions and deadlines for the exercise of rights, or retention periods, or vesting conditions are to be shortened or cancelled, that remuneration is to be paid based on an assumption of the achievement of target values, or that remuneration is to be forfeited. Long term variable compensation may be awarded in the form of shares, options or equivalent instruments or units.
No loans were extended to members of the Executive Management or outstanding during the period starting on April 1, 2020, and ending on March 31, 2021. No payments to former members of the Executive Management in connection with their former role or which are not at arm's length were made during and with respect to such period, and no severance payments to members of the Executive Management or former members of the Executive Management were made during and with respect to such period. No payments to related parties of members of the Executive Management were made during such period.

Executive Management Compensation Amounts
For the period starting on April 1, 2020, and ending on March 31, 2021, the fixed and variable compensation of the members of the Executive Management was as follows (in EUR thousands, converted from other currencies as applicable at the average prevailing exchange rate over the reporting period):

Name	Gross Salary	Bonus	Other Compensation(1)	Employer’s Social & Pension Contributions	Long-term Incentive Plan(2)	Total
Jacques Stern	668	0	0	232	1,799	2,699
Other Executives	2,796	203	379	831	1,586	5,796
Total Executive Management Compensation(3)	3,464	203	379	1,063	3,385	8,495

1.Includes essentially school fees, housing allowance, and private-use portion of company car allowance.
2.Represents the fair value and associated social charges of RSAs and Options on the date of the 2020 grant (for the November 2020 to August 2024 vesting period).
3.These figures relate to a total of eleven individuals who were members of Executive Management during the reporting period.

Equity and Equity-Linked Instruments granted to Members of the Executive Management during the period

The members of the Executive Management and their related parties, if any, held the following (vested and unvested) equity and equity-linked instruments as of March 31, 2021:

Name	RSAs	Options
Jacques Stern	153,536	2,750,000
Other Executives	116,094	2,950,000
Total Executive Management	269,630	5,700,000

In the case of the RSAs:
50% of each tranche of the award is not subject to performance conditions, while the remaining 50% of each tranche is subject to meeting performance conditions in relation to total shareholder return (in absolute and relative terms) with a weight of 50%, and adjusted net income compound annual growth rate (“CAGR”) with a weight of 50%. As for the vesting period, 37.5% of RSAs vest on February 15, 2022, 12.5% on August 15, 2022, 25% on August 15, 2023, and 25% on August 15, 2024.
In the case of the Options:
There are no performance conditions, the exercise prices of the options are USD 8.5 (for 32.5% of the total number of Options), USD 10.5 (for 27.5% of the Options), USD 12.5 (for 22.5% of the Options), and USD 14.5 (for 17.5% of the Options), and as for the expiration date, 37.5% of Options expire on February 15, 2022, 12.5% on August 15, 2022, 25% on August 15, 2023, and 25% on August 15, 2024.

DESCRIPTION OF SECURITIES
Share Capital
As of June 22, 2021, there were 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, and 23,717,989 Series A Preferred Shares issued, including 5,929,477 Series A Preferred Shares held in treasury. There were also 30,735,950 Global Blue Warrants outstanding, each exercisable at $11.50 / €10.47 per share.
Capital Structure of Global Blue
Issued Share Capital
The share capital of the Company is CHF 2,112,529.51 and is divided into 187,534,962 registered ordinary shares, including 7,000,000 registered ordinary shares held in treasury, with a nominal value of CHF 0.01 each and 23,717,989 registered Series A Preferred Shares, including 5,929,477 Series A Preferred Shares held in treasury, with a nominal value of CHF 0.01 each. The share capital is fully paid up.
Increase of share capital
Under Swiss law, the Company may increase its share capital and issue new shares through an ordinary capital increase, an authorized capital increase or a conditional capital increase. In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against the Company’s equity, against contributions in kind, or for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the preemptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within three months of shareholder approval. In an ordinary capital increase, holders of ordinary shares as well as Series A Preferred Shares have preemptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, see “—Preemptive Rights and Advance Subscription Rights.”
The shareholders can further authorize the Board of Directors by way of an amendment of the Articles of Association to increase the share capital in an amount not to exceed 50% of the share capital registered in the commercial register for a period of two years without further shareholder approval. To create authorized capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding authorized share capital increases is set forth below under “—Authorized Share Capital.”
Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to shareholders. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. The requirements for a conditional capital increase are set forth below under “—Conditional Share Capital.”
Authorized Share Capital
The Articles of Association authorize the Board of Directors to increase the share capital of the Company and issue new ordinary shares, without further shareholder approval, at any time until August 27, 2022 in an amount not exceeding CHF 752,898.34 through the issuance of up to 75,289,834 fully paid-in ordinary shares. After August 27, 2022, the authorized share capital will be available to the Board of Directors for the issuance of additional shares only if the shareholders re-approve the authorization. Such authorization is limited to two years in each case under Swiss law as currently in force.
The Board of Directors will determine the time of issuance, the issue price, the manner in which the new shares will be paid for, the date from which the new shares carry the right to dividends and, subject to the provisions of the Articles of Association, the expiry or allocation of preemptive rights not exercised. The Board of Directors may allow preemptive rights that are not exercised to expire, or it may sell such rights or shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.
In an authorized capital increase, holders of ordinary shares as well as Series A Preferred Shares would have preemptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold. However, the Board of Directors may exclude or restrict these preemptive rights in certain circumstances as set forth in the Articles of Association. For further details on these circumstances, see “—Preemptive Rights and Advance Subscription Rights.”
Conditional Share Capital
The Articles of Association authorize the increase of the share capital of the Company:
•    by issuing up to 19,000,000 ordinary shares, upon the exercise of options or in connection with other rights regarding shares (including restricted stock units or performance stock units) granted to officers and employees or directors at all levels of the group as resolved by the Board of Directors (“Conditional Capital for Employee or Director Participation”);
•    by issuing up to 19,000,000 ordinary shares by means of the exercise of conversion rights or options in relation with convertible debt instruments, bonds, loans and similar forms of financing of the Company or of a subsidiary company (“Conditional Capital for Convertible Debt”); or
•    by issuing up to 19,000,000 ordinary shares in connection with the exercise of shareholder warrants that have been issued in connection with the listing of the Company to former holders of the Private Placement Warrants of FPAC (“Conditional Capital for Existing Shareholder Warrants,” and, collectively with Conditional Capital for Employee or Director Participation and Conditional Capital for Convertible Debt, “Conditional Capital”).
Unless determined otherwise, Swiss law grants shareholders advance subscription rights to acquire the instruments that are issued in connection with Conditional Capital in an amount proportional to the nominal value of the shares they hold. However, the advance subscription rights and preemptive rights of shareholders are excluded with respect to Conditional Capital for Employee or Director Participation or Conditional Capital for Existing Shareholder Warrants. In relation to Conditional Capital for Convertible Debt, the Board of Directors is authorized to exclude or restrict the advance subscription rights of shareholders in certain circumstances. See “—Preemptive Rights and Advance Subscription Rights.”
The terms of the instruments relating to Conditional Capital are determined as follows:
•    In connection with Conditional Capital for Employee or Director Participation, the Board of Directors determines the conditions for the allocation and exercise of the options and other rights regarding shares from article 4a of the Articles of Association concerning “Conditional Capital—Employee or Director Participation;” the shares may be issued at a price below the market price.
•    In connection with Conditional Capital for Existing Shareholder Warrants, our ordinary shares may be issued at a price equal to or below the current market price; the Board of Directors will specify the specific conditions of issue including the issue price of the shares in the terms of the shareholder warrants.

•    In connection with Conditional Capital for Convertible Debt, the Board of Directors determines the conditions for the granting of the options and conversion right.

Series A Preferred Shares
The Series A Preferred Shares have the same dividend (including liquidation dividends), voting and other rights as our ordinary shares. In addition, the Series A Preferred Shares will enjoy preferred dividends (“Preference Dividend”) as follows:
•    for dividends resolved for the financial year ending March 31, 2026, and thereafter, an amount equal to 8% per annum (“Percentage”) of $10.00 will be paid ($0.80 per share) under the prerequisite that the general meeting of shareholders resolves a corresponding dividend and that the relevant provisions of the Federal Act on the Amendment of the Swiss Civil Code (Part Five: The Code of Obligations) of March 30, 1911 (as amended from time to time, the “Swiss Code”), as well as the other legal requirements applicable to the Company are complied with (no preference dividends will be paid for the financial years ending on or before March 31, 2025);
•    the Percentage will increase in each financial year after the financial year ending March 31, 2026, by an additional percentage point (equal to $0.10 per share) per year; and
•    the general meeting of shareholders may resolve in any given year not to distribute dividends, or to distribute dividends in an amount not covering the full amount of the Preference Dividend; in such cases the respective remaining amount of the Preference Dividend of such year is forfeited at the end of such year, will not be carried forward to the following year(s) and does not increase the basis of the subsequently applicable Percentage.
The regular dividend on our ordinary shares and Series A Preferred Shares may be resolved once the general meeting of shareholders has approved the payment of the Preference Dividend for the respective year in full.
In connection with a liquidation, each Series A Preferred Share confers the right to receive, after all debts have been satisfied, a priority claim of the liquidation proceeds in an amount equal to $10.00. After the distribution of the liquidation proceeds to the Series A Preferred Shares have been paid, the remainder will be distributed on our ordinary shares.
To the extent permitted by applicable law, the Company is authorized to acquire all or any portion of the Series A Preferred Shares in exchange for cash and/or ordinary shares (either treasury shares or shares issued out of authorized share capital) pursuant to the Conversion Agreement.
According to the Articles of Association, the transfer of Series A Preferred Shares, be it for ownership or other purposes, is subject to approval by the Board of Directors. The Board of Directors may only refuse such approval, and is obliged to refuse such approval, if the acquirer of the Series A Preferred Shares does not accede to the Conversion Agreement.
The issuance of any preferred shares as well as the modification and cancellation, respectively, of article 3b of the Articles of Association concerning “Convertible Series A Preferred Shares” requires the approval of a special meeting of the Series A Preferred Shares, with a majority of the voting rights present at the meeting in person or by proxy (the “Preferred Special Meeting”). In addition, approval at the Preferred Special Meeting is required for (a) the approval of a merger which would result in a holder of a Series A Preferred Share receiving less than $10.00 per Series A Preferred Share, or (b) in case of resolutions by a general meeting of the shareholders being held in the context of a public tender offer for all or part of our ordinary shares, to the extent that a holder of a Series A Preferred Share would receive less than $10.00 per Series A Preferred Share. However, no Preferred Special Meeting will be required for the cancellation of Series A Preferred Shares which are held in treasury by the Company or its subsidiaries.

The Series A Preferred Shares confer the same preemptive rights and advance subscription rights for newly issued shares as our ordinary shares. The exclusion of preemptive or advance subscription rights for ordinary shares does not require approval by the Preferred Special Meeting.

Other Classes or Series of Shares
Without prior approval of the shareholders, the Board of Directors may not create shares with increased voting powers (i.e., super voting shares) or another form of preferred shares (Vorzugsaktien). To create super-voting shares or another form of preferred shares (Vorzugsaktien), a resolution of the general meeting of shareholders passed by a qualified majority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. In addition, if another form of preferred shares (Vorzugsaktien) conferring preferential rights over the existing Series A Preferred Shares shall be issued, the consent of both the Preferred Special Meeting and a special meeting of the other form of preferred share is required.
The Company has not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).
Treasury Shares
Treasury shares held by the Company or any of its subsidiaries may be resold or issued to third parties, such as under an equity-based incentive plan of Global Blue. These treasury shares will not have any voting or other rights while held by the Company or any of its subsidiaries.
Preemptive Rights and Advance Subscription Rights
Under the Swiss Code, if new shares are being issued, the existing shareholders have preemptive rights in relation to such shares or rights in proportion to the respective nominal values of their holdings. In the context of an ordinary capital increase approved by a general meeting of shareholders, the shareholders may, by a qualified majority of at least two-thirds of the represented share votes and a majority of the represented nominal value of the shares represented, resolve to exclude or restrict the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to exclude or restrict the preemptive rights of shareholders in the context of an authorized capital increase as described below).
If a general meeting of shareholders approves the creation of authorized or conditional share capital, it can also delegate the decision whether to exclude or restrict the preemptive rights and advance subscription rights for valid reasons to the board of directors. The Articles of Association provide for this delegation with respect to the Company’s authorized share capital and conditional share capital with respect to convertible debt in the circumstances described below under “—Authorized Share Capital” and “—Conditional Share Capital.”
Authorized Share Capital
Under the Articles of Association, the Board of Directors is authorized to exclude or restrict the preemptive rights of the existing shareholders (and to allocate them to third parties):
•    in connection with strategic partnering and co-operation transactions;
•    in connection with mergers, acquisitions of companies (including takeover), enterprises or parts of enterprises, participations or intellectual property rights or other types of strategic investments as well as financing or refinancing of such transactions;
•    for the participation of directors, officers and employees at all levels of the Company and its group companies;
•    for the purpose of expanding the shareholder base in connection with the listing of shares on (additional) foreign stock exchanges;

•    for the exchange and buy-back, respectively, of Series A Preferred Shares in exchange for ordinary shares issued from authorized share capital according to article 3b section 4 of the Articles of Association;
•    in connection with the exercise of warrants that have been issued to former holders of warrants of FPAC, in connection with the listing of the Company and the creation of corresponding treasury shares;

•    in connection with the listing of our ordinary shares, including in connection with exchanges of loan notes or equity instruments issued by the Company’s subsidiary Global Blue Holding Limited to members of management for ordinary shares; or
•    in connection with the issuance of ordinary shares to Globetrotter and other former shareholders of Global Blue in accordance with the price adjustment provisions pursuant to the Merger Agreement.
Conditional Share Capital
In connection with Conditional Capital for Convertible Debt, the Board of Directors is authorized to exclude or restrict shareholders’ advance subscription rights, if the convertible debt instruments, bonds, loans and similar forms of financing are used (1) if an issue by firm underwriting by a consortium with subsequent offering to the public without advance subscription rights seems to be the most appropriate form of issue at the time, particularly in terms of the conditions for issue, or (2) in connection with the financing or refinancing of the acquisition (including takeover) of companies, enterprises, parts of enterprises, participations or joint ventures or other investments.
To the extent shareholders’ advance subscription rights are excluded, (i) the exercise period for convertible debt conversion and option rights granted may not exceed 15 years and seven years, respectively, and (ii) the terms of the relevant convertible debt instruments, bonds, loans and similar forms of financing, including conversion and option terms, should be set taking into consideration the market conditions at the time of their issue.
In connection with Conditional Capital for Employee or Director Participation or Conditional Capital for Existing Shareholder Warrants, shareholders have no advance subscription rights and preemptive rights. See “—Capital Structure of Global Blue—Conditional Share Capital.”
Dividends
Dividends may be paid only if there are sufficient profits as shown in the balance sheet or distributable reserves to allow the distribution of a dividend, both based on the audited and approved statutory financial statements. In case of holding companies, the general legal reserves (allgemeine gesetzliche Reserven), which include share premiums, are generally considered as distributable to the extent they exceed 20% of the share capital. The payment of interim dividends out of profits of the current business year which are not yet shown in an audited and approved balance sheet is not permitted. The Company is required to retain at least 5% of the annual net profits as general legal reserves for so long as these reserves amount to less than 20% of the paid-up nominal share capital (article 671 of the Swiss Code). Swiss law requires that the declaration of a dividend be approved at a general meeting of shareholders. In addition, the Company’s auditors must confirm that the dividend proposal put forth to the general meeting of shareholders by the Board of Directors conforms to the relevant statutory requirements and those of the Articles of Association (article 728a of the Swiss Code).
Dividends are usually due and payable promptly after the shareholders’ resolution relating to the allocation of profits has been passed at a shareholders’ meeting, unless the general meeting of the shareholders resolves otherwise. Under Swiss law and the Articles of Association of the Company, the statute of limitations with respect to dividend payments is five years. Lapsed dividends will accrue to the Company.

Under Swiss law as it is currently in force, distributable profits and reserves have to be accounted in Swiss franc.
In addition, Swiss law allows the reduction of share capital, which may, amongst others, involve a repayment of nominal values or share repurchases. Such reduction is subject to several conditions, which include, amongst others, that the shareholders resolve on such reduction, that the auditor of the company certifies the company’s debts being covered, and that creditors are granted a time period of two months to demand that their claims be satisfied or secured.

Repurchases of Shares
The Swiss Code limits a company’s ability to hold or repurchase its own shares. The Company and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity (excluding nominal share capital legal reserves, reserves for the Company’s own shares and special reserves) is available, as described above under “Description of Securities—Dividends.” The aggregate nominal value of all ordinary shares acquired by the Company and its subsidiaries may generally not exceed 10% of the aggregate share capital at any time. Certain exceptions apply, such as in the context of a cancellation of shares through capital reduction approved by shareholders.
Repurchased shares held by the Company or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For more information about Swiss withholding tax and share repurchases, see “Taxation—Switzerland Taxation.”
Form and Transfer of Shares
According to the Articles of Association, the Company may issue ordinary shares in the form of individual certificates, global certificates and/or uncertificated securities and convert one form into another form of ordinary shares at any time and without the approval of the shareholders. A shareholder may not demand a conversion of the form of our ordinary shares or the printing and delivery of share certificates. With the consent of the shareholder, the Company may cancel issued certificates that are returned to it without replacement.
The Company may create intermediated securities for our ordinary shares. The transfer of intermediated securities and furnishing of collateral in intermediated securities must conform with the regulations of the Swiss Federal Act on Intermediated Securities of October 3, 2008, as amended from time to time. The Company may withdraw ordinary shares issued as intermediary-held securities from the respective custody system.
Uncertified securities (Wertrechte) may only be transferred by way of written assignment; provided, that they are not registered as book-entry securities. In order to be valid, the assignment must be reported to the Company.
All the foregoing paragraphs of this section “Form and Transfer of Shares” apply mutatis mutandis to Series A Preferred Shares.
The Articles of Association do not include any transfer restrictions with respect to ordinary shares.
According to the Articles of Association, the transfer of Series A Preferred Shares, be it for ownership or other purposes, is subject to the approval by the Board of Directors. The Board of Directors may only refuse such approval, and is obliged to refuse such approval, if the acquirer of the Series A Preferred Shares does not accede to the Conversion Agreement.
Where the consent required for transfer of shares is not given, the ownership of the shares and all attendant rights remain with the transferor. However, in the case of acquisition of shares by inheritance, division of estate, matrimonial property law or compulsory execution, ownership and the attendant pecuniary rights pass to the acquirer of the shares immediately, whereas the attendant participation rights pass only when the Company has given its consent. Where the Company fails to refuse the request for consent within three months of receipt or refuses it without just cause, consent is deemed to have been given.
Share Register
Swiss law and the Articles of Association require the Company to keep a share register in which the first and last names of individuals (or the company name for legal entities), domicile (or legal domicile for legal entities) and address of the owners and usufructuaries of ordinary shares and Series A Preferred Shares are recorded. Any person registered in the share register of the Company changing its address must inform the Company accordingly. The main function of the share register is to record shareholders entitled to vote and participate in general meetings of shareholders, or to assert or exercise other rights related to voting rights.

In order to register ordinary shares or Series A Preferred Shares in the Company’s share register, a purchaser must file a share registration form with the Company’s share register, which is expected to be kept by the transfer agent and registrar. Failing such registration, the purchaser may not vote at or participate in general meetings of shareholders.
The Company’s share register will initially be kept by Continental Stock Transfer & Trust Company, which will act as transfer agent and registrar. The share register reflects only record owners of ordinary shares and Series A Preferred Shares who own such shares directly (as opposed to beneficially owned shares held in “street name”). Swiss law does not recognize fractional share interests.
Comparison of Corporate Governance and Shareholder Rights
Global Blue is a Swiss company. Swiss law and the Articles of Association govern the rights of its shareholders. Swiss law differs in some material respects from laws generally applicable to United States corporations and their stockholders. Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of a Delaware corporation and Global Blue according to applicable law and/or its organizational documents, as applicable. You also should review the form Articles of Association, as well as the Delaware corporate law and the corporate laws of Switzerland, to understand how these laws apply Global Blue.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
Applicable corporate law legislation	General Corporation Law of the State of Delaware	Articles 620-763 of the Swiss Code of Obligations, as amended from time to time; the Swiss Ordinance against Excessive Remuneration in Listed Companies dated November 20, 2014, as amended from time to time; the Swiss Merger Act, as amended from time to time.
Special Vote Required for Combinations with Interested Stockholders/Shareholders	A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder except if (1) the board had approved the business combination prior to consummation of the transaction (2) the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition, or (3) the business combination is approved by the board, and by a two-third majority vote of the other stockholders in a meeting (i.e., not by written consent).
Generally, no special shareholder vote is required for a business combination with a shareholder only because such shareholder became an interested stockholder.
In the context of a capital increase, however, supermajority vote and disclosure requirements may apply if at that time the company intends to acquire assets from a shareholder or related persons.

Appraisal Rights	A stockholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration the stockholder would otherwise receive in the transaction. Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	If a squeeze-out merger under the Swiss Merger Act occurs, a minority shareholder subject to the squeeze-out merger could seek to claim, within two months of the publication of the squeeze-out merger, that the consideration offered is “inadequate” and petition a Swiss competent court to determine what “adequate” consideration is.
Mergers and Asset Sales; Amendments to Governing Documents	Stockholder approval of mergers, sales of substantially all of the assets and amendments of constitutional documents require a majority of outstanding shares unless the certificate of incorporation requires a higher percentage; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.	Shareholder approval of mergers, sales of all or substantially all of the assets of Global Blue and the amendment of specific sections listed or referenced in article 15 of the Articles of Association require a majority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares; other shareholder approvals require a majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Furthermore, under the Swiss Merger Act, an affirmative vote of at least 90% of the outstanding shares is required (i) to approve a squeeze-out merger, in which minority shareholders of the company being acquired are compensated in a form other than through shares of the acquiring company (e.g., through cash or securities of a parent company of the acquiring company or of another company), or (ii) to approve an asymmetrical demerger.
Quorum	Quorum is set in the constitutional documents, but cannot be less than one-third of outstanding shares.	Swiss law and the Articles of Association do not provide for a quorum requirement.

Stockholder/Shareholder Consent to Action Without Meeting	Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholder.	Under Swiss law, shareholders may not act by written consent.
Inspection of Books and Records; Information Requests	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.
Any shareholder may inspect the company’s books and records if the general meeting of shareholders or the board of directors has granted authorization.
At shareholder meetings, any shareholder is entitled to information from the board of directors on the affairs of the company and from the external auditors on the methods and results of their audit, to the extent this is required for the exercise of shareholder rights and subject to Global Blue’s business secrets or other interests warranting protection.

Stockholder/Shareholder Lawsuits for violation of directors’ duties	A stockholder may bring a derivative suit for alleged violation of directors’ duties, subject to procedural requirements.
A shareholder may bring a lawsuit for alleged violation of directors’ duties, either for damage caused to the shareholder itself or for damage caused to the company, subject to procedural requirements.
Shareholders bringing lawsuit before Swiss courts may be obliged to advance, and finally bear, court costs and compensation for the defense.
They will generally bear the burden of proof, with no pre-trial discovery or similar procedures being available. If shareholders sue for damage caused to the company, any recovered damages will be paid to the company and not to the shareholder.

Election and Removal of Directors; Vacancies
Under Delaware corporate law, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation’s directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.
Except in the case of a corporation with a classified board (unless the certificate of incorporation provides otherwise) or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.
The board may increase the size of the board and fill any vacancies.

The board shall consist of a minimum of three members and maximum of nine members. The term of the members of the board as well of the chairman/chairwoman shall correspond to the legally permitted maximum term of one year and shall end at the end of the next ordinary general meeting of shareholders.
Re-election is permitted.
Any director or the entire board of directors may be removed with immediate effect, with or without cause, with a majority of the votes cast.
The board of directors may not increase the size of the board of directors or fill any vacancies.

Classified or Staggered Boards	Classified boards are permitted and do prevent the removal of directors with immediate effect.	Classified boards are not available, as the term of office of directors may not exceed one year and any classification would not limit the ability of shareholders to remove directors.
Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	Directors must exercise a duty of care and duty of loyalty to the company and adhere to the obligation to treat shareholders equally.
Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith.	Under Swiss law, a company may indemnify a director or officer of the company against losses and expenses, including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving for the company. Certain limits exist, e.g., if such losses and expenses result from a grossly negligent breach of such director’s or officer’s fiduciary or other duties under Swiss law. A Swiss company may also purchase customary directors and officers liability insurance protection, with a view to protect its directors and officers in cases where it cannot or does not indemnify them.
Limited Liability of Directors	Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends or improper personal benefit.
Directors are personally liable to the company, its shareholders and creditors for damages resulting from an intentional or negligent breach of their duties as directors of the company. If the board has delegated the management of the company to a separate committee, the board’s duties are limited to whether it carefully selected, instructed and supervised the management.
However, no limitation or elimination of the monetary liability of a director is possible.

General Meetings of Shareholders
Under Swiss law, an annual ordinary general meeting of shareholders must be held within six months after the end of the Company’s financial year, which is March 31. An extraordinary general meeting of shareholders may be called as often as necessary. The Board of Directors determines the time and location of the general meeting of shareholders.
General meetings of shareholders may be convened by the Board of Directors and, if needed, by the auditors, by publishing a notice in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt) at least 20 days prior to such meeting. The notice must state the day, time and place of the meeting, the agenda, the proposals of the Board of Directors and the proposals of the shareholders who have requested the general meeting of shareholders or that an item be included on the agenda. The Board of Directors is further required to convene an extraordinary general meeting of shareholders if so resolved by a general meeting of shareholders or if so requested by shareholders holding in aggregate at least 10% of the Company’s nominal share capital. Such request must be communicated to the Board of Directors in writing and specify the items to be discussed and the proposals to be decided upon.
Shareholders with voting rights individually or jointly representing at least 10% of the share capital of the Company may demand that items be put on the agenda. Such demands have to be submitted to the Chairperson at least 45 calendar days before the date of the general meeting of shareholders and must be in writing, specifying the item and the proposals.
In a general meeting of shareholders, each ordinary share and each Series A Preferred Share will entitle its registered holder or usufructuary to one vote.
At a general meeting of shareholders, each shareholder may be represented by the independent proxy, or by any other person (who need not be a shareholder). The Board of Directors issues regulations on the procedures of participation and representation at the general meeting of shareholders. The person chairing the general meeting of shareholders decides whether a proxy is acceptable or not.
The chairperson determines the voting procedure. The voting and elections are conducted with electronic voting devices, to the extent that this is possible at the meeting. If not, resolutions or elections will be taken on a show of hands, unless a written ballot is held upon resolution of the general meeting of shareholders or if the person chairing the general meeting of shareholders so directs. If the person chairing the general meeting of shareholders doubts the results of the vote, he/she may change the way of voting. In this case, the preceding resolution or election is deemed not to have occurred.
The Articles of Association do not require a minimum number of shareholders to be present in order to hold a general meeting of shareholders. A general meeting of shareholders passes its resolutions and carries out its elections with the simple majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Abstentions, empty votes and invalid votes will not be taken into account for the calculation of the required majority.
The general meeting of shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:
•    to adopt and amend the Articles of Association;

•    to elect and recall the members of the Board of Directors, the Chairperson, the members of the Nomination and Compensation Committee, the auditors and the independent proxy;
•    to approve the management report and the consolidated accounts;
•    to approve the annual accounts as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

•    to approve the compensation of the members of the Board of Directors and the Executive Management pursuant to articles 8, 27 and 28 of the Articles of Association;
•    to grant discharge to the members of the Board of Directors, the Executive Management and the Nomination and Compensation Committee;
•    to pass resolutions regarding issues that are reserved to the general meeting of shareholders by law or by the Articles of Association or which are presented to it by the Board of Directors;
•    approve separately the proposals by the Board of Directors in relation to the aggregate maximum amount of (i) the compensation of the Board of Directors for the term of office until the next ordinary general meeting of shareholders, and (ii) the compensation of the Executive Management for the next financial year; and
•    hold an advisory non-binding vote on Global Blue’s compensation report.
Under the Articles of Association, a resolution of the general meeting of shareholders passed by at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for:
•    the introduction, easement or abolition of restrictions of the transferability of registered shares;
•    any creation of shares with preferential rights or with privileged voting rights;
•    any authorized or conditional capital increases;
•    any increase of capital against the Company’s equity, against contributions in kind, or for the purpose of acquiring assets or the granting of special benefits;
•    any limitation or withdrawal of subscription rights;
•    any change of the registered office or corporate name of the Company;
•    any sale of all or substantially all of the assets of the Company;
•    any merger, demerger or similar reorganization of the Company;
•    the liquidation of the Company;
•    change of the maximum number of the members of the Board of Directors;
•    any change to article 15 (Qualified majority for important resolutions) of the Articles of Association; and
•    the other cases listed in article 704 paragraph 1 of the Swiss Code and in the Federal Act on Merger, Demerger, Conversion and Transfer of Assets (Merger Act) dated October 3, 2003 (“Swiss Merger Act”), in the relevant applicable version.
In addition to the items listed above, the Swiss Code further requires a resolution of the general meeting of shareholders passed by at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy for a change of the legal purpose of the Company.
Pursuant to the Swiss Merger Act, an affirmative vote of at least 90% of the outstanding shares is required to approve: (i) a squeeze-out merger, in which minority shareholders of the company being acquired are compensated in a form other than through shares of the acquiring company (e.g., through cash or securities of a parent company of the acquiring company or of another company); or (ii) an asymmetrical demerger.
Under the Swiss Code, the Board of Directors has no authority to waive quorum requirements stipulated in the Articles of Association.

Inspection of Books and Records
Under the Swiss Code, a shareholder registered in the share register of the Company has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by a resolution of the board of directors (or if unlawfully denied, by court order) and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder registered in the Company’s share register is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders registered in the Company’s share register may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or material interests of the Company.
Special Investigation
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, the Company or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at the Company’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate nominal value of at least CHF 2 million may request, within three months after the general meeting of the shareholders, the court to appoint a special commissioner. The court will issue such order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors or an officer of the Company infringed the law or the Articles of Association and thereby damaged the company or the shareholders. If admitted, the costs of the investigation would generally be allocated to the Company and only in exceptional cases to the petitioners.
Arbitration
According to the Articles of Association, corporate litigation will be resolved by an arbitration court, consisting of three arbitrators, with its seat in Zurich, Switzerland. The arbitration proceedings will be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in force on the date on which the request for arbitration is submitted in accordance with these rules. Pursuant to the Articles of Association, the arbitration clause is binding on all shareholders of the Company, the Company itself and the corporate bodies of the Company. While arbitration clauses in Articles of Association are considered to be valid under Swiss law, it is not settled under Swiss law whether they are also valid in the context of listed companies, which uncertainty could create some delay for shareholders seeking to bring claims against Global Blue or its directors or officers. Costs in arbitration proceedings can be significantly higher than in proceedings before ordinary Swiss courts. Shareholders initiating arbitration proceedings under the arbitration provision contained in the Articles of Association will be required to make advance payments to the arbitration court in order to cover the arbitration court’s expenses and these amounts can be materially higher than in a proceeding in an ordinary Swiss court. Similarly, a shareholder will or may be required to make advance payments to cover the counsel cost of the opposing party in the event it does not prevail or only partly prevails and such reimbursement cost can be significantly higher than in proceedings in ordinary Swiss courts. Also the ability to obtain evidence and enforce evidence production obligations in an arbitration proceeding can be significantly less effective than in an ordinary Swiss court proceeding. Further, the enforcement of an arbitration award outside of Switzerland may be more difficult and subject to more burdensome requirements than the verdict of a Swiss court. In addition, while such arbitration requirements for corporate litigation would not preclude a shareholder from bringing a claim against Global Blue or its directors or officers in U.S. courts under the civil liability provisions of the U.S. federal securities laws, as noted above, shareholders may be unable to enforce a judgment predicated upon such civil liability provisions in Swiss courts.
Notices
The publication instrument of the Company is the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt). The Board of Directors may designate further means of publication.

Takeover Regulation and Mandatory Bids
Swiss law provides for certain rules and protections of shareholders of domestic listed companies. Due to the Company’s proposed cross-border structure, however, several of these rules do not apply to the Company as if it were a Swiss company listed in Switzerland. In particular, the Swiss rules under the Swiss Financial Market Infrastructure Act on disclosure of shareholdings, and the tender offer rules under the Swiss Financial Market Infrastructure Act, including mandatory tender offer requirements and regulations regarding voluntary tender offers, which are typically available in relation to Swiss listed companies, do not apply to the Company since it will not be listed in Switzerland.
Squeeze-Out
Under Swiss law, the Swiss Merger Act provides a means for squeezing out minority shareholders in the context of a merger. Article 8 section 2 of the Swiss Merger Act stipulates that merging companies can provide in the merger agreement that only cash or other compensation will be paid. Such compensation needs to be adequate and requires an affirmative vote of at least 90% of the outstanding shares.
No squeeze-out mechanism pursuant to the Swiss Financial Market Infrastructure Act is available to an acquirer of the Company following a tender offer.
Duration and Liquidation
The Articles of Association do not limit its duration. Under Swiss law, the Company may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy at the general meeting of shareholders. Dissolution and liquidation by court order is possible if (1) the Company becomes bankrupt or (2) shareholders holding at least 10% of the Company’s share capital so request for valid reasons. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the nominal value of ordinary shares held, but this surplus is subject to Swiss withholding tax at rate of currently 35%. The Series A Preferred Shares carry a liquidation preference.
Global Blue Warrants
The Global Blue Warrants represent the right to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described below. The Global Blue Warrants will expire on the fifth anniversary of Closing at 5:00 p.m. New York City time, or upon an earlier redemption. The Global Blue Warrants are governed by the Warrant Agreement, as modified by a warrant assumption agreement that was entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent, in connection with the Closing. You should review a copy of the Warrant Agreement, as amended.

Public Warrants
The following description applies to Public Warrants that became Global Blue Warrants as a result of the Business Combination.
The Warrant Agreement requires Global Blue, to use its best efforts to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the Company’s ordinary shares issuable upon exercise of the Global Blue Warrants until the expiration of the Global Blue Warrants in accordance with the provisions of the Warrant Agreement. Holders of Global Blue Warrants may, during any period when the Company has failed to maintain an effective registration statement, exercise Global Blue Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act. In such event, each holder would pay the exercise price by surrendering the Global Blue Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Global Blue Warrants held by the holder, multiplied by the excess of the “fair market value” (defined below) over the exercise price of such Global Blue Warrants by (y) the fair market value. The “fair market value” for this purpose will mean the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the date notice of exercise is received.
The Company will not be obligated to deliver any ordinary shares pursuant to the exercise of a Global Blue Warrant and will have no obligation to settle such Global Blue Warrant exercise unless a registration statement under the Securities Act with respect to the Company’s ordinary shares underlying the Global Blue Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Global Blue Warrant will be exercisable and the Company will not be obligated to issue ordinary shares as a result of the exercise of a Global Blue Warrant unless our ordinary shares issuable upon such Global Blue Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the such Global Blue Warrants.
Notwithstanding the above, if ordinary shares are at the time of any exercise of a Global Blue Warrant not listed on a U.S. national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Global Blue Warrants who exercise such Global Blue Warrants to do so on a “cashless basis” and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The exercise price and number of ordinary shares issuable on exercise of the Global Blue Warrants will be adjusted in certain circumstances and subject to certain exceptions described in the Warrant Agreement, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation.
No fractional shares will be issued upon exercise of the Global Blue Warrants. If, upon exercise of the Global Blue Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the holder.
Once the Global Blue Warrants become exercisable, the Company may call such Global Blue Warrants for redemption if, and only if, the reported last sale price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the holders of Global Blue Warrants. In addition, the Company may only call such Global Blue Warrants for redemption:
•    in whole and not in part;
•    at a price of $0.01 per warrant;
•    upon not less than 30 days’ prior written notice of redemption to each warrantholder.
If and when the Global Blue Warrants become redeemable, the Company may not exercise its redemption right if the issuance of ordinary shares upon exercise of the Global Blue Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.
If the Company calls the Global Blue Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Global Blue Warrant prior to such redemption to do so on a “cashless basis.” If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the Global Blue Warrants, including the “fair market value” in such case.
A holder of a Global Blue Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Global Blue Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of our ordinary shares outstanding immediately after giving effect to such exercise.

The Warrant Agreement provides that the terms of the Global Blue Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Global Blue Warrants in respect of Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Global Blue Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a “cashless basis,” if applicable), by certified or official bank check payable to the Company, for the number of the Global Blue Warrants being exercised. The warrantholders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their Global Blue Warrants and receive ordinary shares.
Private Placement Warrants
The following description applies to Private Placement Warrants that became Global Blue Warrants as a result of the Business Combination.
In connection with the Closing, Founder transferred the Global Blue Private Placement Warrants to Globetrotter, Cayman Holdings and Estera Trust (Jersey) Limited. For so long as the Global Blue Private Placement Warrants are held by Globetrotter, Cayman Holdings and Estera Trust (Jersey) Limited or their permitted transferees, (i) such Global Blue Warrants will not be redeemable and (ii) such Global Blue Warrants may be exercised on a “cashless basis.” Otherwise, the Global Blue Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants that became Global Blue Warrants described above, including as to exercise price, exercisability and exercise period, and adjustment. The transferability of such Global Blue Warrants (and any ordinary shares issuable upon exercise thereof) are further regulated under the Shareholders Agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy that requires that each specified related person transactions, and any material amendment or modification to such transactions, be reviewed and approved or ratified by the Board of Directors or the Finance and Audit Committee. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, to which Global Blue or any of its subsidiaries, on the one hand, and any related person, on the other hand, were parties, which is material to Global Blue or the related person or that is unusual in its nature or conditions. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person generally includes enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Global Blue Group, unconsolidated enterprises in which Global Blue has a significant influence or which has significant influence over Global Blue; individuals owning, directly or indirectly, an interest in the voting power of Global Blue that gives them significant influence over the Global Blue Group, and close members of any such individual's family; Global Blue’s directors and senior management and close members of such individuals' families; and enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by directors or senior management or close members of such individuals' families or over which such a person is able to exercise significant influence.
The Company also has in its Organizational Regulations procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.
Certain Relationships and Related Person Transactions
Relationship Agreement
On September 7, 2020, the Company, Globetrotter and the Strategic Secondary 2020 PIPE Investor entered into the Relationship Agreement. Pursuant to the terms of the Relationship Agreement, Globetrotter has the right to designate for nomination to the Board of Directors three persons on behalf of itself, and the Strategic Secondary 2020 PIPE Investor has the right to designate for nomination to the Board of Directors one person on behalf of itself. Globetrotter’s board of directors appointment rights taper off as its shareholdings reduce, such that: (i) if the combined shareholdings of Globetrotter, funds affiliated with Partners Group and their affiliates (excluding the Company) (collectively, the “SL Entities”) falls below 20% of our ordinary shares and Series A Preferred Shares (collectively, the “Voting Shares”), Globetrotter shall be entitled to nominate two members to the Board of Directors on behalf of themselves; (ii) if the combined holdings of the SL Entities falls below 10% of Voting Shares, Globetrotter shall only be entitled to nominate one member to the Board of Directors; and (iii) if the combined holdings of the SL Entities falls below 5% of Voting Shares, Globetrotter shall no longer be entitled to nominate a member to the Board of Directors. These reductions in nomination rights with respect to the Board of Directors shall not apply to Globetrotter for the period of two years after the listing on the NYSE, other than the reduction listed in (i), where Globetrotter’s shareholding falls below 20% of Voting Shares. In connection with the foregoing appointment rights, Globetrotter has separately agreed with Partners Group to appoint for nomination to the Board of Directors a person designated by Partners Group as one of Globetrotter’s nominated members of the Board of Directors, for so long as Partners Group maintains a certain level of direct or indirect ownership interest in the Company. If the combined holdings of the Strategic Secondary 2020 PIPE Investor and its direct and indirect subsidiaries falls below 5% and/or any other conditions agreed upon between the Strategic Secondary 2020 PIPE

Investor and the Company ceased to be satisfied, the Strategic Secondary 2020 PIPE Investor shall no longer have the right to nominate a member to the Board of Directors.
For such time as the nomination rights to the Board of Directors apply, Globetrotter shall be entitled to designate an observer of the Board of Directors. For such time as the nomination rights to the Board of Directors apply to Globetrotter, Globetrotter may appoint an advisor to attend meetings (without participating in decision-making or voting) of the Finance and Audit Committee.
Shareholders Agreement
Concurrently with the listing on the NYSE, certain shareholders of the Company became subject to a Shareholders Agreement regulating the relationship among and between such shareholders.
The parties agreed that, subject to certain exceptions and conditions set forth therein, Thomas W. Farley will not transfer the 2,223,363 ordinary shares out of the 4,316,321 ordinary shares received by Far Point LLC in respect of shares in Far Point Acquisition Corp pursuant to the Merger and transferred to Thomas W. Farley and other member of his group at the time of the NYSE listing (the “Additional Founder Shares”) for three years from the time of the NYSE listing, unless the prior written consent of Globetrotter is received (the “Lock-up”).
The Lock-up is subject to certain exceptions, and will not restrict the transfer of Additional Founder Shares where such transfer is, among others: (i) in connection with the acceptance of a public takeover offer, tender offer, merger or similar business combination that applies to the holders of all ordinary shares and is recommended by the Board of Directors; or (ii) where required by law or governmental authority.
If Globetrotter or Cayman Holdings and/or their affiliates transfer any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) in a transaction that is not an SEC-registered offering pursuant to the Registration Rights Agreement, the transferor(s) shall ensure that Thomas W. Farley and other member of his group shall have the right to participate in respect of the proportion of his closing common shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares at the relevant time) as the transferor(s) propose to transfer for the same consideration per Additional Founder Shares and the Unrestricted Founder Shares (as defined below) (together, the “Closing Common Shares”) as being paid to the transferor(s) and on the same terms and conditions as apply to the proposed transfer; provided that Thomas W. Farley and other member of his group shall only be required to make representations as to itself and its ownership of our ordinary shares being sold, shall not be required to provide indemnification other than (x) as to his or its respective representations and/or (y) with respect to the Company and/or its subsidiaries, on a proportionate basis with the transferor(s) based on the number of ordinary shares being transferred, his or its indemnification shall be limited to the net proceeds from the sale of our ordinary shares, and he or it shall not be required to agree to any non-competition covenant or enter into any similar ancillary agreements (provided that he or it may be required to enter into shareholders’ or similar agreements, and/or a non-solicitation covenant, in each case on the same terms and conditions as apply to the transferor(s)) (The “Tag-Along Right”). The Tag-Along Right will not apply where Globetrotter or its affiliates exercise the Drag-Along Right (as defined below). If Globetrotter or Cayman Holdings and/or their affiliates transfer any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) in a transaction that is an SEC-registered offering pursuant to the Registration Rights Agreement, Globetrotter shall release from the Lock-up such number of the Additional Founder Shares determined in accordance with the sixth paragraph of this sub-section to enable Thomas W. Farley and any other member of his group to exercise his participation rights under the Registration Rights Agreement in respect of the same mix of Unrestricted Founder Shares and Additional Founder Shares had the Tag-Along Right applied.

If Globetrotter or an affiliate (which shall include Cayman Holdings for so long as it is controlled by SL Globetrotter GP, Ltd. or an affiliate of Globetrotter) proposes to effect a transfer of ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings), the transferor(s) will have the right to require Thomas W. Farley and the other members of his group to transfer (where practicable as part of the same transaction) the proportion of the Closing Common Shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares at the relevant time) as the transferor(s) propose to transfer for the same consideration per Closing Common Share as being paid to the transferor(s) and, where part of the same transaction, on the same terms and conditions as apply to the proposed transfer by the transferor(s); provided, that Thomas W. Farley and any such other member of his group shall only be required to make representations as to itself and its ownership of our ordinary shares being sold, shall not be required to provide indemnification other than (x) as to his or its respective representations and/or (y) with respect to the Company and/or its subsidiaries, on a proportionate basis with the transferor(s) based on the number of ordinary shares being transferred, his or its indemnification shall be limited to the net proceeds from the sale of our ordinary shares, and he or it shall not be required to agree to any non-competition covenant or enter into any similar ancillary agreements (provided, that he or it may be required to enter into shareholders’ or similar agreements, and/or a non-solicitation covenant, in each case on the same terms and conditions as apply to the transferor(s)) (the “Drag-Along Right”). If the transferor(s) are unable to structure the transfer of any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) to exercise the Drag-Along Right as part of the same transaction, it can compel Thomas W. Farley and the other members of his group to transfer the proportion of the respective Closing Common Shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares immediately prior to the relevant transaction) as the transferor(s) transferred pursuant to the transaction. If Thomas W. Farley or any member of his group defaults in transferring any of the Closing Common Shares pursuant to this paragraph, any officer of the transferor(s) is irrevocably authorized to execute all documents required to effect the transfer on his behalf. This paragraph will not apply if the transfer is effected by way of an SEC-registered offering pursuant to the Registration Rights Agreement.
If the Tag-Along Right or the Drag-Along Right are exercised at a time when Thomas W. Farley or any member of his group holds the 1,500,000 ordinary shares out of the 4,316,321 ordinary shares received by Far Point LLC in respect of shares in Far Point Acquisition Corp pursuant to the Merger and transferred to Thomas W. Farley and others at Closing (the “Unrestricted Founder Shares”), then at least 50% of the Closing Common Shares to be transferred under in connection with the Tag-Along Right or the Drag-Along Right must comprise Unrestricted Founder Shares or, if there are insufficient Unrestricted Founder Shares to comprise 50%, then such Closing Common Shares to be transferred must include all of the Unrestricted Founder Shares then held by Thomas W. Farley and his group taken as a whole, provided that, if the proportion of Unrestricted Founder Shares comprised in Closing Common Shares held by Thomas W. Farley and his group taken as a whole at the relevant time exceeds 50%, then such larger proportion of Closing Common Shares to be transferred must comprise Unrestricted Founder Shares. If Globetrotter or any of its affiliates transfers any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) by way of a transaction that is an SEC-registered offering pursuant to the Registration Rights Agreement, the number of the Additional Founder Shares to be released from the Lock-up will be the same number of Additional Founder Shares that Thomas W. Farley and his group would have been entitled to apply the Tag-Along Right to had the transaction not been an SEC-registered offering pursuant to the Registration Rights Agreement.
Thomas W. Farley and his group shall not have rights or obligations under the Shareholders Agreement to participate in any transfer to or with any 2020 PIPE investor or any affiliate of any 2020 PIPE investor to the extent such transfer arises out of or is in connection with any share purchase and contribution agreement with any 2020 PIPE investor (including any actual or alleged breach of any share purchase and contribution agreement with any 2020 PIPE investor or any settlement or compromise in connection therewith, or any changes to the terms thereof).
The Shareholders Agreement also includes a voting agreement by the shareholders to vote for directors nominated for appointment by Globetrotter and to give effect to the terms of the Series A Preferred Shares.
The Shareholders Agreement is subject to the laws of Delaware. Any disputes arising out of or relating to the Shareholders Agreement shall be subject to the jurisdiction of the Court of Chancery of the State of Delaware.
Management Shareholders Agreement
The Management Shareholders Agreement provides for, among other matters: (i) the calculation of the entitlements of the Management Sellers to receive shares in Global Blue Group AG as part of the Management Roll-up; (ii) once such shares in Global Blue Group AG are exchanged for cash and Voting Shares (pursuant to the Merger Agreement), restrictions on the managers’ ability to transfer the Voting Shares issued to them, except in specified circumstances (such as if it is in the context of a manager leaving the employment of Global Blue); (iii) the managers’ rights to sell a proportion of their Voting Shares alongside Globetrotter when Globetrotter sells Voting Shares, in each case subject to certain qualifications and exceptions; (iv) the repurchase of Voting Shares from managers who cease to be employees in circumstances where they are deemed to be “bad leavers”; and (v) undertakings from each manager to maintain the confidentiality of certain information and not to compete with the Company or solicit its employees, customers or suppliers for a period of 24 months after the cessation of such manager’s employment.
Conversion Agreement
At the time of the NYSE listing, the Company entered into a Conversion Agreement with, amongst others, Cayman Holdings and Globetrotter to govern the issuance and delivery of ordinary shares in exchange for Series A Preferred Shares from the holders of Series A Preferred Shares. The holders of Series A Preferred Shares are entitled to receive a preferred dividend in accordance with the Articles of Association.
The Conversion Agreement sets the conversion ratio, of ordinary shares to be received in exchange for Series A Preferred Shares, as one-for-one, subject to certain adjustments. If the number of outstanding ordinary shares is increased by a split-up of ordinary shares or other similar event, the number of ordinary shares issuable on the exchange of each Series A Preferred Shares is increased in proportion to such increase in the outstanding ordinary shares. If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, the number of ordinary shares issuable on the exchange of each Series A Preferred Shares is decreased in proportion to such increase in the outstanding ordinary shares. If an adjustment results in a holder being entitled to receive a fractional interest in an ordinary share upon the exercise of a Series A Preferred Share, the number of ordinary shares to be issued to such holder upon such exchange is rounded to the nearest whole number.
The Conversion Agreement sets out a mechanism by which, among other, a holder of Series A Preferred Shares may exercise a put option with respect to all or part of such holder’s Series A Preferred Shares in a cashless exchange for delivery of ordinary shares and a mechanism by which the Company may exercise a call option with respect to all or part of a holder’s Series A Preferred Shares in a cashless exchange for delivery of ordinary shares. The call option is subject to certain conditions: the holder is not restricted from making a transfer at the time of conversion, the conversion does not take place during a blackout period, and the value of our ordinary shares based on daily dollar volume-weighted average price for 30 trading days prior to conversion equals or exceeds $18.00. The Conversion Agreement also sets out a mechanism by which the Company may redeem some or all of the Series A Preferred Shares following the fifth anniversary from the date of the NYSE listing; provided, that no put option or call option has been exercised in respect of the relevant Series A Preferred Shares, the value of each Series A Preferred Share on an as-converted basis based on daily dollar volume-weighted average price for 30 trading days prior to conversion equals or exceeds $10.00, and certain other conditions are met.
The Company agrees, subject to applicable Swiss laws, to use reasonable best efforts to take all actions required to maintain and reserved at all times a number of ordinary shares in the Company’s treasury sufficient from time to time to permit the issuance and delivery of such number of ordinary shares as may be required to consummate the conversions. The Company agrees to use reasonable best efforts to take all actions required to maintain and reserve at all times sufficient authorized share capital to permit the issuance and delivery of ordinary shares in connection the consummation of a conversion, including by proposing to increase the authorized share capital concurrently with any upward adjustment of the number of ordinary shares issuable in connection with a conversion. If the Company intends to incur or increase indebtedness and: (i) such indebtedness would result in the ratio of Global Blue’s indebtedness to EBITDA being greater than five; and (ii) at the time of the proposed increase of such indebtedness there would be at least €25,000,000 of Series A Preferred Shares outstanding, the proposed increase will require the prior written approval of the holders of a majority of the Series A Preferred Shares prior to such increase.
The Conversion Agreement is governed by the laws of Delaware. Any dispute arising out of or relating to the Conversion Agreement is subject to arbitration in Zurich, Switzerland, in accordance with the Rules of Arbitration of the International Chamber of Commerce.
Registration Rights Agreement
At the time of the NYSE listing, the Company, Third Point, the Seller Parties and certain other parties thereto, including Thomas W. Farley, entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf-registration statement within 45 days of the date of the NYSE listing, subject to the ability to delay such filing under certain circumstances. The registration statement represents such shelf registration statement. Globetrotter and its affiliates and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to the Company take-down notices under the shelf registration statement stating their intent to sell Registrable Shares (including shares held by the Escrow Agent (as defined in the Registration Rights Agreement) on behalf of Management Sellers) in an underwritten offering, which may be either a marketed or non-marketed underwritten offering. If the Company fails to file the shelf registration statement or fails to maintain the effectiveness of the shelf registration statement, the Demand Shareholders are also entitled to demand that the Company register Registrable Shares (including shares held by the Escrow Agent) in amounts having an aggregate value equal to or greater than $30 million. The ability of certain parties to the Registration Rights Agreement to sell Registrable Securities are subject to certain transfer restrictions, including those described above under “—Shareholders Agreement.” Other parties holding Registrable Securities are entitled to join in underwritten offerings under the shelf registration statement, demand registrations or other registrations by the Company, subject to customary cutbacks. Under the Registration Rights Agreement, the Company will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable

Securities, unless such liability arises from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.
Loan Agreement
On the terms and conditions of a loan agreement dated September 30, 2020, Globetrotter and Cayman Holdings will make available to Global Blue the Supplemental Liquidity Facility to ensure access to additional liquidity and/or provide an “EBITDA-based cure” for the financial covenants of the Facilities Agreement. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Banking Facilities and Loans—Supplemental Liquidity Facility.”
Loan Indemnity Letter
On September 30, 2020, Globetrotter and Cayman Holdings entered into a side letter (the “Side Letter”), whereby they confirmed, among others, that “actual liquidity needs of the Group” (as referred to under clause 5(a)(ii) of the loan agreement) may include (to the extent the Company does not itself otherwise have access to the needed liquidity to satisfy the indemnification obligations) indemnification obligations of the Company in favor of directors under the Company’s indemnification policies from time to time in effect in an aggregate amount up to $10 million, and that they will not object to a drawdown of a loan under the Supplemental Liquidity Facility for such purpose in such amount if the Company has such a liquidity need. The Side Letter was given for the benefit of each director of the Company during the period a loan may be drawn down under the Supplemental Liquidity Facility and shall terminate immediately at such time as the Company has first obtained a directors’ and officers’ liability insurance policy which covers (a) any public offering of securities issued by any company or outside entity, or (b) the purchase or sale of any publicly traded securities for which the company is subject to the Exchange Act. The Company countersigned the Side Letter on September 30, 2020, following which date it committed itself to use reasonable endeavors to obtain directors’ and officers’ liability insurance on commercially reasonable terms as soon as is reasonably practicable.
Loans Granted to Members of the Board of Directors or the Executive Management
As of the date of this prospectus, the Company has no outstanding loan or guarantee commitments to members of the Board of Directors or the Executive Management.
Other Related Party Transactions
For additional information on related party transactions, see Note 42 (“Related party transactions”) to the Company’s annual consolidated financial statements contained in this prospectus.

MAJOR SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of ordinary shares at June 22, 2021 by:
•each person known by us to be the beneficial owner of more than 5% of ordinary shares;
•each of our directors and members of Executive Management; and
•all our directors and members of Executive Management as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying the Global Blue Warrants and Series A Preferred Shares, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Beneficial Owners	Number of ordinary shares	Number of Series A Preferred Shares	Percentage of ordinary shares(1)
Directors and Executive Management
Marcel Erni	—	—	—
Thomas W. Farley(2)	3,723,363	—	2.1%
Christian Lucas	—	—	—
Eric Meurice	—	—	—
Joseph Osnoss	—	—	—
Eric Strutz	—	—	—
Angel Ying Zhao	—	—	—
Jorge Casal	*	*	*
Damian Cecchi	*	*	*
Laurent Delmas	*	*	*
Fabio Ferreira	*	*	*
Greg Gelhaus	*	*	*
Jeremy Henderson-Ross	*	*	*
Loïc Jenouvrier	*	*	*
Tomas Mostany	*	*	*
Pier Francesco Nervini	*	*	*
Jacques Stern	*	*	*
Jeremy Taylor	*	*	*
All directors and members of Executive Management as a group (18 persons)	6,617,959	502,198	3.9%
Other 5% Shareholders
Silver Lake(3)	144,938,999(4)	16,909,624(5)	78.3%
Antfin (Hong Kong) Holding Limited(6)	12,500,000	—	6.9%
Third Point LLC(7)	10,450,958	—	5.7%

*    Less than 1%.
(1)    In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners, the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by such beneficial owner (if any) and the number of ordinary shares held upon the conversion of all Series A Preferred Shares held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding, the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by such beneficial owner, if any (but not the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by any other beneficial owner), and the number of ordinary shares held upon the conversion of all Series A Preferred Shares held by such beneficial owner, if any (but not the number of ordinary shares held upon the conversion of Series A Preferred Shares held by any other beneficial owner). The conversion ratio of Series A Preferred Shares to ordinary shares is one-to-one, subject to any adjustments pursuant to the Conversion Agreement.
(2)    Reflects ordinary shares held by Thomas W. Farley and by the TWF 2020 Investment Trust, of which Thomas W. Farley is the trustee.
(3)    Reflects securities directly held by Globetrotter and Cayman Holdings. SL Globetrotter GP, Ltd. is the general partner of Globetrotter and Cayman Holdings. The sole shareholder of SL Globetrotter GP, Ltd. is Silver Lake Technology Associates III Cayman, L.P. The general partner of Silver Lake Technology Associates III Cayman, L.P. is Silver Lake (Offshore) AIV GP III, Ltd. Each of the entities identified in this footnote may be deemed to beneficially own the securities held by Globetrotter and Cayman Holdings. The business address of each of the entities listed above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025.
(4)    The 144,938,999 ordinary shares shown in the table consist of (a) 98,017,072 ordinary shares held by Globetrotter, (b) 6,548,415 Global Blue Warrants held by Globetrotter exercisable for the issuance of 6,548,415 ordinary shares, (c) 37,671,577 ordinary shares held by Cayman Holdings, and (d) 2,701,935 Global Blue Warrants held by Cayman Holdings exercisable for the issuance of 2,701,935 ordinary shares.
(5)    The 16,909,624 ordinary shares shown in the table consist of (a) 11,970,487 Series A Preferred Shares held by Globetrotter and (b) 4,939,137 Series A Preferred Shares held by Cayman Holdings.
(6)    The information in the table regarding Ant’s interests in the Company is based on the Schedule 13D filed by Antfin (Hong Kong) Holding Limited, Hangzhou Yunqiang Enterprise Management Consulting Co., Ltd. (“Hangzhou Yunqiang”) and Ant Group Co., Ltd. (“Ant Group”) on September 8, 2020. The business address for Ant is 26/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. The business address for Hangzhou Yunqiang and Ant Group is Z Space, No. 556 Xixi Road, Hangzhou, China.
(7)    Third Point LLC holds its interests in the Company through ordinary shares and Global Blue Warrants held by two affiliates, Cloudbreak Aggregator LP and Third Point Ventures LLC. Each of Third Point LLC, Cloudbreak Aggregator LP and Third Point Ventures LLC disclaims beneficial ownership of any such securities except to the extent of their respective pecuniary interest therein. The business address of Cloudbreak Aggregator LP and Third Point Ventures LLC is c/o Third Point LLC, 55 Hudson Yards, New York, NY 10001.

SELLING SECURITYHOLDERS

This prospectus relates, in part, to the offer and sale from time to time by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,244,370 shares of the Company.
The following table sets forth the names of the selling securityholders, the number of ordinary shares beneficially owned by each of them at June 22, 2021, the maximum number of ordinary shares which may be offered pursuant to this prospectus, and the number and percentage of ordinary shares to be beneficially owned by each selling securityholder assuming all of the ordinary shares which may be offered by such selling securityholder pursuant to this prospectus are sold. The “Percentage of Ordinary Shares Owned after Offering” column is based on 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, at June 22, 2021.
We cannot advise you as to whether the selling securityholders will in fact sell any or all of their ordinary shares. The selling securityholders may offer all or part of the ordinary shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the selling securityholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares that will be held by the selling securityholders after an offering can be provided. A selling securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” The Company will not receive any of the proceeds from the sale of the ordinary shares sold by the selling securityholders.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.
None of the selling securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the selling securityholders. Selling securityholders information for each additional selling securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s ordinary shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholders and the number of ordinary shares registered on its behalf.

	Ordinary Shares
	Before Offering			After Offering
Name of Selling Securityholder	Number	Percent(1)	Shares to be Sold	Number	Percent
Alyeska Master Fund, L.P.(2)	1,482,466	*	1,482,466	—	—
Wells Fargo Global Small Cap Fund(3)	225,000	*	225,000	—	—
Wells Fargo Special Small Cap Value Fund(4)	4,536,904	*	4,536,904	—	—
Total	6,244,370		6,244,370	—	—

*    Less than 1%.
(1)    In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners; and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding.
(2)    Represents our ordinary shares acquired by Alyeska Master Fund, L.P. pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Alyeska Master Fund, L.P. The business address for Alyeska Master Fund L.P. is 77 W. Wacker Drive, Suite 700, Chicago, IL 60601

(3)    Represents our ordinary shares acquired by Wells Fargo Global Small Cap Fund pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Wells Fargo Global Small Cap Fund. The business address for Wells Fargo Global Small Cap Value Fund is 100 Heritage Reserve, Menomonee Falls, WI 53051
(4)    Represents our ordinary shares acquired by Wells Fargo Special Small Cap Value Fund pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Wells Fargo Special Small Cap Value Fund. The business address for Wells Fargo Special Small Cap Value Fund is 100 Heritage Reserve, Menomonee Falls, WI 53051.

TAXATION
Switzerland Taxation

The following summary contains a description of certain Swiss tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, hold or sell shares.

This discussion does not constitute, and should not be considered as, legal or tax advice to holders. The discussion is for general information purposes only and is based upon Swiss tax laws and the practices of the Swiss tax authorities in effect on the date of this prospectus. In addition, this summary is based upon a tax ruling obtained from the Swiss tax authorities on July 15, 2020, which confirmed the tax consequences relating to the Merger; provided, the relevant circumstances remain the same and the Merger is completed within six months from July 15, 2020, and from the Zurich Cantonal Tax Administration on August 26, 2020, which confirmed certain Swiss tax consequences of the Merger. Such law and administrative practice is subject to change at any time, possibly with retroactive effect. The summary does not constitute tax advice and is intended only as a general guide. It is not exhaustive and shareholders should consult their own tax advisors about the Swiss tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of ordinary shares.

Material Swiss Tax Consequences Relating to our ordinary shares

Swiss Withholding Tax

Non-taxable and taxable distributions

Dividends and other similar cash or in-kind distributions (including scrip or stock dividends) on ordinary shares made or paid by Global Blue are subject to Swiss federal withholding tax (Verrechnungssteuer), currently at a rate of 35% (applicable to the gross amount of the taxable distribution). The Swiss withholding tax must be withheld by the Company on the gross amount of the dividend or other distribution and be remitted to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung). Dividends on ordinary shares made or paid by the Company out of capital contribution reserves (Reserven aus Kapitaleinlagen) confirmed by the Swiss tax authorities and distributions on ordinary shares made or paid by the Company based upon a reduction in the nominal value of ordinary shares (Nennwertherabsetzung) are exempt from Swiss withholding tax.

Provided, that the Company is not listed on a Swiss stock exchange, the Company will not be subject to restrictions on the payment of dividends out of capital contribution reserves applicable to Swiss listed companies. It is at the discretion of the Company to decide whether to distribute a dividend out of capital contributions reserves free of Swiss withholding tax and/or out of profit/retained earnings/non-qualifying reserves subject to Swiss withholding tax.

Capital gains realized on the sale of ordinary shares are not subject to Swiss withholding tax (other than in case of a sale to the Company (i) for cancellation, (ii) if the total of repurchased shares exceeds 10% of the Company’s share capital or (iii) if the repurchased ordinary shares are not resold within the applicable time period after the repurchase, if and to the extent the redemption price less the nominal value of the redeemed ordinary shares is not booked against confirmed capital contribution reserves).

Refund of Swiss withholding tax on taxable distributions

Residents of the U.S.: A holder of ordinary shares who is a resident of the U.S. for purposes of the U.S.-Swiss Treaty without a trade or business carried on through a permanent establishment in Switzerland to whom the shares are attributable or who is a qualified U.S. pension fund and who, in each case, is also the beneficial owner of the shares and the dividend or other distribution and who meets the conditions of the U.S.-Swiss Treaty, may, if the holder is a qualified U.S. pension fund, apply for a full refund of the Swiss withholding tax, if the holder is a corporation owning at least 10% of Global Blue voting rights apply for a refund of the Swiss withholding tax withheld in excess of the 5% reduced treaty rate and in all other cases apply, for a refund of the Swiss withholding tax withheld in excess of the 15% treaty rate. The claim for a refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms, together with the form providing instructions, may be obtained from the Swiss embassy or any Swiss consulate general in the U.S., the Swiss Federal Tax Administration at the address below or may be downloaded from the

Swiss Federal tax Administration’s website. Four copies of the form must be duly completed and then signed before a notary public of the U.S. and three of them must then be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003 Bern, Switzerland. The form must be accompanied by suitable evidence demonstrating the deduction of the Swiss withholding tax, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the withholding tax became payable.

Swiss Securities Turnover Tax

Secondary market dealings in ordinary shares in which neither a Swiss domestic bank nor a Swiss domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) is a party or an intermediary to the transaction are not subject to Swiss securities turnover tax (Umsatzabgabe). For secondary market dealings in ordinary shares in which a Swiss domestic bank or a Swiss domestic securities dealer is a party or an intermediary to the transaction, Swiss securities turnover tax at a rate of 0.15% of the purchase price of our ordinary shares will be payable if none of the exemptions provided for in the Swiss Federal Stamp Duty Act apply. Subject to applicable statutory exemptions in respect of the parties to a transaction, generally half of the tax is charged to each of the parties.
Swiss Income Tax

Holders resident outside of Switzerland and not engaged in trade or business in Switzerland

A holder of ordinary shares who is not a resident of Switzerland for Swiss tax purposes, and who, during the applicable tax year, has not engaged in a trade or business carried on through a permanent establishment in Switzerland for tax purposes, is not subject to any Swiss federal, cantonal or communal income tax as a result of the receipt of dividends or other distributions on ordinary shares or in respect of any capital gains realized on the sale of ordinary shares. See “—Swiss withholding tax” above for a summary of the Swiss withholding tax treatment of dividends and other distributions and capital gains on ordinary shares. See “—International automatic exchange of information in tax matters” and “—Swiss facilitation of the implementation of the U.S. Foreign Account Tax Compliance Act” below for a summary on the exchange of information in respect of holding ordinary shares in an account or deposit with a financial institution or paying agent in Switzerland.

Shares held as assets of a Swiss business

For a holder who holds ordinary shares as part of a trade or business conducted in Switzerland, dividends and other distributions, including capital repayments or distributions out of capital contribution reserves, made or paid by the Company on ordinary shares, and capital gains or losses realized on the sale of ordinary shares are included in (or deducted from) taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income tax. This taxation treatment also applies to private individuals who are Swiss residents and qualify as “professional securities dealers” for income tax purposes.

A Swiss corporation or co-operative, or a non-Swiss corporation or a non-Swiss co-operative holding ordinary shares as part of a Swiss permanent establishment, may benefit from relief from Swiss taxation of the dividends or other distributions, including capital repayments or distributions out of capital contribution reserves, by way of a participation deduction (Beteiligungsabzug) if our ordinary shares held at the time of the dividend or other distribution have a market value of at least CHF 1 million.

Swiss Wealth Tax and Capital Tax

Shares held by holders resident outside of Switzerland and not engaged in trade or business in Switzerland

A holder of ordinary shares who is not a resident of Switzerland for Swiss tax purposes, and who, during the applicable tax year, has not engaged in a trade or business carried on through a permanent establishment in Switzerland for tax purposes, is not subject to any cantonal and communal wealth or annual capital tax because of the mere holding of our ordinary shares.

International Automatic Exchange of Information in Tax Matters

Switzerland has concluded a multilateral agreement with the European Union on the international automatic exchange of information (the “AEOI”) in tax matters (the “AEOI Agreement”). This AEOI Agreement entered into force as of January 1, 2017 and applies to all 27 member states as well as Gibraltar. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other jurisdictions entered into force. The Federal Act on the International Automatic Exchange of Information in Tax Matters, which is the primary legal basis for the implementation of the AEOI standard in Switzerland, entered into force on January 1, 2017, as well.

Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, which may include ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU Member State or in a treaty state. Switzerland has signed and is expected to sign further bilateral or multilateral AEOI in tax matter agreements with other countries. Certain of these agreements entered into force on January 1, 2020, or will enter into force at a later date.

A list of such multilateral agreements and bilateral agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance (SIF) (www.sif.admin.ch/ sif/en/home/themen/internationale-steuerpolitik/automatischer-informationsaustausch.html).

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force allowing U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions.

On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a discussion of material U.S. federal income tax considerations to U.S. Holders (as defined in this prospectus) relating to the acquisition, ownership and disposition of the ordinary shares as of the date hereof. The discussion below only applies to the ordinary shares held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•financial institutions or financial services entities;
•insurance companies;
•government agencies or instrumentalities thereof;
•regulated investment companies and real estate investment trusts;
•expatriates or former residents of the United States;
•persons that acquired the ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•dealers or traders subject to a mark-to-market method of tax accounting with respect to the ordinary shares;
•persons holding the ordinary shares as part of a “straddle,” constructive sale, hedging, integrated transactions or similar transactions;
•a person whose functional currency is not the U.S. dollar;
•partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;
•holders that are controlled foreign corporations or PFICs;

•a person required to accelerate the recognition of any item of gross income with respect to the ordinary shares as a result of such income being recognized on an applicable financial statement;
•a person actually or constructively owning 10% or more of the ordinary shares; or
•tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the ordinary shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of ordinary shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES. EACH HOLDER OF ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

A “U.S. Holder” means a beneficial owner of ordinary shares, who or that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if: (i) a court within the United States can exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) the trust has a valid election in place be treated as a U.S. person.
•
This summary does not address the U.S. federal income tax considerations with respect to holders other than U.S. Holders.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which the U.S. Holder holds the ordinary shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

We do not currently expect the Company to be treated as a PFIC for the current taxable year or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were to be treated as a PFIC, U.S. Holders holding the ordinary shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such ordinary shares (or shares of any of the Company’s subsidiaries that are PFICs) and certain distributions received on such ordinary shares (or shares of any of the Company’s subsidiaries that are PFICs). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in the Company.

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income the amount of any cash distribution paid on the ordinary shares treated as a dividend. A cash distribution on such ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such ordinary shares as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares.” It is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend.

Any dividends received by a U.S. Holder (including any withheld taxes) will be includable in such U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such U.S. Holder.

Such dividends received by a non-corporate U.S. Holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. A foreign corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ordinary shares, which are listed on the NYSE, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that the ordinary shares will be considered readily tradable on an established securities market in later years or that the Company will be eligible for the benefits of such a treaty. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from the Company if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “—Passive Foreign Investment Company Rules” above).

The amount of any dividend paid in euros will equal the U.S. dollar value of the euros received calculated by reference to the exchange rate in effect on the date the dividend is received by a U.S. Holder, regardless of whether the euros are converted into U.S. dollars. If the euros received as a dividend are converted into U.S. dollars on the date they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the euros received as a dividend are not converted into U.S. dollars on the date of receipt, you will have a basis in the euros equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the euros will be treated as U.S. source ordinary income or loss.

As described more fully in “—Switzerland Taxation—Swiss Withholding Tax—Refund of Swiss withholding tax on taxable distributions—Residents of the U.S.” above, a U.S. Holder who is not a resident in Switzerland and who does not hold the ordinary shares as part of a trade or business carried on through a permanent establishment in Switzerland may be entitled to a full or partial refund of Swiss withholding tax deducted on dividends. A U.S. Holder may be required to properly demonstrate to the Company and the Swiss tax authorities its entitlement to the refund under the U.S.-Swiss Treaty. Subject to certain conditions and limitations (including a minimum holding period requirement), Swiss federal withholding taxes (Verrechnungssteuer) on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ordinary shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the ordinary shares could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held ordinary shares for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in such ordinary shares with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of the ordinary shares and will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of the ordinary shares as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed above, upon a sale or other taxable disposition of the ordinary shares (other than pursuant to a conversion described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Tax Reporting and Backup Withholding

Individuals and certain domestic entities that are U.S. Holders will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. Holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to the ordinary shares.

Dividend payments with respect to the ordinary shares and proceeds from the sale, exchange, or other disposition of the ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION
We are registering the resale by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,244,370 ordinary shares of the Company.
We will not receive any of the proceeds from the sale of the ordinary shares by the selling securityholders. However, the Company will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The net proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.
The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a selling securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through one or more underwritten offerings on a firm commitment or best efforts basis;

•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through loans or pledges of the shares, including to a broker-dealer or an affiliate thereof;
•by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, a selling securityholders that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholders.
With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the selling securityholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents, broker-dealers or underwriters; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.
The selling securityholders may engage brokers and dealers and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals or as agents of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling securityholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, at prices determined at the time of sale or at prices otherwise negotiated. Broker-dealers may use block transactions and sales to and through broker-dealers.
In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The selling securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares are listed on the NYSE under the symbol “GB”.
The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.
A selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholders or borrowed from any selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, or perform services for us or the selling securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any agent or broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-Up Agreements
Certain of our shareholders have entered into lock-up agreements. See “Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions—Shareholders Agreement.”

SECURITIES ELIGIBLE FOR FUTURE SALE

As of June 22, 2021, there were 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, and 23,717,989 Series A Preferred Shares outstanding, including 5,929,477 Series A Preferred Shares held in treasury. There were also 30,735,950 Global Blue Warrants outstanding, each exercisable at $11.50 / €10.47 per share.
Following the effectiveness of the registration statement of which this prospectus forms a part, substantially all of the Company’s securities may be sold in the open market or in privately negotiated transactions. We cannot make any prediction as to the effect, if any, that sales of our shares, or the availability of such securities for sale will have on the market price of our securities. Sales of substantial amounts of our securities in the public market could adversely affect prevailing market prices of our securities.
At Closing, the Company, Third Point LLC, the Seller Parties and certain other parties thereto, including Thomas W. Farley, entered into the Registration Rights Agreement with respect to our ordinary shares and other securities of the Company, including Global Blue Warrants and Series A Preferred Shares, received by such parties in connection with the Business Combination (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf-registration statement within forty five (45) days of the Closing, subject to the ability to delay such filing under certain circumstances. Globetrotter and its affiliates and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to us take-down notices under the shelf registration statement stating their intent to sell Registrable Shares in an underwritten offering, which may be either a marketed or non-marketed underwritten offering.
Globetrotter and its affiliates, Far Point LLC and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to the Company take-down notices under the shelf registration statement stating their intent to sell Registrable Securities (including shares held by the Escrow Agent (as defined in the Registration Rights Agreement) on behalf of Management Sellers) in an underwritten offering, which may be either a marketed or non-marketed underwritten offering. If the Company fails to file the shelf registration statement or fails to maintain the effectiveness of the shelf registration statement, the Demand Shareholders are also entitled to demand that the Company register Registrable Securities (including shares held by the Escrow Agent) in amounts having an aggregate value equal to or greater than $30 million.
The ability of the Demand Shareholders and the other parties to the Registration Rights Agreement to sell Registrable Securities are subject to certain transfer restrictions. Other parties holding Registrable Securities will be entitled to join in underwritten offerings under the shelf registration statement, demand registrations or other registrations by the Company, subject to customary cut-backs. Under the Registration Rights Agreement, the Company will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
At Closing, the Company ceased to be a shell company. On September 3, 2020, we filed “Form 10 information” with the SEC reflecting our status as an entity that is not a shell company on Form 20-F.
When and if Rule 144 becomes available for the resale of our securities, Rule 144 will permit ordinary shares that have been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:
•1% of the total number of our outstanding ordinary shares; or
•the average weekly trading volume of our ordinary shares, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.
Such sales are also subject to specific manner-of-sale provisions, a six-month holding period requirement for restricted securities, notice requirements and the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.
Rule 144 will also permit a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), to freely sell such securities subject only to the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least one year beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such securities under Rule 144 without regard to the public information requirements of Rule 144. To the extent that any of our affiliates sell their ordinary shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of the transfer from the affiliate.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted securities who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted securities in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted securities by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted securities who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144 (when and if available), but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of ordinary shares by the selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. dollar
SEC registration fee	$ 9,018.94
Legal fees and expenses	100,000.00
Accounting fees and expenses	35,000.00
Printing expenses	50,000.00
Miscellaneous expenses	50,000.00
Total	$ 244,018.94

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
UNDER U.S. SECURITIES LAWS

The Company is incorporated in Switzerland and conducts a majority of its operations through its subsidiary, Global Blue Group AG, outside the United States. All of the Company’s assets are located outside the United States. A majority of the Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.
In addition, the Articles of Association provide for arbitration in Zurich, Switzerland for corporate litigation, including, without limitation, legal proceedings between the Company, its directors and its shareholders.

LEGAL MATTERS

The validity of ordinary shares has been passed on by Niederer Kraft Frey AG, Swiss counsel to Global Blue.

EXPERTS

The financial statements of Global Blue Group Holding AG as of March 31, 2021, 2020 and 2019 and for each of the three years in the period ended March 31, 2021 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse—Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.
We also maintain an Internet website at www.globalblue.com. After the Business Combination, through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Global Blue Group Holding AG

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Global Blue Group Holding AG and its subsidiaries (the “Company”) as of March 31, 2021, 2020 and 2019, and the related consolidated income statements, statements of comprehensive income/(loss), statements of cash flows and statements of changes in equity for each of the three years in the period ended March 31, 2021, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2021 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Change in Accounting Principle

As discussed in Notes 3 and 13 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland
June 28, 2021

We have served as the Company's or its predecessors’ auditor since 2010.

Consolidated IFRS Financial Statements

GLOBAL BLUE

FY 2020 - 2021

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		As of March 31
(EUR thousand)	Notes	2021	2020	2019
ASSETS
Non-current assets
Property, plant and equipment	15	37,904	51,355	56,213
Intangible assets	16	625,379	631,002	695,622
Deferred income tax asset	28	30,592	12,349	10,864
Investments in joint ventures and other investments	41	3,497	2,895	2,444
Other non-current receivables	17	12,516	15,170	12,703
		709,888	712,771	777,846
Current assets
Trade receivables	19	31,324	141,306	249,331
Other current receivables	20	31,237	33,760	49,247
Derivative financial instruments		231	742	—
Income tax receivables		318	1,573	3,612
Prepaid expenses	21	5,371	7,919	15,045
Cash and cash equivalents	22	182,783	226,139	104,072
		251,264	411,439	421,307
Total assets		961,152	1,124,210	1,199,153
EQUITY AND LIABILITIES
Equity attributable to owners of the parent
Share capital	23	1,916	341	341
Share premium	23	1,633,735	391,856	391,856
Other equity	23	(10,123)	—	—
Other reserves	23	(959,082)	(11,881)	(1,201)
Accumulated losses		(742,836)	(317,195)	(312,455)
		(76,390)	63,121	78,541
Non-controlling interests	24	6,779	8,376	8,426
Total equity		(69,611)	71,497	86,967
Liabilities
Non-current liabilities
Non-convertible equity certificates	25	—	4,891	4,494
Loans and borrowings	26	720,745	624,595	622,398
Derivative financial instruments		—	—	176
Other long term liabilities	27	29,471	29,753	34,498
Deferred income tax liabilities	28	19,582	34,564	49,376
Post-employment benefits	29	7,556	7,962	5,062
Provisions for other liabilities and charges	30	2,202	2,235	1,746
		779,556	704,000	717,750
Current liabilities
Trade payables	31	147,477	237,319	263,720
Other current liabilities	32	44,193	45,236	58,888
Accrued liabilities	33	37,066	41,833	39,970
Current income tax liabilities		22,360	23,244	29,756
Loans and borrowings	26	111	1,081	2,102
		251,207	348,713	394,436
Total liabilities		1,030,763	1,052,713	1,112,186
Total equity and liabilities		961,152	1,124,210	1,199,153
The accompanying notes are an integral part of these audited consolidated financial statements.

CONSOLIDATED INCOME STATEMENT

		For the financial year ended March 31
(EUR thousand)	Notes	2021	2020	2019
Total revenue	6	44,696	420,400	412,956
Operating expenses	7	(475,238)	(379,201)	(354,433)
Operating (Loss) / Profit		(430,542)	41,199	58,523
Finance income	11	2,466	5,309	2,825
Finance costs	11	(26,430)	(37,158)	(31,505)
Net finance costs	11	(23,964)	(31,849)	(28,680)
(Loss) / Profit before tax		(454,506)	9,350	29,843
Income tax benefit / (expense)	12	30,977	(7,681)	(22,956)
(Loss) / Profit for the year		(423,529)	1,669	6,887
(Loss) / Profit attributable to:
Owners of the parent		(422,116)	(3,532)	2,350
Non-controlling interests		(1,413)	5,201	4,537
(Loss) / Profit for the year		(423,529)	1,669	6,887

Basic and diluted (loss) / profit per ordinary share	14	(2.30)	(0.02)	0.01
Basic and diluted (loss) / profit per preference share	14	(2.73)	—	—
The accompanying notes are an integral part of these audited consolidated financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME / (LOSS)

		For the financial year ended March 31
(EUR thousand)	Notes	2021	2020	2019
(Loss) / Profit for the year		(423,529)	1,669	6,887
Other comprehensive income / (loss)
Other comprehensive income / (loss) that will not be reclassified to profit or loss in subsequent years:
Remeasurements on post-employment benefit obligations	29	52	(2,162)	428
Income tax effect	12	108	307	(74)
		160	(1,855)	354
Other comprehensive income / (loss) that may be reclassified to profit or loss in subsequent years:
Currency translation differences		4,120	(9,168)	1,854
		4,120	(9,168)	1,854
Other comprehensive income / (loss) for the year, net of tax		4,280	(11,023)	2,208
Total comprehensive (loss) / income for the year		(419,249)	(9,354)	9,095
Attributable to:
Owners of the parent		(417,188)	(14,237)	4,502
Non-controlling interest		(2,061)	4,883	4,593
Total comprehensive (loss) / income for the year		(419,249)	(9,354)	9,095
The accompanying notes are an integral part of these audited consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

		For the financial year ended March 31
(EUR thousand)	Notes	2021	2020	2019

(Loss) / Profit before tax		(454,506)	9,350	29,843
Depreciation and amortisation	9	116,318	113,581	105,133
Net financial costs	11	23,964	31,849	28,680
Other non-cash items	34	7,624	2,939	1,205
Capital reorganization non-cash items	10	199,502	—	—
Net deductible financial income/(costs)	34	(2,305)	(4,772)	(1,071)
Income tax received / (paid)		(5,482)	(28,100)	(28,292)
Interest paid		(18,552)	(24,567)	(24,479)
Changes in working capital	35	19,843	88,980	3,321
Capital reorganization cash items	10	10,448	—	—
= Net cash from / (used in) operating activities (A)		(103,146)	189,260	114,340

Purchase of tangible assets	15	(1,487)	(5,550)	(6,800)
Purchase of intangible assets	16	(19,739)	(32,181)	(26,615)
Acquisition of subsidiaries net of cash acquired	37	(52,526)	—	(5,467)
Acquisition of non-current financial assets	17	(1,016)	(7,856)	(1,541)
Divestiture of non-current financial assets	17	2,169	2,867	147
= Net cash from / (used in) investing activities (B)		(72,599)	(42,720)	(40,276)

Proceeds from issuance of share capital	23	58,721	—	—
Acquisition of shares and NC-PECs issued by subsidiaries		—	(2,096)	(1,029)
Proceeds from loans and borrowings	26	630,000	—	—
Repayment of loans and borrowings	26	(630,000)	—	—
Financing fee	26	(8,417)	—	—
Principal elements of lease payments	13	(15,031)	(15,266)	(14,154)
Proceeds from revolving credit facilities	26	177,991	—	—
Repayment of revolving credit facilities	26	(78,996)	—	—
Dividends paid to non-controlling interests	24	(155)	(4,846)	(3,881)
= Net cash from / (used in) in financing activities (C)		134,113	(22,208)	(19,064)

Net foreign exchange difference (D)		(840)	(1,198)	(556)
= Net increase / (decrease) in cash and cash equivalents (E) = (A) + (B) + (C) + (D)		(42,472)	123,134	54,444

Cash and cash equivalents at beginning of year	22	226,139	104,072	50,674
Cash and cash equivalents at end of year	22	182,783	226,139	104,072
Net change in bank overdraft facilities		(884)	(1,066)	(1,046)
= NET CHANGE IN CASH AND CASH EQUIVALENTS		(42,472)	123,134	54,444
The accompanying notes are an integral part of these audited consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

As of March 31, 2021
(EUR thousand)	Notes	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Equity settled share based payment	Warrants	Put Options	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non-controlling interests	Total equity
Balance as of April 1, 2020	23	341	—	391,856	—	—	—	—	—		9,915	(19,470)	(2,326)	(317,195)	63,121	8,376	71,497
Loss for the year		—	—	—	—	—	—	—	—		—	—	—	(422,116)	(422,116)	(1,413)	(423,529)
Other comprehensive income / (loss)	23	—	—	—	—	—	—	—	—		0	4,763	165	—	4,928	(648)	4,280
Total comprehensive income / (loss)		—	—	—	—	—	—	—	—	—	0	4,763	165	(422,116)	(417,188)	(2,061)	(419,249)
Issuance of share capital Global Blue Group Holding A.G.		1,302	184	1,181,450	166,969	—	—	—	—		(1,495,526)	—	—	—	(145,621)	—	(145,621)
Acquisition of treasury shares Estera Trust Ltd.		—	—	—	—	(8,812)	(1,246)	—	—		10,058	—	—	—	—	—	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.		(41)	(6)	(37,508)	(5,301)	—	—	—	—		42,856	—	—	—	—	—	—
Exchange of Global Blue management loan notes into shares		(299)	(42)	(343,335)	(48,521)	—	—	—	—		464,162	—	—	—	71,965	—	71,965
Effects of the capital reorganization		962	136	800,607	113,147	(8,812)	(1,246)	—	—	—	(978,450)	—	—	—	(73,656)	—	(73,656)
Issuance of share capital Global Blue Group Holding A.G.		181	—	58,800	—	—	—	—	—	—	—	—	—	(1,194)	57,787	—	57,787
Conversion of preference shares into ordinary shares		55	(55)	50,045	(50,045)	—	—	—	—	—	—	—	—	—	—	—	—
Exercises of warrants		1	—	1,139	—	—	—	—	(72)	—	—	—	—	—	1,068	—	1,068
Issuance of share capital as consideration for the merger with FPAC		258	37	234,978	33,208	—	—	—	—	—	—	—	—	—	268,481	—	268,481
Employee share schemes		—	—	—	—	—	—	1,239	—	—	—	—	—	—	1,239	—	1,239

Conversion of shares into equity settled plan		—	—	—	—	—	—	42,632	—	—	—	—	—	—	42,632	—	42,632
Equity award issuance costs		—	—	—	—	—	—	—	20,196	—	115,113	—	—	—	135,309	—	135,309
Shares bought back by Global Blue Group A.G.		—	—	—	—	—	—	—	—	—	(152,787)	—	—	—	(152,787)	—	(152,787)
Acquisition of treasury shares Global Blue Group II GmbH		—	—	—	—	(65)	—	—	—	—	—	—	—	—	(65)	—	(65)
Dividends		—	—	—	—	—	—	—	—	—	—			—		(155)	(155)
Total contribution by and distribution to owners of the parent, recognized directly in Equity		495	(18)	344,962	(16,837)	(65)	—	43,871	20,124	—	(37,674)	—	—	(1,194)	353,664	(155)	353,509
Change in non-controlling interests		—	—	—	—	—	—	—	—		—	—	—	(607)	(607)	619	12
Other transactions		—	—	—	—	—	—	—	—		—	—	—	(1,724)	(1,724)	—	(1,724)
Total transactions with owners of the parent, recognized directly in Equity		—	—	—	—	—	—	—	—	—	—	—	—	(2,331)	(2,331)	619	(1,712)
Balance as of March 31, 2021	23	1,798	118	1,537,425	96,310	(8,877)	(1,246)	43,871	20,124	—	(1,006,209)	(14,707)	(2,161)	(742,836)	(76,390)	6,779	(69,611)

As of March 31, 2020
(EUR thousand)	Notes	Issued capital ordinary shares	Share premium ordinary shares	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non-controlling interests	Total equity
Balance as of April 1, 2019	23	341	391,856	9,890	(10,572)	(519)	(312,455)	78,541	8,426	86,967
Profit/(loss) for the year		—	—	—	—	—	(3,532)	(3,532)	5,201	1,669
Other comprehensive income/(loss)	23	—	—	—	(8,898)	(1,807)	—	(10,705)	(318)	(11,023)
Total comprehensive income / (loss)		—	—	—	(8,898)	(1,807)	(3,532)	(14,237)	4,883	(9,354)
Dividends	24	—	—	—	—	—	(64)	(64)	(4,846)	(4,910)
Total contribution by and distribution to owners of the parent, recognized directly in Equity		—	—	—	—	—	(64)	(64)	(4,846)	(4,910)
Decrease in scope of consolidation		—	—	—	—	—	16	16	—	16
Capital increase		—	—	—	—	—	(2)	(2)	—	(2)
FX effect of the acquisition to be cancelled		—	—	—	—	—	—	—	(16)	(16)
Restatement to hyperinflation (1)		—	—	—	—	—	(959)	(959)	—	(959)
Other transactions		—	—	25	—	—	(199)	(174)	(71)	(245)
Total transactions with owners of the parent, recognized directly in Equity		—	—	25	—	—	(1,144)	(1,119)	(87)	(1,206)
Balance as of March 31, 2020	23	341	391,856	9,915	(19,470)	(2,326)	(317,195)	63,121	8,376	71,497
(1) The effect of EUR(1.0) million in the line “Restatement to hyperinflation” is a result of the hyperinflation in Argentina..

As of March 31, 2019
(EUR thousand)	Notes	Issued capital ordinary shares	Share premium ordinary shares	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non-controlling interests	Total equity
Balance as of March 31, 2018		341	391,856	7,607	(12,339)	(903)	(305,856)	80,706	8,905	89,611
Changes in accounting policies (IFRS 9)		—	—	—	—	—	(7,406)	(7,406)	—	(7,406)
Balance as of April 1, 2018	23	341	391,856	7,607	(12,339)	(903)	(313,262)	73,300	8,905	82,205
Profit/(loss) for the year		—	—	—	—	—	2,350	2,350	4,537	6,887
Other comprehensive income/(loss)	23	—	—	—	1,767	384	—	2,151	57	2,208
Total comprehensive income / (loss)		—	—	—	1,767	384	2,350	4,501	4,594	9,095
Dividends	24	—	—	—	—	—	(5)	(5)	(3,881)	(3,886)
Total contribution by and distribution to owners of the parent, recognized directly in Equity		—	—	—	—	—	(5)	(5)	(3,881)	(3,886)
Impact from the changes in % of ownership held (1)		—	—	—	—	—	456	456	(1,810)	(1,354)
Increase in scope of consolidation		—	—	—	—	—	—	—	633	633
FX effect of the acquisition to be cancelled		—	—	—	—	—	20	20	(15)	5
Restatement to hyperinflation (2)		—	—	2,283	—	—	(2,430)	(147)	—	(147)
Other transactions		—	—	—	—	—	416	416	—	416
Total transactions with owners of the parent, recognized directly in Equity		—	—	2,283	—	—	(1,538)	745	(1,192)	(447)
Balance as of March 31, 2019	23	341	391,856	9,890	(10,572)	(519)	(312,455)	78,541	8,426	86,967
(1) The effect for the financial year 2018/19 of EUR(1.8)m and at in the line “Impact from the changes in % of ownership held” is a result of the capital decrease and ownership change in IRIS Global Blue Malaysia (Note 38).
(2) The effect of EUR2.3m in the line “Restatement to hyperinflation” is a result of the hyperinflation in Argentina (Note 24).
The accompanying notes are an integral part of these audited consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1    Corporate information

Global Blue Group Holding AG (‘the Company’ or ‘Global Blue’) and its subsidiaries (together ‘the Group’) provide technology-enabled transaction processing services for merchants, banks, acquirers, governments and travelers. The Group has operating subsidiaries around the world.
On August 28, 2020 Global Blue became a publicly traded company on the New York Stock Exchange through a merger with Far Point Acquisition Corporation (NYSE: FPAC), a special purpose acquisition company co-sponsored by the institutional asset manager Third Point LLC and former NYSE President Thomas W. Farley. The new public company trades as Global Blue under ticker symbol “NYSE: GB”.
The Company is a partnership limited by shares incorporated on December 10, 2019. The registered office is established in 38, Zürichstrasse, CH-8306 Brüttisellen, Switzerland under the number CHE-442.546.212. Global Blue Group Holding AG is the ultimate parent of the Group.
These consolidated financial statements were authorized for issue by the Directors of the Company on June 28, 2021.
The consolidated financial statements of Global Blue Group Holding AG have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and are presented in thousands of Euros (EURk).
The principal activities of the Group are described in Note 2.

NOTE 2    General information about the business

Product offering
The Company serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international travelers shopping abroad, driven by multiple macroeconomic tailwinds. The Company offers third-party serviced tax free shopping solutions (“TFSS”), AVPS including dynamic currency conversion and e-commerce solutions (“eCommerce Return Solutions”). At the core, the Company is a technology platform that serves a network of merchant stores globally through both TFSS and AVPS, delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and authorities.
Tax Free Shopping Technology Solutions
Tax Free Shopping Technology Solutions (TFSS) is the Group´s principal service. TFSS is value added tax (VAT) refund service, allowing eligible shoppers to reclaim VAT on goods purchased outside of their home country. Merchants benefit from TFSS through increased sales and greater customer satisfaction from their foreign customers.
Global Blue actively seeks to educate merchants and travelers in VAT refund opportunities to increase the proportion of VAT refunds that are issued and successfully refunded. In addition, Global Blue has also simplified the end-to-end refund process for its customers through the development of specific technology, processes and digitalization.
Intelligence and Marketing services, which are also included in the TFSS product offering, provide merchants multiple channels and services to better target travelers.

Added-Value Payment Solutions
The Group offers Added-Value Payment Solutions (AVPS) through two brands: Dynamic Currency Choice and Currency Select.
The AVPS services enable customers to pay in their choice of preferred currency, home or destination, at the point of sale when shopping outside of their home country.
Global Blue’s AVPS value proposition to travelers is to provide clarity around the final amount that they will be charged as they are given the option to pay the purchase price in their preferred currency, fixed at the time of purchase. For travelers, it is a convenient and transparent service with competitive FX pricing. For businesses (e.g., merchants and hotels), AVPS generate incremental revenues.
AVPS are designed to integrate with merchants’ point-of-sale hardware and Global Blue has designed the systems workflow to allow the merchants’ business processes to remain largely unchanged.
Global Blue provides the currency conversion service for POS, eCommerce Return Solutions, DCC and DCC at ATMs, as well as MCP for online retailers.
eCommerce Return Solutions
The Group offers a leading technology platform that fully digitalizes the eCommerce returns experience, and enhancing the process for both retailers and consumers:
•Retailers can manage their worldwide returns and exchanges in a more profitable way, with reduced logistical costs, minimal consumer queries and by allowing the exchange instead of return of goods.
•Consumers can enjoy an improved experience as the paper-based "label in a box" process is replaced with an online portal that offers a more extensive range of return or exchange options.
The product eCommerce Return Solutions is related to the newly acquired ZigZag Global Ltd. Please refer to Note 37.

Significant changes in current reporting period
Information about capital reorganization
As at August 28, 2020, a capital reorganization took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated on December 10, 2019 with a share capital of EUR0.093m divided into 10,000,000 shares. This Company became the ultimate parent of the Group. During the reorganization, an additional 181,542,785 shares were issued with the increase of the share premium. Please refer to Note 23 for details.
Information about business combinations
On March 19, 2021, Global Blue acquired 100% of the share capital of ZigZag Global Ltd., a UK-based company operating in the e-commerce space with a focus on returns. Please refer to Note 37 for details.
Information about the business
During the financial year, the Company has been able to maintain the same level of material merchants or acquirers. Similarly, during the same period, there have been no changes in the list of countries in which the company operates but the company has increased the number of legal units as a direct consequence of the capital reorganization and new acquisitions.

Seasonality
The TFSS business is subject to predictable seasonality because a significant part of the business serves the leisure segment of the travel industry, which is particularly active during the summer holiday season for Chinese, Russian and US tourists. In addition, during recent years, this has also coincided with post-Ramadan travel by Gulf Cooperation Council shoppers. The second half of Global Blue’s financial year sees upticks in travel and shopping due to specific events that are more dispersed, such as the Chinese National Day (“Golden Week”) in October, Christmas / New Year in December, and Chinese New Year in February.
All in all, this drives a degree of seasonality in the net working capital need, with a greater outflow during the first half of the financial year, which typically is recovered in the second half.
The AVPS business, which serves both seasonal shoppers and regular travelers, is more protected from the seasonal variations driven by traditional holiday periods and as a result does not have a distinct seasonality profile.
Financing
In conjunction with the capital reorganization and merger with FPAC, the Company repaid its historic long-term financing senior debt and Revolving Credit Facility and entered into a new Senior debt and Revolving Credit Facility with maturity date of August 28, 2025. The conditions of the credit facilities are set as Euribor of the period with a floor of 0.00% plus a margin. The starting conditions were 2.00% for the long-term loan and 1.75% to the revolving credit facility and the margins are dependent on Total Net Leverage. Please refer to Note 26 for details.
COVID-19
The transaction volumes during the financial year for the TFSS and AVPS business have been heavily impacted by COVID-19. Please refer to Note 44 for details.

NOTE 3    Significant accounting policies
Basis of preparation
The comparative balances presented in these financial statements are those of Global Blue Group AG, the previous parent of the group, prior to the reorganization conducted as part of the merger and subsequent listing.
The consolidated financial statements have been prepared on a historical cost basis, except for derivative financial instruments that have been measured at fair value.
The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in Note 5.
Basis of consolidation
The consolidated financial statements comprise the financial statements of Global Blue Group Holding AG and its subsidiaries as of March 31, 2021, 2020 and 2019 .
Subsidiaries
Subsidiaries are all entities over which the Group has control. The Group controls an entity when it has power over that entity, when it is exposed or has rights to variable returns from its involvement with that entity and when it has the ability to use its power over that entity to affect the amount of the returns. Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are de-consolidated from the date that control ceases.

Inter-company transactions, balances and unrealized gains on transactions between group companies are eliminated unless the transaction provides evidence of an impairment of the transferred asset. Unrealized gains/losses are also eliminated. Accounting policies of subsidiaries are consistent with the policies adopted and selected by the Group.
Transactions and Non-controlling interest
Transactions with non-controlling interests that do not result in loss of control are accounted for as equity transactions that is, as transactions with the owners in their capacity as owners. For purchases from non-controlling interests, the difference between fair value of any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gain or losses on disposals to non-controlling interests are also recorded in equity.
When the Group ceases to have control, any retained interest in the entity is re-measured to its fair value at the date when control is lost, with the change in carrying amount recognized in profit or loss. This fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.
Investment in joint ventures
The Group applies IFRS 11 to all joint arrangements. Under IFRS 11, investments in joint arrangements are classified as either joint operations or joint ventures, depending on the contractual rights and obligations of each investor. The Group has assessed the nature of its joint arrangement and determined it to be a joint venture. A joint venture is a type of joint arrangement whereby the parties, with joint control of the arrangement, have the rights to the net assets of the joint venture. The Group exercises joint control over a joint arrangement when decisions relating to the relevant activities of the arrangement require the unanimous consent of the Group and the other parties with whom control is shared.
Joint ventures are accounted for using the equity method.
Under the equity method of accounting, interest in a joint venture is initially recognized at cost and adjusted thereafter to recognize the Group’s share of the post-acquisition profits or losses and movements in other comprehensive income. When the Group’s share of losses in a joint venture equals or exceeds its interests in the joint venture, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the joint venture.
Changes in accounting policy
Changes in accounting policy in the financial year ended March 31, 2021
Amended standards became applicable for the current reporting period. The Company did not have to change its accounting policies or make retrospective adjustments as a result of adopting these standards.
Upcoming changes in accounting policy
New and revised standards will be applied in the financial years ended March 31, 2022 and beyond. Global Blue’s current assessment is that the standards, amendments and interpretation issued and not yet effective for the financial year ended March 31, 2022 will not have a significant impact on the consolidated financial statements.
Revenue recognition
Revenue is recognized when a customer obtains control of goods or services and thus has the ability to direct the use and obtain the benefits from the goods or services. Revenue represents the fair value of consideration received or receivable from clients for services provided by the Group, net of discounts, VAT and other sales-related taxes, after eliminating sales within the Group.
Revenue from external customers derives from the following services:
VAT refund services
Global Blue provides a solution that facilitates the VAT refund process for both merchants and travelers. Specifically, the traveler receives a refund from Global Blue of the total VAT paid, less a commission, which varies based on a number of factors such as the merchant, country and amount of purchase. After processing the refund, Global Blue invoices either the relevant merchant or the government, for the full VAT amount, which is paid to the Group in full. The merchant then reclaims the VAT from the government and invoices Global Blue in turn for their portion of the commission, the rate of which varies according to the contractual agreements with each customer. Whilst the transaction flow involves various parties, Global Blue’s involvement in respect of the tax authorities is considered to be of a pass-through nature, and it is therefore considered to be an agent for this part. The commission received by Global Blue, net of the share paid to the merchant, is recognized as revenue.
Such service is contracted with merchants, who are provided with a license to a specifically designed IT system, related forms to collect the relevant information about the traveler to allow a tax refund and any related training and support required to allow the merchant to make use of Global Blue’s service. These elements are all essential to the provision of VAT refund services and, as a result of their interdependency, and the fact the customer (i.e. merchant) would not be able to make use of such elements on their own, they are considered part of a single performance obligation.
Commission revenue is recognized at a point in time, upon receipt of a validated tax refund transaction from the traveler, which establishes the right to a VAT refund.
In certain instances, the payment to the traveler cannot be completed successfully and the amount due remains unclaimed. These unsuccessful payments represent a very small percentage of the large number of refunds processed. The revenue related to such amounts is recognized when the residual risk of a cash outflow is extinguished.
Service revenues from other related solutions, such as intelligence and marketing, are recognized at the point in time the services are performed and delivered. Timing of recognition is made by reference to when there is a right to consideration to the extent of the performance of contractual obligations and the agreed level of fees for the services.
Timing of recognition of revenue is made by reference to the time the advertisements are published on the appropriate medium and based on the agreed level of fees.
Payment and AVPS services
In a Dynamic Currency Choice transaction, a traveler pays for goods or services in their preferred currency, which is fixed at the time of the transaction and at which point the Group earns a commission for the foreign exchange spread for our service, from which fees are paid to both the participating merchant and the acquiring bank.
As the Company is acting only as an agent, revenue is recorded net in the consolidated income statement at the time of the transaction (i.e. at a point in time). The revenue recognized, consists of the total AVPS commission earned from the traveler (i.e. gross commission) less the amount of commissions paid to participating merchants and acquiring banks.
Global Blue provides other minor services to merchants (e.g., tax audit support to the merchant customers), which represent an insignificant part of the Company’s activities and have therefore not been separately considered for IFRS 15 purposes.

Segment reporting
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (CODM). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Executive Committee (ExCom).
Other operating expenses
Amortization of intangible acquired through business combinations
Represents the amortization of the assets recognized in the process of the purchase price allocation during an acquisition. The majority of this amortization relates to the 2012 acquisition of Global Blue by Silver Lake and Partners Group (see below).
Exceptional items
Exceptional items consist of items which the board considers as not directly related to ordinary business operations and which are not included in the assessment of management performance. These are detailed in Note 10 and include; business restructuring expenses, corporate restructuring expenses, monitoring and directors fee, impairment of intangible assets, gains and losses on disposals of fixed assets, share-based payments and other exceptional items
Finance Income / Expense
Interest income is recognized in the income statement as it accrues, using the effective interest method. Finance income comprises of interest receivable on funds invested, foreign exchange gains and losses, and gains and losses on hedging instruments that are recognized in the income statement.
Finance expense consists of interest payable on borrowings calculated using the effective interest rate method and interest payable on lease liabilities using the incremental borrowing rates.
Sales tax
Revenues, expenses and assets are recognized net of the amount of sales taxes / value added taxes except:
•where the sales tax incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of an asset or as part of the expense item as applicable; and
•receivables and payables are stated with the amount of sales tax included.
The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.
Grants
A government grant is recognized in the income statement when there is reasonable assurance that both:
(a)the Group will comply with any conditions attached to the grant, and
(b)the grant will be received in accordance with IAS 20.
Government grants relating to costs are recognized in profit or loss over the period necessary to match them with the costs that they are intended to compensate.
Grants received are recognized within Operating Expenses as an offset to the associated costs.

Leases
The lease liability is initially measured at the present value of the lease payments payable over the lease term discounted at the incremental borrowing rate.
The lease liability is subsequently remeasured to reflect changes in:
•the lease term (using a revised discount rate);
•the assessment of a purchase option (using a revised discount rate);
•the amounts expected to be payable under residual value guarantees (using the original discount rate); or
•future lease payments resulting from a change in an index or a rate used to determine those payments (using the original discount rate).
The lease contracts that do not meet the recognition criteria of IFRS 16 or qualify as exceptions, such as low value assets contracts or short-term lease contracts, are expensed through the income statement directly.
The interest expense on the lease liability is presented as a component of finance costs.
Foreign currencies
Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The consolidated financial statements are presented in thousands of Euros, which is the Group’s presentation currency.
Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.
Group companies
The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of the statement of financial position;
•Income and expenses for each income statement are translated at average exchange rates or at rates prevailing on the transaction dates (a reasonable approximation of the actual rate being available); and
•All resulting exchange differences are recognized as a separate component of other comprehensive income called “currency translation adjustments”.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken to other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are recognized in the income statement as part of the gain or loss on sale.
Goodwill arising on acquisition of a foreign operation and any fair value adjustment arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

Property, plant and equipment
Property, plant and equipment, are stated at cost less accumulated depreciation and any accumulated impairment losses. The cost of an item of property, plant and equipment consists of the purchase price and any costs directly attributable to bringing the asset into use. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.
Depreciation is calculated on a straight-line basis, writing down the assets, excluding any estimated residual value, in equal installments over their estimated useful economic lives as follows:
•Machinery, equipment and computers: 3-5 years
•Leasehold improvements: over the contract period
The residual values and useful economic lives of all Machinery, equipment and computers are reviewed on an annual basis and adjusted, if appropriate, at the end of each financial year. Leasehold improvements are depreciated over the remaining useful life of the related asset or to the date of the next leasehold renewal, whichever is sooner.
Gains and losses on disposals are calculated by comparing proceeds with carrying amount and are included as appropriate in "Exceptional items" in the income statement.
The Right of use asset is recognized according to IFRS 16 as follows:
•At the initial recognition of the lease, the Right of use asset is measured at the amount of lease liability plus any initial direct costs incurred by Global Blue and adjustments such as: lease incentives and payments at or prior to commencement;
•The asset is measured at cost less the accumulated depreciation and accumulated impairment.
Depreciation is calculated on a straight-line basis over the lease term.
Intangible assets
Goodwill
The excess of the fair value of consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired are recorded as goodwill.
Goodwill is included in “intangible assets” and carried at cost less accumulated impairment losses. Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate a potential impairment. For the purposes of impairment testing, goodwill acquired in a business combination is allocated to each of the cash-generating units (CGU) that are expected to benefit from the synergies of the combination. For the impairment testing the carrying value of the CGU is compared to the recoverable amount, which is the higher of value-in-use and the fair value less costs of disposal. Any impairment is recognized immediately in the income statement. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.
Customer relationships
Acquired customer relationships are recognized at the acquisition date at fair value and amortized over a 9 to 20.5 year period, reflecting the estimated useful life of these assets.

Customer contracts
Long-term customer contracts include the incremental costs of obtaining a contract with a customer and are recognized as assets, as long as a service is being rendered over the contract period.
Trademarks
Trademarks acquired in a business combination are recognized at fair value. Trademarks have a finite useful life and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method to allocate the cost over 20 years, reflecting the estimated useful life of these assets.
Software and other intangible assets
Computer software licenses that do not form an integral part of related hardware are capitalized at cost and amortized over their useful life.
Costs associated with maintaining computer software programs are recognized as an expense as incurred. Costs that are directly associated with the production of identifiable and unique software products controlled by the Group that will generate probable economic benefits beyond one year, are recognized as intangible assets. Costs include the software development employee costs and an appropriate portion of relevant overheads. Computer software development costs recognized as an intangible asset amortized over their useful economic life of 3-5 years.
Impairment of non-financial assets
Assets that have an indefinite useful life, for example goodwill, are not subject to amortization but are tested at least annually for impairment or more frequent if events or changes in circumstances indicate a potential impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-ﬁnancial assets other than goodwill subject to impairments in previous years are reviewed for possible reversal of the impairment at each reporting date.
Financial assets
Classification
The Group classifies its financial assets in the two following categories: “at fair value through profit or loss” and “at amortized cost”. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition as follows:
(a) Financial assets at fair value through profit or loss
Financial assets shall be measured at fair value through profit or loss unless they are measured at amortized cost or at fair value through other comprehensive income. Assets in this category are classified as current assets if expected to be settled within 12 months; otherwise, they are classified as non-current.
(b) Financial assets at amortized cost
Financial assets at amortized cost are held in order to collect contractual cash flows paid on specified dates, which solely consist of payment of principal and interest on the principal amount outstanding. These assets are included in current assets, except for maturities greater than 12 months after the end of the reporting period, which are classified as non-current assets. The Group’s Financial assets at amortized cost consist of trade receivables, other current receivables and cash and cash equivalents in the consolidated statement of financial position.

The Group does not have financial assets measured at fair value through OCI.
Trade receivables
Trade receivables are amounts due from merchants and tax authorities for merchandise sold or services performed in the ordinary course of the TFSS and Intelligence and Marketing businesses. The majority of amounts accounted as trade receivables are related to invoices and accruals for processed TFSS transactions as well as early refunds to tourists and refund agents. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.
Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provisions for impairments. A provision for impairment of a trade receivable is established based on the expected credit loss model. The Group applies the IFRS 9 simplified approach to measuring the expected credit loss, which uses a lifetime expected loss allowance. To measure the expected credit loss, trade receivables have been grouped by countries, days past due and also by retailers, authorities and others.
The expected credit loss rates are based on the payment profiles of customers over a 12 months period before March 31, 2021, April 1, 2020 and April 1, 2019 respectively and the corresponding historical credit losses over the analyzed period. The historical credit losses are adjusted in order to reflect the current and forward-looking information on macroeconomic factors affecting the ability of customers to settle the receivables.
One of the potential consequences of COVID-19 pandemic is that merchants or customs and tax authorities could potentially fail or refuse to pay Global Blue, which could negatively impact Global Blue’s business and results of operations, resulting in an increase in Trade receivables past due for more than 3 months. That said, there has not been a material increase in trade receivables past due for more than 3 months since March 2020. In addition, Global Blue only pays the revenue share or commission to merchants after having collected the receivables, thereby reducing the net exposure. Thus, the Group concluded that there is no significant difference between the historical loss rates and the expected credit loss rates. Further details in relation to the COVID-19 pandemic are included in Note 44.
The Group applies the following expected loss rates for the financial year ended March 31:

Days past due	2021	2020	2019
0 – 3 months	0%	0%	0%
3 – 6 months	25%	25%	25%
6 – 9 months	50%	50%	50%
9 – 12 months	75%	75%	75%
>12 months	100%	100%	100%
The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognized in the income statement within "Other operating expenses". When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against "Other operating expenses" in the income statement.
Other current receivables
Other current receivables primarily consist of amounts due from customers performed in the ordinary course of the Payments & AVPS business, from input VAT unrelated to the TFSS refunding activities, advances and deposits and tax receivable.
Prepaid expenses
As a result of IFRS 15, a limited set of payments and contracts with customers are being treated as a discount, for the portion related to the current financial year, and a prepaid expense for the remaining amount. The prepaid expense is recorded under the name “Merchants” in the financial statement (refer to Note 21). The Group applies the IFRS 9 simplified approach to measuring the expected credit losses from contract assets, which uses the lifetime expected loss allowance model.
Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks and other short term highly liquid investments with original maturities of three months or less. Drawn bank overdrafts are shown within borrowings in current liabilities on the statement of financial position.
Share capital
Share capital consist of ordinary shares, preference shares, warrants and treasury shares.
Preference shares
The Company accounts for preference shares under IAS32.
To determine the appropriate accounting treatment under IAS32, Global Blues reviews the term and conditions of the preference shares to conclude whether the preference shares have the characteristics of:
•a financial liability – when the preference shares pay a fixed rate or dividend and / or have a mandatory redemption feature at a future date, than the substance is that they are contractual obligation to deliver cash, and they are recognized as a liability;
•an equity instrument – when the preference shares do not have a fixed maturity and the issuer does not have a contractual obligation to make any payment.
Treasury shares
The Company accounts for treasury shares under IAS32.
Consideration paid by Global Blue to acquire its own shares are debited directly to equity. Consideration received from the sale of treasury shares are credited directly to equity. No gain or loss is recognized on the purchase, sale, issue, or cancellation of treasury shares.
Treasury shares may be acquired and held by the entity or by other members of the consolidated group (i.e. an entity and its subsidiaries).
The incremental costs that directly attributable to the issuing or buying back treasury shares are recognized as a deduction from equity.
The remaining transaction costs (e.g. general administrative costs) should be expensed as incurred.
Financial liabilities
The Group classifies its financial liabilities in the following categories: “at fair value through profit and loss” or “other financial liabilities at amortized cost”, as appropriate.
All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, less directly attributable transaction costs.
The Group's financial liabilities include trade creditors, bank overdrafts, interests bearing loans and borrowings, and derivative financial instruments.
(a) Financial instruments at fair value through profit and loss
Financial liabilities at fair value through profit and loss include financial instruments held for trading.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative financial instruments obtained by the Group that are not designated as hedging instruments in hedge relationships as defined by IFRS 9.
Gains and losses on liabilities held for trading are recognized in the income statement within “net finance costs”.
(b) Non-Convertible Preferred Equity Certificates (“NC-PECs”) issued by Global Blue Management & Co S.C.A.
The NC-PECs which were issued by an indirect subsidiary of the Company to senior management of the Group were considered as debt. They were recognized initially at fair value net of transaction costs incurred and were subsequently carried at amortized cost. Interest on these NC-PECs was calculated using the effective interest method and was recorded in the consolidated income statement within “finance costs”. All of the NC-PECs were settled as part of the capital reorganization. For more information please refer to Note 25.
(c) Interest-bearing loans and borrowings
Interest-bearing loans and borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.
Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.
Derivative financial instruments
Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The Group designates certain derivatives as either:
a)hedges of the fair value of recognized assets or liabilities or a firm commitment (fair value hedge);
b)hedges of a net investment in a foreign operation (net investment hedge);

The Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.
The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months, and as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.
Derecognition of financial assets and liabilities
Financial assets are derecognized when the contractual rights to the cash flow have expired or been transferred together with substantially all risks and rewards. Financial liabilities are derecognized when they are extinguished.

Share-based payments
Cash settled share based payments
The cash settled share based compensation plan was implemented as part of the 2012 acquisition of the Group by funds advised by Silver Lake and Partners Group. The fair value of the employee’s services received in exchange of the grant of the shares was recognized as an expense. The total amount is determined by reference to the fair value of the shares granted and was recognized over the vesting period.
At the end of each reporting period, the Group revised its estimates of the fair value of the liability for the share-based payment and the difference was recognized under expenses. As soon as the Group estimated that the payment will happen within the next financial year, the liability was reclassified to the other short-term liabilities.
This compensation plan was completely settled with the capital reorganization. For more information, please refer to Note 25.
Equity settled share based payments
All share based payments in place as of March 31, 2021 qualify as equity settled share based payments in accordance with IFRS 2. As mentioned in Note 25 as part of Global Blue´s Management Incentive Plan some employees were granted share options and/or restricted shares.
The fair value of the employee option plan and restricted shares is recognized as an exceptional item expense with a corresponding increase in equity. The fair value is determined at the grant date and the total expense is recognized over the vesting period. At the end of each reporting period, the Group revises its estimates of the number of options/shares which are expected to vest based on the non market vesting and service conditions. The impact is recognized as profit or loss with the corresponding adjustment in equity.
Current and deferred income tax
The current income tax charge is calculated based on the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting, nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized, or the deferred income tax liability is settled.
Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences, and the carry-forward of unused tax losses, can be utilized.
Employee benefits
Defined contribution plans
The Group has insured contributory plans covering substantially all employees. The costs for these plans are accounted for in the income statement within “employee benefit expenses”. Payments to defined contribution plans are charged as an expense as they fall due. Payments made to state plans are dealt with as payments to defined contribution plans where the Group’s obligations under the plans are equivalent to those arising in a defined contribution plan.
Defined benefit plans
The Group’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any plan assets is deducted. The discount rate is the yield at the balance sheet date on high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method.
Remeasurement gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.
All past-service costs are recognized immediately in the income statement.
Other long-term benefits plans
Other long-term benefits are plans, other than defined contribution plans, defined benefit plans or termination benefits, which do not fall due wholly within 12 months after the end of the period in which the employees render the related service (e.g. long service leave plans). These obligations are measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the expected reporting period, using the projected unit credit method. The calculation takes into account the expected future salary levels, experience of employee departures and periods of service.
Remeasurement gains and losses arising from experience adjustments, changes in actuarial assumptions and the costs for these plans are accounted for in the income statement.
Termination benefits
Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination when the entity has a detailed formal plan to terminate the employment of current employees without possibility of withdrawal. In the case of a voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer.
Provisions
Provisions for legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of economic benefits will be required to settle the obligation and the amount has been reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.
Trade payables
Trade payables are obligations to pay for services that have been acquired in the ordinary course of business from merchants and in-transit payment to tourists. Trade creditors are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.
In-transit payments to tourists
In-transit payments to tourists contain liabilities to tourists in connection with non-cash refunds and unsuccessful payments. The policy for non-cash refunds is that payments will be made within three weeks from the day Global Blue receives the refund request. In certain cases, non-cash refunds do not successfully go through, potentially due to incorrect card or bank details being provided by the traveler. These are then recognized as unsuccessful payments and accounted for as trade payables. When the legal expiration period has passed, which varies from 3 to 30 years from country to country, the unclaimed amount is treated as an extinguishment and the financial liability is released.
Trade creditors and other payables are stated at amortized cost.
Other current liabilities
The expected duration of other assets and liabilities is short, and the values are therefore recognized at nominal value without discounting. Other liabilities primarily consist of accounts payables which are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers, VAT not related to the TFSS refunding activities and personnel-related taxes.
Business combinations
A business combination is a transaction or event in which an acquirer obtains control of one or more businesses. The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred, and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.
The excess of the fair value of consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill.
NOTE 4    Financial risk management

The Group's activities are exposed to a variety of financial risks such as market risk (including currency risk and interest rate risk), credit risk and liquidity risk.
To minimize the impact of potential adverse effects of market volatility on financial performance, the Company hedges certain market risks via derivative contracts with banks. The Company manages financial risks through its central treasury department in compliance with policies approved by the board of directors.
(a)Market risk
i)Foreign exchange risk
Because of the Euro being the presentation currency of the Group and functional currency of the Company, as well as the international coverage of its TFSS and Payments & AVPS business, the Group is exposed to foreign exchange risks.
Foreign exchange risks are mainly due to the funding of entities with non-Euro functional currencies in the form of intra-group loans and cash pools. The largest exposures are GBP, AUD, JPY and SEK and volatility in these currencies may therefore impact the Group’s results.
Trade payables and receivables exposed to foreign exchange risks are mainly intra-group and denominated in the respective entity’s functional currency.

A foreign exchange rate sensitivity analysis has been performed on the monetary items exposed to foreign exchange risks in the statement of financial position.
At March 31, 2021, if currency rates on the major currencies had been 2% higher/lower and with all other variables held constant, profit before tax for the year would have been EUR0.1 million (EUR0.1 million for the financial year ended March 31, 2020, EUR0.1 million for the financial year ended March 31, 2019) lower/higher.
ii)Interest rate risk
The Group's interest rate risk arises from the external senior debt structured at floating rates, accompanied by an interest rate floor. A significant increase in interest rates may affect the funding cost of the Company.
If the market interest rate would have been 1% higher/lower on March 31, 2021 and, with all other variables held constant, profit before tax for the year would have been EUR2.8 million (EUR3.6 million for the financial year ended March 31, 2020, EUR4.0 million for the financial year ended March 31, 2019) lower/higher as a result of an increase in the borrowing cost of the external senior debt.
(b)Credit risk
Counterparty credit risk is managed at Group level, except for credit risk relating to accounts receivable balances. Each operating entity is responsible for managing and analyzing the credit risk for new clients before standard payment terms and conditions are offered.
Credit risk towards banks arises from cash and cash equivalents, derivative financial instruments and deposits held with these business partners. The credit risk towards banks is managed by Group treasury in compliance with the Group's policies that define the corporate instructions in relation to managing counterparty limits. As such, investments of surplus funds can only be done with approved counterparties and any new counterparties are to be confirmed by the CFO of the Group before any cash deposits or financial transactions can be executed with them
The Group’s approval policy over banks and financial institutions ensures that consistent and efficient cash management structures are implemented to enable a sound level of cash concentration in the Group. Local Management is required to request written approval to the Group treasury department prior to initiating new bank relationships or financial services or before amending existing relationships or banking setups. In compliance with the Senior Facilities Agreement (SFA), a number of obligors’ bank accounts are pledged and subject to close monitoring by the Group’s treasury department (Note 26).
According to the Group’s current policy over cash deposits and financial instruments, the counterparty credit quality is measured by the long-term issue credit ratings of S&P and Moody’s and should be minimum BBB-. Counterparty credit limits are set to control the concentration of risks and therefore mitigate financial loss through a counterparty’s potential failure to make payments. Any deviation from the Group’s policy is subject to the approval of the Group’s CFO.
Credit risk from trade receivables and contract assets is managed according to the Group’s policies. Operating entities apply credit risk management procedures in line with these policies. Credit risk is monitored on a country by country basis, considering the aging profile of the customers and historical and forward-looking default indicators. Additionally, the type of counterparty, be it an individual customer or a state authority, is used as a potential class of different risk profiles.
Management of operational entities monitors exposure to credit risk on an ongoing basis. The creditworthiness of new customers is assessed before signing trade contracts. Any change request of the already agreed credit conditions is reviewed from a creditworthiness standpoint and approved by the operational entities. The assessment of creditworthiness takes into consideration external ratings and information from relevant institutions.
As disclosed in Note 19, as of March 31, 2021, 79.1% (as of March 31, 2020 62.7%, as of March 31, 2019 83.6% ) of total trade receivables are not yet due.

An impairment analysis is performed at each reporting date on an individual customer basis.
There are no significant concentrations of credit risk arising from trade receivables and contract assets.
(c)Liquidity risk
All operational entities of the Group forecast the cash developments weekly on a rolling basis. These are monitored by Group treasury ensuring that the Group's liquidity position at all times meets operational cash needs.
In general, surplus cash held by the operating entities over and above amounts required for working capital management are centralized and managed by Group treasury. Where applicable, surplus cash is invested in instruments with appropriate maturities to ensure sufficient liquidity headroom. At the reporting date, the Group held total liquid assets of EUR182.8 million (EUR226.1 million as of March 31, 2020, EUR104.1 million as of March 31, 2019).
In addition to the centralization of excess cash available in the local operations as a primary source of liquidity, Group treasury has access to a revolving credit facility of up to EUR100.0 million (EUR80.0 million as of March 31, 2020, EUR80.0 million as of March 31, 2019), a Supplemental Liquidity Facility of USD75.0 million and cash pool facilities of up to EUR18.2 million (EUR15.0 million as of March 31, 2020, EUR5.0 million as of March 31, 2019). As of March 31, 2021, only EUR0.8 million remains undrawn under the revolving credit facility and the Supplemental Liquidity Facility and cash pool facilities are fully available. (Note 26)
The table below analyses the Group's non-derivative financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the notional, undiscounted cash flows.

As of March 31, 2021
(EUR thousand)
	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	110	20,302	119,074	678,269	—
Other long term liabilities (1)	—	—	9,396	18,903	1,175
Trade payables	99,067	48,410	—	—	—
Other current liabilities (2)	19,798	14,196	—	—	—
Accrued liabilities (3)	22,464	10,057	—	—	—
Total	141,439	92,965	128,470	697,172	1,175

As of March 31, 2020
(EUR thousand)
	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	5,176	15,584	20,759	645,015	—
Other long term liabilities (1)	—	—	11,298	15,913	2,540
Trade payables	137,005	82,838	4,362	6,873	6,241
Other current liabilities (2)	21,956	14,753	272	(55)	1,197
Accrued liabilities (3)	25,501	10,251	83	103	1,339
Total	189,638	123,426	36,774	667,849	11,317

As of March 31, 2019
(EUR thousand)
	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	5,497	16,613	22,050	667,998	—
Other long term liabilities (1)	—	—	11,434	17,964	7,844
Derivative financial instruments	176	—	—	—	—
Trade payables	168,020	93,199	534	1,966	—
Other current liabilities (2)	36,591	13,974	(557)	1,293	56
Accrued liabilities (3)	26,412	8,880	264	326	129
Total	236,696	132,666	33,725	689,547	8,029
(1)The line items “Loans and borrowings” and “Other long-term liabilities”, as presented in the table above, include future interest payments (capitalized interest in the case of Other long-term liabilities). The Group does not have any significant outstanding foreign exchange forward contracts.
(2)For the purposes of this table, items where the counterparty is the tax authority such as “Personnel taxes” and “VAT”, “withholding tax” have been excluded from the line “Other current liabilities”. For further details on these excluded items see Note 32.
(3)For the purpose of this table, items where the counterparty is the tax authority such as “accrued social charges” have been excluded from the line “Accrued liabilities”. For further details on the excluded items see Note 33.
Net debt reconciliation
This section presents a breakdown of net debt and details the movements in net debt for each of the periods presented:

(EUR thousand)		As of March, 31
Net debt	Notes	2021	2020	2019
Cash and cash equivalents	22	(182,783)	(226,139)	(104,072)
Borrowings - repayable after one year	26	729,000	630,000	630,000
Net Debt		546,217	403,861	525,928
Lease liabilities - repayable within one year	13	12,578	14,001	13,713
Capitalized financing fees	26	(8,255)	(9,672)	(13,441)
IFRS 9 effect Senior Debt	26	—	4,267	5,839
Bank overdraft		111	1,081	2,102
Lease liabilities - repayable after one year	13	19,122	27,750	32,420
IFRS Net Debt		569,773	441,288	566,561

(EUR thousand)
	Assets	Liabilities from financing activities
	Cash and cash equivalents	Bank overdraft	Borrowings due within 1 year	Borrowings due after 1 year	Lease liabilities due within 1 year	Lease liabilities due after 1 year	Total
Net debt as of March 31, 2020	(226,139)	1,081	—	624,595	14,001	27,750	441,288
Cash flows	39,122	(884)	—	90,578	(15,031)	—	113,785
Foreign exchange adjustments	1,155	(86)	—	—	39	48	1,156
Other changes	3,079	—	—	5,572	13,569	(8,676)	13,544
Net debt as of March 31, 2021	(182,783)	111	—	720,745	12,578	19,122	569,773

(EUR thousand)
	Assets	Liabilities from financing activities
	Cash and cash equivalents	Bank overdraft	Borrowings due within 1 year	Borrowings due after 1 year	Lease liabilities due within 1 year	Lease liabilities due after 1 year	Total
Net debt as of March 31, 2019	(104,072)	2,102	—	622,398	13,713	32,420	566,561
Cash flows	(122,996)	(1,066)	—	—	(15,402)	—	(139,464)
Foreign exchange adjustments	929	45	—	—	(157)	(352)	465
Other changes	—	—	—	2,197	15,847	(4,318)	13,726
Net debt as of March 31, 2020	(226,139)	1,081	—	624,595	14,001	27,750	441,288

(EUR thousand)
	Assets	Liabilities from financing activities
	Cash and cash equivalents	Bank overdraft	Borrowings due within 1 year	Borrowings due after 1 year	Lease liabilities due within 1 year	Lease liabilities due after 1 year	Total
Net debt as of March 31, 2018	(50,674)	2,972	—	612,792	—	—	565,090
Changes in accounting policies IFRS9	—	—	—	7,406	—	—	7,406
Changes in accounting policies IFRS16	—	—	—	—	14,087	40,239	54,326
Net debt as of April 1, 2018	(50,674)	2,972	—	620,198	14,087	40,239	626,822
Cash flows	(52,341)	(1,046)	—	—	(14,154)	—	(67,541)
Foreign exchange adjustments	(1,057)	176	—	—	5	26	(850)
Other changes	—	—	—	2,200	13,775	(7,845)	8,130
Net debt as of March 31, 2019	(104,072)	2,102	—	622,398	13,713	32,420	566,561
COVID-19 Update
Please refer to Note 44 for details on the impact of COVID-19.
(d)Capital risk management
The capital structure of the Group as of March 31, 2021 is composed of consolidated equity of EUR(69.6) million (EUR71.5 million as of March 31, 2020, EUR87.0 million as of March 31, 2019) and senior debt with a carrying value of EUR720.7 million (EUR624.6 million as of March 31, 2020, EUR622.4 million as of March 31, 2019). This represents an Equity/Capital ratio1 of (9.7)% (10.3% as of March 31, 2020, 12.3% as of March 31, 2019).
The group at its consolidated level is not subjected to any externally imposed capital requirements. Certain jurisdictions may require Global Blue subsidiaries to maintain certain local capital requirements which is monitored locally. The group currently does not have any non-compliance to local capital requirements that may lead to material risks.
(e)Fair value estimation
The table below discloses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:
•Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1);
•Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices) (Level 2);
1 Equity/Capital ratio = (Equity)/(Equity + Carrying value senior debt)

•Inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3).

As of March 31, 2021
(EUR thousand)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	—	231	—	231
Total assets	—	231	—	231
Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	—	—	—	—
Total liabilities	—	—	—	—

As of March 31, 2020
(EUR thousand)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	—	742	—	742
Total assets	—	742	—	742
Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	—	—	—	—
Total liabilities	—	—	—	—

As of March 31, 2019
(EUR thousand)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	—	—	—	—
Total assets	—	—	—	—
Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	—	176	—	176
- Interest rate swaps	—	—	—	—
Total liabilities	—	176	—	176
The fair value of financial instruments that are not traded in an active market (for example over-the-counter derivatives) is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in Level 2.

NOTE 5    Critical accounting estimates and judgements

Critical accounting estimates and judgments
The Group makes estimates and assumptions that affect the reported amounts of assets and liabilities within the next financial year. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
Management believes that the following are the key judgments, assumptions and other estimation uncertainties used in the preparation of the financial statements, where a different opinion or estimate could lead to significant changes to the reported results.
Business combinations
Assets and liabilities of subsidiaries acquired are included at their fair value at the time of acquisition.
Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based on reasonable assumptions, but those are inherently uncertain and unpredictable, and as a result, actual results may differ from estimates.
In a business combination, it is necessary to recognize contingent future payments to previous owners, representing contractually defined potential amounts as a liability. Usually for the Company these are linked to a formula depending on a certain gross profit of the acquired business for the financial year.
For the determination of the fair value of contingent consideration various unobservable inputs are used. A change in these inputs might result in a significantly higher or lower fair value measurement. The inputs used are, among others, future revenue growth and gross profit and assumptions regarding the discount rate.
For further details see Note 37.
Classification of Warrants
As described in Note 23, the Public Warrants and Private Warrants give the holder the right, but not the obligation, to subscribe to Global Blue’s shares at a fixed or determinable price for a specified period of time subject to the provisions of the Public Warrant and Private Warrant agreements. Those instruments were considered equity instruments according to IFRS 2 when they vested immediately on August 28, 2020. Management accounted for those instruments as equity instruments under IFRS 2 after the vesting date and has not applied the provisions of debt and equity classification under IAS 32.
Share based payments

As described in Note 25, as of August 28, 2020, as part of the Group capital reorganization and merger with FPAC Management Equity Plan (MEP) and the NC-PECS ceased to exist, with the previously held shares and NC-PEC’s being exchanged for shares in the Company. These shares were revalued according to IFRS 2 and were reclassified into equity upon conversion from a cash-settled plan to an equity-settled plan.
Taxes
The Group is subject to income taxes in numerous jurisdictions and uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded.

Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and the level of future taxable profits together with future tax planning strategies.
For further details see Note 12 and 28.
Pension benefits
The Group makes estimates about the range of long-term trends and market conditions to determine the value of the deficit and surplus on its retirement benefit schemes, based on the Group’s expectation of the future and advice from qualified actuaries.
Long term forecasts and estimates are necessarily highly judgmental and subject to risk that actual events may be significantly different to those forecasted. If actual events deviate from the assumptions made by the Group, the reported surplus or deficit in respect to retirement benefits may be materially different.
For further details see Note 29.
Impairment of goodwill and other intangible assets
Management performs an impairment test annually or more frequently if events or changes in circumstances indicate potential impairment. An impairment loss is recognized for the amount by which the carrying amount of the cash generating unit (CGU) exceeds its recoverable amount.
Management's value-in-use and fair value less cost of disposal calculations included significant judgments and assumptions. The significant judgments and assumptions associated with the value-in-use calculation were revenue growth, discount rate and long-term growth rate while for the fair value less cost of disposal calculation it was projected revenue and average peer group revenue multiple.

The estimation of these assumptions requires significant judgment by management, as these variables feature measurement uncertainty; however, the assumptions used are consistent with the Company’s forecasts presented to the board. Therefore, management evaluates and updates the estimates as necessary, in light of conditions that affect these variables.
For further details see Note 16.
Development costs
Development costs are capitalized. Initial capitalization of costs is based on management's judgment that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. Assumptions are made regarding the expected future cash generation or future savings of the project, discount rates and expected periods of benefits. Total software development expenditure capitalized for the financial year amounted to EUR16.7 million (EUR24.7 million for the financial year ended March 31, 2020, EUR23.7 million for the financial year ended March 31, 2019) out of the total development costs incurred of EUR33.3 million (EUR53.1 million for the financial year ended March 31, 2020, EUR51.4 million for the financial year ended March 31, 2019).
Lease term of lease contracts
The Group has made the following estimates and judgements related to the lease term of lease contracts:
a)Renewal of lease contracts with extension option
All lease contracts with an option to extend or terminate early have been reviewed on an individual basis by Global Blue.
Global Blue classifies the lease contracts into the following asset classes: offices, refund points, cars, IT contracts and others.

Upon initial application of IFRS 16, the leases for offices, refund points and IT contracts had an average remaining lease term of 3 years as of April 1, 2018. For these contracts, where there was an option to extend, Global Blue has considered that for a number of contracts it was reasonably certain that they will be extended. On average, these judgements have increased the overall lease duration by a period of 3 years from the upcoming expiration date. Consequently, the lease term of the renewable contracts in the aforementioned asset classes has been set at minimum 3 years as of April 1, 2018. Considering the underlying business needs, at the end of the aforementioned contracts, it has been assessed as being reasonably certain that Global Blue will renew these contracts for a similar period of time.
Subsequent to the initial application, the lease contracts that contains an option to extend, Global Blue is making an assessment regarding the likelihood of exercising such an option on a lease by lease basis.
b)Lease term of indefinite period contracts
As at the date of transition to IFRS 16, certain contracts entered by Global Blue are for indefinite periods. Global Blue has the right to exit these contracts on a recurring basis, whereas the counterparties have no substantial termination rights. Global Blue assessed each contract for how long the underlying asset is expected to be used. Considering the underlying business needs, it has been assessed as being reasonably certain that Global Blue will not exercise its termination rights for the following years (average):
•Offices: 5 years
•Refund points: 5 years
•Cars: 3 years
•IT contracts: 5 years
•Others: 3 years
For further details see Note 13.
COVID-19 Pandemic
Please refer to Note 44 for details on the impact of COVID-19.

NOTE 6    Segment information

The Company has determined the operating segments based on the reports reviewed by the Executive Committee (ExCom) for the purposes of allocating resources and assessing performance of the Group.
ExCom consists of the chief executive officer, chief financial officer, senior vice president product TFSS, senior vice president product AVPS, chief technology officer, general counsel, chief operating officer global accounts, chief operating officer north & central Europe, chief operating officer south Europe, senior vice president operations and the senior vice president new market & public affairs.
Management considers the business from a product perspective; the performance of the Tax Free Shopping Technology Solutions (TFSS), and Added-Value Payment Solutions (AVPS) product groups are separately considered. A third business segment, eCommerce Return Solutions, has been established in conjunction with the acquisition of the ZigZag business in March 2021 (see Note 37). As the segment results to date are not material, they have not been presented separately.
The ExCom assesses the performance of the operating segments based on the measures of Revenue and Adjusted EBITDA at the segment level with the adjusted EBITDA assessed after non-allocated central costs.
The measures used by the ExCom to monitor the performance of the Group's operating segments do not include all costs in the IFRS consolidated income statement. Costs for central functions such as marketing, sales, technology, finance and HR, depreciation, amortization, impairment income / expense, and net finance costs are not allocated to segments. As a result, the ExCom monitors the development of EBITDA presented in the consolidated management accounts.
The segment information provided to the ExCom for the reportable segments is as follows:

For the financial year ended March 31, 2021
(EUR thousand)
	Notes	TFSS	AVPS	Central costs	Total
Revenue		30,826	13,870	—	44,696
Operating expenses (1)		(29,034)	(9,010)	(46,587)	(84,631)
Adjusted EBITDA		1,792	4,860	(46,587)	(39,935)
Depreciation and amortization (2)	9				(116,318)
Exceptional items	10				(274,289)
Operating Profit					(430,542)

For the financial year ended March 31, 2020
(EUR thousand)
	Notes	TFSS	AVPS	Central costs	Total
Revenue		359,557	60,843	—	420,400
Operating expenses (1)		(144,124)	(29,003)	(76,535)	(249,662)
Adjusted EBITDA		215,433	31,840	(76,535)	170,738
Depreciation and amortization (2)	9				(113,581)
Exceptional items	10				(15,958)
Operating Profit					41,199

For the financial year ended March 31, 2019
(EUR thousand)
	Notes	TFSS	AVPS	Central costs	Total
Revenue		349,251	63,705	—	412,956
Operating expenses (1)		(136,187)	(28,329)	(74,931)	(239,447)
Adjusted EBITDA		213,064	35,376	(74,931)	173,509
Depreciation and amortization (2)	9				(105,133)
Exceptional items	10				(9,853)
Operating Profit					58,523
(1)Operating expenses excluding Depreciation and Amortization and Exceptional items.
For the financial year ended March 31, 2021 the fixed cost amounted to EUR74.7 million (EUR158.5 million for the financial year ended March 31, 2020 and EUR156.7 million for the financial year ended March 31, 2019) and variable cost amounted to EUR10.3 million (EUR91.1 million for the financial year ended March 31, 2020 and EUR82.6 million for the financial year ended March 31, 2019). Fixed personnel cost amounted to EUR50.8 million (EUR102.4 million for the financial year ended March 31, 2020 and EUR96.1 million for the financial year ended March 31, 2019) and fixed non personnel cost amounted to EUR23.9 million (EUR56.1 million for the financial year ended March 31, 2020 and EUR60.6 million for the financial year ended March 31, 2019).
(2)Depreciation and amortization include amortization of intangible assets acquired through business combinations.

Revenue by geography and by segment
Revenue is mainly derived from commissions generated from TFSS and AVPS. A geographical breakdown of revenue by point of sale is provided below:

For the financial year ended March 31, 2021
(EUR thousand)
	TFSS	AVPS	Total
Europe	25,609	3,330	28,939
Asia Pacific	4,975	10,540	15,515
Rest of the world	242	—	242
Total	30,826	13,870	44,696

For the financial year ended March 31, 2020
(EUR thousand)
	TFSS	AVPS	Total
Europe	317,130	14,837	331,967
Asia Pacific	39,378	45,998	85,376
Rest of the world	3,049	8	3,057
Total	359,557	60,843	420,400

For the financial year ended March 31, 2019
(EUR thousand)
	TFSS	AVPS	Total
Europe	304,156	16,658	320,814
Asia Pacific	41,796	47,042	88,838
Rest of the world	3,299	5	3,304
Total	349,251	63,705	412,956

Revenue by top Country
A breakdown of revenue by point of sale per top country is provided below:

For the financial year ended March 31, 2021
(EUR thousand)
	TFSS	AVPS	Total	% of Total Revenue
Australia	302	9,206	9,508	21%
France	6,128	367	6,495	15%
Italy	3,906	1,662	5,568	12%
Total	10,336	11,235	21,571	48%

For the financial year ended March 31, 2020
(EUR thousand)
	TFSS	AVPS	Total	% of Total Revenue
Italy	54,693	6,505	61,198	15%
United Kingdom	51,618	1,916	53,534	13%
Germany	39,661	622	40,283	10%
Total	145,972	9,043	155,015	38%

For the financial year ended March 31, 2019
(EUR thousand)
	TFSS	AVPS	Total	% of Total Revenue
Italy	53,244	5,212	58,456	14%
United Kingdom	46,720	2,507	49,227	12%
Germany	44,604	832	45,436	11%
Total	144,568	8,551	153,119	37%
There is no single external customer which accounts for more than 10% of Global Blue's revenue, for any of the years presented except for the financial year ended March 31, 2021 where Cuscal POS eCommerce Return Solutions accounts for 14% of Global Blue’s revenue. The contribution of revenue for Cuscal for the financial year ended March 31, 2021 compared to other external customers is unusually high due to business impact caused by COVID-19.
Non Current assets by Country
Although no measure of assets or liabilities by segment is reported to the ExCom; according to IFRS 8, the non-current assets by country are disclosed as follows:

As of March 31, 2021
(EUR thousand)
	Intangible Assets	Tangible Assets	Investments in associates and joint ventures	Other Long-Term Receivables	Total
Switzerland	600,719	1,792	3,915	1,964	608,390
Australia	11,087	2,082	—	227	13,396
Italy	1,094	8,859	—	288	10,241
Singapore	664	3,381	—	1,003	5,048
Rest of the world	11,815	21,790	(418)	9,034	42,221
Total	625,379	37,904	3,497	12,516	679,296

As of March 31, 2020
(EUR thousand)
	Intangible Assets	Tangible Assets	Investments in associates and joint ventures	Other Long-Term Receivables	Total
Switzerland	607,589	3,351	2,791	100	613,831
Australia	11,927	2,453	—	194	14,574
Japan	2,640	1,177	—	135	3,952
Italy	1,379	10,484	—	358	12,221
Rest of the world	7,467	33,890	104	14,383	55,844
Total	631,002	51,355	2,895	15,170	700,422

As of March 31, 2019
(EUR thousand)
	Intangible Assets	Tangible Assets	Investments in associates and joint ventures	Other Long-Term Receivables	Total
Switzerland	671,066	2,569	1,499	1	675,135
Australia	15,691	3,052	—	221	18,964
Japan	1,720	1,127	—	130	2,977
Italy	1,540	12,838	—	217	14,595
Rest of the world	5,605	36,627	945	12,134	55,311
Total	695,622	56,213	2,444	12,703	766,982

NOTE 7    Operating expenses

(EUR thousand)		For the financial year ended March 31
Expenses by nature	Note	2021	2020	2019
Employee benefit expenses	8	(66,437)	(131,886)	(122,088)
Depreciation and amortization	9	(116,318)	(113,581)	(105,133)
Agent costs		(5,275)	(83,003)	(78,329)
IT costs		(9,294)	(14,279)	(15,431)
Auditors, lawyers and consultants		(7,989)	(21,885)	(12,798)
Advertising and promotion		(1,225)	(9,018)	(8,861)
Travel, entertainment, office and rental cost		(1,511)	(8,272)	(8,518)
Other operating expenses		(267,189)	2,723	(3,275)
Total		(475,238)	(379,201)	(354,433)
Of which exceptional items	10	(274,289)	(15,958)	(9,853)
Of which capitalized expenditure		16,670	24,716	23,722

Total software development expenditure capitalized for the financial year ended March 31, 2021 amounted to EUR16.7 million (EUR24.7 million for the financial year ended March 31, 2020, EUR23.7 million for the financial year ended March 31, 2019). These expenditures are included in various of the line items above, such as Employee benefit expenses, IT costs, and Auditors, lawyers, and consultants while the amount capitalized has been reflected in the Other operating expenses line.
For the financial year ended March 31, 2021 the Group has benefited from grants in relation to COVID-19 offered by various countries governments amounting to EUR18.3 million (EUR0.0 million for the financial year ended March 31, 2020, EUR0.0 million for the financial year ended March 31, 2019). The grants are presented within Operating Expenses in the Income Statement as a reduction of the related expense that they are intended to compensate. There are no unfulfilled conditions or other contingencies related to these grants.
NOTE 8    Employee benefits expenses

(EUR thousand)		For the financial year ended March 31
Employee benefits expenses	Note	2021	2020	2019
Salaries and bonuses		(52,413)	(105,436)	(95,118)
Social security charges		(11,502)	(21,012)	(20,398)
Social costs		(1,003)	(2,588)	(2,448)
Defined benefit plans	29	(1,169)	(1,199)	(652)
Other personnel expenses		(350)	(1,651)	(3,472)
Total		(66,437)	(131,886)	(122,088)
For further detail regarding key management personnel remuneration, including pension obligations and other remuneration, please refer to Note 42.
NOTE 9    Depreciation and amortization

(EUR thousand)		For the financial year ended March 31
Depreciation and amortization	Notes	2021	2020	2019
Depreciation of property, plant and equipment	15	(19,425)	(21,651)	(19,975)
Amortization of customer relationships		(72,752)	(71,325)	(70,332)
Amortization of trademarks		(2,237)	(2,237)	(2,237)
Amortization of other intangible assets		(21,904)	(18,368)	(12,589)
Amortization of intangible assets	16	(96,893)	(91,930)	(85,158)
Total		(116,318)	(113,581)	(105,133)
Of which amortization of intangible assets acquired through business combinations		(74,560)	(74,456)	(74,642)
The depreciation of property, plant and equipment of EUR19.4 million (EUR21.7 million for the financial year ended March 31, 2020 and EUR20.0 million for the financial year ended March 31, 2019) includes depreciation related to the Right of use asset. For further details refer to Note 13.
The amortization of intangible assets acquired through business combinations predominantly relates to the acquisition of Global Blue by Silver Lake and Partners Group in 2012.

NOTE 10    Exceptional items

Exceptional items consist of items which the board considers as not directly related to ordinary business operations and which are not included in the assessment of management performance and can be analyzed as follows:

(EUR thousand)	For the financial year ended March 31
Exceptional items	2021	2020	2019
Business restructuring expenses	(10,340)	(2,180)	(4,361)
Corporate restructuring expenses	(256,266)	(10,303)	(1,273)
Monitoring fee (including Directors fee)	(218)	(709)	(776)
Impairment	(3,866)	(1,023)	—
Net sales of assets (loss)	(294)	(91)	(1,716)
Share based payments	(1,239)	(3,288)	(722)
Other exceptional items	(2,066)	1,636	(1,005)
Total	(274,289)	(15,958)	(9,853)
Business restructuring expenses
In the current financial year business restructuring expenses correspond to expenses related to workforce reduction in several jurisdictions as a result of COVID -19 and the abolishment of the Tax Free Shopping scheme in the United Kingdom (UK).
For the financial year ended March 31, 2020 and 2019 business, restructuring expenses correspond to expenses related to replacement of management positions and costs associated with replacing roles, changing of facilities or discontinued operations.
Corporate restructuring expenses
In the current financial year, corporate restructuring expenses correspond to charges incurred associated with the capital reorganization and subsequent merger with FPAC. This included a non-cash issuance charge of EUR135.3 million which represents the difference in the fair value of equity instruments held by FPAC stockholders over the fair value of identifiable net assets of FPAC, a non-cash share-based revaluation charge of EUR59.7 million upon conversion of previously cash-settled plans to equity-settled plans, the write-off of historical unamortized debt costs of EUR8.1 million partially offset by EUR3.6 million of IFRS 9 conversion unwinding amounts, a transaction bonus of EUR6.0 million, and advisory expenses associated with the transaction of EUR45.2 million.
Additionally, there are included EUR5.5 million expenses regarding the acquisition of ZigZag Global Ltd. For further details refer to Note 37.
In the comparative periods corporate restructuring expenses correspond to legal, consultancy and advisory expenses associated with preparing the Group for an exit by the shareholders of the Group which was underway then.
Impairment
Impairment expenses relate primarily to impairment of capitalized software. For the financial year ended March 31, 2021 part of the impairment is a result of the abolition of the tax free scheme in UK.

Share based payments
For the financial year ended March 31, 2021 share based payments represent the fair value of the Management Incentive Plan for share options and restricted share grants issued in November 2020. Refer to Note 25 for further information.
For the financial year ended March 31, 2020 and 2019 share based payments represents change in fair value of the liability for share-based payments is recognized according to IFRS 2. The share-based compensation plan was implemented as part of the 2012 acquisition of the Group by funds advised by Silver Lake and Partners Group.
Tax effect
Management tracks the tax effects of these exceptional items, alongside exceptional tax items that are further disclosed in Note 12.

NOTE 11    Net finance cost

(EUR thousand)		For the financial year ended March 31
	Note	2021	2020	2019
Finance income
Interest income on short-term bank deposits		345	552	562
Net foreign exchange gains on financing activities		—	3,105	861
Net foreign exchange gains (1)		—	1	—
Other finance income		2,121	1,651	1,402
Total finance income		2,466	5,309	2,825
Finance costs
Interest expense:
- Bank borrowings (including amortization of capitalized financing fees)		(21,463)	(25,554)	(26,021)
- Lease liabilities interest		(1,030)	(1,308)	(1,424)
- Interest income/(expenses) on Non-Convertible Preferred Equity Certificates issued to 3rd Parties	25	(76)	(170)	(155)
Net foreign exchange losses (1)		(1,658)	(4,178)	(398)
Other finance expenses		(2,203)	(5,948)	(3,507)
Total finance costs		(26,430)	(37,158)	(31,505)
Net finance costs		(23,964)	(31,849)	(28,680)
(1)Net foreign exchange gains and losses arising during the period result from the difference between the value originally recorded and the amount actually paid or received, as well as unrealized gains and losses due to the difference between the original value recorded and the value at the balance sheet date.
EUR21.5 million (EUR25.6 million for the financial year ended March 31, 2020, EUR26.0 million for the financial year ended March 31, 2019) of finance expenses for the financial year ended March 31, 2021 on bank borrowings includes EUR19.4 million (EUR23.3 million for the financial year ended March 31, 2020, EUR23.8 million for the financial year ended March 31, 2019) of interest expenses, EUR2.7 millions (EUR3.8 million for the financial year ended March 31, 2020, EUR3.8 million for the financial year ended March 31, 2019) of amortization of capitalized financing fees, and EUR(0.7) million (EUR(1.6) million for the financial year ended March 31, 2020, EUR(1.6) million for the financial year ended March 31, 2019) amortization of IFRS9 impact. For further details, refer to Note 26.

NOTE 12    Income tax expense
The below table reconciles the income tax charge at the statutory tax rate to the effective taxes reported in the income statement:

(EUR thousand)		For the financial year ended March 31
Income tax	Note	2021	2020	2019
Current income tax expense		(3,041)	(24,389)	(28,772)
Adjustment in respect of current income tax of previous years		(149)	510	(10,181)
Deferred tax benefit	28	34,167	16,198	15,997
Income tax benefit / (expense) reported in the income statement		30,977	(7,681)	(22,956)
Of which income tax benefit related to amortization of acquisition related items		15,066	15,066	15,066
Of which tax impact on exceptional items		3,726	1,210	2,822
Of which exceptional income tax expense		(2,303)	(1,341)	(14,526)

(EUR thousand)	For the financial year ended March 31
	2021	2020	2019
(Loss) / Profit before tax	(454,506)	9,350	29,843
Effective tax
Tax benefit / (expense) calculated at the weighted average expected tax rate of 24.00% (24.00% in FY2019/20, 21.40% in FY2018/19)	109,081	(2,244)	(6,387)
Adjustment in respect of current income tax of previous years	(149)	550	(10,181)
Recognition of previously unrecognized (derecognition of previously recognized) deductible temporary differences	(600)	502	501
Expenses not deductible for tax purposes	(32,138)	(15,882)	(18,577)
Tax losses not generating deferred tax assets	(9,822)	—	(1,017)
Effect of capital reorganization	(15,225)	—	—
Effect of income taxed at different tax rates	(21,878)	6,250	9,970
Deferred tax asset recognized for previously unrecognized tax loss carry forward	10	1,028	4,479
Deferred tax asset recognized for future tax credit	440	1,045	—
Other tax items	1,258	1,071	(1,744)
Total reported effective tax benefit / (expense)	30,977	(7,681)	(22,956)

(EUR thousand)		For the financial year ended March 31
Tax items recognized directly in other comprehensive income:	Note	2021	2020	2019
Tax effect on remeasurements of post-employment benefit obligations	28	108	307	(74)
Total tax effect		108	307	(74)

Exceptional Income Tax Expenses
Italy
The Italian tax authorities opened a tax audit in February 2016 on Global Blue Italia S.r.l. (“Global Blue Italy”). As a result of settlement procedures initiated in 2018, a formal settlement was reached with the Italian tax authorities in relation to certain matters in April 2019. The settlement covers the findings on license fees and intercompany interest rate for the financial years ended March 31, 2014 and 2015 as well as the finding on withholding tax on license fee for the calendar years 2013 and 2014 for a total amount of EUR3.6 million which was paid in April 2019.
Subsequently, Global Blue signed another final settlement with the Italian tax authorities for an amount of EUR10.9 million which became legally binding on August 3, 2020. This settlement covers the findings on withholding tax on interests for the calendar years 2013 to 2017 and license fees and intercompany interest rate for the financial years ended March 31, 2016, 2017 and 2018, as well as withholding tax on license fees for calendar years 2015 to 2017. The amount of EUR10.9 million is payable in 16 quarterly installments with three payments made on August 3, 2020, November 30, 2020 and February 26, 2021. Discussions with the Italian tax authorities are ongoing with respect to their finding on withholding tax on interests and license fees for the calendar year 2018.
During the financial year ended March 31, 2021, the Company booked an additional income tax payable of EUR0.9 million related to the settlement above. As a result of the payment of the three first installments and the additional accrual, the income tax payable relating to Italy is EUR12.4 million as of March 31, 2021 (EUR13.6 million as of March 31, 2020 and EUR16.6 million as of March 31, 2019).

Separately, Global Blue Italy received notices of assessment from the tax authorities of the city of Milan with respect to Global Blue Italy’s treatment of certain merchant invoices issued in 2013, 2014 and 2015. Global Blue and the tax authorities have initiated discussions in view of a potential settlement of this matter. An accrual of EUR0.3 million was booked as of March 31, 2021 (nil as of March 31, 2020 and nil as at March 31, as of March 31, 2019).
Germany
Global Blue New Holdings Germany GmbH (“GBNHG”), as controlling entity, and Global Blue Deutschland GmbH (“GBD”), as controlled entity, entered into a profit and loss pooling agreement (hereinafter the “PLPA”) dated October 5, 2000, allowing the pooling of income and losses of both entities for corporate income and trade tax purposes. While the provisions of the PLPA allow the utilization of capital reserves built up at the level of GBD during the term of the PLPA for loss compensation (or for the profit transfer to GBNHG), such provisions, in light of a recent court ruling issued in April 2018, may not be permissible under German law. Even though GBD has not utilized any capital reserves as permitted by the PLPA, there is a risk that the tax authorities might challenge the effectiveness of the PLPA and, as a consequence, deny the profit and loss pooling within the German Global Blue group relating to the financial year 2019 and previous tax periods. Based on the opinion of Global Blue´s advisers, the Company recognized an uncertain tax position of EUR4.1 million as of March 31, 2021, including an additional EUR0.3 million related to the late interests until March 31, 2021 (EUR3.8 million as of March 31, 2020 and EUR3.7 million as of March 31, 2019). An amended PLPA, from which the provisions in focus were removed, was registered in December 2019; therefore, the risk described above is only related to historical financial years.

NOTE 13    Leases
Right of use assets recognized within Property, plant and equipment are the following:

(EUR thousand)	As of March 31
Right of use asset	2021	2020	2019
Offices	13,469	16,252	15,454
Refund points	10,509	14,889	19,578
IT contracts	4,487	6,416	7,329
Others	2,065	2,852	2,717
Right of use asset	30,530	40,409	45,078
Movements during the period of Right of use assets are the following:

(EUR thousand)	As of March 31
Movement of Right of use asset	2021	2020	2019
Opening balance as of April 1	40,409	45,078	—
Adoption of new accounting policy	—	—	54,325
New contracts	2,192	12,111	5,804
Modifications	2,350	73	13
Depreciation	(14,649)	(16,349)	(15,159)
FX effect	228	(504)	95
Closing balance as of March 31	30,530	40,409	45,078
Lease liabilities recognized within Other long-term liabilities and Other current liabilities are the following:

(EUR thousand)		As of March 31
Lease liability	Note	2021	2020	2019
Short-term	32	12,578	14,001	13,713
Long-term	27	19,122	27,750	32,420
Total Lease liability		31,700	41,751	46,133
Movements during the period of Lease liabilities are the following:

(EUR thousand)	As of March 31
Movement of Lease liability	2021	2020	2019
Opening balance as of April 1	41,751	46,133	—
Adoption of new accounting policy	—	—	54,325
New contracts	2,176	11,400	5,800
Modifications	2,325	55	13
Cash outflow	(16,061)	(16,573)	(15,508)
Other non-cash outflows	—	(137)	—
Interest expense (included in finance cost)	1,030	1,308	1,424
FX effect	479	(435)	79
Closing balance as of March 31	31,700	41,751	46,133

The contractual duration of the lease liabilities is the following:

(EUR thousand)
Contractual maturities of financial liability as of March 31, 2021	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	21,358	9,661	681

(EUR thousand)
Contractual maturities of financial liability as of March 31, 2020	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	25,315	14,672	1,764

(EUR thousand)
Contractual maturities of financial liability as of March 31, 2019	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	25,148	17,964	3,021
Amounts recognized in the income statement are the following:

(EUR thousand)	For the financial year ended March 31
Depreciation charge of the right of use asset	2021	2020	2019
Offices	4,424	4,523	3,973
Refund points	6,511	8,139	7,976
IT contracts	2,253	2,071	1,893
Others	1,461	1,616	1,317
Total Depreciation charge of right of use asset	14,649	16,349	15,159

(EUR thousand)	For the financial year ended March 31
Other lease related expenses	2021	2020	2019
Expense relating to short-term leases (included in Operating expenses)	646	2,650	4,497
Expense relating to leases of low-value assets that are not short-term leases (included in Operating expenses)	98	106	14
Expense relating to variable lease payments not included in lease liabilities (included in Other expenses)	3,478	6,997	5,929
Total Other lease related expenses	4,222	9,753	10,440
The table "Other lease-related expenses" includes expenses from the lease contracts that are not qualified as Right of Use assets according to IFRS 16.

NOTE 14    Earnings per share

(EUR thousand)		For the financial year ended March 31
Earnings per share	Note	2021	2020	2019
(Loss) / Profit from continuing operations attributable to the owners of the parent		(422,116)	(3,532)	2,350
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to ordinary shares		(388,885)	(3,532)	2,350
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to preference shares		(33,231)	—	—
Weighted average number of basic ordinary shares outstanding (thousand)		169,391	168,480	168,480
Weighted average number of basic preference shares outstanding (thousand)		12,167	—	—
Basic earnings per ordinary share		(2.30)	(0.02)	0.01
Basic earnings per preference share		(2.73)	—	—
(Loss) / Profit from continuing operations attributable to the owners of the parent		(422,116)	(3,532)	2,350
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to ordinary shares		(388,885)	(3,532)	2,350
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to preference shares		(33,231)	—	—
Weighted average number of diluted ordinary shares outstanding (thousand)		169,391	168,480	168,480
Weighted average number of diluted number of preference shares outstanding (thousand)		12,167	—	—
Diluted earnings per ordinary share		(2.30)	(0.02)	0.01
Diluted earnings per preference share		(2.73)	—	—
Comparative earnings per share (basic and diluted) were restated for the effect of the capital reorganization for comparability purposes. The average number of shares outstanding prior to the reorganization was adjusted by reflecting the exchange ratio of number of shares in the former parent entity Global Blue Group AG compared to the number of shares in Global Blue Group Holding AG.
For the calculation of the weighted average number of basic/diluted preference shares outstanding for the financial year ended March 31, 2021, preference shares are only considered after August 28, 2020.
Basic
Basic earnings per share are calculated by dividing the profit or loss attributable to owners of the parent (i.e. equity shareholders of the Company) by the weighted average number of basic ordinary/preference shares outstanding at the end of the period.
Diluted
Diluted earnings per share are calculated by dividing the profit or loss attributable to owners of the parent (i.e. equity shareholders of the Company) by the weighted average number of diluted ordinary/preference shares outstanding at the end of the period.
The Company has excluded 8.9 million preference shares from the diluted earnings per preference share calculation, as the impact of the shares are considered anti-dilutive for the period ending March 31, 2021. There were no preference shares for the financial year ended March 31, 2020 and 2019.

The 30,735,950 outstanding Warrants as of March 31, 2021 are considered as anti-dilutive.
The Company had no dilutive potential ordinary shares during the year ended March 31, 2021, 2020 and 2019
NOTE 15    Property, plant and equipment
The below table is a reconciliation table for Property, plant and equipment. This note excludes the balance sheet impact of the IFRS 16 Right of use asset, which has been presented and detailed in Note 13.

(EUR thousand)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance as of April 1, 2020	29,850	5,511	35,361
Acquisition of subsidiary	23	—	23
Purchases	1,086	401	1,487
Disposals	(3,582)	(288)	(3,870)
Reclassification	(48)	1	(47)
Exchange differences	273	(35)	238
Accumulated acquisition values as of March 31, 2021	27,602	5,590	33,192
Opening balance as of April 1, 2020	(20,966)	(3,449)	(24,415)
Depreciation charge for the year	(4,235)	(541)	(4,776)
Impairment charge for the year	(116)	(63)	(179)
Disposals	3,447	195	3,642
Reclassification	48	(1)	47
Exchange differences	(168)	31	(137)
Accumulated depreciation and impairment as of March 31, 2021	(21,990)	(3,828)	(25,818)
Net book amount as of March 31, 2021	5,612	1,762	7,374

(EUR thousand)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance as of April 1, 2019	25,772	4,309	30,081
Purchases	4,828	722	5,550
Disposals	(791)	(48)	(839)
Reclassification	657	549	1,206
Exchange differences	(616)	(21)	(637)
Accumulated acquisition values as of March 31, 2020	29,850	5,511	35,361
Opening balance as of April 1, 2019	(16,598)	(2,348)	(18,946)
Depreciation charge for the year	(4,720)	(581)	(5,301)
Disposals	650	31	681
Reclassification	(668)	(552)	(1,220)
Exchange differences	370	1	371
Accumulated depreciation and impairment as of March 31, 2020	(20,966)	(3,449)	(24,415)
Net book amount as of March 31, 2020	8,884	2,062	10,946

(EUR thousand)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance as of April 1, 2018	23,493	5,030	28,523
Acquisition of subsidiary	15	—	15
Disposal of subsidiary	(7)	—	(7)
Purchases	5,934	866	6,800
Disposals	(4,620)	(1,852)	(6,472)
Reclassification	891	202	1,093
Exchange differences	66	63	129
Accumulated acquisition values as of March 31, 2019	25,772	4,309	30,081
Opening balance as of April 1, 2018	(15,443)	(3,226)	(18,669)
Disposal of subsidiary	7	—	7
Depreciation charge for the year	(4,124)	(691)	(4,815)
Disposals	3,913	1,769	5,682
Reclassification	(910)	(143)	(1,053)
Exchange differences	(41)	(57)	(98)
Accumulated depreciation and impairment as of March 31, 2019	(16,598)	(2,348)	(18,946)
Net book amount as of March 31, 2019	9,174	1,961	11,135

(EUR thousand)	As of March 31
Accumulated acquisition values	2021	2020	2019
Machinery, Equipment and computers	27,602	29,850	25,772
Leasehold Improvements	5,590	5,511	4,309
Right of use asset	66,383	56,758	60,236
Total Accumulated acquisition values	99,575	92,119	90,317
Accumulated depreciation and impairment	2020/21	2019/20	2018/19
Machinery, Equipment and computers	(21,990)	(20,966)	(16,598)
Leasehold Improvements	(3,828)	(3,449)	(2,348)
Right of use asset	(35,853)	(16,349)	(15,159)
Total Accumulated depreciation and impairment	(61,671)	(40,764)	(34,105)
Total Property, plant and equipment	37,904	51,355	56,213

NOTE 16    Intangible assets

(EUR thousand)
	Goodwill	Trademarks	Customer relationships	Other intangible assets	Software	Total
Opening balance as of April 1, 2020	411,538	45,795	666,021	9,240	101,908	1,234,502
Acquisition of subsidiaries	63,776	—	—	1	5,223	69,000
Purchases	—	—	1,892	1,177	16,670	19,739
Disposals	—	—	(634)	(895)	(1,430)	(2,959)
Exchange differences	2,551	179	418	201	3,439	6,788
Accumulated acquisition values	477,865	45,974	667,697	9,724	125,810	1,327,070
Opening balance as of April 1, 2020	—	(17,150)	(533,549)	(7,277)	(40,425)	(598,401)
Amortization	—	(2,237)	(72,752)	(855)	(21,049)	(96,893)
Disposals	—	—	256	864	947	2,067
Exchange differences	—	—	(95)	(70)	(2,364)	(2,529)
Accumulated amortization	—	(19,387)	(606,140)	(7,338)	(62,891)	(695,756)
Opening balance as of April 1, 2020	(2,027)	—	—	(498)	(2,574)	(5,099)
Impairment	—	—	(356)	—	(874)	(1,230)
Disposal	—	—	356	—	—	356
Exchange differences	52	—	—	—	(14)	38
Accumulated impairment	(1,975)	—	—	(498)	(3,462)	(5,935)
Net book value as of March 31, 2021	475,890	26,587	61,557	1,888	59,457	625,379

(EUR thousand)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance as of April 1, 2019	413,499	45,941	660,325	7,999	81,024	1,208,788
Purchases	—	—	6,059	1,406	24,716	32,181
Disposals	—	—	—	(11)	(762)	(773)
Reclassifications	—	—	—	17	(3)	14
Exchange differences	(1,961)	(146)	(363)	(171)	(3,067)	(5,708)
Accumulated acquisition values	411,538	45,795	666,021	9,240	101,908	1,234,502
Opening balance as of April 1, 2019	—	(14,913)	(462,288)	(6,166)	(25,641)	(509,008)
Amortization	—	(2,237)	(71,325)	(1,203)	(17,165)	(91,930)
Disposals	—	—	—	10	586	596
Adjustments due to changes in accounting policies	—	—	(2)	—	—	(2)
Exchange differences	—	—	66	82	1,795	1,943
Accumulated amortization	—	(17,150)	(533,549)	(7,277)	(40,425)	(598,401)
Opening balance as of April 1, 2019	(2,109)	—	—	(498)	(1,551)	(4,158)
Impairment	—	—	—	—	(1,023)	(1,023)
Exchange differences	82	—	—	—	—	82
Accumulated impairment	(2,027)	—	—	(498)	(2,574)	(5,099)
Net book value as of March 31, 2020	409,511	28,645	132,472	1,465	58,909	631,002

(EUR thousand)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance as of April 1, 2018	405,937	45,926	664,849	7,117	57,432	1,181,261
Acquisition of subsidiaries	7,038	—	—	13	52	7,103
Purchases	169	—	1,862	862	23,722	26,615
Disposals	—	—	—	(569)	(434)	(1,003)
Reclassifications	—	—	—	458	9	467
Adjustments due to changes in accounting policies	—	1	(6,604)	—	—	(6,603)
Exchange differences	355	14	218	118	243	948
Accumulated acquisition values	413,499	45,941	660,325	7,999	81,024	1,208,788
Opening balance as of April 1, 2018	—	(12,676)	(395,073)	(4,912)	(14,308)	(426,969)
Amortization	—	(2,237)	(70,332)	(1,246)	(11,343)	(85,158)
Disposals	—	—	—	564	73	637
Reclassifications	—	—	—	(507)	—	(507)
Adjustments due to changes in accounting policies	—	—	3,155	—	—	3,155
Exchange differences	—	—	(38)	(65)	(63)	(166)
Accumulated amortization	—	(14,913)	(462,288)	(6,166)	(25,641)	(509,008)
Opening balance as of April 1, 2018	(2,040)	—	—	(498)	(1,255)	(3,793)
Impairment	—	—	—	—	(296)	(296)
Exchange differences	(69)	—	—	—	—	(69)
Accumulated impairment	(2,109)	—	—	(498)	(1,551)	(4,158)
Net book value as of March 31, 2019	411,390	31,028	198,037	1,335	53,832	695,622
Goodwill
Management reviews the business performance based on a product perspective. TFSS, AVPS and eCommerce Return Solutions have been identified as the main product groups and the Group's operating segments. Goodwill is monitored by management at the operating segment level. The following is a summary of goodwill allocation for each operating segment:

(EUR thousand)	As of March 31
Goodwill	2021	2020	2019
TFSS	361,470	360,311	360,721
AVPS	50,497	49,200	50,669
eCommerce Return Solutions	63,923	—	—
Total	475,890	409,511	411,390

TFSS and AVPS
The recoverable amount of the Cash Generating Units (CGU) has been determined based on value-in-use calculations. These calculations use pre-tax cash flow projections based on management’s current view at the time of the analysis. Cash flows beyond the 5-years period are extrapolated using an estimated growth rate stated below.
In determining the forecasts for TFSS and AVPS CGUs over the 5-years period within the value-in-use calculation, we applied estimated recovery percentages against actual revenues achieved during the pre-COVID-19 period (January 2019 to December 2019). The growth rate for FY21/22 versus FY20/21 is not relevant as a consequence of the significant impact COVID-19 has had on Global Blue's business in the current year, and therefore the rate was not considered in our forecasting.
The key assumptions used for the value-in-use calculations are as follows:
•Pre-tax discount rate of 7.79% (9.91% as of March 31, 2020, 8.78% as of March 31, 2019), for both CGU´s.
•For the purpose of the goodwill impairment test, the Company assumed a COVID-19 impact on near-term industry volumes, followed by a recovery. In particular, it was assumed that depressed volumes experienced in April 2020 through to June 2021 would progressively subside on the back of the vaccination roll out across the world. A near total recovery to pre-COVID-19 revenue levels was assumed for last quarter of the financial year ending March 31, 2023, with an assumed average growth rate of 4.5% in the subsequent three financial years.
When considering the severity and duration of the assumptions for the first two financial years after March 31, 2021, the Company considered historical travel disruptions (e.g., natural disasters, terrorist attacks, civil unrest, and public health issues like SARS and MERS), as well as the information available regarding the potential impacts of COVID-19.
In all historical disruptions, growth resumed and revenues recovered to pre-disruption levels, as a result of a normalization of travel demand and longer-term structural growth drivers. In these prior travel disruptions, the recovery usually occurred within months or quarters. In recognition that the COVID-19 pandemic is more severe than these precedents, management assumed both a longer recovery period (i.e., more than one year) and a larger impact to near-term cash flows as compared with these precedents.
•After the business plan period, an assumed long-term growth rate of 2% (2% as of March 31, 2020, 2% as of March 31, 2019).
Though the TFSS and AVPS segments offer different solutions, the underlying driver of both is international travel and extra-regional transactions. As such, the same key assumptions have been applied to both CGUs.
The calculations and the cash flow projections are stress-tested using a sensitivity analysis; such analysis is a key element when there are changes to the circumstances, such as the ongoing impact of COVID-19. Changes of the parameters, including, a 30% increase in the discount rate, or a 30% reduction in the revenue over the five-year period or a delay of the recovery of TFS by 12 months, would not result in an impairment given the headroom. There are no reasonably possible changes in key assumptions that might neutralize the headroom.
eCommerce Return Solutions
Goodwill allocated to the eCommerce Return Solutions CGU amounts to EUR63.9 million. The recoverable amount of the CGU has been assessed based on the fair value less cost of disposal of the underlying assets. This has been determined based on a market approach utilizing 2021 trading multiples of comparable companies, calculated as trading enterprise value divided by projected 2021 metrics based on publicly available information derived from S&P Capital IQ.
Given the business profile of eCommerce Return Solutions, Management looked for comparable companies with exposure to eCommerce and logistics, with a high growth profile. Numerous peer groups and companies were considered, but the main two considered were: leading horizontal eCommerce companies and vertical fashion eCommerce marketplaces.
Taking into consideration that the eCommerce Return Solutions is a start-up operating at a loss until March 31, 2021, management deemed the revenue multiple as the primary valuation metric, with gross profit and growth-adjusted revenue multiples serving as cross-checks. EBITDA and net income multiples were not considered, given (i) the eCommerce Return Solutions is a start-up operating at a loss as at March 31, 2021 and (ii) several of the larger peers are similarly operating at a loss.
The agreed valuation for the eCommerce Return Solutions, including the earn-out, implies, when divided by its projected 2021 revenue, a revenue multiple of approximately 4x. In parallel, the average 2021 revenue multiple for the primary peer group, the leading horizontal eCommerce companies, is approximately 6x and slightly above 4x for the vertical fashion eCommerce marketplaces. The derived fair value less cost of disposal exceeded the carrying amount. Given the lower multiple for the eCommerce Return Solutions relative to peers, there was not a need to impair the goodwill as this implied headroom of approximately 50% when compared against the primary peer group. Should the actual 2021 revenue projections for eCommerce Return Solutions be approximately 30% lower than projected or should the comparable peer groups valuation de-rate, there is a risk that the goodwill associated with the eCommerce Return Solutions would be impaired.
Trademarks were classified as intangible assets with a definite useful life.
As part of business combinations in 2013, when Silver Lake and Partners Group acquired Global Blue Group and 2016 , when Global Blue acquired Currency Select, new intangibles were identified and defined as trademarks. The fair value of trademarks was determined by calculating its value-in-use, being "Relief from Royalty" method for the asset. The net book value as of March 31, 2021 was EUR26.6 million (EUR28.6 million as of March 31, 2020, EUR31.0 million as of March 31, 2019).
No impairment tests have been performed for Trademarks as there were no indications of impairment.
The assets will be fully amortized by July 2032.
Customer Relationships
As part of business combinations in 2013 and 2016 new intangibles were identified and are collectively defined as customer relationship contracts with a net book value as of March 31, 2021 of EUR54.7 million (EUR123.6 million as of March 31, 2020, EUR194.9 million as of March 31, 2019). The customer relationships have been split across the operating segments:

(EUR thousand)	As of March 31
Customer relationships	2021	2020	2019	PPA initial valuation
TFSS	53,135	117,479	181,824	610,789
AVPS	1,528	6,113	13,083	44,256
Total	54,663	123,592	194,907	655,045
An impairment assessment has been performed over the Customer Relationship assets which resulted in an impairment charge EUR0.4 million for the fiscal years ended March 31, as a result of the abolition of the tax free scheme in the UK.
TFSS and AVPS Customer relationships contain different types of customers, categorized based on revenue and footprint or services offered. The expected economic life for the customer relationship contracts is between 9 and 20.5 years, driven by these varying types of customer relationships within the TFSS and AVPS operating segments. These will be fully amortized by September 2036.

The Customer relationships table includes the effects of the implementation of IFRS 15, which resulted in a decrease in the gross amount of the Customer relationships of EUR6.6 million and the associated accumulated amortization of EUR3.2 million upon implementation. These changes are due to the change in revenue recognition approach regarding certain limited payments for contracts with customers detailed in Note 3 and Note 21.
As of April 1, 2018, the application of IFRS 15 did not have any material impact on the opening balance of the retained earnings as the advance payments to customers have been recognized as contract assets.
Other intangible assets
Other intangibles include licenses acquired and software purchased from external parties.
Software
Software consists of IT software internally developed for TFSS and AVPS businesses and is amortized over a 3-year period. It also includes the platform software, that has been acquired as part of the Currency Select acquisition in the financial year ended March 31, 2016 with a fair value of EUR17.9 million and the e-commerce technology software, that has been acquired as part of the ZigZag acquisition in the financial year ended March 31, 2021, with a fair value of EUR5.2 million. Both platforms are being amortized over a 5-year period.
NOTE 17    Other non-current receivables

(EUR thousand)	As of March 31
Other non-current receivables	2021	2020	2019
Opening balance as of April 1	15,170	12,703	13,360
Additions of non-current assets	265	4,106	1,541
Divestiture of non-current assets	(2,169)	(2,867)	(147)
Market value valuation	—	—	66
Share of joint venture losses on loan receivable	(907)	(1,390)	—
Increase in loan to joint venture	—	2,850	—
Reclassification to/from Investments in associates and joint ventures	—	—	(2,444)
Other	(121)	121	—
Foreign exchange effects	278	(353)	327
Closing balance as of March 31	12,516	15,170	12,703
EUR2.5 million (EUR2.0 million as of March 31, 2020, EUR2.1 million as of March 31, 2019) of the other non-current receivables is related to a receivable from an insurance company related to a pension plan in Sweden. This receivable does not meet the definition of a pension plan asset. The pension plan is denominated in SEK. Payments commenced in 2018 with a second payment stream starting in 2023 and lasting for 10 years. This receivable is revalued at market value.
The other major part of the other non-current receivables is related to rental agreements on different facilities and deposits paid. The fair value of other non-current receivables does not differ significantly from the book value.

NOTE 18    Financial instruments by category
The table below details the financial instruments as of March 31, 2021:

As of March 31, 2021
(EUR thousand)
Assets as per balance sheet	Loans and receivables at amortized cost	Derivatives valued at FVTPL	Total
Derivative financial instruments	—	231	231
Other non-current financial receivables	12,516	—	12,516
Trade receivables	31,324	—	31,324
Other receivables excluding other non-financial receivables	12,044	—	12,044
Cash and cash equivalents	182,783	—	182,783
Balance as of March 31, 2021	238,667	231	238,898

As of March 31, 2021
(EUR thousand)
Liabilities as per balance sheet	Other financial liabilities at amortized cost	Derivatives valued at FVTPL	Total
Loans and borrowings	720,745	—	720,745
Other long term liabilities	29,471	—	29,471
Trade payables	147,477	—	147,477
Other current liabilities excluding non-financial liabilities	33,994	—	33,994
Accrued liabilities excluding non-financial liabilities	32,589	—	32,589
Balance as of March 31, 2021	964,276	—	964,276
The table below details the financial instruments as of March 31, 2020:

As of March 31, 2020
(EUR thousand)
Assets as per balance sheet	Loans and receivables at amortized cost	Derivatives valued at FVTPL	Total
Derivative financial instruments	—	765	765
Other non-current financial receivables	15,170	—	15,170
Trade receivables	141,306	—	141,306
Other receivables excluding other non-financial receivables	8,100	—	8,100
Cash and cash equivalents	226,139	—	226,139
Balance as of March 31, 2020	390,715	765	391,480

As of March 31, 2020
(EUR thousand)
Liabilities as per balance sheet	Other financial liabilities at amortized cost	Derivatives valued at FVTPL	Total
Loans and borrowings	625,677	—	625,677
Derivative financial instruments	—	—	—
Other long term liabilities	29,753	—	29,753
Trade payables	237,319	—	237,319
Other current liabilities excluding non-financial liabilities	37,821	—	37,821
Accrued liabilities excluding non-financial liabilities	37,277	—	37,277
Balance as of March 31, 2020	967,847	—	967,847
The table below details the financial instruments as of March 31, 2019:

As of March 31, 2019
(EUR thousand)
Assets as per balance sheet	Loans and receivables at amortized cost	Derivatives valued at FVTPL	Total
Other non-current financial receivables	12,703	—	12,703
Trade receivables	249,331	—	249,331
Other receivables excluding other non-financial receivables	23,869	—	23,869
Cash and cash equivalents	104,072	—	104,072
Balance as of March 31, 2019	389,975	—	389,975

As of March 31, 2019
(EUR thousand)
Liabilities as per balance sheet	Other financial liabilities at amortized cost	Derivatives valued at FVTPL	Total
Loans and borrowings	624,500	—	624,500
Derivative financial instruments	—	176	176
Other long term liabilities	37,241	—	37,241
Trade payables	263,720	—	263,720
Other current liabilities excluding non-financial liabilities	51,337	—	51,337
Accrued liabilities excluding non-financial liabilities	36,011	—	36,011
Balance as of March 31, 2019	1,012,809	176	1,012,985

NOTE 19    Trade receivables

The fair value of trade receivables does not differ from the carrying amount.
Trade receivables past due relate to a number of independent customers for whom there is no recent history of or forward-looking information on defaults.
Trade receivables are measured at amortized cost.
The tables below details the trade receivables balance as of March 31, 2021:

As of March 31, 2021
(EUR thousand)
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	26,938	3,115	5,388	35,441
Less: Loss allowance	(3,454)	(258)	(405)	(4,117)
Total	23,484	2,857	4,983	31,324

(EUR thousand)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	20,329	898	3,550	24,777
Trade receivables past due:
Up to 3 months	2,264	1,184	996	4,444
3 months - 6 months	451	775	16	1,242
More than 6 months	440	—	421	861
Total	23,484	2,857	4,983	31,324

(EUR thousand)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	18,561	549	1,547	20,657
TRY	1,552	—	—	1,552
GBP	649	85	1,019	1,753
MAD	410	1,070	—	1,480
RUB	266	—	1,153	1,419
Other	2,046	1,153	1,264	4,463
Total	23,484	2,857	4,983	31,324
The tables below details the trade receivables balance as of March 31, 2020:

As of March 31, 2020
(EUR thousand)
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	103,930	22,864	19,213	146,007
Less: Loss allowance	(3,013)	(141)	(1,547)	(4,701)
Total	100,917	22,723	17,666	141,306

(EUR thousand)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	67,275	14,644	7,300	89,219
Trade receivables past due:
Up to 3 months	28,947	7,662	6,800	43,409
3 months - 6 months	3,335	269	944	4,548
More than 6 months	1,360	148	2,622	4,130
Total	100,917	22,723	17,666	141,306

(EUR thousand)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	75,520	5,647	1,250	82,417
GBP	15,198	4,136	1,352	20,686
SGD	6	9,818	544	10,368
Other	10,193	3,122	14,520	27,835
Total	100,917	22,723	17,666	141,306
The tables below details the trade receivables balance as of March 31, 2019:

As of March 31, 2019
(EUR thousand)
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	186,083	42,745	24,078	252,906
Less: Loss allowance	(2,874)	—	(701)	(3,575)
Total	183,209	42,745	23,377	249,331

(EUR thousand)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	156,481	40,773	11,140	208,394
Trade receivables past due:
Up to 3 months	23,033	1,933	8,422	33,388
3 months - 6 months	3,419	39	2,323	5,781
More than 6 months	276	—	1,492	1,768
Total	183,209	42,745	23,377	249,331

(EUR thousand)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	134,117	12,132	5,508	151,757
GBP	25,356	5,417	962	31,735
SGD	19	19,513	877	20,409
Other	23,717	5,683	16,030	45,430
Total	183,209	42,745	23,377	249,331

The table below details the movements of the provision for the impairment of trade receivables:

(EUR thousand)	As of March 31
Movements of the provision for the impairment of trade receivables	2021	2020	2019
Opening balance as of April 1	(4,701)	(3,575)	(3,354)
Charged for the year	(1,447)	(2,306)	(1,970)
Utilized	1,040	184	390
Unused amounts reversed	869	913	1,309
Effect of movements in foreign exchange	122	83	50
Closing balance as of March 31	(4,117)	(4,701)	(3,575)
The creation and release of provision for impaired trade receivables have been included in "operating expenses". Amounts charged to the allowance account are generally written off when there is no expectation of recovering additional cash. The maximum exposure to credit risk at the reporting date is the carrying value of trade receivables.
NOTE 20    Other current receivables

(EUR thousand)	As of March 31
Other current receivables	2021	2020	2019
Input VAT	16,375	23,395	22,961
Payments & DCC receivables	3,873	4,340	20,312
Advances and deposits	2,286	2,591	2,877
Withholding taxes	2,818	2,265	2,415
Others	2,276	1,169	682
Government grants	3,609	—	—
Total	31,237	33,760	49,247
Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the group will comply with all attached conditions. As of March 31, 2021, they are mainly salary benefits related to COVID-19 pandemic. Please refer to Note 44.

NOTE 21    Prepaid expenses

(EUR thousand)	As of March 31
Prepaid expenses	2021	2020	2019
Insurance	1,428	2,052	1,978
Office and IT-related expenses	3,032	3,013	4,904
Accrued income	186	739	2,037
Merchants	132	1,586	5,219
Other prepaid expenses	593	529	907
Total	5,371	7,919	15,045
A limited set of advance payments for contracts with customers is being recorded as a prepaid expense under the name “Merchants” in the financial statement, as presented in the table above and is predominantly expected to be settled within the next 12 months as a reduction in revenue.

NOTE 22    Cash and cash equivalents

Cash and cash equivalents consist of cash and bank accounts and are payable on demand. The bank accounts earn interest at various rates which differ by account. The deposits consist of highly liquid money market instruments, with withdrawals periods of up to 3 months.

(EUR thousand)	As of March 31
Cash and cash equivalents	2021	2020	2019
Deposits	63,036	84,884	3,476
Cash and bank balances	119,747	141,255	100,596
Total	182,783	226,139	104,072
The fair value of cash and cash equivalents approximates its carrying value due to its short term nature.
Please refer to Note 26 related to the pledge of cash in hand.
NOTE 23    Issued capital and reserves
As of August 28, 2020 a capital reorganization took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated on December 10, 2019 with a share capital of EUR0.093m divided into 10,000,000 shares. This Company became the ultimate parent of the Group. During the reorganization, an additional 181,542,785 shares were issued with the increase of the share premium.
From the listing date in August until March 31, 2021, 19,710,166 additional ordinary shares were issued in the holding company.
Global Blue signed an SPA on March 6, 2021 to buy ZigZag Global, a leading e-commerce return SaaS platform. Global Blue has raised USD70.0 million via a private placement of common stock issued to new institutional investors to fully fund the ZigZag Global’s acquisition.
Number of shares authorized and issued

	As of March 31
	2021			2020	2019
	Ordinary shares	Preference shares	Total	Ordinary shares	Ordinary shares
Number of shares (authorized and issued)	187,534,962	23,717,989	211,252,951	40,000,000	40,000,000
Total number of shares	187,534,962	23,717,989	211,252,951	40,000,000	40,000,000

	As of March 31
	2021			2020	2019
	Ordinary shares	Preference shares	Total	Ordinary shares	Ordinary shares
Opening balance as of April 1	40,000,000	—	40,000,000	40,000,000	40,000,000
Effects of the capital reorganization on Aug 28, 2020	127,824,796	23,717,989	151,542,785	—	—
Issuance of share capital Global Blue Group Holding A.G. November 2020	5,929,477	—	5,929,477	—	—
Conversion of preference shares into ordinary shares	—	(5,929,477)	(5,929,477)	—	—
Assign the preference shares to ListCo.	—	5,929,477	5,929,477	—	—
Issuance of share capital Global Blue Group Holding A.G. February 2021	7,000,000	—	7,000,000	—	—
Issuance of share capital Global Blue Group Holding A.G. March 2021	6,666,665	—	6,666,665	—	—
Exercises of warrants	114,024	—	114,024	—	—
Closing balance as of March 31	187,534,962	23,717,989	211,252,951	40,000,000	40,000,000
Issued share capital and share premium

(EUR thousand)	As of March 31
Issued share capital and share premium	2021			2020	2019
	Ordinary shares	Preference shares	Total	Ordinary shares	Ordinary shares
Opening balance as of April 1	392,197	—	392,197	392,197	392,197
Effects of the capital reorganization	801,569	113,283	914,852	—	—
Issue of share capital	439	37	476	—	—
Share premium contribution	293,778	33,208	326,986	—	—
Conversion of preference shares into ordinary shares	50,100	(50,100)	—	—	—
Acquisition of treasury shares	(8,877)	(1,246)	(10,123)	—	—
Exercises of warrants	1,140	—	1,140	—	—
Closing balance as of March 31	1,530,346	95,182	1,625,528	392,197	392,197

The Other reserves within Equity attributable to owners of the parent consist of the following positions:

As of March 31, 2021
(EUR thousand)
Other reserves	Foot note	Notes	Equity settled shared based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance as of April 1, 2020			—	—	9,915	(19,470)	(2,326)	(11,881)
Currency translation difference			—	—	—	4,763	—	4,763
Actuarial gain on post-employment benefit obligations		29	—	—	—	—	59	59
Tax effect		12	—	—	—	—	106	106
Issuance of share capital Global Blue Group Holding A.G.			—	—	(1,495,526)	—	—	(1,495,526)
Acquisition of treasury shares			—	—	10,058	—	—	10,058
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.			—	—	42,856	—	—	42,856
Exchange of Global Blue management loan notes into shares	(4)		—	—	464,162	—	—	464,162
Effects of capital reorganization (1)			—	—	(978,450)	—	—	(978,450)
Employee share schemes			1,239	—	—	—	—	1,239
Conversion of shares into equity settled plan			42,632	—	—	—	—	42,632
Equity award issuance costs			—	20,196	115,113	—	—	135,309
Exercises of warrants	(2)		—	(72)	—	—	—	(72)
Shares bought back by Global Blue Group A.G.	(6)		—	—	(152,787)	—	—	(152,787)
Total contribution by and distribution to owners of the parent, recognized directly in Equity			43,871	20,124	(37,674)	—	—	26,321
Closing balance as of March 31, 2021			43,871	20,124	(1,006,209)	(14,707)	(2,161)	(959,082)

As of March 31, 2020
(EUR thousand)
Other reserves	Notes	Equity settled shared based payment	Warrants	Other reserve (2)	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance as of April 1, 2019		—	—	9,890	(10,572)	(519)	(1,201)
Tax effect	12	—	—	—	—	293	293
Currency translation difference		—	—	—	(8,898)	—	(8,898)
Actuarial gain on post-employment benefit obligations	29	—	—	—	—	(2,100)	(2,100)
Restatement of hyperinflation (1)		—	—	25	—	—	25
Closing balance as of March 31, 2020		—	—	9,915	(19,470)	(2,326)	(11,881)

As of March 31, 2019
(EUR thousand)
Other reserves	Notes	Equity settled shared based payment	Warrants	Other reserve (2)	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance as of April 1, 2018		—	—	7,607	(12,339)	(903)	(5,635)
Tax effect	12	—	—	—	—	(83)	(83)
Currency translation difference		—	—	—	1,767	—	1,767
Actuarial gain on post-employment benefit obligations	29	—	—	—	—	467	467
Restatement of hyperinflation (1)		—	—	2,283	—	—	2,283
Closing balance as of March 31, 2019		—	—	9,890	(10,572)	(519)	(1,201)
(1)Restatement due to hyperinflation represents the revaluation reserve as result of applying IAS29 in Argentina, which is considered to be a hyperinflationary economy starting July 1, 2018. The revaluation reserve covers full year transactions since April 1, 2018.
(2)These amounts represent the reorganization reserve as a result of the capital reorganization that took place in March 2018 and is computed as the difference between the cost of the transaction and the carrying value of the net assets at the moment of reorganization.
Movements after the capital reorganization
Any differences related to the capital reorganization between the cost of the transaction and the carrying value of the net assets is recorded in other reserves.

The effects of the capital reorganization are the following:

As of August 28, 2020
(EUR thousand)
Effects of capital reorganization	Foot note	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Warrants	Other reserve	Total
Issuance of share capital Global Blue Group Holding A.G.	(1)	1,302	184	1,181,450	166,969	—	—	—	(1,495,526)	(145,621)
Acquisition of treasury shares	(5)	—	—	—		(8,812)	(1,246)	—	10,058	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.	(3)	(41)	(6)	(37,508)	(5,301)	—	—	—	42,856	—
Exchange of Global Blue management loan notes into shares	(4)	(299)	(42)	(343,335)	(48,521)	—	—	—	464,162	71,965
Effects of capital reorganization		962	136	800,607	113,147	(8,812)	(1,246)	0	(978,450)	(73,656)
(1) SL Globetrotter and Global Blue Holding LP established a new company (“Global Blue Group Holding A.G.”).
The Global Blue Holding Group A.G. established a Swiss subsidiary, Global Blue Group II GmbH, and a United States based subsidiary, US Holdco LLC, which in turn created another United States based subsidiary, US Sub.
SL Globetrotter LP contributed the shares of Global Blue Management GP Sarl to Global Blue Holding LP. The shares of Global Blue Management GP were then further contributed to Global Blue Investment & Co S.C.A. through a series of capital contributions.
(3)As a result of the reorganization, on August 28, 2020, the MEP ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their shares and NC-PECs. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G. At which point, a portion was sold for cash and the rest remained, reflecting management’s direct ownership in Global Blue Group Holding A.G. The new shares owned by Management and the Estera Trust Limited are accounted for as equity-settled instruments under IFRS 2.
(1) (3)SL Globetrotter LP and Global Blue Holding LP and Management contributed part of their shares in Global Blue Group A.G. to Global Blue Group Holding A.G. in exchange for new shares in Global Blue Group Holding A.G. Ant Group and Estera Trust Limited contributed all of their shares in Global Blue Group A.G. to Global Blue Group Holding A.G. in exchange for new shares in Global Blue Group Holding A.G.
(1)Other Cornerstone investors subscribed in cash for new shares in Global Blue Group Holding A.G.
(1)Global Blue Group Holding A.G. acquired some of the shares in Global Blue Group A.G. from the SL Globetrotter LP, Global Blue Holding LP and Management.

(6)Global Blue Group II GmbH and Global Blue Group Holding A.G. acquired the remaining shares in Global Blue Group A.G. from the SL Globetrotter LP and Global Blue Holding LP and Management.
(4)Global Blue Group Holding A.G. contributed its shares in Global Blue Group A.G. to Global Blue Group II GmbH, such that Global Blue Group A.G. became a wholly owned subsidiary of Global Blue Group II GmbH.
(2)The United States company held by the SPAC investors, Far Point Acquisition Corporation, merged with the United States subsidiary held by Global Blue Group Holding A.G., US Sub, with Far Point Acquisition Corporation being the surviving entity.
(2)In consideration for the merger, Global Blue Group Holding A.G. issued shares to the SPAC investors. The SPAC founders received ordinary shares. In addition, the warrant holders in the United States company held by the SPAC investors were exchanged for new warrants in Global Blue Group Holding A.G.
(2)The issuance costs of EUR135.3 million represents the difference between the fair value of the shares issued by Global Blue Group Holding A.G. and the fair value of the identifiable net assets of the United States company held by the SPAC investors. The difference was considered to be a non-cash payment for the service of a stock exchange listing according to IFRS 2.
(1)The issue of share capital Global Blue Group Holding A.G. reflected in Other reserve as at March 31, 2021 is composed of the following:

As of March 31, 2021
(EUR thousand)
Issue of share capital Global Blue Group Holding A.G.	Foot note	Other reserve
Issue of share capital ordinary shares Global Blue Group Holding A.G.	(1)	(1,209)
Issue of share capital preference shares Global Blue Group Holding A.G.	(1)	(184)
Issue of share premium ordinary shares Global Blue Group Holding A.G.	(1)	(1,181,450)
Issue of share premium preference shares Global Blue Group Holding A.G.	(1)	(166,969)
Conversion of shares into equity settled plan	(1) (2)	(42,632)
Equity award issuance costs	(2)	(115,113)
Effect of the merge	(2)	12,031
Issue of share capital Global Blue Group Holding A.G.		(1,495,526)
(5)Treasury shares

As of March 31, 2021
(EUR thousand)
Acquisition of treasury shares	Number of shares			Value (EUR thousand)
	Ordinary shares	Preference shares	Total	Ordinary shares	Preference shares	Total
Opening balance as of April 1, 2020	—	—	—	—	—	—
Acquisition of treasury shares as at 28 August 2020	1,051,569	138,846	1,190,415	(8,812)	(1,246)	(10,058)
Acquisition of treasury shares post-merger with FPAC	7,000,000	—	7,000,000	(65)	—	(65)
Closing balance as of March 31, 2021	8,051,569	138,846	8,190,415	(8,877)	(1,246)	(10,123)

There were no treasury shares acquired in the comparative periods presented March 2020 and 2019.

Under the 2012 Investment Agreement any unallocated securities would be distributed to all shareholders (Silver Lake, Partners Group and Management Equity Plan participants), proportional to shareholding, on an exit event.
Pursuant to an arrangement and agreement signed in August 2020 and as part of the capital reorganization, it was agreed that whilst these unallocated securities would be distributed to Silver Lake and Partners Group on the listing, the shares that should have been distributed to the MEP would instead be held by the Trust.
The Trust is consolidated in the financial statements of the Company and the amount of treasury shares are held at the fair value of EUR10.1 million and reflected within Other Equity.
The distribution of shares to management is conditional upon and at the discretion of the Global Blue Nomination and Remuneration Committee.
Warrants
Since the listing in August until March 31, 2021, 114,024 warrants were exercised at price of 11.50USD. The warrants were exercised at a 1:1 equivalent to ordinary shares.
The outstanding warrants as of March 31, 2021 amount to 30,735,950 with a fair value of EUR20.1 million.

(EUR thousand)	As of March 31, 2021
Warrants	Number of warrants	Value (EUR thousand)
	—	—
Issuance of warrants	30,849,974	20,196
Exercises of warrants	(114,024)	(72)
Closing balance as of March 31, 2021	30,735,950	20,124
There were no outstanding warrants in the comparative periods presented March 2020 and 2019.
NOTE 24    Non-controlling interests
Non-controlling interests represent the participating interests of third parties in the Group's equity and are comprised of the following Group entities:

(EUR thousand)	As of March 31
Non-controlling interests	2021	2020	2019
Global Blue TFS Japan Co Ltd	3,969	4,873	4,524
Global Blue Lebanon SAL	472	714	944
Global Blue Touristik Hizmetler A.Ş.	1,234	1,917	2,573
Global Blue Management & Co S.C.A.	—	(508)	(433)
Global Blue Russia AO	581	833	218
Global Blue Russia Holdings B.V.	320	325	326
Global Blue Cross Border SA	203	222	274
Total Non-controlling interests	6,779	8,376	8,426
Dividends paid to non-controlling interests amounted to EUR0.2 million (EUR4.8 million for the financial year ended March 31, 2020, EUR3.9 million for the financial year ended March 31, 2019). For the financial year ended March 31, 2021 the dividend is related to Global Blue Touristik Hizmetler A.Ş. For the financial years ended March 31, 2020 and 2019 the dividends are related to Global Blue Touristik Hizmetler A.Ş., Global Blue TFS Japan Co Ltd and Global Blue Lebanon SAL.

Summarized financial information on Subsidiaries with material non-controlling interest
Set out below is the summarized financial information for each subsidiary that has a non-controlling interest that is material for the Group.

(EUR thousand)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			Global Blue Turistik Hizmetler A.Ş.
	As of March 31
	2021	2020	2019	2021	2020	2019	2021	2020	2019
Current
Assets	4,308	13,513	11,984	395	3,453	5,241	2,821	6,386	6,173
Liabilities	10,841	19,978	17,536	549	2,098	3,981	2,134	5,498	4,535
Total current net assets (liabilities)	(6,533)	(6,465)	(5,552)	(154)	1,355	1,260	687	888	1,638
Non- current
Assets	14,630	16,404	14,786	134	169	202	1,118	1,239	1,165
Liabilities	4	0	3	84	371	248	630	512	501
Total non-current net assets (liabilities)	14,626	16,404	14,783	50	(202)	(46)	488	727	664
Net assets	8,093	9,939	9,231	(104)	1,153	1,214	1,175	1,615	2,302

(EUR thousand)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			Global Blue Turistik Hizmetler A.Ş.
	For the financial year ended March 31
	2021	2020	2019	2021	2020	2019	2021	2020	2019
Revenue	3,084	20,375	18,773	71	2,310	2,729	1,326	5,525	5,808
Profit for the year from continuing operations	(1,140)	8,120	7,352	(43)	188	545	267	2,371	2,658

(EUR thousand)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			Global Blue Turistik Hizmetler A.Ş.
	For the financial year ended March 31
	2021	2020	2019	2021	2020	2019	2021	2020	2019
Net increase (decrease) in cash and cash equivalents	(7,851)	8,709	(386)	(622)	228	293	(1,034)	1,248	1,275

(EUR thousand)
	Global Blue Russia AO			Global Blue Management & Co S.C.A.
	As of March 31
	2021	2020	2019	2021	2020	2019
Current
Assets	5,120	8,693	5,524	12	10	29
Liabilities	3,560	6,736	4,684	81	259,888	215,623
Total current net assets (liabilities)	1,560	1,957	840	(69)	(259,878)	(215,594)
Non- current
Assets	381	496	446	460,978	478,219	437,657
Liabilities	—	3	49	—	248,146	246,571
Total non-current net assets (liabilities)	381	493	397	460,978	230,073	191,086
Net assets	1,941	2,450	1,237	460,909	(29,805)	(24,508)

(EUR thousand)
	Global Blue Russia AO			Global Blue Management & Co S.C.A.
	For the financial year ended March 31
	2021	2020	2019	2021	2020	2019
Revenue	756	3,581	1,803	—	—	—
Profit (Loss) for the year from continuing operations	(488)	1,857	652	(2,398)	(5,297)	(5,270)

(EUR thousand)
	Global Blue Russia AO			Global Blue Management & Co S.C.A.
	For the financial year ended March 31
	2021	2020	2019	2021	2020	2019
Net increase (decrease) in cash and cash equivalents	1,999	693	657	(1)	(19)	(43)
NOTE 25    Share-based Payments and Non-Convertible Equity Certificates

Share Based payments and Non-convertible Equity Certificates settled with IPO
Management Equity Plan
March 31, 2021
As of August 28, 2020, as part of the Group capital reorganization and merger with FPAC, the Management Equity Plan (MEP) ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their previously held shares. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G, the previous parent of the Group. The shares were fully vested and were revalued according to IFRS 2 upon the capital reorganization, resulting in a non-cash revaluation charge of EUR58.7 million. At which point, a portion of the shares were sold for cash and the rest remained, reflecting management’s direct ownership in Global Blue Group Holding AG, and were reclassified into equity upon conversion from a cash-settled plan to an equity-settled plan. The movement in the share-based payment liability during the period is reflected below:

(EUR thousand)
SBP	As of March 31, 2021
Opening balance as of April 1	7,396
Valuation up to August 27	974
SBP value as of August 27	8,370
Expense recognized in the profit and loss upon capital reorganization	58,744
SBP value as of August 28	67,114
Cash settlements upon reorganization	(29,333)
Conversion upon reorganization of remaining SBP liability to equity at FV	(37,781)
Closing balance as of March 31, 2021	—
March 31, 2020
The first level management ("Executive Committee") and selected first and second level management ("Senior Management") of the Group were offered to participate in management share plans, allowing the members of these plans to invest in the equity of the Group. The Executive Committee were offered to invest into Global Blue Management and Co S.C.A. The senior managers were offered to invest through the Global Blue Equity Plan Employee Trust (‘the Trust’). Under both plans, the price paid for the shares equaled the grant date fair value of the share. The managers’ share plans were fully vested and were cash-settled share-based payment arrangements in the scope of IFRS 2 "Share-based payment" due to the terms and conditions of the plan.
NC-PECs
March 31, 2021
As of August 28, 2020, as part of the Group capital reorganization and merger with FPAC, the NC-PECs ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their NC-PECs. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G, the previous parent of the Group. The NC-PECs were liability classified as they were cash-settled. Immediately prior to conversion into shares of the Company, the NC-PEC’s were revalued according to IFRS 2 as at the conversion date and reclassified in equity upon conversion from a cash-settled plan to an equity-settled plan.
Refer to Note 23 for further details.
March 31, 2020
The NC-PECs were part of the management investment and incentive plan put in place during the 2012 LBO.
The Company’s indirect subsidiary Global Blue Management & Co S.C.A. issued on August 1, 2012 NC-PECs with a par value of EUR1.00 and a maximum amount of EUR500 million. As of March 31, 2020, the nominal value of NC-PECS, including accrued interest, was EUR1.9 million
The NC-PECs bear interest with a rate of 10% per annum calculated on the par value of the NC-PECs outstanding and the accrued and unpaid yield of prior periods. The mandatory redemption date of the NC-PECs is July 26, 2061. At any time, Global Blue Management & Co S.C.A. may repurchase any or all of the NC-PECs at a repurchase price, which is equal to the par value of each NC-PEC plus accrued but unpaid yield on such NC-PEC for the NC-PECs repurchased.

The NC-PECs rank prior to all subordinated securities (current and future), but the NC-PECs shall be subordinated to all other creditors of the previous ultimate parent of the Group (current and future).
The movement in the NC-PECs liability is reflected below:

(EUR thousand)	For the financial year ended March 31
NC-PECs	2021	2020	2019
Nominal value including accrued interest on NC-PECs issued at the beginning of the year	1,920	1,750	1,591
Mark-to-market fair value charge	(138)	—	—
Accrued interests on NC-PECs	79	(5)	159
Transfer to equity	(1,861)	—	—
Reclassifications	—	175	—
Total value of NC-PECs direct investment	—	1,920	1,750
Value at the beginning of the year	2,971	2,744	0
Accrued interest	120	227	—
Derecognition of residual amount to profit and loss	(101)	—	—
Transfer to equity	(2,990)	—	—
Reclassifications	—	—	2,744
Interest bearing obligations towards senior management of Global Blue Group	—	2,971	2,744
Total value of NC-PECs including accrued interest	—	4,891	4,494

(Thousand of units)	For the financial year ended March 31
NC-PECs	2021	2020	2019
NC-PECs issued at the beginning of the year	927	927	927
Issuance of NC-PECs	—	—	—
Transfer of NC-PECs to equity	(927)	—	—
Number of NC-PECs issued	—	927	927
The liability towards senior management of the Group of EUR3.0 million as of March 31, 2020 relates to obligation of the Global Blue Management Equity Plan (MEP related to the 2012 LBO). The fair value of the interest-bearing liability towards senior management of Global Blue Group is assessed to be equal to the carrying value. The applicable interest rate of the instrument equals 10% per annum and computed on a 365-/366-day year basis and the actual number of days elapsed.
Share-based payment plans in place
As part of Global Blue’s Management Incentive Plan (“MIP”) the board has decided to issue a series of equity grants in the form of Global Blue share options and Global Blue restricted shares.
On June 25, 2019, under the MIP, Global Blue granted 486,527 share options (“SOP”), and on November 12, 2020 granted 7,970,000 SOP and 475,491 restricted shares (“RSA”) to its employees.
Participation in these plans is at the board’s discretion and subject to the consent of the individual receiving the grant.
Equity settled share options - SOP
On June 25, 2019, 486,527 share options were granted to employees of the Company, 50 percent with the vesting date June 24, 2022 and 50 percent with the vesting date June 24, 2024. Holders of share options once vested will be granted the right to purchase the Company’s shares at the exercise price of USD10.59. Expiry date for the granted share options is June 23, 2027.
The fair value was calculated using a binomial option pricing model. Beside the exercise price mentioned above, the model inputs were the share price at grant date of USD10.59, expected volatility of 25 percent and a risk-free interest rate of 1.91 percent. The calculated value of the option was USD1.03 per share.
On November 12, 2020, a total of 7.97 million share options were granted to employees of the Company. Holders of share options once vested will be granted the right to purchase the Company’s shares at the exercise price. Four tranches of options vesting on four respective vesting dates have been granted. Within each respective tranche, there are a further four tranches of options with four different exercise prices.

Share options granted (thousands)	02/15/2022	08/15/2022	08/15/2023	08/15/2024	Total
US$8.50	971	324	647	647	2,589
US$10.50	822	274	548	548	2,192
US$12.50	673	224	448	448	1,793
US$14.50	523	175	349	349	1,396
Total	2,989	997	1,992	1,992	7,970

Grant date	11/12/2020	11/12/2020	11/12/2020	11/12/2020
Share price at grant date (USD)	10.34	10.34	10.34	10.34
Expiry date	08/15/2026	08/15/2026	08/15/2026	08/15/2026
Exercise price (USD)	8.5	10.5	12.5	14.5
Fair value per share option (USD)	0.58	0.20	0.05	0.01
The fair value was calculated using a binomial option pricing model. The model inputs were the share price at grant date of USD10.34, exercise prices as mentioned above, expected volatility of 50 percent and a risk-free interest rate of 0.50 percent.
Equity settled restricted share grants - RSA
Under this plan, participants are granted Company’s ordinary share in line with the following vesting conditions:
•50% vesting based on the service condition: the employee remain in the employment of Global Blue
•25% vesting based on market performance conditions: increase of the absolute total shareholder return and benchmarking the total shareholder return to the MSCI ASWI index
•25% vesting based on non-market performance condition: measured by adjusted net income compound annual growth rate (CAGR) with a weight of 50%.

As for the vesting period, 37.5% of RSAs vest on February 15, 2022, 12.5% on August 15, 2022, 25% on August 15, 2023, and 25% on August 15, 2024.

On November 12, 2020, four tranches, a total of 475,491 restricted shares were granted to employees of the company.

Grant date	11/12/2020	11/12/2020	11/12/2020	11/12/2020
Vesting date	02/15/2022	08/15/2022	08/15/2023	08/15/2024
Share price at grant date (USD)	10.34	10.34	10.34	10.34
Number of shares	178,309	59,436	118,873	118,873
Expiry date	08/15/2026	08/15/2026	08/15/2026	08/15/2026
Risk free interest rate	0.14%	0.16%	0.22%	0.30%
Fair value per share (USD)	8.65	8.65	8.65	8.65
The estimated fair value is calculated based on the share price as at grant date, adjusted using the probability of achievement of the market-based performance conditions. The estimated fair value is based on the assumption that the service condition and non-market performance condition will be fully met. The model inputs were the share price at grant date of USD10.34, expected volatility of 50 percent, and the risk free interest rate as stipulated in the table above. No dividend payments were considered in the fair value.
Due to the limited history of the company’s publicly traded shares, the volatility for all plans was calculated based on the historical share price volatility of a peer group which consists of similar publicly traded companies. This list of peers was selected from the peer group which was jointly defined by FPAC management and Global Blue management for the purpose of business valuation prior to the business reorganization.
Expenses amounting to EUR1.2 million related to the above-mentioned plans were recorded during the period with a corresponding increase in equity. All of these plans are equity settled in accordance with IFRS 2.
NOTE 26    Loans and borrowings

(EUR thousand)		As of March 31
Interest-bearing loans and borrowings from credit institutions	Note	2021	2020	2019
Long-term financing - Term senior debt		—	634,267	635,839
Long-term financing - Senior debt facility		630,000	—	—
Capitalized financing fees		(8,255)	(9,672)	(13,441)
Revolving Credit Facility (RCF)		99,000	—	—
Other bank overdraft		111	1,081	2,102
Total	18	720,856	625,676	624,500
Short-term portion		111	1,081	2,102
Long-term portion		720,745	624,595	622,398
Total	18	720,856	625,676	624,500

(EUR thousand)	As of March 31
	2021			2020			2019
	Carrying value	Fair value	Effective interest	Carrying value	Fair value	Effective interest	Carrying value	Fair value	Effective interest
Term senior debt	—	—	n.a.	625,507	613,220	3.61%	623,831	593,452	3.84%
Senior debt facility	621,745	640,836	3.18%	—	—	n.a.	—	—	n.a.
Capitalized financing fees - RCF	—	—	n.a.	(912)	(912)	n.a.	(1,433)	(1,433)	n.a.
Revolving Credit Facility (RCF)	99,000	99,000	n.a.	—	—	n.a.	—	—	n.a.
Total non-current	720,745	739,836		624,595	612,308		622,398	592,019
Other bank overdraft	111	111	n.a.	1,081	1,081	n.a.	2,102	2,102	n.a.
Total current	111	111		1,081	1,081		2,102	2,102

Total	720,856	739,947		625,676	613,389		624,500	594,121
The fair value of Senior debt facility loan has been estimated by discounting future cash flows using the effective interest rate of the Term senior debt loan as at inception, on August 28, 2020. The fair value has been measured using observable inputs (level 2) in line with the fair value hierarchy.
The effective interest rate of the Term senior debt comprises of the amortization of debt costs, effects of IFRS 9 and the nominal interest rate of the debt.
On August 28, 2020, the group entered into a new Senior Facilities Agreement ("SFA").
The SFA comprises of a term loan of EUR630.0 million, fully drawn since inception and a Revolving Credit Facility (“RCF”) of EUR100.0 million which was drawn in cash for EUR99.0 million as a precautionary measure. The proceeds from the term loan under the SFA were used to fully repay the term loan of EUR630.0 million and amounts outstanding under the RCF of EUR79.0 million under the previous Term senior debt.. The SFA has a maturity date of August 28, 2025.
The interest conditions of the term loan and RCF are set as the Euribor of the period with a floor of 0.00% plus a margin. The respective margins are dependent on the Total Net Leverage, which is calculated based on the Annual financial statements as per the below table.

Total Net Leverage	Term Loan	Revolving Credit Facility
> 4.00x	2.75%	2.50%
≤ 4.00x > 3.50x	2.25%	2.00%
≤ 3.50x > 3.00x	2.00%	1.75%
≤ 3.00x > 2.50x	1.75%	1.50%
≤ 2.50x > 2.00x	1.50%	1.25%
≤ 2.00x > 1.50x	1.25%	1.00%
≤ 1.50x	1.00%	0.75%

On December 16, 2020, based on the Total Net Leverage on September 30, 2020, the applicable interest conditions (margin included) on the term loan and the RCF moved to 2.75% and 2.50% (2.00% and 1.75% as of August 28, 2020) respectively reflecting the change in credit risk.
The financial covenant associated with the SFA is based on a level of Total Net Leverage and will be tested semi-annually, with the first test date being September 20, 2021.  For purposes of the September 30, 2021 test, the Company will be required to have a Total Net Leverage Ratio lower than 5.0x.
On February 3, 2021, Global Blue obtained a covenant waiver from its lenders under the SFA. The waiver provides that the semi-annual total net leverage financial covenant under the Facilities Agreement shall not be tested on the first two test dates, which would have been September 30, 2021 and March 31, 2022 as originally envisaged by the Facilities Agreement. Consequently, the first testing date of the total net leverage financial covenant will be September 30, 2022.
In connection to the terms of the waiver, Global Blue agreed that for the period from (and including) September 30, 2021 to (and excluding) September 30, 2022 (the “Waiver Period”), Global Blue shall ensure that the liquidity (being the aggregate amount of cash and cash equivalents of the Group and the aggregate amount available to the Company and its subsidiaries (the “Group”) on a committed or uncommitted basis for utilization under any facilities or other debt or equity financing) on the last day of each calendar month (or, if such day is not a business day, then on the next succeeding business day) shall not be less than EUR35.0 million (the “Liquidity Condition”).
The Liquidity Condition shall cease to apply if the revenues of the Group for any calendar month first being equal to or more than an amount equal to 40% of the revenues of the Group for the pre-COVID-19 period, namely the corresponding calendar month during the period from (and including) February 1, 2019 to (and including) January 31, 2020. If the Liquidity Condition is not met, the Company can cure a breach of the Liquidity Condition with the proceeds of equity or subordinated debt contributions or any other source available to the Group.

The debt costs related to the old “SFA” were fully expensed in the amount of EUR9.7 million.
As of March 31, 2021 EUR9.3 million debt costs were recognized related to the new SFA. Out of this amount, EUR1.1 million were amortized during the year, EUR8.2 million are unamortized.

Security
First-ranking security has been provided in favor of the lenders under the new SFA. This security includes pledges on the assets of material subsidiaries of the Company at the time of the implementation of the transaction security, to the extent legally permitted and operationally practical. All debt being issued under the SFA ranks pari-passu.

(EUR thousand)		As of March 31
Security	Notes	2021	2020	2019
Pledge of shares of consolidated companies (net equity in subsidiaries)		236,808	93,743	118,262
Pledge of trade receivables, other current receivables, prepaid expenses and income tax receivable	19, 20, 21	17,609	94,286	162,110
Pledge of cash in hand	22	4,918	169,952	73,493

Interest Rate Swaps
As of March 31, 2021 (and as of March 31, 2020 and as of March 31, 2019), there were no interest rate swaps outstanding.
Bank overdrafts
Local credit facilities are available in certain jurisdictions and the facilities as per the end of the financial year are limited to EUR18.2 million (EUR21.4 million as of March 31, 2020, EUR12.6 million as of March 31, 2019). None of these local overdraft facilities were committed in nature.
Revolving Credit Facilities
The total drawings under the RCF as of March 31, 2021 were EUR99.0 million ( EUR0.9 under the old RCF as of March 31, 2020). This consists of EUR99.0 million of cash drawings, which was drawn as a precautionary measure and EUR0.2 million of non-cash guarantees issued for commercial and financial reasons. This leaves the Group with EUR0.8 million (as of March 31, 2021) undrawn capacity. The RCF capacity does not qualify as cash and cash equivalents. Under the SFA, Global Blue is permitted to maintain the current level of cash drawings from the RCF until the maturity date of the facility, being August 28, 2025. At this moment, Global Blue does not intend to repay the cash drawings under the RCF within the next 12 months.
Supplemental Liquidity Facility
In connection with the closing of the merger and listing, certain pre-transaction shareholders put in place a USD75 million Supplemental Liquidity Facility. The shareholders who are lenders under the Supplemental Liquidity Facility have retained, and not distributed to their investors, transaction proceeds to provide funding for loans they may be required to make to the Group under this commitment. This Facility would be available for 18-months, starting from August 31, 2020, and have a two-year maturity once drawn with a 2.75% interest expense. The Company, subject to the approval of the Group’s Board of Directors, will have the ability to draw upon the facility to (i) use as an EBITDA cure should there be a covenant breach or (ii) fund liquidity needs.
As of March 31, 2021, no amount from the above-mentioned facility has been drawn.
NOTE 27    Other long-term liabilities
Other long-term liabilities can be summarized as follows:

(EUR thousand)		As of March 31
Other long term liabilities	Notes	2021	2020	2019
Other long-term liabilities		10,349	2,003	2,078
Lease liabilities long-term	13	19,122	27,750	32,420
Closing balance as of March 31		29,471	29,753	34,498

Other long-term liabilities as of March 31, 2021 includes EUR7.4 million representing the Put Options liability related to ZigZag Global Acquisition. For further information refer to Note 37

NOTE 28    Deferred income tax assets and liabilities

(EUR thousand)	As of March 31
Net movement on the deferred tax account	2021	2020	2019
Opening balance as of April 1	(22,215)	(38,512)	(54,442)
Acquisition of subsidiary	(1,305)	—	—
Income statement credit	34,167	16,198	15,997
Tax (charge) / credit relating to components of other comprehensive income	108	307	(74)
Exchange differences	255	(208)	7
Closing balance as of March 31	11,010	(22,215)	(38,512)

(EUR thousand)	As of March 31
	2021		2020		2019
Deferred tax
Deferred tax relates to the following:	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Tax charged to income statement
Trade Receivables	212	—	489	(2)	843	(23)
Property, plant and equipment	619	(2,274)	507	(834)	578	(1,018)
Intangible assets	584	(3,163)	333	(1,516)	344	(1,085)
Current liabilities	3,419	(366)	3,798	(107)	2,825	(88)
Loans and borrowings	2,848	—	2,681	—	901	—
Other items	1,107	(230)	2,189	(2,752)	2,303	(2,010)
Deferred tax on tax credits	1,643	—	1,028	—	—	—
Tax value of loss carry-forwards recognized	23,405	—	3,939	—	4,645	—

Tax recognized in other comprehensive income
Retirement benefit obligations	148	—	40	—	347	—

Reclassifications	(3,393)	3,393	(2,655)	2,655	(1,922)	1,922

Deferred tax related to acquired intangibles in business combination (2012 LBO)
Intangible assets TFS	—	(8,944)	—	(15,652)	—	(22,360)
Intangible assets TFS KA's and NA's	—	(2,305)	—	(9,219)	—	(16,133)
Intangible assets DCC Acquirers	—	(319)	—	(1,290)	—	(2,261)
Intangible assets Global Blue Trademark	—	(5,374)	—	(5,847)	—	(6,320)
Total	30,592	(19,582)	12,349	(34,564)	10,864	(49,376)

(EUR thousand)	As of March 31
Deferred tax recoverability	2021	2020	2019
Deferred tax assets to be recovered after more than 12 months	29,203	7,690	8,423
Deferred tax assets to be recovered within 12 months	1,389	4,659	2,441
Deferred tax assets	30,592	12,349	10,864
Deferred tax liabilities to be recovered after more than 12 months	16,646	33,672	48,317
Deferred tax liabilities to be recovered within 12 months	2,936	892	1,059
Deferred tax liabilities	19,582	34,564	49,376

The deferred tax assets include an amount of EUR19.1 million which relates to carried-forward tax losses of our Australian, German, Spanish, Swiss, French and Italian subsidiaries, all of which are operating in the Group’s key markets from revenue and profit-generating perspective. These losses were incurred over the last financial year due to the coronavirus pandemic and the resulting travel restrictions which caused a significant reduction in revenues. Based on the latest 5-year forecast, these entities are expected to generate sufficient taxable profit against which the incurred losses can be offset. Therefore, the Group has concluded that the deferred tax assets will be recoverable. The losses can be carried forward indefinitely with the exception of Switzerland, where the expiry of the losses is 7 years.

(EUR thousand)	As of March 31
Expiry of total tax loss carried forward	2021	2020	2019
Expiry within 1 year	—	1,072	1,286
Expiry 1-2 years	19,705	2,320	2,365
Expiry 2-5 years	3,707	105,598	72,129
Expiry after 5 years	113,671	55,197	88,818
No expiration	245,643	56,707	50,439
Total	382,726	220,894	215,037
Out of the EUR382.7 million (EUR220.9 million as of March 31, 2020, EUR215.0 million as of March 31, 2019) total tax loss carried forward, EUR128.6 million (EUR14.5 million as of March 31, 2020, EUR21.6 million as of March 31, 2019) has been recognized as a deferred tax asset, while EUR254.1 million (EUR206.4 million as of March 31, 2020, EUR193.5 million as of March 31, 2019) has not been recognized as it is not probable that future taxable profits, which the Group can utilize the benefits from, will be available. The unused tax losses were mainly incurred in holding entities which are not likely to generate taxable income in the foreseeable future. A large part of the tax losses carried forward, for which no deferred tax has been recognized, either expires after 5 years or has no expiration date. An expiry date schedule is provided below:

(EUR thousand)	As of March 31
Deferred tax assets have not been recognized for the following unused tax losses:	2021	2020	2019
Expiry within 1 year	—	94	195
Expiry 1-2 years	19,668	274	97
Expiry 2-5 years	678	102,271	68,737
Expiry after 5 years	44,337	54,242	82,615
No expiration	189,404	49,496	41,840
Total	254,087	206,377	193,484

The total tax loss carried forward of EUR128.6 million (EUR14.5 million as of March 31, 2020, EUR21.6 million as of March 31, 2019) for which a deferred tax asset has been recognized at March 31, 2021, has resulted in deferred tax assets of EUR23.4 million (EUR3.9 million as of March 31, 2020, EUR4.6 million as of March 31, 2019). The legal entities are allowed to carry these losses forward and deduct them against future taxable profits.
NOTE 29    Post-employment benefits
The Group offers its employees’ pension plans and other post-employment benefit plans. The specific features of these plans (benefit formulas, fund investment policy and fund assets held) vary depending on the applicable laws and regulations in each country where the employees work. The employee benefits are accounted for in accordance with the revised IAS 19.

Commitments regarding retirement pension and family pension for employees in Switzerland and Norway are secured externally through a defined benefit plan and accounted for accordingly. For employees in Austria, Korea, Italy, Turkey and France the commitment relates a severance benefit paid at retirement, as governed by local law. For employees in Australia the commitment regards long service leave plans, as governed by local law.

(EUR thousand)	As of March 31
	2021	2020	2019
Balance sheet obligations for:
Pension benefits liability	7,020	7,619	5,062
Long service leave	536	343	—
Income statement (credit) charge for:
Pension benefits	1,106	1,155	(341)
Long service leave	199	76	—
Other comprehensive income:
Remeasurements of post employment benefit obligations	(52)	2,162	(428)
The table below reconciles the net obligation in respect of the Group’s pension plans and other post-employment benefit plans with the amounts recognized in the consolidated financial statements.

(EUR thousand)	For the financial year ended March 31
Changes in the present value of defined benefit obligation	2021	2020	2019
Defined benefit obligation as of April 1	16,939	12,822	12,620
Current service cost	721	1,202	1,224
Interest expense	99	166	128
Contributions by employees	1,473	838	1,101
(Gain)/loss from change in demographic assumptions	—	—	43
(Gain)/loss from change in financial assumptions	(130)	1,915	(439)
Experience (gains)/loss	94	211	(44)
Benefits paid	(1,369)	(884)	(1,036)
Settlements	23	(3)	(1,206)
Exchange differences	(701)	671	431
Defined benefit obligation as of March 31	17,149	16,939	12,822

(EUR thousand)	For the financial year ended March 31
Changes in the fair value of plan assets	2021	2020	2019
Opening balance fair value of plan assets	9,320	7,760	7,213
Acquisition of subsidiary
Interest income	28	79	53
Return on plan assets (excluding amounts included in net interest expense)	16	(36)	(12)
Contributions by employer	684	714	717
Contributions by employees	1,473	838	1,101
Benefits paid	(981)	(575)	(919)
Settlements	—	—	(668)
Exchange differences	(410)	540	275
Closing balance fair value of plan assets as of March 31	10,130	9,320	7,760

(EUR thousand)	For the financial year ended March 31
Amounts recognized in the income statement	2021	2020	2019
Current service cost	721	1,202	1,224
Interest cost	71	87	75
Administrative cost	—	—	(667)
Effect of any curtailments/settlements (+/-)	23	(3)	(1,206)
Unrealized FX impact	291	(131)	233
Total net periodic cost (income)	1,106	1,155	(341)
The expected charge to the income statement relating to post-employment plans for the financial year ending March 31, 2022 amounts to EUR1.3 million (EUR1.5 million for the financial year ended March 31, 2021, EUR1.2 million for the financial year ended March 31, 2020).
Actuarial valuations of the Group’s benefit obligations were computed by the Group with assistance from external actuaries as of March 31, 2021, 2020 and 2019. These calculations were based on the following financial and demographic assumptions:

(%)
As of March 31, 2021
	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate	0.40%	0.20%	0.40%	0.30%	2.00%	12.50%
Inflation rate	—	1.00%	—	1.50%	—	—
Future salary increases	3.00%	1.50%	2.00%	—	2.00%	15.00%
Future pension increases	—	—	—	—	—	—

(%)
As of March 31, 2020
	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate	0.90%	0.30%	0.90%	0.80%	2.00%	12.00%
Inflation rate	—	1.00%	—	1.50%	—	—
Future salary increases	3.00%	1.50%	2.00%	—	2.00%	15.00%
Future pension increases	—	—	—	—	—	—

(%)
As of March 31, 2019
	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate	1.75%	0.90%	1.75%	1.60%	2.30%	16.00%
Inflation rate	—	1.00%	0.00%	1.50%	0.00%	0.00%
Future salary increases	3.00%	1.50%	2.00%	0.00%	2.00%	15.00%
Future pension increases	—	—	—	—	—	—
Assumptions regarding future mortality experience are set based on actuarial advice in accordance with published statistics and experience in each territory. Mortality assumptions for the Group´s most significant country,

Switzerland, are based on the mortality table BVG 2020 as of financial years ended March 31, 2021, and BVG 2015 as of financial years ended March 31, 2020 and 2019 for future and current retirees.

(Retirement age)
As of March 31, 2021
	Austria	Switzerland	France	Italy	Korea	Turkey
Retirement age:
- Male	62	65	64	67	60	Individual
- Female	62	64	62	67	60	Individual

(Retirement age)
As of March 31, 2020
	Austria	Switzerland	France	Italy	Korea	Turkey
Retirement age:
- Male	62	65	64	67	60	Individual
- Female	62	64	62	67	60	Individual

(Retirement age)
As of March 31, 2019
	Austria	Switzerland	France	Italy	Korea	Turkey
Retirement age:
- Male	62	65	64	67	60	Individual
- Female	62	64	62	67	60	Individual

Maturity profile of the post-employment benefit plan	Austria	Switzerland	France	Italy	Korea	Turkey
Duration in years	12.10	20.50	16.40	9.80	12.10	13.30
Expected contributions as of March 31, 2021 in EUR thousands	—	694	—	—	—	—

Maturity profile of the post-employment benefit plan	Austria	Switzerland	France	Italy	Korea	Turkey
Duration in years	13.50	20.90	16.40	10.20	12.90	13.20
Expected contributions as of March 31, 2020 in EUR thousands	—	725	—	—	—	—

Maturity profile of the post-employment benefit plan	Austria	Switzerland	France	Italy	Korea	Turkey
Duration in years	13.80	19.90	16.40	9.50	13.20	10.50
Expected contributions as of March 31, 2019 in EUR thousands	—	699	—	—	—	—

The table below shows the fair value of plan assets relating to the Group’s pension and other post-employment plans, split by asset category:

(EUR thousands)	As of March 31
	2021		2020		2019
Plan assets are comprised as follows:	Value	%	Value	%	Value	%
Equity instruments	—	0.0%	—	0.0%	62	0.7%
Debt instruments	—	0.0%	—	0.0%	116	1.4%
Euroland bonds	—	0.0%	—	0.0%	61	0.7%
Hold to maturity bonds	—	0.0%	—	0.0%	149	1.8%
Property	—	0.0%	—	0.0%	44	0.5%
Other assets	—	0.0%	—	0.0%	54	0.6%
Alternative investments	—	0.0%	—	0.0%	—	0.0%
Insurance contracts	10,130	100.0%	9,320	100.0%	7,843	94.3%
Total	10,130	100%	9,320	100%	8,329	100%
The pension plans in Switzerland are the only funded plans in the Group.
The tables below summarizes the percentage change in the Net defined benefit obligation as of March 31, as a result of sensitizing each of the metrics (discount rate, salary growth rate, and actuarial basis (mortality)) on a country-level:

(%)
As of March 31, 2021
Sensitivity analysis	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate - decrease by 0.5%	+6.2%	+11.0%	+8.6%	+5.1%	+6.2%	+6.2%
Discount rate - increase by 0.5%	(5.8%)	(9.4%)	(7.8%)	(4.7%)	(5.7%)	(5.7%)
Salary growth rate - decrease by 0.5%	(5.7%)	(1.1%)	(7.7%)	(4.4%)	(5.6%)	(5.5%)
Salary growth rate - increase by 0.5%	+6.0%	+1.2%	+8.4%	+4.7%	+6.0%	+6.0%
Actuarial basis (mortality) (10.0)%	—	+1.7%	—	—	—	—
Actuarial basis (mortality) 10.0%	—	(1.6%)	—	—	—	—

(%)
As of March 31, 2020
Sensitivity analysis	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate - decrease by 0.5%	+6.9%	+11.2%	+8.6%	+5.3%	+6.6%	+6.1%
Discount rate - increase by 0.5%	-6.4%	-9.6%	-7.7%	-4.8%	-6.1%	-5.6%
Salary growth rate - decrease by 0.5%	-6.3%	-1.4%	-7.7%	-4.6%	-6.0%	-5.5%
Salary growth rate - increase by 0.5%	+6.7%	+1.4%	+8.4%	+5.0%	+6.5%	+5.9%
Actuarial basis (mortality) (10.0)%	—	+1.6%	—	—	—	—
Actuarial basis (mortality) 10.0%	—	-1.5%	—	—	—	—

(%)
As of March 31, 2019
Sensitivity analysis	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate - decrease by 0.5%	+7.2%	+10.6%	+8.5%	+4.9%	+6.8%	+4.7%
Discount rate - increase by 0.5%	-6.7%	-9.1%	-7.7%	-4.5%	-6.2%	-4.4%
Salary growth rate - decrease by 0.5%	-6.6%	-1.4%	-7.7%	-4.3%	-6.1%	-4.4%
Salary growth rate - increase by 0.5%	+7.1%	+1.5%	+8.4%	+4.6%	+6.6%	+4.7%
Actuarial basis (mortality) (10.0)%	—	+1.4%	—	—	—	—
Actuarial basis (mortality) 10.0%	—	-1.2%	—	—	—	—
The employer contributions to post-employment benefit plans are as of March 31, 2021 EUR0.7 million (EUR0.7 million as of March 31, 2020, EUR0.7 million as of March 31, 2019).

(EUR thousand)	As of March 31
Position of the post-employment benefit plan	2021	2020	2019
Present value of defined benefit obligation	17,149	16,939	12,822
Fair value of plan assets	(10,130)	(9,320)	(7,760)
Deficit in the plan	7,019	7,619	5,062
Experience adjustments on defined benefit obligation	(94)	(211)	44
Commitments regarding retirement pension and family pension for employees in Sweden are secured through an insurance policy with Alecta. This is a defined benefit plan that includes several employers. The pension plan according to the supplementary pensions for salaried employees, ITP (industrins tilläggspension) which is secured by insurance policies with Alecta, is reported as a defined contribution plan. Please note that the related liabilities and assets amounting to EUR2.5 million as of March 31, 2021 (EUR2.0 million as of March 31, 2020, EUR2.1 million as of March 31, 2019) are presented under “Other long-term liabilities” (Note 27) and “Other non-current receivables” (Note 17), respectively.
Other pension provisions are related to pension plans for senior management. The plans have been treated as defined contribution plans. Commitments regarding endowment insurances were secured through three insurance policies with Danica, Skandia and SEB. Please note that the receivables related to these insurance policies are presented under “Other non-current receivables” (Note 17).
As of March 31, 2019, the DBN defined benefit pension plan in Norway was terminated, meaning the Group bears no further risk associated to the plan.
NOTE 30    Provision for other liabilities and charges

(EUR thousand)	As of March 31
Legal claims	2021	2020	2019
Opening balance as of April 1	2,235	1,746	1,485
Additional provisions	1,337	537	278
Amounts utilized during the year	—	—	(17)
Not utilized amounts which have been reversed during the year	(1,360)	(50)	—
Translation differences for the financial year	(10)	2	—
Closing balance as of March 31	2,202	2,235	1,746
Non-current	2,202	2,235	1,746
Current	—	—	—
Total Provisions	2,202	2,235	1,746

The amounts represent provisions for legal claims brought against the Group. The provision charge is recognized in profit and loss within "Operating expenses” as “Other operating expenses" and in “Net finance costs”.
NOTE 31    Trade payables

(EUR thousand)	As of March 31
Trade payables	2021	2020	2019
Merchants	48,190	113,128	124,008
Tourists	80,473	92,394	91,735
Agents	3,956	3,744	19,566
Other trade payables	14,858	28,053	28,411
Total	147,477	237,319	263,720
Other trade payables mainly consist of accrued immediate refunds.
The carrying amount is a reasonable approximation of the fair value of the trade payables due to the short-term nature of the payables.
NOTE 32    Other current liabilities

(EUR thousand)		As of March 31
Other current liabilities	Notes	2021	2020	2019
Account payables - Non trade		5,833	12,284	10,690
Input VAT, withholding tax		1,370	3,208	4,238
Personnel taxes		8,829	4,185	3,313
Share-based payment obligation		—	7,396	6,161
Lease liability short-term	13	12,578	14,001	13,713
AVPS liabilities		3,983	3,584	19,820
Other current liabilities		11,600	578	953
Total		44,193	45,236	58,888
Other current liabilities of EUR11.6 million (EUR0.6 million as of March 31, 2020, EUR1.0 million as of March 31, 2019) mainly consist of contingent consideration payables (earn out) as part of the acquisition of ZigZag Global. The earn out is measured at the fair value as at the acquisition date. For more information, refer to Note 37.
Share-based payment obligation
As of August 28, 2020 as part of the Group capital reorganization and merger with FPAC, the Management Equity Plan (MEP) ceased to exist. For more information, refer to Note 25.

NOTE 33    Accrued liabilities

(EUR thousand)	As of March 31
Accrued liabilities	2021	2020	2019
Salaries and related items	17,853	22,582	19,341
Interest on external loans	1,815	—	124
Auditors, lawyers and consultants	7,287	5,508	3,702
Advertising and promotion	229	656	864
Rent	1,011	596	1,377
IT	514	1,113	1,465
Other accrued liabilities	8,357	11,245	13,069
Restructuring costs related to employees	—	133	28
Total	37,066	41,833	39,970
Other accrued liabilities include primarily an accrual for the tax matter in France for EUR 6.5 million. On April 13, 2021 Global Blue received the corresponding collection notice from the French tax authorities for this matter and has paid the amount on April 15, 2021.
NOTE 34    Adjustments to cash from operating activities

(EUR thousand)	For the financial year ended March 31
Net deductible financial income (cost)	2021	2020	2019
Net change in capitalized financing costs (excl. yearly amortization)	(937)	(9)	—
Net change in interests payable	28	55	3
Net foreign exchange gains/(losses) on financing activities	(280)	3,105	861
Net foreign exchange gains/(losses)	(1,379)	(4,178)	(399)
Other finance income	2,121	1,650	1,403
Interest received	345	552	562
Other finance expenses	(2,203)	(5,947)	(3,501)
Total	(2,305)	(4,772)	(1,071)

(EUR thousand)	For the financial year ended March 31
Elimination of non-cash revenue and expenses included in Profit before tax	2021	2020	2019
Change in provisions	(22)	486	277
Change in the value of retirement benefit obligation	(976)	59	(712)
Changes in share-based payments	1,239	—	—
Put options	2,817	—	—
Impairment financial assets	—	0	101
Impairment tangible and intangible assets	1,676	—	—
Fair value (gain)/loss on derivative financial instruments	489	(894)	1
Profit/(loss) from participations in associated companies	1,056	1,839	—
Gain/(loss) on Share base payments and NC-PECS	—	1,771	1,053
Capital gain/loss tangible and intangible assets	696	—	—
Other	649	(322)	485
Total	7,624	2,939	1,205
NOTE 35    Cash flows from changes in working capital

(EUR thousand)	For the financial year ended March 31
	2021	2020	2019
Trade receivables	111,033	105,169	20,792
Other current receivables	3,450	14,690	(15,579)
Prepaid expenses	3,023	6,890	(540)
(Increase) / Decrease in operating receivables	117,506	126,749	4,673
Trade payables	(89,462)	(25,432)	(7,040)
Other current liabilities	(1,622)	(14,795)	10,888
Accrued liabilities	(6,579)	2,458	(5,200)
Increase / (decrease) in operating payables	(97,663)	(37,769)	(1,352)
Cash flows from changes in working capital	19,843	88,980	3,321
NOTE 36    Contingent liabilities and litigations
Litigations
The Group has not been involved in any legal or arbitration proceedings which may have, or have had, a significant effect on the Group's financial position during the last 12 months preceding the date of this document. For more information see Note 30.
No contingent liabilities were identified by the Group.
NOTE 37    Business combinations
Transactions for the financial year ended March 31, 2021
ZigZag
On March 19, 2021, through its newly established subsidiary ZZ Global Blue Holding, the Group acquired 100% of the share capital of ZigZag Global Ltd., a UK-based company operating in the e-commerce sector for total consideration of EUR66.4 million. As part of the consideration, shares in ZZ Global Blue Holding amounting to EUR4.6 million were issued to ZigZag’s founders. The shares represent 8.2% of the share capital of ZZ Global Blue Holding. As the external shareholders received a consideration in exchange for the services they rendered to the Group and as there is no presence condition after the transaction date, the external shareholders were not considered as non-controlling interests and therefore, the Group consolidates 100% of the net assets and results of ZigZag.
The consideration also contains contingent consideration with an estimated fair value of EUR9.6 million at the date of acquisition. The contingent consideration is in the form of an earn-out based on the achievement of a target level of ZigZag´s gross profit in 2021 and will be settled in cash. The maximum undiscounted consideration is EUR11.7 million. The contingent consideration is measured at fair value at the acquisition date, with gains and losses incurred after the acquisition date recognized in the profit or loss in accordance with IFRS 9 Financial instruments. There was no material gain or loss to be reported for the period between the acquisition and balance sheet date.
Associated with the issuance of shares to ZigZag’s founders, Global Blue granted each external shareholder the right to sell and each external shareholder granted Global Blue the right to acquire all of their shares in ZZ Global Blue Holding upon certain circumstances. These put options have been valued at fair value which was derived using an option pricing methodology (Monte Carlo simulations) based on projected gross profit distribution and is categorized as Level 3 within the fair value hierarchy due to the unobservable inputs utilized in the valuation. The Group has recognized EUR 2.8 million of remuneration expense associated with these put options.
The goodwill acquired represents synergies arising from ZigZag’s ability to develop future customer relationships and new technology and the inherent value of its workforce. The goodwill is not expected to be deductible for tax purposes.
The key and sole intangible asset identifiable separately from goodwill is ZigZag’s technology with a fair value of EUR5.2 million. The fair value have been calculated using an average of the Multi-Period Excess Earning

Method, Relief-from-Royalty and technology replacement cost. The key assumptions used for the fair value calculations are as follows:
•Excess earnings are discounted at a 12.0% discount rate, computed as the WACC 14.5% reduced by      250bps, considering the short life duration of the valued asset.
•Relief-from-royalty method of 5.0%.
•Increase of net sales between 2021 and 2025, driven by the transaction revenues, with a revenue growth stabilization around 22.0% per year.
The fair value of the net assets acquired and consideration paid were as follows:

(EUR thousand)
Net assets acquired and consideration paid	ZigZag Global
Software	5,223
Property, plant and equipment	23
Trade and other receivables	1,886
Cash	1,680
Trade and other payables	(2,575)
Borrowings	(2,327)
Deferred tax liabilities	(1,305)
Fair value of assets and liabilities	2,605
Goodwill arising on acquisition	63,776
Consideration payable	66,381
Satisfied by:
Cash consideration paid	(51,879)
Cash consideration payable	(349)
Ordinary shares issued	(4,557)
Contingent consideration payable	(9,596)
Total consideration	(66,381)
Cash consideration paid	(51,879)
Cash acquired	1,680
Repayment of borrowings acquired	(2,327)
Total net cash outflow	(52,526)
Transactions for the financial year ended March 31, 2020
There were no acquisitions for the financial year ended March 31, 2020.
Transactions for the financial year ended March 31, 2019
Refund Suisse
On September 28, 2018 Global Blue SA acquired Refund Suisse (Refund Suisse AG and RFND Digital GmbH) for EUR5.5 million and a contingent consideration with a fair value of EUR1.6 million. Global Blue has full ownership of these entities and, as such, they have been fully consolidated as of March 31, 2019.

The fair value of net assets acquired in respect of the acquisition of Refund Suisse were as follows:

(EUR thousands)
Net assets acquired and consideration paid	Refund Suisse AG
Software	53
Property, plant and equipment	13
Long-term receivables	19
Trade and other receivables	237
Current tax assets	7
Trade and other payables	(291)
Long-term payables	(58)
Fair value of assets and liabilities	(20)
Goodwill arising on acquisition	7,038
Non-controlling interests	—
Consideration payable	7,018
Satisfied by:
Cash consideration paid	5,467
FV of the contingent consideration	1,551
Total consideration	7,018
Iris Global Blue TRS Malaysia Sdn. Bhd.
On March 29, 2019, there was a EUR7.8 million capital decrease in IRIS Global Blue TRS Malaysia Sdn. Bhd. EUR5.7 million of share value was returned to the owners and EUR2.1 million of share value was cancelled. As a result of this transaction Global Blue SA became the full owner of the entity (before the capital decrease the non-controlling interest was 23.9%.) After the capital decrease, the remaining non-controlling interest of EUR0.3 million was moved from the non-controlling interest to the Retained earnings due to the ownership change.
NOTE 38    Transactions with non-controlling interests
Transactions for the financial year ended March 31, 2021
For the financial year ended March 31, 2021, there were no significant transactions with non-controlling interests.
Transactions for the financial year ended March 31, 2020
a) Acquisition and sale of shares and Non-Convertible Equity Certificates
The indirect subsidiary Global Blue Management & Co S.C.A. has issued shares and NC-PECs to first level management of the Group.
During the financial year Global Blue Employee Trust acquired or sold shares and MI NC-PECs from or to first level management for the total net amount of EUR0.5 million (EUR0.0 million for the financial year ended March 31, 2019) (reference is made to Note 25).
Transactions for the financial year ended March 31, 2019
a) Establishment of Global Blue Russia Holding B.V
On April 12, 2018, Global Blue Holland B.V established Global Blue Russia Holding B.V of which it owned 51% with the remaining 49% recognized as Non-controlling interest. On June 30, 2018 the newly established Global

Blue Russia Holding B.V purchased the shares of Global Blue Russia AO from Global Blue SA and Global Blue Holland B.V. After the transaction, Global Blue Russia Holding B.V became the 100% owner of Global Blue Russia AO. As a result of the transaction the Group owns 51% in Global Blue Russia Holding B.V and there is an indirect Non-controlling interest in Global Blue Russia AO of 49%.
b) Acquisition of Global Blue Cross Border SA
On September 28, 2018 Global Blue SA established Global Blue Cross Border SA. The ownership of the Group in Global Blue Cross Border SA is 70% with 30% recognized as Non-controlling interest. The share capital of the entity is EUR1.0 million with EUR0.7 million contribution from Global Blue. Global Blue Cross Border SA has been consolidated fully as of March 31, 2019.
c) IRIS Global Blue TRS Malaysia Sdn. Bhd capital reorganization
On March 29, 2019, there was a capital decrease in IRIS Global Blue TRS Malaysia Sdn. Bhd. As a result of this transaction the ownership structure of the entity also changed. Global Blue SA became the full owner of the entity, whereas before the capital decrease, there was a non-controlling interest of 23.9%. Please find more details in Note 37.
NOTE 39    List of Global Blue entities

The consolidated financial statements include the financial statements of Global Blue Group Holding AG based in Brüttisellen, Switzerland, and its subsidiaries as of March 31, 2021.
Global Blue Acquisition B.V. acts as a holding company for Global Blue Holland B.V. and as the finance center for the Group.

Name	Country of incorporation and place of business address		Nature of business	Ownership interest March 31, 2021	Ownership interest March 31, 2020
Global Blue Argentina S.A.	Buenos Aires	Argentina	Tax free Shopping	99.99%	99.85%
Global Blue Austria GmbH	Vienna	Austria	Tax free Shopping	100.00%	99.86%
Global Blue Service Company Austria GmbH	Vienna	Austria	Service Provider	100.00%	99.86%
DEV Digital Export Validation GmbH	Vienna	Austria	Tax free Shopping	100.00%	—
Global Blue Australia Pty Ltd	Sydney	Australia	Tax free Shopping	100.00%	99.86%
Global Blue Currency Choice Australia Pty Ltd	Sydney	Australia	Currency Choice	100.00%	99.86%
Currency Select Pty Ltd	Sydney	Australia	Currency Choice	100.00%	99.86%
Global Blue Belgium	Brussels	Belgium	Tax free Shopping	100.00%	99.86%
ZigZag Global EOOD	Varna	Bulgaria	E-Commerce	100.00%	—
Global Blue Bahamas Ltd	Nassau	Bahamas	Tax free Shopping	100.00%	99.86%
Global Blue Schweiz AG	Brüttisellen	Switzerland	Tax free Shopping	100.00%	99.86%
Global Blue SA	Eysins	Switzerland	Head office company	100.00%	99.86%
Global Blue Group AG	Brüttisellen	Switzerland	Holding Unit	100.00%	—
Refund Suisse AG	Bottighofen	Switzerland	Tax free Shopping	100.00%	99.86%
Global Blue Cross Border SA en liquidation	Eysins	Switzerland	Tax free Shopping	70.00%	69.90%
Global Blue Group II GmbH	Brüttisellen	Switzerland	Holding Unit	100.00%	—
Global Blue Currency Choice Schweiz AG	Brüttisellen	Switzerland	Currency Choice	100.00%	99.86%
Global Blue Commercial Consulting (Shanghai) Co. Ltd.	Shanghai	China	Tax free Shopping	100.00%	99.86%
Global Blue Commercial Consulting (Beijing) Co Ltd	Beijing	China	Tax free Shopping	100.00%	99.86%
Global Blue Cyprus Ltd	Larnaca	Cyprus	Tax free Shopping	100.00%	99.86%
Global Blue Czech Republic, s.r.o.	Prague	Czech Republic	Tax free Shopping	100.00%	99.86%
Global Blue Deutschland GmbH	Düsseldorf	Germany	Tax free Shopping	100.00%	99.86%

Global Blue New Holdings Germany GmbH	Düsseldorf	Germany	Holding Unit	100.00%	99.86%
RFND Digital GmbH	Konstanz	Germany	Tax free Shopping	100.00%	99.86%
Global Blue Danmark A/S	Copenhagen	Denmark	Tax free Shopping	100.00%	99.86%
Global Blue Eesti OÜ	Tallinn	Estonia	Tax free Shopping	100.00%	99.86%
G. Blue España SA	Madrid	Spain	Holding Unit	100.00%	99.86%
Global Blue España SA	Madrid	Spain	Tax free Shopping	100.00%	99.86%
Global Blue Acquisition España S.A.U	Madrid	Spain	Holding Unit	100.00%	99.86%
Global Blue Finland Oy	Helsinki	Finland	Tax free Shopping	100.00%	99.86%
Global Blue Administration Center North Oy	Helsinki	Finland	Service Provider	100.00%	99.86%
Global Blue France	Paris	France	Tax free Shopping	100.00%	99.86%
Global Blue Holding	Paris	France	Tax free Shopping	100.00%	99.86%
Global Blue (UK) Ltd	London	United Kingdom	Tax free Shopping	100.00%	99.86%
Global Blue Service Company UK Limited	London	United Kingdom	Service provider	100.00%	99.86%
Global Blue New Holdings UK Ltd	London	United Kingdom	Holding Unit	100.00%	99.86%
ZZ Global Blue Holding Limited	London	United Kingdom	Holding Unit	100.00%	—
ZigZag Global Limited	London	United Kingdom	E-Commerce	100.00%	—
Global Blue Marketing Services Limited	London	United Kingdom	Marketing Business	100.00%	99.86%
Estera Trust Limited	St. Helier	Jersey, Channel Islands	Management Trust	100.00%	100.00%
Global Blue Hellas SA	Athens	Greece	Tax free Shopping	100.00%	99.86%
First Currency Choice Hong Kong Limited	Hong Kong	Hong Kong	Currency Choice	100.00%	99.86%
Global Blue Croatia, trgovina i turizam d.o.o.	Zagreb	Croatia	Tax free Shopping	100.00%	99.86%
Global Blue Tax Free Ireland Limited	Dublin	Ireland	Tax free Shopping	100.00%	99.86%
Global Blue á Íslandi hf	Kópavogi	Iceland	Tax free Shopping	100.00%	99.86%
Global Blue Italia S.r.l.	Milan	Italy	Tax free Shopping	100.00%	99.86%
Global Blue Service Company Italia SRL	Milan	Italy	Service Provider	100.00%	99.86%
Global Blue Currency Choice Italia S.r.l	Milan	Italy	Currency Choice	100.00%	99.86%
Global Blue Japan Co., Ltd.	Tokyo	Japan	Currency Choice	100.00%	99.86%
Global Blue TFS Japan Co., Ltd.	Tokyo	Japan	Tax free Shopping	51.00%	50.93%
Global Blue Korea Co Ltd	Seoul	Korea	Tax free Shopping	100.00%	99.86%
Global Blue Currency Choice Korea Co Ltd	Seoul	Korea	Currency Choice	100.00%	99.86%
Global Blue Holding Limited	Grand Cayman	Cayman Islands	Holding Unit	100.00%	100.00%
Global Blue Kazakhstan LLP	Astana	Kazakhstan	Tax free Shopping	100.00%	99.86%
Global Blue Lebanon SAL	Metn	Lebanon	Tax free Shopping	61.00%	60.91%
UAB Global Blue Lietuva	Vilnius	Lithuania	Tax free Shopping	100.00%	99.86%
Global Blue Luxembourg S.A.	Luxembourg	Luxembourg	Tax free Shopping	100.00%	99.86%
Global Blue Finance S.à r.l.	Luxembourg	Luxembourg	Holding Unit	100.00%	99.86%
Global Blue Midco S.à r.l.	Luxembourg	Luxembourg	Holding Unit	100.00%	99.86%
Global Blue Management & Co S.C.A.	Luxembourg	Luxembourg	Holding Unit	100.00%	99.86%
Global Blue Investment & Co S.C.A.	Luxembourg	Luxembourg	Holding Unit	100.00%	100.00%
Global Blue Investment GP	Luxembourg	Luxembourg	Holding Unit	100.00%	100.00%
Global Blue Latvija SIA	Riga	Latvia	Tax free Shopping	100.00%	99.86%
Global Blue Maroc SA	Casablanca	Morocco	Tax free Shopping	100.00%	99.86%
Global Blue Malaysia Sdn. Bhd.	Kuala Lumpur	Malaysia	Tax free Shopping	100.00%	99.86%
Global Blue Holland BV	Amsterdam	Netherlands	Tax free Shopping	100.00%	99.86%
Global Blue Holding B.V.	Amsterdam	Netherlands	Holding Unit	100.00%	99.86%
Global Blue Acquisition B.V.	Amsterdam	Netherlands	Finance company	100.00%	99.86%
Global Blue Russia Holdings B.V.	Amsterdam	Netherlands	Holding Unit	51.00%	50.93%
Global Blue Norge AS	Lysaker	Norway	Tax free Shopping	100.00%	99.86%
Currency Select New Zealand Limited	Auckland	New Zealand	Currency Choice	100.00%	99.86%
Global Blue Polska Sp. Zo.o.	Warsaw	Poland	Tax free Shopping	100.00%	99.86%
Global Refund Portugal Lda.	Lisbon	Portugal	Tax free Shopping	100.00%	99.86%
Global Blue d.o.o. Beograd - Novi Beograd	Belgrad	Serbia	Tax free Shopping	100.00%	99.86%
Global Blue Russia AO	Moscow	Russia	Tax free Shopping	51.00%	50.93%
Global Blue Sverige AB	Stockholm	Sweden	Tax free Shopping	100.00%	99.86%
Global Blue Sweden Holdings AB	Stockholm	Sweden	Holding Unit	100.00%	99.86%
Global Blue Service AB	Stockholm	Sweden	Service provider	100.00%	99.86%
Global Blue Holdings AB	Stockholm	Sweden	Holding Unit	100.00%	99.86%
Global Blue Currency Choice Service Europe AB	Stockholm	Sweden	Currency Choice	100.00%	99.86%
Global Blue Singapore Pte Ltd	Singapore	Singapore	Tax free Shopping	100.00%	99.86%

Global Blue Service Company Singapore Pte Ltd	Singapore	Singapore	Service provider	100.00%	99.86%
Global Blue Currency Choice Singapore Pte Ltd	Singapore	Singapore	Currency Choice	100.00%	99.86%
Global Blue trgovina in turizem d.o.o.	Ljubljana	Slovenia	Tax free Shopping	100.00%	99.86%
Global Blue Slovakia s.r.o.	Bratislava	Slovakia	Service provider	100.00%	99.86%
Global Blue (Thailand) Co. Limited	Bangkok	Thailand	Currency Choice	100.00%	99.86%
Global Blue Turistik Hizmetler AŞ	Istanbul	Turkey	Tax free Shopping	60.00%	59.92%
Far Point Acquisition Corporation	Wilmington	USA	Holding Unit	100.00%	—
ZigZag Global LLC	Dover	USA	E-Commerce	100.00%	—
Global Blue Argentina S.A. Sucursal Uruguay	Montevideo	Uruguay	Tax free Shopping	99.99%	99.86%

NOTE 40     Additional information—Financial Statement Schedule I

Schedule I has been provided pursuant to the requirements of Securities and Exchange Commission (“SEC”) Regulation S-X Rule 12-04(a), which require condensed financial information as to financial position, cash flows and results of operations of a parent company as of the same dates and for the same periods for which audited consolidated financial statements have been presented, as the restricted net assets of Global Blue Group Holding AG’s (“the Parent Company”) consolidated subsidiaries as of March 31, 2021 exceeded the 25% threshold.
Certain jurisdictions in which group entities are located apply regulations which restrict the ability of subsidiaries to transfer funds to the Parent Company through intercompany loans, advances or cash dividends. SFA covenants and security (see Note 26) do not restrict subsidiaries from transferring funds to the Parent Company.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with International Financial Reporting Standards have been condensed or omitted. The footnote disclosures contain supplemental information only and, as such, these statements should be read in conjunction with the notes to the accompanying consolidated financial statements.
The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements, except that investments in subsidiaries are included at cost less any provision for impairment in value.
As of March 31, 2021 there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.
During the year ended March 31, 2021, no cash dividends were either declared nor paid by the Company.
The Parent Company was established on December 10, 2019. From this incorporation date through to August 28, 2020, the date of the capital reorganization, the Company had no material assets and did not operate any businesses. Therefore, the current note has been prepared for the financial year ended March 31, 2021 only, and no comparative figures have been presented for the financial year ended March 31, 2020 and 2019.
Condensed income statement of the Parent

(EUR thousand)	For the financial year ended March 31
2021
Operating expenses	(144,644)
Dividend income	68,431
Net finance costs	50
Loss before tax	(76,163)
Income tax expense	(446)
Loss for the year	(76,609)

There were no items of other comprehensive loss or income in the year ended March 31, 2021 and therefore no statement of comprehensive income has been presented.
Condensed statement of financial position of the Parent Company

(EUR thousand)	As of March 31
2021
ASSETS
Investments in subsidiaries	1,418,280
Loans to group companies	59,289
Non-current assets	1,477,569
Current assets	310
Total assets	1,477,879
EQUITY AND LIABILITIES
Share capital	1,678,506
Other reserves	(132,005)
Accumulated losses	(77,924)
Total equity	1,468,577
Liabilities
Non-current liabilities	—
Current liabilities	9,302
Total liabilities	9,302
Total equity and liabilities	1,477,879

Condensed statement of cash flows of the Parent Company

(EUR thousand)	For the financial year ended March 31
2021
Loss before income tax	(76,163)
Capital reorganization non-cash items	125,620
Movement in loans with group companies	(59,529)
Other non-cash items	1,239
Changes in working capital	8,833
Net cash from operating activities	—
Proceeds from issuance of share capital	222
Proceeds from treasury shares	65
Net cash from financing activities	287
Net increase in cash and cash equivalents	287
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of year	287

The following reconciliations are provided as additional information to satisfy the Schedule I SEC requirements for parent-only financial information.

(EUR thousand)	For the financial year ended March 31
2021
IFRS loss reconciliation:
Parent only– IFRS loss for the year	(76,609)
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(345,507)
Consolidated IFRS loss for the year	(422,116)
IFRS equity reconciliation:
Parent only– IFRS equity	1,468,577
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(1,544,967)
Consolidated– IFRS equity	(76,390)

NOTE 41    Investments in joint ventures and other investments
The Group holds interests in joint ventures that are individually not material, the main ones being Europass S.A.S and Cash Paris Tax Refund, both French-based companies involved in the TFSS business. Both entities are accounted for using the equity method in the consolidated financial statements.
As part of the investments, loans granted by the Group to joint ventures amount to EUR0.6 million as of March 31, 2021 (EUR1.5 million as of March 31, 2020, EUR0 million as of March 31, 2019).
The Group has the following investments in joint ventures and other investments:

(EUR thousand)	As of March 31
	2021	2020	2019
Joint ventures	2,744	2,892	840
Other investments	753	3	1,604
Carrying amount of the Company’s interests:	3,497	2,895	2,444
The Group has the following income from joint ventures:

(EUR thousand)	For the financial year ended March 31
Income from joint ventures	2021	2020	2019
Share of profit or loss	(1,056)	(1,598)	1,603
Share of other comprehensive income	—	—	—
Share of total comprehensive income	(1,054)	(1,596)	1,605

NOTE 42    Related party transactions

Global Blue Group Holding AG is a publicly listed company, where the largest shareholders are funds managed by Silver Lake Partners and Partners Group.
During the financial year, there were no transactions with related parties other than disclosed below.
Remuneration to key management personnel
The remuneration to the board of directors and the Executive Committee members, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

(EUR thousand)	For the financial year ended March 31
Remuneration to key management personnel	2021	2020	2019
Short-term employee benefits	5,162	4,408	5,073
Post-employment benefits	474	371	375
Share based payments	680	—	—
Total	6,316	4,779	5,448
Purchase of services from related parties
Silver Lake Partners and Partners Group credited/charged a monitoring fee to the Group of EUR(1.0) million (EUR0.5 million for the financial year ended March 31, 2020, EUR0.7 million for the financial year ended March 31, 2019). The monitoring fees were waived from January 1, 2020, meaning that there shall be no further monitoring fee payments after the financial year ended March 31, 2020.
The directors fee related to remuneration of the Non-Executive Directors for Global Blue Group Holding AG.
The Group also reimburses Silver Lake Partners and Partners Group for out of pocket expenses, financial advisors, legal counsel, and other costs related to the Group.

(EUR thousand)	For the financial year ended March 31
Purchases of services from related parties	2021	2020	2019
Monitoring fee	(950)	460	700
Directors fee	278	195	—
Reimbursements	16	54	76
Total	(656)	709	776

(EUR thousand)	As of March 31
Liabilities to related parties	2021	2020	2019
Liabilities to key management personnel:
Pension liability	1,387	868	407
Share-based payment liability	—	7,396	6,161
Closing balance for the year	1,387	8,264	6,568
Executive Committee members of Global Blue Group have invested EUR1.9 million as of March 31, 2020 including accrued interest in NC-PECs (reference is made to Note 25). A further liability of EUR3.0 million as of

March 31, 2020 relates to obligation of the Global Blue Equity Plan Employee Trust towards senior management of the Group (“Senior Management”) of the Group (reference is made to Note 25).
As of August 28, 2020, as part of the Group capital reorganization and merger with FPAC, the Management Equity Plan (MEP) ceased to exist and no balances are left as of March 31, 2021.
Equity plan after the capital reorganization
As a result of the capital reorganization, the management equity plan was restructured and, as a result, managers own shares directly in the Company. Please refer to Note 25 for further details.
NOTE 43    Shareholders of Global Blue Group Holding AG
As of August 28, 2020 a capital reorganization took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated in December 2019 and became the ultimate parent of the Group. During the reorganization additional shares were issued with the increase of the share premium. Please refer to Note 23 for details.

	Shareholders of Global Blue Group Holding AG					Shareholders of Global Blue Group Holding AG	Shareholders of Global Blue Group Holding AG
	as of March 31, 2021					as of March 31, 2020	as of March 31, 2019
	Ordinary shares	Preference shares	Total	Ownership (3)	Warrants	Ordinary shares	Ordinary shares
Global Blue Holding LP	—	—	—	—		40,000,000	40,000,000
Silver Lake and Affiliates (1)	98,017,072	11,970,487	109,987,559	55.5%	6,548,415	—	—
Partners Group and Affiliates (2)	40,442,783	4,939,137	45,381,920	22.9%	2,701,935	—	—
Ant Group	12,500,000	—	12,500,000	6.3%	—	—	—
Tom Farley	3,723,363	—	3,723,363	1.9%	—	—	—
Management	4,297,259	774,753	5,072,012	2.6%	—	—	—
EBT	1,086,280	104,135	1,190,415	0.6%	516,317	—	—
GB Directors, Executive Management & Other Employees	9,106,902	878,888	9,985,790	5.0%	516,317	—	—
Other Shareholders	20,468,205	—	20,468,205	10.3%	20,969,283	—	—
Total excl. GB Group	180,534,962	17,788,512	198,323,474	100.0%	30,735,950	40,000,000	40,000,000
GB Group	7,000,000	5,929,477	12,929,477		—	—	—
Total incl. GB Group	187,534,962	23,717,989	211,252,951		30,735,950	40,000,000	40,000,000

(1) - Corresponds to SL Globetrotter L.P.
(2) - Corresponds to Global Blue Holding LP (which is controlled by Silver Lake) and shares directly held by Partners Group
(3) - Excludes GB Group

Ordinary shares
Holders of these shares are entitled to dividends and are entitled to one vote per share at general meetings of the Company. From the financial year ended March 31, 2026 the preferential dividend will have to be first approved before approval of a dividend for ordinary shares to be granted.

Preference shares
Holders of these shares are entitled to dividends and are entitled to one vote per share at general meetings of the Company. In addition, the holders are entitled to preferential dividends beginning in the financial year ending March 31, 2026 at a rate of 8% with an increase by 1% each year thereafter.
Given that no Preference Dividend is owed to Series A holders and no Preference Dividend has currently been approved by shareholders, no adjustment has been made to basic earnings per share related to the Series A Preferred Shares.
Put Option
Preference shares can be exchanged 1:1 for Ordinary shares at any time at the Shareholder´s election. The exchange will take place no earlier than 25 days, no later than 65 days after exercise of the put option.
Call Option
The Company can exercise a call option with 20 days’ notice to exchange the Preference shares 1:1 for Ordinary shares.
The call option can only be exercised if (i) the 30 day VWAP of the ordinary shares is at least USD18.00 per share and (ii) no blackout or lockup is in effect.
Redemption
The Company may redeem the Preference shares for cash or Ordinary shares at the Shareholder’s election following the fifth anniversary of closing or on a change of control (if earlier).
The redemption right can only be exercised if the 30 day VWAP of the Common Shares is at least USD10.00 or the value attributable on such change of control is USD10.00.
Liquidation
Each holder of Preference shares is entitled to a priority share of the liquidation proceeds up to USD10. The remainder is distributed to the holders of the Ordinary shares.
Warrants
As part of the reorganization and listing, 21,083,307 Public Warrants and 9,766,667 Private Warrants were issued for a total number of warrants (“Warrants”) of 30,849,974 at a fair value of EUR20.2 million.
The Warrants were issued in exchange for goods or services provided by FPAC at the date of the merger. The Warrants were accounted for in accordance with IFRS2 as equity settled and were measured at the fair value of the equity instrument granted.
30,735,950 warrants are outstanding as of March 31, 2021. Please refer to Note 23 for details of the movement in the number of warrants during the period.
The conditions for the Warrants are as listed below:
Public Warrants
Exercisability of Public Warrants
The Public Warrants became exercisable on September 30, 2020 (30 days after the closing). The Public Warrants expire on August 31, 2025 (the fifth anniversary of the closing).

Exercise Price
The Private Warrants represent the right to purchase one of the Company shares at a price of USD11.50 per share.
Adjustment
The exercise price and the number of the Company shares issuable on exercise of the Public Warrants will be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation.
Fractional Shares
No fractional shares will be issued upon exercise of the Public Warrants (rounding shall be down to the nearest whole number of the Company Shares).
Redemption
By contrast, the Company may call the Public Warrants for redemption in certain circumstances where the closing price of the shares equals or exceeds USD18.00. The Company may only call Public warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder.
If the Company calls the Public Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Public Warrant prior to such redemption to do so on a “cashless basis.”
Other
The Public Warrants may be amended with the approval of at least 50% of the then outstanding Public Warrants to make any other change that adversely affects the interests of the Warrant holders.
The Warrant holders do not have the rights or privileges of holders of the Company´s shares or any voting rights until they exercise their Public Warrants and receive the Company´s shares.
Private Warrants
Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants that become the Company Warrants described above, including as to exercise price, exercisability and exercise period, and adjustment. However, the Private Warrants will not be redeemable and may be exercised on a cashless basis.
The Private Warrants are transferable (and have been transferable since they became exercisable on September 30, 2020). Open Market Trades, Block Trades or Public Offerings of Private Warrants shall be carried out pursuant to the registration statement that has been declared effective by the SEC, together with any required supplementary disclosure or prospectus at the time.
NOTE 44    COVID-19 Considerations
On March 11, 2020, the World Health Organization recognized a novel strain of coronavirus (with the resulting illness referred to as COVID-19) as a pandemic.
Governments of many countries, regions, states and cities have taken preventative measures to try to contain the spread of the coronavirus. These measures have included imposing restrictions on international travel and closing borders to all non-essential travel, business closures and social distancing. Additionally, many businesses have voluntarily chosen or been mandated to temporarily close their operations and limit business-related travel, and individuals have decided to postpone or cancel leisure travel on an unprecedented scale. Collectively, these measures have severely curtailed international travel and diminished the level of economic activity around the world, including in the international travel and extra-regional shopping sectors.
Impact on Global Blue
The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s Sales-in-Stores (“SiS”) for the financial year ended March 31, 2021 decreased 89% relative to the prior year. Revenues for the same period and relative to the respective period in the prior year, were also down 89%.
As a result of various waves of COVID-19 outbreak cases across Europe, governments didn’t fully reopen the economy for travel, especially into the EU. Following the approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will reopen and international travel will resume gradually over time; management therefore anticipates that Global Blue’s performance may improve accordingly.
Global Blue has adopted a wide range of short-term measures to reduce its monthly cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. These short-term measures included the following impacts to personnel and non-personnel costs:
Personnel costs:
Depending on the jurisdiction, Global Blue furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes were available, Global Blue required personnel to take (partially paid or unpaid) leave or reduced its workforce. These personnel decisions varied based on function, country, and seniority. In addition, members of senior management agreed to temporary salary cuts.
Non-personnel costs:
Global Blue renegotiated contracts with business partners and reduced local-level third-party employment or advisory services. Global Blue also prohibited any but essential business-related travel, reduced promotional activities and postponed non-strategic new technology expenditures. In addition, where available, Global Blue adhered to any tax holidays provided by relevant governments, allowing Global Blue to postpone certain tax payments.
For the financial year ended March 31, 2021 as a result of these short-term measures and gradually some longer-term measures, Global Blue’s average monthly Fixed Adjusted Operating expenses (Operating expenses excluding exceptional items and depreciation and amortization) of EUR13.2 million for the prior year ended March 31 were reduced by 52.9% to EUR6.2 million.
Liquidity and Capital Resources
Liquidity describes the ability of a company to generate sufficient cash flows to meet cash requirements of its business operations, including working capital needs, capital expenditure, debt interest and service, acquisitions, other commitments, and contractual obligations. Historically our principal sources of liquidity include cash flow from operating activities, cash and cash equivalents on our statement of financial position and amounts available under our revolving credit facilities, bank overdraft facilities and the Supplemental Liquidity Facility. We consider liquidity in terms of the sufficiency of these resources to fund our operating, investing, and financing activities for a period of 12 months. The objective of our capital management is to have sufficient liquidity and to stay within financial and maintenance covenants in order to fulfil our obligations to our creditors.
Our cash flow from operating activities is generated primarily from revenue from VAT refunds. Revenue is generated when an international shopper is refunded, which at first triggers a cash outflow. The cash outflow mirrors a subsequent collection of VAT by Global Blue and payment of revenue share by Global Blue to merchants, which can take several weeks and months, respectively, until cash is received. As a result, we experience cash flow seasonality throughout the year, with a larger net working capital need (and corresponding cash outflow) during the summer months, when international shoppers travel more frequently.
In periods of travel disruptions, such as the ongoing COVID-19 pandemic, Global Blue’s cash generation during the first few months increases as a result of (i) a reduction in cash outflow for VAT refunds to international shoppers and (ii) cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. Assuming a longer travel disruption, the cash balance is expected to gradually decrease as a result of (i) the lack of cash inflow from TFS processing fees due to the lack of new TFS transactions, (ii) cash outflows for monthly expenditures and to settle longer-dated merchant payables and (iii) monthly cash expenditures.
Once the COVID-19 pandemic subsides and international travel and global economic activity resumes, Global Blue might experience rapid volume growth (assuming a quick recovery to pre-pandemic levels), which would lead to a temporary surge of its net working capital and liquidity needs. We expect this would be funded through cash and cash equivalents on our statement of financial position and bank overdraft facilities. Historically, Global Blue has regularly drawn its revolving credit facilities, particularly over the summer (being the period with heightened leisure travel and its corresponding tax-free shopping demand) to finance net working capital needs. Such drawings have typically been repaid during the months following increased needs for working capital as Global Blue collects VAT receivables. Given the global and evolving nature of the pandemic and its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the level of our working capital needs for the financial year ending March 31, 2022 cannot be accurately quantified at this time.
The Company requires and will need significant cash resources to, among others, fund its working capital requirements, make capital expenditures, meet debt service requirements and interest payments under its indebtedness, fund general corporate uses, and, in certain cases, expand its business through acquisitions. Future capital requirements will depend on many factors, such as the pace at which government policies change (i.e., new TFS countries, reduction in minimum purchase amounts), spending on product roll-out, and changes in consumer demand linked to relative foreign exchange movements. The Company has made no firm commitments with respect to future investments. The Company could be required or could elect to seek additional funding through public or private equity or debt financings, however additional funds may not be available on terms acceptable to the Company, or at all.
As of March 31, 2021, the Company had cash and cash equivalents of EUR182.8 million, which were predominantly held in Euro, which includes a drawn EUR99.0 million revolving credit facility, which was drawn as a precautionary measure without specific use of the cash proceeds and which is held on the balance sheet. As of March 31, 2021, the Company had EUR720.9 million of interest-bearing loans and borrowings recorded on its statement of financial position, consisting of EUR621.7 million in long-term financing (borrowings of EUR630.0 million less EUR8.3 million of capitalized financing fees), EUR99.0 million drawn on the revolving credit facility and EUR0.1 million in other bank overdraft facilities. Global Blue has additional liquidity of EUR82.9 million comprising of EUR63.9 million equivalent of capacity on a committed Supplemental Liquidity Facility (USD75.0 million funded by certain selling shareholders), EUR18.2 million of uncommitted local credit lines and RCF availability of EUR0.8 million.

Global Blue’s trade payables decreased from EUR237.3 million as of March 31, 2020 to EUR147.5 million as of March 31, 2021. Of the remaining March 31, 2021 balance, EUR48.2 million represents payables to merchants for revenue shares generally subject to those merchants having settled their respective outstanding VAT receivables or representing a credit for merchants to buy Global Blue’s marketing and BI services. In addition, EUR77.1 million represents a payable related to unsuccessful refunds (i.e., payments to international shoppers that have not been completed successfully and thus the amounts remain unclaimed). As a result of this payable having been accumulated over multiple years and based on past experience, Global Blue does not expect its unsuccessful refunds balance to fluctuate in the coming 12 months in a manner that would be material to its overall liquidity position.
Global Blue’s trade receivables decreased from EUR141.3 million as of March 31, 2020 to EUR31.3 million as of March 31, 2021, mainly from collection of VAT receivables from merchants. In the initial months following travel disruptions such as the ongoing COVID-19 pandemic, Global Blue generates cash from collecting near-term VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. The Company believes that its cash and cash equivalents, the Supplemental Liquidity Facility and our local credit lines will be sufficient to meet liquidity needs and fund necessary capital expenditure for at least the next 12 months from the date of these financial statements. Given the near-term impacts of the COVID-19 pandemic, and that the exact timing of the revenue recovery to pre-COVID-19 levels are based on the uncertainties of the pandemic and related macro effects as opposed to company-specific factors, Global Blue considered a range of potential recovery scenarios in formulating this view.
In scenarios wherein the low volume environment persists, Global Blue took into account its current run-rate monthly cash expenditure of approximately EUR10.8 million (Fixed Adjusted Operating Expenses EUR6.2 million, Capital Expenditures EUR1.8 million, Lease payments EUR1.3 million and Interest EUR1.5 million), as well as the fact that while certain short-term cost savings initiatives are associated with government schemes that have started to expire or will expire over the coming months (unless they are extended), management’s permanent cost-savings will partially offset the expiration of these schemes and therefore keep the monthly expenditures materially below the EUR19.7 million pre-COVID-19 level.

NOTE 45    Events after the reporting period
There were no significant events after the reporting period.

6,244,370 ORDINARY SHARES

PROSPECTUS

, 2021

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers.
Swiss law authorizes a corporation to indemnify past and present directors and officers of the corporation and any other individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons. The foregoing indemnification is prohibited under Swiss law unless (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
Our Articles of Association provide that we shall indemnify directors and officers.
We have entered into indemnification agreements with our directors and certain executive officers, which provide, among others, that we will indemnify each such individual to the fullest extent permitted by law and as permitted by Swiss law from and against all judgements, penalties, fines or settlements to which he or she may be liable, and expenses that he or she may actually and reasonably incur, as a result of his or her actions in the exercise of his or her duties as director or officer; provided, that we shall not indemnify such individual if, among others, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.
Item 7. Recent Sales of Unregistered Securities
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 16,107,708 Series A Preferred Shares to affiliates of SL Globetrotter, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 6,646,193 Series A Preferred Shares to affiliates of Global Blue Holding L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 138,846 Series A Preferred Shares to Estera Trust (Jersey) Limited, in its capacity as trustee of the Global Blue Equity Plan Employee Trust, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 825,242 Series A Preferred Shares to certain members of Global Blue management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 93,879,851 ordinary shares to affiliates of SL Globetrotter, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 38,735,727 ordinary shares to affiliates of Global Blue Holding L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 10,421,052 ordinary shares to affiliates of Third Point in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 3,723,363 ordinary shares to Thomas W. Farley in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 1,051,569 ordinary shares to Estera Trust (Jersey) Limited, in its capacity as trustee of the Global Blue Equity Plan Employee Trust, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 4,246,770 ordinary shares to certain members of Global Blue management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 712,958 ordinary shares to certain members of FPAC management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 1,500,000 ordinary shares to Manulife in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.
On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 12,500,000 ordinary shares to Antfin (Hong Kong) Holding Limited in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.
On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 1,904,761 ordinary shares to Alyeska Master Fund, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.
On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 225,000 ordinary shares to Wells Fargo Global Small Cap Fund in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.
On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 4,536,904 ordinary shares to Wells Fargo Special Small Cap Value Fund in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.
Item    8. Exhibits.
(a)    Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

EXHIBIT NO.	Description

2.1
Merger Agreement, dated January  16, 2020, by and among Far Point Acquisition Corporation, SL Globetrotter, L.P., Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc., Global Blue Holding L.P., Global Blue Group AG, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC and Jacques Stern, solely in his capacity as the Management Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A of Far Point Acquisition Corporation filed January 21, 2020 (file no. 001-38521))

3.1	Articles of Association of Global Blue Group Holding AG (incorporated by reference to Exhibit 3.1 to the Report of Foreign Private Issuer on Form 6-K filed on February 24, 2021 (file no. 001-39477))

3.2
Organizational Regulations of the Board of Directors of Global Blue Group Holding AG (incorporated by reference to Exhibit 1.2 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

4.1	Specimen ordinary share certificate of Global Blue Group Holding AG (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4/A filed June 19, 2020 (file no. 333- 236581))

4.2	Specimen warrant certificate of Global Blue Group Holding AG (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4/A filed June 19, 2020 (file no. 333- 236581))

4.3
Warrant Agreement, dated June 11, 2018, by and between Far Point Acquisition Corporation and Continental Stock Transfer  & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed June 15, 2018 (file no. 001-38521))

4.4
Warrant Assumption Agreement, dated August  28, 2020, by and among Far Point Acquisition Corporation, Global Blue Holding AG and Continental Stock Transfer & Trust Company, as Warrant agent (incorporated by reference to Exhibit 2.4 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

5.1	Opinion of Niederer Kraft Frey AG as to validity of ordinary shares and Series A Preferred Shares of Global Blue Group Holding AG**

5.2	Opinion of Simpson Thacher & Bartlett LLP as to validity of the Global Blue Warrants registered**

10.1
Relationship Agreement, dated September  7, 2020, between Global Blue Group Holding AG, SL Globetrotter, L.P. and Antfin (Hong Kong) Holding Limited (incorporated by reference to Exhibit B to Schedule 13D filed by Global Blue Holding L.P., SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on September 8, 2020 (file no. 005-91658))

10.2
Shareholders Agreement, dated August  28, 2020, by and among Global Blue Holding L.P., SL Globetrotter, L.P., Thomas W. Farley and certain members of management of Global Blue Group Holding AG (incorporated by reference to Exhibit 10.1 to the Report of the Foreign Private Issuer on Form 6-K filed on August 31, 2020 (file no. 001-39477))

10.3
Management Shareholders Agreement, dated January  16, 2020, by and among Global Blue Holding LP, SL Globetrotter, L.P., Jacques Stern, as Management Representative, Global Blue Group Holding AG, with respect to Clause 7, Partners Group Private Equity (Master Fund), LLC, Partners Group Barrier Reef, L.P. and Partners Group Client Access 5, L.P. Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4 filed February 24, 2020 (file no. 333-236581))

10.4
Management Shareholders Agreement Deed of Amendment, dated August  26, 2020, by and among Global Blue Holding L.P., Jacques Stern in his capacity as Management Representative, Global Blue Group Holding AG, SL Globetrotter, L.P. and Estera Trust (Jersey) Limited in its capacity as trustee of the Global Blue Equity Plan Employee Trust (incorporated by reference to Exhibit 10.3 to the Report of Foreign Private Issuer on Form 6-K filed August 31, 2020 (file no. 001-39477))

10.5
Conversion Agreement, dated August  28, 2020, by and among Global Blue Group Holding AG, Global Blue Holding LP, SL Globetrotter, L.P. and the several persons whose names and addresses are set out in each of his/her respective joinder agreements in a form substantively the same as that set out in Schedule 1 thereto (incorporated by reference to Exhibit 4.7 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

10.6
Registration Rights Agreement, dated August  28, 2020, by and among Global Blue Group Holding AG, certain affiliates of Third Point LLC, SL Globetrotter, L.P., Global Blue Holding L.P. and certain other holders listed therein (incorporated by reference to Exhibit 10.2 to the Report of Foreign Private Issuer on Form 6-K filed August 31, 2020 (file no. 001-39477))

10.7
Waiver Letter, dated July  13, 2020, from SL Globetrotter, L.P. to Far Point Acquisition Corporation (incorporated by reference to Exhibit I to Amendment No.  1 to Schedule 13D filed by SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on July  14, 2020 (file no. 005-90520))

10.8
Commitment Letter, dated July  13, 2020, from certain Seller Parties to Global Blue Group Holding AG, including form of Loan Agreement among certain Seller Parties and Global Blue Group Holding AG (incorporated by reference to Exhibit J to Amendment No.  1 to Schedule 13D filed by SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on July  14, 2020 (file no. 005-90520))

10.9
Loan Indemnity Letter, dated September 30, 2020, by and among Global Blue Holding L.P., SL Globetrotter, L.P. and Global Blue Group Holding AG (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1/A filed October 6, 2020 (file no. 333-248927))

10.10
Letter Agreement, dated August  15, 2020, by and among Far Point Acquisition Corporation, SL Globetrotter, L.P., individually and in its capacity as the GB Shareholders’ Representative under Merger Agreement, Global Blue Group AG, Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc. and Global Blue Holding L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

10.11
Letter Agreement, dated August  15, 2020, by and among SL Globetrotter, L.P., individually and in its capacity as the GB Shareholders’ Representative under Merger Agreement, Global Blue Group AG, Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc. and Global Blue Holding L.P., Cloudbreak Aggregator LP, Far Point LLC, Third Point Ventures LLC (as nominee of the TP Funds), Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners Qualified L.P., Third Point Partners L.P. and Third Point Enhanced L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

10.12
Letter Agreement, dated August  15, 2020, by and among Far Point Acquisition Corporation, Cloudbreak Aggregator LP, Far Point LLC, Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners Qualified L.P., Third Point Partners L.P. and Third Point Enhanced L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

10.13
Conformed copy of Second Amended IPO Facilities Agreement, dated as of October  25, 2019 as amended by an amendment letter dated January  14, 2020, by and among Global Blue Group AG and the banks named therein (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-4/A filed on June 19, 2020 (file no. 333-236581))

20.1
Employment Agreement, dated as of August  31, 2020, between Jacques Stern and Global Blue SA (incorporated by reference to Exhibit 4.11 to the Shell Company Report on Form 20-F filed on September  3, 2020 (file no. 001-39477))

20.2
Director Agreement, dated as of August  31, 2020, between Global Blue Group Holding AG and Eric Meurice (incorporated by reference to Exhibit 4.5 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

20.3
Director Agreement, dated as of August  31, 2020, between Global Blue Group Holding AG and Eric Strutz (incorporated by reference to Exhibit 4.6 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-4 filed February 24, 2020 (file no. 333-236581))

23.1	Consent of PricewaterhouseCoopers SA*

23.3	Consent of Niederer Kraft Frey AG (included in Exhibit 5.1)**

24.1	Powers of Attorney**

*    Filed herewith
**    Previously filed
(b)    Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 9. Undertakings.
(a)    The undersigned hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)    that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)    to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and
(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    if the registrant is relying on Rule 430B:
(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(ii)    if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule

430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c)    The undersigned hereby undertakes:
(1)    that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused Form F-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zürich, Switzerland, on June 30, 2021.

GLOBAL BLUE GROUP HOLDING AG

By:	/s/ Jacques Stern
Jacques Stern
Pursuant to the requirements of the Securities Act of 1933, this Form F-1 Registration Statement has been signed by the following on June 30, 2021 in the capacities indicated.

Signature	Title

*	Chairman of the Board of Directors
Thomas W. Farley

/s/ Jacques Stern	President and Chief Executive Officer (Principal Executive Officer), Director
Jacques Stern

/s/ Loïc Jenouvrier	Chief Financial Officer (Principal Financial and Principal Accounting Officer)
Loïc Jenouvrier

*	Director
Marcel Erni

*	Director
Christian Lucas

*	Director
Joseph Osnoss

*	Director
Angel Ying Zhao

*	Director
Eric Strutz

*	Director
Eric Meurice

*By:	/s/ Jacques Stern
Jacques Stern Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Global Blue Group Holding AG, has signed this registration statement in the City of New York, State of New York, on June 30, 2021.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Global Blue Group Holding AG of our report dated June 28, 2021 relating to the financial statements of Global Blue Group Holding AG, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland
June 30, 2021